    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 20, 1999

                                                      REGISTRATION NO. 333-67333
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                                AMENDMENT NO. 3

                                       TO

                                    FORM S-1
                             REGISTRATION STATEMENT
                                   UNDER THE
                           THE SECURITIES ACT OF 1933
                            ------------------------

                     DELPHI AUTOMOTIVE SYSTEMS CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                    DELAWARE
                        (State or other jurisdiction of
                         incorporation or organization)

                                      3714
                          (Primary Standard Industrial
                          Classification Code Number)

                                   38-3430473
                                 (IRS Employer
                             Identification Number)

                               5725 Delphi Drive
                              Troy, Michigan 48098
                                 (248) 813-2000
         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                            ------------------------

                                 Alan S. Dawes
                            Chief Financial Officer
                               and Vice President
                               5725 Delphi Drive
                              Troy, Michigan 48098
                                 (248) 813-2000
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                            ------------------------

                                   Copies to:

   Jill Sugar Factor        Warren G. Andersen       Logan G. Robinson         Frank Morison
Robert S. Osborne, P.C.       General Motors         Delphi Automotive          Sarah Beshar
   Kirkland & Ellis             Corporation         Systems Corporation    Davis Polk & Wardwell
200 East Randolph Drive  3031 West Grand Boulevard   5725 Delphi Drive      450 Lexington Avenue
Chicago, Illinois 60601   Detroit, Michigan 48232   Troy, Michigan 48098  New York, New York 10017
    (312) 861-2000            (313) 974-1528           (248) 813-2000          (212) 450-4000

                            ------------------------

     Approximate date of commencement of proposed sale to public: As soon as practicable after this registration statement becomes effective.
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]
                            ------------------------

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]
                            ------------------------

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
                            ------------------------

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
                            ------------------------

     If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]
                            ------------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVENESS UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
================================================================================

                                EXPLANATORY NOTE

     This Registration Statement contains two separate prospectuses. The first prospectus relates to a public offering in the United States and Canada of an aggregate of 85,000,000 shares of common stock (the "U.S. Offering"). The second prospectus relates to a concurrent offering outside the United States and Canada of an aggregate of 15,000,000 shares of common stock (the "International Offering"). The prospectuses for each of the U.S. Offering and the International Offering will be identical with the exception of an alternate front cover page for the International Offering. Such alternate page appears in this Registration Statement immediately following the complete prospectus for the U.S. Offering.

THE INFORMATION CONTAINED IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND WE ARE NOT SOLICITING OFFERS TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

PROSPECTUS (Subject to Completion)

Issued January 20, 1999


                               100,000,000 Shares

                                     [LOGO]
                     Delphi Automotive Systems Corporation

                                  COMMON STOCK

                            ------------------------

  DELPHI AUTOMOTIVE SYSTEMS CORPORATION IS OFFERING 100,000,000 SHARES OF ITS COMMON STOCK. THIS IS OUR INITIAL PUBLIC OFFERING AND NO PUBLIC MARKET EXISTS
   FOR OUR SHARES. WE ESTIMATE THAT THE INITIAL PUBLIC OFFERING PRICE WILL BE
                         BETWEEN $15 AND $18 PER SHARE.


                            ------------------------


 OUR COMMON STOCK HAS BEEN APPROVED FOR LISTING ON THE NEW YORK STOCK EXCHANGE


         UNDER THE TRADING SYMBOL "DPH," SUBJECT TO NOTICE OF ISSUANCE.


                            ------------------------

                 INVESTING IN OUR COMMON STOCK INVOLVES RISKS.

                    SEE "RISK FACTORS" BEGINNING ON PAGE 13.


                            ------------------------

                            PRICE $         A SHARE

                            ------------------------

                                                                   UNDERWRITING
                                         PRICE TO                  DISCOUNTS AND                PROCEEDS TO
                                          PUBLIC                    COMMISSIONS                   DELPHI
                                         --------                  -------------                -----------
Per Share....................            $                         $                            $
Total........................            $                         $                            $


The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.



Delphi has granted the U.S. underwriters an option to purchase an additional 15,000,000 shares to cover over-allotments. Morgan Stanley & Co. Incorporated
expects to deliver the shares to purchasers on           , 1999.


                            ------------------------

                           MORGAN STANLEY DEAN WITTER

GOLDMAN, SACHS & CO.                                         MERRILL LYNCH & CO.

DONALDSON, LUFKIN & JENRETTE                                 SCHRODER & CO. INC.

            , 1999

PROSPECTUS COVER GATEFOLD
INSIDE FRONT - PAGE 1


                     DELPHI AUTOMOTIVE SYSTEMS CORPORATION
                                     (DPH)
                         A global automotive supplier.



                              WORLDWIDE LOCATIONS

                                  [WORLD MAP]



        North America:        India        Europe:              Romania
          Canada              Indonesia      Austria            Russia
          Mexico              Japan          Belgium            Spain
          United States       Malaysia       Czech Republic     Sweden

        South America:        Saudi Arabia   France             United Kingdom
          Argentina           Singapore      Germany
          Brazil              South Korea    Hungary          Africa:
          Venezuela           Taiwan         Ireland            Morocco
                              Thailand       Luxembourg         South Africa
        Asia:                 Turkey         Poland             Tunisia
          China                              Portugal
                                                              Australia

                    [PEOPLE - DELPHI BUILDING IN BACKGROUND]

OPERATIONS                                             PEOPLE/FACILITIES
Headquartered in Troy,                                 Delphi operates 169
Michigan, USA, Delphi                                  manufacturing sites,
Automotive Systems                                     27 technical centers
has operations in 36                                   and 51 customer service
countries.  We have                                    centers and sales
regional headquarters in                               activity offices
Sao Paulo, Brazil; Paris,                              around the world.
France; and Tokyo,                                     We employ over 200,000
Japan.                                                 individuals and are
                                                       engaged in 40 joint
                                                       ventures.

PROSPECTUS COVER GATEFOLD
INSIDE FRONT - PAGE 2


DELPHI IS THE WORLD'S LARGEST
AND MOST DIVERSIFIED SUPPLIER OF
COMPONENTS, INTEGRATED
SYSTEMS AND MODULES TO THE
AUTOMOTIVE INDUSTRY.


        [AUTOMOBILE WITH HIGHLIGHTED DIAGRAM OF COMPONENT PARTS VISIBLE]


SAFETY, THERMAL &
ELECTRICAL ARCHITECTURE
- Interior Products

  Safety/Airbag Systems

  Door Modules

  Power Product Systems

  Modular Cockpits

- Thermal Products

  Thermal Management Systems

  Climate Control Systems

  HVAC Systems and Modules

  Powertrain Cooling Systems

  Front End Modules

- Power and Signal Distribution

  Products                                   ELECTRONICS & MOBILE

  Electrical/Electronic (E/E) Systems        COMMUNICATION

     Centers                                 Audio Systems

  Connection Systems                         Communication Systems

  Electronic Products                        Advanced Controllers

  Advanced Data Communication                Powertrain and Engine

     Systems                                    Control Modules

  Fiber Optic Lighting Systems               Collision Warning

  Ignition Wiring Systems                       Systems

  Sensors                                    Security Systems

  Switch Products                            Safety Systems

PROSPECTUS COVER GATEFOLD
INSIDE FRONT - PAGE 3


        [AUTOMOBILE WITH HIGHLIGHTED DIAGRAM OF COMPONENT PARTS VISIBLE]


DYNAMICS & PROPULSION

- Energy and Engine Management
  Products
  Air/Fuel Management
  Energy Storage and Conversion
  Valve Train
  Exhaust After-Treatment
  Sensors and Solenoids
  Ignition
  Fuel Handling
  Controls
  Advanced Propulsion Systems

- Chassis Products
  Intelligent Chassis Control
   Systems
  Advanced Ride Control
   Suspension Systems
  Chassis Systems and Modules
  Brake Systems
  Suspension and Brake
   Components

- Steering Products
  Steering Systems
  Columns and Intermediate
   Shafts
  Driveline Systems
  Fuel Efficiency and
   Performance Steering
   Systems

                               TABLE OF CONTENTS


                                         PAGE
                                         ----
Prospectus Summary...................      4
Risk Factors.........................     13
Delphi and Its Separation from
  General Motors.....................     26
Use of Proceeds......................     30
Dividends............................     30
Capitalization.......................     31
Selected Financial Data..............     32
Unaudited Pro Forma Condensed
  Consolidated Financial
  Statements.........................     34
Management's Discussion and Analysis
  of Financial Condition and Results
  of Operations......................     39
Business of Delphi...................     61



                                         PAGE
                                         ----
Management...........................     92
Arrangements Between Delphi and
  General Motors.....................    110
Principal Stockholder................    132
Description of Capital Stock.........    132
Shares Eligible for Future Sale......    142
Material United States Federal Tax
  Consequences to Non-United States
  Holders............................    144
Underwriters.........................    147
Legal Matters........................    151
Experts..............................    151
Where You Can Find More Information..    151
Index to Consolidated Financial
  Statements.........................    F-1


                           -------------------------

     In this prospectus, "Delphi," the "company," "we," "us" and "our" each refers to Delphi Automotive Systems Corporation and "General Motors" and "GM" each refers to General Motors Corporation.
                           -------------------------

     You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. We are offering to sell, and seeking offers to buy, shares of common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of common stock.
                           -------------------------

     Until             , 1999, all dealers that buy, sell or trade Delphi's
common stock, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                               PROSPECTUS SUMMARY

     This summary highlights information contained elsewhere in this prospectus. This summary is not complete and may not contain all of the information that you should consider before deciding to invest in our common stock. We urge you to read this entire prospectus carefully, including the "Risk Factors" section and the consolidated financial statements and the notes to those statements.

                                     DELPHI

OUR COMPANY

     Delphi is the world's largest and most diversified supplier of automotive parts, with 1997 revenues of $31.4 billion. Based on the latest Fortune 500 survey, Delphi on an independent basis would have ranked as the 25th largest industrial corporation in the United States based on 1997 revenues.


     As an automotive parts supplier, Delphi manufactures and sells individual component parts for automotive vehicles as well as groups of components that are arranged either as modules based on physical proximity within a vehicle, such as an instrument panel, or as integrated systems that operate throughout a vehicle to provide a specific function, such as audio and braking. We sell these components, systems and modules to automotive vehicle manufacturers, including General Motors, which is the world's largest manufacturer of automotive vehicles and by far our largest customer.


     Let us tell you more about our company:

     - RELATIONSHIP WITH GM. We have become a leader in the global automotive parts industry by capitalizing on the extensive experience we have gained as the principal supplier of automotive parts to General Motors. General Motors currently owns all of our stock. After this offering, GM will own about 82.3% of our common stock and will continue to control our company. GM has announced that it intends to complete its divestiture of Delphi later in 1999, which we believe will enhance our ability to increase sales to other vehicle manufacturers over time.


     - EXPANDED CUSTOMER BASE. Several years ago, we began to transform our company from a North America-based, captive supplier to GM into a global supplier of components, integrated systems and modules for a wide range of customers. We now sell our products to every major manufacturer of light vehicles in the world. Our sales to customers other than GM have grown from 13.3% of our total sales in 1993 to 18.3% in 1997. As used in this calculation, our "total sales" include all sales by entities in which we have a minority interest.


     - GLOBAL PRESENCE. We have an expansive global presence, with a network of manufacturing sites, technical centers, sales offices and joint ventures located in every major region of the world. About 59% of our employees and, based on square footage, about 30% of our wholly owned and leased manufacturing sites were located outside the United States and Canada as of September 30, 1998. About 28% of our total 1997 sales were derived from products manufactured at sites located outside the United States and Canada.

     - VEHICLE KNOWLEDGE. Through our experience with GM, we have developed a sophisticated understanding of the design, engineering, manufacture and operation of all aspects of the automotive vehicle. We have both extensive technical expertise in a broad range of product lines and strong systems integration skills, which enable us to provide comprehensive, systems-based solutions for our customers.

     - PRODUCTS. We are primarily a "Tier 1" supplier, providing our products directly to vehicle manufacturers. We believe that we are one of the leading Tier 1 suppliers in each of our major product sectors:

      - Electronics & Mobile Communication, which includes our automotive electronics and audio and communication systems

      - Safety, Thermal & Electrical Architecture, which includes our interior, thermal and power and signal distribution products

      - Dynamics & Propulsion, which includes our energy and engine management, chassis and steering products

       We also supply our products to the worldwide aftermarket for replacement parts and to customers other than vehicle manufacturers.

OUR INDUSTRY

     We operate in the highly competitive global automotive parts industry. Many vehicle manufacturers are continuing to reduce their reliance on their own internal captive component operations and are moving towards a competitive sourcing process for automotive parts. As a result, independent suppliers are becoming a more important part of the automotive parts industry and many captive suppliers no longer sell their products exclusively to their parent company. The global automotive parts industry is being further reshaped by a number of other key trends, including the following:

     - Suppliers are becoming increasingly involved in vehicle design and assembly processes as customers source more fully-engineered, integrated systems and modules.

     - Suppliers are establishing a broader geographic presence to satisfy the needs of customers as they produce and sell more vehicles on a global basis.

     - The electronic content of vehicles is increasing in response to changing regulatory requirements and consumer demand.

     - Suppliers are consolidating globally as they seek to achieve operating synergies, shift production to lower-cost manufacturing locations and acquire complementary technologies. Consolidation also enables suppliers to build new customer relationships and to follow their customers as they expand around the world.

     - Product development cycles are becoming shorter as vehicle manufacturers seek to respond more quickly to changes in regulatory requirements and consumer preferences.

OUR BUSINESS OBJECTIVE

     Our core business objective is to increase our earnings by expanding our sales globally while improving our operating performance. We have entered into a supply agreement with General Motors that we believe will provide us with a substantial base of future business well into the next decade. We will strive to maintain our important relationship with GM and expect that it will remain our largest customer for a significant period of time. However, we expect that our sales to GM's North American operations will decline over time, and our strategy accordingly focuses on increasing sales to other customers. We believe that our ability to achieve this sales growth over the long term will be enhanced by our complete separation from GM.

     Our business objective emphasizes continuing operational improvements. Since 1991, when GM organized its various automotive parts operations into a separate business group, we have been evolving from a fully captive collection of automotive parts operations into an independently managed supplier of components, integrated systems and modules to GM and all of the other major vehicle manufacturers. During this transitional period, our financial results have at times been adversely affected by a variety of factors which we are continuing to address through initiatives to improve our operating performance. These adverse factors include significant price reductions as GM implemented its global sourcing initiative, labor disruptions at both GM and Delphi, and certain unprofitable manufacturing operations.

OUR STRATEGY

     Our business strategy is designed to leverage our competitive strengths and capitalize on key trends in the global automotive parts industry. The key elements of our business strategy are:

     - SUPPLY HIGH-QUALITY, INNOVATIVE COMPONENTS, SYSTEMS AND MODULES. We believe that our technical expertise, breadth of product offerings and manufacturing scale allow us to compete successfully on a component, system and module basis. We have developed significant system and module capabilities in a number of key product areas, including power and propulsion systems, ride and handling systems, passenger environment systems, and control and communication systems. In addition, we believe that our substantial in-house electronics integration capabilities give us a significant competitive advantage across all our product areas, particularly since we believe that electronics integration will drive the next generation of successful products in our industry.

     - PURSUE BUSINESS WITH CUSTOMERS OTHER THAN GM-NORTH AMERICA. We believe that our product portfolio, global presence and customer responsiveness will allow us to increase our sales to customers other than GM-North America. We have established customer-supplier relationships with all of the major vehicle manufacturers. However, we believe that our status as a captive supplier to GM has historically been a major impediment to the expansion of our business with other customers, as they have shown varying degrees of reluctance to source from a supplier owned by a major competitor. We believe that, as an independent company no longer owned by General Motors, we will have significant opportunities to expand our business with other customers around the world.

     - LEVERAGE GLOBAL PRESENCE. Our operations, including joint ventures, in 36 countries position us well to pursue new business, especially as vehicle manufacturers increasingly favor suppliers that can deliver products with consistent technology and quality for vehicles which are manufactured and sold in markets around the world. We also believe that our global presence allows us to leverage sales to a customer in one location or for one product into sales to that customer in other locations and for other products.


     - IMPROVE OPERATING PERFORMANCE. We are executing several strategic initiatives to improve our operating performance. These include our Delphi Manufacturing System, which focuses on achieving lean operations through operating flexibility, as well as a management process aimed at streamlining our product portfolio, a "fix/sell/close" plant-by-plant analysis through which we seek to improve our cost competitiveness, and various other sourcing, labor and cost reduction initiatives.


     - COMPLETE STRATEGIC ACQUISITIONS, JOINT VENTURES AND ALLIANCES. We pursue strategic acquisitions and alliances to complement or fill gaps in our product portfolio, enhance our design, engineering and manufacturing capabilities, improve our geographic presence and increase our access to new customers. We believe that our separation from GM will provide us with greater planning flexibility, the ability to use our stock for acquisitions and the opportunity to form alliances with companies not willing to partner with a supplier owned by GM.

     Our ability to implement our business strategy is subject to a number of uncertainties and risks. In particular, we cannot assure you that we will capture significant business with customers other than GM, that we will realize the labor relations benefits that we expect from the separation or that we will be able to continue to improve our operating performance. For more information, see "Risk Factors--Risk Factors Relating to Separating Our Company from General Motors" and "--Risk Factors Relating to Our Business."

                        RELATIONSHIP WITH GENERAL MOTORS

     We are currently a wholly owned subsidiary of General Motors. After the completion of this offering, GM will own about 82.3% of the outstanding shares of our common stock, or about 80.2% if the U.S. underwriters exercise their over-allotment option in full. GM has announced that it currently plans to complete its divestiture of Delphi later in 1999 by distributing all of its shares of Delphi common stock to the holders of GM's $1 2/3 common stock. GM expects to accomplish this distribution through the following:

     - Split-Off--such as an exchange offer by GM in which holders of GM's
       $1 2/3 common stock would be invited to tender their shares in exchange for shares of our common stock; or

     - Spin-Off--a pro rata distribution by GM of its shares of our common stock to holders of GM's $1 2/3 common stock; or


     - Combined Split-Off/Spin-Off--some combination of the above transactions.



     GM has the sole discretion to determine the timing, structure and all terms of its distribution of our common stock. We have agreed to cooperate with GM in all respects to complete the divestiture because we believe that our complete separation from GM will enhance our ability to pursue our business strategy. GM has received a private letter ruling from the IRS to the effect that its distribution of its shares of Delphi common stock to the holders of its $1 2/3 common stock would be tax-free to GM and its stockholders for U.S. federal income tax purposes. However, GM is not obligated to complete the divestiture and we cannot assure you as to whether or when it will occur. For a discussion of the risks associated with GM not completing the divestiture, see "Risk Factors--Risk Factors Relating to Separating Our Company from General Motors-- Our Business May Be Adversely Affected if the Distribution Is Not Completed."


     We have entered into agreements with GM that provide for the separation of our business operations from GM. These agreements are not conditioned on the divestiture and provide for, among other things, the transfer from GM to Delphi of assets comprising the business of Delphi and the assumption by Delphi of liabilities relating to its business. Substantially all of these transfers have been or will be completed prior to the closing of this offering.

     The agreements between us and GM also govern our various interim and ongoing relationships. In particular, our supply agreement with GM is intended to provide us with a substantial base of business with GM well into the next decade. All of the agreements providing for our separation from GM were made in the context of a parent-subsidiary relationship and were negotiated in the overall context of our separation from GM. The terms of these agreements may be more or less favorable to us than if they had been negotiated with unaffiliated third parties. See "Risk Factors--Risk Factors Relating to Separating Our Company from General Motors" and "Arrangements Between Delphi and General Motors."
                               ------------------

     Our principal executive offices are located at 5725 Delphi Drive, Troy, Michigan 48098 and our telephone number is (248) 813-2000.

                                  THE OFFERING


Common stock offered:
  U.S. offering....................................    85,000,000 shares
  International offering...........................    15,000,000 shares
                                                       ------------------
     Total.........................................    100,000,000 shares
                                                       ==================
Common stock to be outstanding immediately after
  the offering.....................................    565,000,000 shares

Common stock to be held by General Motors
  immediately after the offering...................    465,000,000 shares

Use of proceeds....................................    We estimate that our net proceeds from the
                                                       offering will be about $1.573 billion, based on
                                                       an assumed initial public offering price of
                                                       $16.50 per share. We will use the net proceeds
                                                       from the offering for general corporate
                                                       purposes, including working capital. See "Use of
                                                       Proceeds."

Dividends..........................................    Subject to our financial results and action by
                                                       our Board of Directors, we currently intend to
                                                       pay dividends on a quarterly basis, at an
                                                       initial rate of $0.07 per share, commencing with
                                                       the first declaration in June 1999 for payment
                                                       in July 1999. See "Dividends."

Proposed NYSE symbol...............................    DPH

Preferred share purchase rights....................    One preferred share purchase right will be
                                                       attached to each share of common stock sold in
                                                       the offering and thus the rights are also being
                                                       offered hereby. The rights would cause
                                                       substantial dilution to any person or group who
                                                       attempts to acquire a significant interest in
                                                       our company without advance approval from our
                                                       Board of Directors and thus could make an
                                                       acquisition of control of our company more
                                                       difficult. See "Description of Capital
                                                       Stock--Rights Plan."


     Unless we specifically state otherwise, the information in this prospectus does not take into account the issuance of up to 15,000,000 shares of common stock which the U.S. underwriters have the option to purchase solely to cover over-allotments. If the U.S. underwriters exercise their over-allotment option in full, 580,000,000 shares of common stock will be outstanding after the offering.


     The number of shares of our common stock to be outstanding immediately after the offering listed above does not take into account about 26,000,000 shares of our common stock that will be issuable upon exercise by our employees of "founders grant" stock options and restricted stock units and about 23,718,000 shares of our common stock that will be issuable upon exercise by our employees of stock options that will be substituted for GM stock options at the time of GM's divestiture of its shares of our common stock. The actual number of substituted awards will be determined at the time of such divestiture, primarily based on the ratio of the price of our common stock to the price of GM's stock. For a discussion of these stock options and employee benefits awards, see "Management--Incentive Plans--Founders Grants" and "Arrangements Between Delphi and General Motors--Employee Matters--Shares of Delphi's Common Stock Subject to Substitute Awards."

                      SUMMARY FINANCIAL AND OPERATING DATA

     The following table presents summary financial and operating data for Delphi, including our Delco Electronics Corporation subsidiary, the electronics and mobile communication business that GM transferred to Delphi in December 1997. The data presented in this table are derived from "Selected Financial Data," "Unaudited Pro Forma Condensed Consolidated Financial Statements," and the consolidated financial statements and notes thereto which are included elsewhere in this prospectus. You should read those sections for a further explanation of the financial data summarized here. You should also read "Risk Factors--Risk Factors Relating to Separating Our Company from General Motors--Our Historical Financial Information Has Limited Relevance to Our Results As a Separate Company." You should also read the "Management's Discussion and Analysis of Financial Condition and Results of Operations" section, which describes a number of factors which have affected our financial results, including significant price reductions as GM implemented its global sourcing initiative, labor disruptions at both GM and Delphi and charges associated with certain competitiveness initiatives.


     The summary pro forma condensed financial data are derived from the application of pro forma adjustments related to this offering and the terms of the agreements governing our separation from GM. The pro forma balance sheet data give effect to:



     - this offering;



     - a change in intracompany accounts receivable payment terms from GM prior to the separation; and



     - the settlement of certain GM intracompany accounts receivable and an intracompany note payable.



The pro forma statement of income data give effect to:



     - this offering;



     - decreased employee benefit costs due to GM's retention of certain benefit obligations; and



     - certain incremental costs associated with operating Delphi as a separate, public company.


     For a more detailed explanation of the calculation of the pro forma amounts in this table, see "Unaudited Pro Forma Condensed Consolidated Financial Statements." The pro forma operating results and financial position shown in this table are not necessarily indicative of what our results or financial position would have been had the separation of our business from GM been completed and had this offering occurred at the beginning of the earliest pro forma period presented or on September 30, 1998, as applicable.

                                                                                                 NINE MONTHS ENDED
                                                 YEAR ENDED DECEMBER 31,                           SEPTEMBER 30,
                                ---------------------------------------------------------   ---------------------------
                                                                                    PRO                           PRO
                                                                                   FORMA                         FORMA
                                 1993      1994      1995      1996      1997      1997      1997      1998      1998
                                 ----      ----      ----      ----      ----      -----     ----      ----      -----
                                                        (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
STATEMENT OF INCOME DATA:
  Net sales...................  $29,327   $31,044   $31,661  $31,032   $31,447    $31,447  $23,368   $20,679    $20,679
  Operating income (loss).....    1,763     2,084     2,138    1,273       352        687    1,229      (284)      (201)
  Net income (loss)...........      948       975     1,307      853       215        423      736      (181)      (130)
  Basic and diluted earnings
    (loss) per share..........     2.04      2.10      2.81     1.83      0.46       0.75     1.58     (0.39)     (0.23)
STATEMENT OF CASH FLOWS DATA:
  Cash provided by (used in)
    operating activities......      n/a       n/a     1,370    2,701     2,918        n/a    1,812       (51)       n/a
  Cash used in investing
    activities................      n/a       n/a    (1,141)    (995)   (1,320)       n/a     (860)     (699)       n/a
  Cash (used in) provided by
    financing activities......      n/a       n/a      (263)  (1,686)   (1,549)       n/a     (903)      741        n/a
OTHER FINANCIAL DATA:
  EBITDA......................    2,378     2,603     2,959    2,182     2,459      2,794    1,877       530        613



                                                                            YEAR ENDED DECEMBER 31,
                                                              ----------------------------------------------------
                                                                1993       1994       1995       1996       1997
                                                                ----       ----       ----       ----       ----
OPERATING DATA:
  Net sales per employee (U.S.).............................  $185,000   $206,000   $237,000   $234,000   $247,000
  Customer rejected/returned parts per million..............       n/a        n/a        812        462        355
  Lost work day cases per hundred employees.................      3.29       3.04       2.27       1.62       1.24



                                                                                            AT SEPTEMBER 30,
                                                 AT DECEMBER 31,                      -----------------------------
                                 -----------------------------------------------                          PRO FORMA
                                  1993      1994      1995      1996      1997         1997      1998       1998
                                  ----      ----      ----      ----      ----         ----      ----     ---------
                                                                   (IN MILLIONS)
BALANCE SHEET DATA:
  Total assets.................  $14,803   $14,494   $15,635   $15,390   $15,026      $15,863   $14,930    $18,003
  Total debt...................    3,500     3,500     3,500     3,500     3,500        3,500     3,500      3,500
  Equity (deficit).............     (476)      120     1,354       922      (413)         816       (39)     3,034



     We adopted Statement of Financial Accounting Standards ("SFAS") No. 112, "Employers' Accounting for Postemployment Benefits," effective January 1, 1994. The adoption had an unfavorable cumulative effect of $258 million after-tax, which is reflected in 1994 net income. For information on special items impacting 1996 through 1998 operating results, see "Management's Discussion and Analysis of Financial Condition and Results of Operations--Results of Operations--Special Items and Work Stoppages."


     "EBITDA" is defined as income before provision for interest expense and interest income, income taxes, depreciation and amortization. EBITDA is not presented as an alternative measure of operating results or cash flow from operations, as determined in accordance with generally accepted accounting principles, but because we believe it is a widely accepted indicator of our ability to incur and service debt. EBITDA does not give effect to cash used for debt service requirements and thus does not reflect funds available for dividends, reinvestment or other discretionary uses. In addition, EBITDA as presented herein may not be comparable to similarly titled measures reported by other companies.


     Net sales per employee (U.S.) data for 1993 and 1994 do not include sales or headcount information for our Delco Electronics subsidiary.

                            RECENT FINANCIAL RESULTS



     Our consolidated financial results for the three months and years ended December 31, 1997 and 1998 are summarized as follows:



                                            THREE MONTHS
                                                ENDED               YEAR ENDED
                                            DECEMBER 31,           DECEMBER 31,
                                           ---------------       -----------------
                                            1997     1998         1997      1998
                                            ----     ----         ----      ----
                                           (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
Net sales................................  $8,079   $7,800       $31,447   $28,479
Operating (loss) income..................    (877)      63           352      (221)
Net (loss) income........................    (521)      88           215       (93)
Basic and diluted (loss) earnings per
  share..................................   (1.12)    0.19          0.46     (0.20)



     Net Sales. Net sales for the fourth quarter of 1998 decreased $279 million compared to the fourth quarter of 1997. The decrease reflects lost volume associated with the divestiture of our seating, lighting and coil spring operations during the third quarter of 1998. The sales volume lost from divested businesses was partially offset by the impact of improved production volumes of GM-North America and non-GM customers during the fourth quarter of 1998. In addition, our sales continue to be impacted by price reductions which amounted to about $125 million (or 1.6% of net sales) in the fourth quarter of 1998. Net sales for the year ended December 31, 1998 decreased $3.0 billion compared to the year ended December 31, 1997. The decrease reflects unfavorable volumes associated with work stoppages, divested businesses and economic conditions in Asia and Latin America as well as the impact of price reductions during 1998.



     Operating (Loss) Income. Operating income was $63 million for the fourth quarter of 1998 compared to an operating loss of $877 million for the fourth quarter of 1997. Our operating loss for the year ended December 31, 1998 was $221 million compared to operating income of $352 million for the year ended December 31, 1997. As part of our ongoing evaluation of the competitiveness of our business, we recorded a 1998 fourth quarter charge of $310 million ($192 million after-tax). The charge primarily related to underperforming assets, voluntary early retirements and the closure of certain unprofitable joint ventures. For additional information on other special items and work stoppages which impacted our operating results in prior periods, see "Management's Discussion and Analysis of Financial Condition and Results of Operations-- Results of Operations--Special Items and Work Stoppages."



     Operating income, excluding charges associated with the on-going evaluation of the competitiveness of our business, was $485 million and $373 million for the fourth quarters of 1997 and 1998, respectively. Our 1998 fourth quarter results were unfavorably impacted by continuing worldwide price pressures, the economic downturn in Latin America and unfavorable design costs and product mix. These unfavorable items were significantly offset by the impact of our aggressive cost reduction efforts. Operating income, excluding the impact of special items and work stoppages, was $1.9 billion and $1.2 billion for the years ended December 31, 1997 and 1998, respectively. The reduction in operating income for the 1998 year, excluding the impact of special items and work stoppages, reflects lower volume and the unfavorable impact of economic conditions in Asia and Latin America. For the 1998 year, material and manufacturing cost savings exceeded the impact of price reductions and unrecovered design costs and partially offset the unfavorable impact of lower volume.



     Net (Loss) Income. Our net income totaled $88 million for the fourth quarter of 1998 compared to a net loss of $521 million for the comparable period of 1997. Excluding charges associated with the on-going evaluation of the competitiveness of our business and other special items, our income was $280 million and $325 million for the fourth quarter of 1998 and 1997, respectively. Our net loss was $93 million for the year ended December 31, 1998 compared to net income of $215 million in 1997. Excluding the impact of special items and work stoppages, our income was $820 million and $1.17 billion for the years ended December 31, 1998 and 1997, respectively.

     Net income, as reported, does not reflect the impact of many changes in our operations that are expected to result from our separation from GM. After giving effect to the terms of the Separation Agreement and excluding charges associated with the on-going evaluation of the competitiveness of our business and other special items, our income would have been $298 million for the fourth quarter of 1998 compared to $377 million for the fourth quarter of 1997. Our income, excluding the impact of special items and work stoppages, for the years ended December 31, 1997 and 1998 would have been $1.38 billion and $889 million, respectively, after giving effect to the terms of the Separation Agreement. For additional information on our pro forma results of operations, see "Unaudited Pro Forma Condensed Consolidated Financial Statements" and "Management's Discussion and Analysis of Financial Condition and Results of Operations--Results of Operations--Pro forma 1997 versus pro forma nine months ended September 30, 1998."

                                  RISK FACTORS

     You should carefully consider each of the following risks and all of the other information set forth in this prospectus before deciding to invest in shares of our common stock. Some of the following risks relate principally to our company's separation from General Motors. Other risks relate principally to our business in general and the industry in which we operate. Finally, other risks relate principally to the securities markets and ownership of our stock, including limitations on our ability to complete certain business combinations and change of control transactions. The risks and uncertainties described below are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial may also adversely affect our business.

     If any of the following risks and uncertainties develop into actual events, our business, financial condition or results of operations could be materially adversely affected. In such case, the trading price of our common stock could decline, and you may lose all or part of your investment.

     This prospectus contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks faced by us described below and elsewhere in this prospectus.

RISK FACTORS RELATING TO SEPARATING OUR COMPANY FROM GENERAL MOTORS


     We are subject to the following risks in connection with our separation from General Motors.


     OUR BUSINESS MAY BE ADVERSELY AFFECTED IF THE DISTRIBUTION IS NOT COMPLETED

     Although General Motors has advised us that it currently plans to complete its divestiture of Delphi during 1999, we cannot assure you as to whether or when it will occur. GM is not obligated to complete its divestiture of our common stock. See "Delphi and Its Separation from General Motors." The failure of the divestiture to occur substantially within the time contemplated, or at all, would have a material adverse effect on our business. Specifically, we would likely not realize the benefits described below and in "Delphi and Its Separation from General Motors--Separation from General Motors--Benefits of the Separation." Thus, we cannot assure you that we will obtain these benefits or as to the timing of any such benefits. In addition, the issues discussed in "--General Motors Will Control All Matters Affecting Our Company Prior to the Distribution," "--We May Have Potential Business Conflicts of Interest with General Motors" and "--Certain of Our Directors May Have Conflicts of Interest Because They Are Also Directors or Executive Officers of General Motors" would continue to be relevant to our stockholders. Furthermore, so long as GM owns a significant number of shares of our common stock, there could be a material adverse effect on the market price of our common stock as described below under "--Risk Factors Relating to Securities Markets--Substantial Sales of Our Common Stock Could Adversely Affect the Market Price."

    FAILURE TO REALIZE INCREASED SALES TO CUSTOMERS OTHER THAN GENERAL MOTORS

     GM will remain our largest customer for a significant period of time and we will continue to have a variety of contractual relationships with GM, including the Supply Agreement. We believe that certain automotive vehicle manufacturers have been concerned that awarding contracts to us would benefit GM and that GM might obtain access through us to confidential information regarding their vehicle design and manufacturing processes. Whether or not GM completes its divestiture of our common stock, we cannot assure you as to the amount or timing of our sales to customers other than GM. In addition, although we have had discussions with all of our major non-GM customers regarding our separation from GM, we do not currently intend to seek consent from such customers to the assignment of their existing contracts from GM to us or to enter into new contracts to replace these existing contracts. See "Business of Delphi--Customers--Other VMs."

     FAILURE TO REALIZE THE LABOR BENEFITS WE EXPECT FROM OUR SEPARATION FROM GENERAL MOTORS

     In the past, we have been adversely affected by work stoppages and other labor relations matters, which are discussed under "--Risk Factors Relating to Our Business--Our Business May Be Adversely Impacted by Work Stoppages and Other Labor Relations Matters." We expect that our separation from General Motors will provide certain benefits in this regard, which are discussed under "Business of Delphi--Strategy--Improve Operating Performance--Labor Relations." However, we cannot assure you as to when or the extent to which we will be able to achieve these benefits.


     In this regard, our largest union, the UAW, which represents about 29% of our unionized employees, has stated that it is on record as opposing the separation of Delphi from GM and that, should GM decide to proceed with the transaction, the UAW can and will aggressively work to protect the rights and interests of its members who would be impacted by GM's distribution of Delphi common stock to the holders of its $1 2/3 common stock. Since that time, GM and the UAW have agreed that any of our employees who are members of the UAW and who retire on or before October 1, 1999 will be treated as GM retirees. GM and Delphi have been working with the UAW and the other unions representing our employees to address the best interests of their members regarding these matters.


     WE MAY INCUR HIGHER COSTS THAN PLANNED IN CONNECTION WITH OUR SEPARATION FROM GENERAL MOTORS

     We may incur costs and expenses, potentially including additional taxes and employee costs, greater than those we have planned for in connection with our separation from GM. We cannot assure you that these costs will not be material to our business. See "--Risk Factors Relating to Our Business--Pensions and Other Postretirement Employee Benefits Could Adversely Affect Our Liquidity" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

     GENERAL MOTORS WILL CONTROL ALL MATTERS AFFECTING OUR COMPANY PRIOR TO THE DISTRIBUTION


     After the completion of this offering, GM will own about 82.3% of our outstanding shares of common stock, or about 80.2% if the U.S. underwriters exercise their over-allotment option in full. As long as GM owns a majority of our outstanding common stock, GM will continue to be able to elect our entire Board of Directors and to remove any director, with or without cause, and generally to determine the outcome of all corporate actions requiring stockholder approval. As a result, GM will be in a position to continue to control all matters affecting our company, including:


     - the composition of our Board of Directors and, through it, any determination with respect to the direction and policies of our company, including the appointment and removal of officers;

     - any determinations with respect to mergers or other business combinations involving our company;

     - the acquisition or disposition of assets by our company;

     - future issuances of common stock or other securities of our company;

     - the incurrence of debt by our company;

     - amendments, waivers and modifications to the Supply Agreement and other agreements providing for our separation from GM;

     - the payment of dividends on our common stock; and

     - certain determinations with respect to treatment of items in those of our tax returns which are consolidated or combined with GM's tax returns.

     After the closing of this offering, we expect that three of our eleven directors will be directors and/or officers of GM. See "Management--Directors, Executive Officers and Key Employees of Delphi." Under our

Restated Certificate of Incorporation, our Bylaws and Board policies established thereunder, so long as GM owns at least a majority of Delphi's outstanding common stock, many actions by our Board of Directors require the approval of 80% of all our directors. See "Description of Capital Stock--Certain Provisions of the Restated Certificate of Incorporation and Bylaws." Thus, in order to take any such action, the approval of one or more of our directors who are also directors and/or officers of GM will be required.


     CERTAIN OF OUR DIRECTORS MAY HAVE CONFLICTS OF INTEREST BECAUSE THEY ARE ALSO DIRECTORS OR EXECUTIVE OFFICERS OF GENERAL MOTORS

     We currently anticipate that, until after GM's divestiture of our common stock, three members of our Board of Directors will be executive officers of GM. Two of these GM officers are also directors of GM. For more information about our Board of Directors both prior to and following GM's divestiture of our common stock, see "Management--Directors, Executive Officers and Key Employees of Delphi." Our directors who are also directors or executive officers of GM will have obligations to both companies and may have conflicts of interest with respect to matters potentially or actually involving or affecting us, such as acquisitions, financings and other corporate opportunities that may be suitable for both us and GM. Our Restated Certificate of Incorporation contains provisions designed to facilitate resolution of these potential conflicts which we believe will assist the directors of our company in fulfilling their fiduciary duties to our stockholders. These provisions do not, however, alter the fiduciary duty of loyalty of our directors under applicable Delaware law. Subject to applicable Delaware law, by becoming a stockholder in our company, you will be deemed to have notice of and have consented to these provisions of our Restated Certificate of Incorporation. Although these provisions are designed to resolve such conflicts between us and General Motors fairly, we cannot assure you that any conflicts will be so resolved. See "Description of Capital Stock--Certain Provisions of the Restated Certificate of Incorporation and Bylaws."

     CERTAIN OF OUR DIRECTORS AND EXECUTIVE OFFICERS MAY HAVE CONFLICTS OF INTEREST BECAUSE OF THEIR OWNERSHIP OF GENERAL MOTORS STOCK

     Certain of our directors and a number of our executive officers own substantial amounts of GM stock and options on GM stock. See "Management--Stock Ownership of Directors and Executive Officers." Although we believe that such directors and officers will be able to fulfill their fiduciary duties to our stockholders despite their ownership of GM stock, such ownership could create, or appear to create, potential conflicts of interest when directors and officers are faced with decisions that could have different implications for our company and GM.

     WE MAY HAVE POTENTIAL BUSINESS CONFLICTS OF INTEREST WITH GENERAL MOTORS

     GM will continue to be our largest customer for a significant period of time. Unless and until GM completes its divestiture of our common stock, it will continue to be our controlling stockholder. As a result, conflicts of interest may arise between us and GM in a number of areas relating to our past and ongoing relationships, including:

     - the nature, quality and pricing of products and services we provide to GM;

     - the nature, quality and pricing of transitional services GM has agreed to provide us;

     - labor, tax, employee benefit and other matters arising from the separation of our company from GM;

     - the incurrence of debt by our company and major business combinations by our company;

     - sales or distributions by GM of all or any portion of its ownership interest in our company;

     - business opportunities that may be attractive to both GM and our company; and

     - GM's ability to control the management and affairs of our company.

We cannot assure you that we will be able to resolve any potential conflicts or that, if resolved, we would not be able to receive more favorable resolution if we were dealing with an unaffiliated party. The Supply Agreement and the other agreements we have entered into with GM may be amended from time to time upon agreement between the parties. For so long as we are controlled by GM, we cannot assure you that GM would not require us to agree to an amendment to the Supply Agreement or any other agreement that may be more or less favorable to us than the current terms of the agreement. Furthermore, our ability to eliminate product lines, close plants and divest businesses is subject to certain restrictions set forth in our Supply Agreement with General Motors as described elsewhere in this prospectus. In addition, our ability to incur indebtedness, make acquisitions and dispositions and issue stock is subject to the terms of the IPO and Distribution Agreement with General Motors described elsewhere herein. See "Arrangements Between Delphi and General Motors."

    OUR HISTORICAL FINANCIAL INFORMATION HAS LIMITED RELEVANCE TO OUR RESULTS AS A SEPARATE COMPANY

     The historical financial information we have included in this prospectus may not reflect what our results of operations, financial position and cash flows would have been had we been a separate, stand-alone entity during the periods presented or what our results of operations, financial position and cash flows will be in the future. This is because:

     - we have made certain adjustments and allocations since GM did not account for us as, and we were not operated as, a single stand-alone business for all periods presented; and

     - the information does not reflect many significant changes that will occur in our funding and operations as a result of our separation from General Motors, including employee and tax matters.


We cannot assure you that the adjustments and allocations we have made in preparing our historical consolidated financial statements appropriately reflect our operations during such period as if we had in fact operated as a stand-alone entity or what the actual effect of our separation from GM will be. Accordingly, we cannot assure you that our historical results of operations are indicative of our future operating or financial performance. For additional information, see "Selected Financial Data," "Unaudited Pro Forma Condensed Consolidated Financial Statements" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."


     WE MAY BE UNABLE TO MEET OUR FUTURE CAPITAL AND LIQUIDITY REQUIREMENTS

     A substantial portion of our cash flows from operations will be dedicated to meet our pension funding obligations and to the payment of principal and interest on our indebtedness from time to time. As a result of these obligations, our liquidity position may be adversely affected if we fail to realize our expected cash flows from operations. In addition, under the Supply Agreement, the timing of payments from GM to us under existing contracts will change. For a discussion of these and other factors affecting our liquidity, you should read "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources." See also "--Risk Factors Relating to Our Business--Pensions and Other Postretirement Employee Benefits Could Adversely Affect Our Liquidity."


     Our working capital requirements and cash flow provided by operating activities can vary greatly from quarter to quarter, depending on the volume of production, the payment terms with our customers and suppliers and the build-up of inventories. We cannot assure you that we will be able to meet our future capital requirements in the same manner and on the same terms as we did when we were a part of GM. Until recently, our working capital needs were managed by GM pursuant to its company-wide cash management policies. However, effective January 1, 1999, General Motors stopped providing funds to finance our operations and we began to manage our own working capital needs. We expect that since our credit rating is lower than GM's, we will not be able to obtain financing with interest rates and terms as favorable as those obtained by GM.

     WE ARE SUBJECT TO CERTAIN CONTRACTUAL LIMITATIONS WHICH COULD LIMIT THE CONDUCT OF OUR BUSINESS


     Before we complete this offering, we will enter into an agreement with General Motors that will contain a number of restrictive covenants that, individually or in the aggregate, could materially limit the way in which we conduct our business and our ability to pursue our business objective. These covenants will, among other things, limit our ability to complete acquisitions and divestitures, incur indebtedness and issue capital stock. These covenants generally expire either at such time, if any, as GM completes its divestiture of our common stock or two years after the divestiture. In addition, the Supply Agreement with GM limits our ability to eliminate product lines, close plants and divest businesses. These restrictions could have a material adverse effect on our company and your investment in our company. For more information about these restrictions, see "Arrangements Between Delphi and General Motors--IPO and Distribution Agreement" and "--Supply Agreement."


     RISKS ASSOCIATED WITH OUR RELIANCE ON GENERAL MOTORS FOR TRANSITIONAL SERVICES

     We have never operated as a stand-alone company. While General Motors is contractually obligated to provide us with certain transitional services, we cannot assure you that such services will be sustained at the same level as when we were part of General Motors or that we will obtain the same benefits. We will also lease and sub-lease certain office and manufacturing facilities from GM. We cannot assure you that, after the expiration of these various arrangements, we will be able to replace the transitional services or enter into appropriate leases in a timely manner or on terms and conditions, including cost, as favorable as those we will receive from GM.

     These agreements were made in the context of a parent-subsidiary relationship and were negotiated in the overall context of our separation from GM. The prices charged to us under these agreements may be higher or lower than the prices that may be charged by unaffiliated third parties for similar services. For more information about these arrangements, see "Arrangements Between Delphi and General Motors."

RISK FACTORS RELATING TO OUR BUSINESS


     Our business is subject to the following risks, which include risks relating to the industry in which we operate. These risks do not principally relate to our separation from General Motors.


     WE ARE DEPENDENT ON GENERAL MOTORS AS OUR LARGEST CUSTOMER

     GM accounted for about 84.1%, 83.5% and 81.7% of our total sales in 1995, 1996 and 1997, respectively. For this purpose, total sales include all of the sales from joint ventures and other investments in which we own a minority interest that are not reflected in our consolidated sales. Although we expect that GM will continue to be our largest customer for a significant period of time, our ability to realize future sales to GM is subject to a number of risks. These risks include uncertainties relating to our business under the Supply Agreement that we have entered into with GM, which is described under "Arrangements Between Delphi and General Motors--Supply Agreement." In addition, the uncertainties that we identify in this prospectus as being generally applicable to supplier-customer relationships in our industry will be heightened in the case of our relationship with GM because it is our largest customer. Accordingly, we cannot assure you as to the amount of our future business with GM. See "--We May Be Unable to Realize All of the Sales Represented By Our Awarded Business."

     Under the terms of the Supply Agreement, our existing contracts with GM as of January 1, 1999 will generally remain in effect, although GM has certain rights to move business from us to other suppliers. The Supply Agreement also requires GM to provide us the opportunity to supply on competitive terms the first replacement cycle of certain product programs. However, in order to utilize this ability to secure next generation business, we must be competitive. Other suppliers' bids to provide particular products may include offers of price reductions to GM on other current or future products, and GM may under the Supply Agreement consider the overall economic effect of such package proposals in assessing our competitiveness.

     Except for the arrangements with respect to the first replacement cycle of certain product programs, if we elect to bid for GM's business, we will do so on the same basis as all other suppliers. While we intend to continue to focus on retaining and winning GM's business and we believe that we will continue to be able to compete effectively for this business, we cannot assure you in this regard. See "Business of Delphi--Customers--General Motors."

     OUR BUSINESS MAY BE ADVERSELY IMPACTED BY WORK STOPPAGES AND OTHER LABOR RELATIONS MATTERS


     We are subject to a risk of work stoppages and other labor relations matters because our hourly workforce is highly unionized. As of September 30, 1998, about 96% of our hourly workforce was represented by unions. These employees are represented by about 53 unions, including the UAW, which is our largest union. The national labor agreements negotiated by GM with the unions currently apply to our workforce and will continue to apply to our workforce after the offering. This means that, in the United States, the majority of our workers are currently paid at hourly wage rates similar to those paid to GM workers rather than the lower rates we believe are generally prevailing in the automotive parts industry. We will assume the terms of these national agreements for our employees in connection with GM's distribution of its shares of our common stock to the holders of its $1 2/3 common stock.


     We experienced work stoppages at certain of our facilities in each of 1996, 1997 and 1998. The 1996 and 1998 work stoppages each had a significant adverse impact on our net income. These work stoppages and work stoppages at GM's facilities had an unfavorable impact of $281 million on our 1996 net income and $560 million on our net income for the nine months ended September 30, 1998. The 1997 work stoppage lasted only one day. We cannot assure you that issues with our labor unions will be resolved favorably to us in the future, that we will not experience significant work stoppages in future years or that we will not record significant charges related to those work stoppages.


     In the past we have been adversely affected by work stoppages that have led to the shutdown of GM's assembly plants. Strikes by the UAW, including at one of our facilities, led to the shutdown of most of GM's North American assembly plants in June and July 1998. In the event that one or more of our customers, including GM, experiences a material work stoppage, such work stoppage may have a resulting effect on our company, including the possible shutdown of our production lines related to such customers, which could have a material adverse effect on our business.


     For more information about our labor relations, see "--Risk Factors Relating to Separating Our Company from General Motors--Failure to Realize the Labor Benefits We Expect from Our Separation from General Motors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business of Delphi--Employees; Union Representation."

     WE MAY BE UNABLE TO REALIZE ALL OF THE SALES REPRESENTED BY OUR AWARDED BUSINESS


     We believe that we currently have a solid foundation of future business that has been awarded to us by GM and other customers at various stages of the vehicle development cycle. However, the realization of future sales from awarded business is inherently subject to a number of important risks and uncertainties, including as to the number of vehicles that our customers will actually produce, the timing of that production and the mix of options that our customers and consumers may choose. In addition, our customers generally have the right to replace us with another supplier at any time for a variety of reasons. Accordingly, we cannot assure you that we will in fact realize any or all of the future sales represented by our awarded business. For more information, see "Business of Delphi--Overview--Our Sales and Awarded Business" and "--Industry-- Awarded Business."


     WE MAY BE UNABLE TO CAPTURE BUSINESS WITH CUSTOMERS OTHER THAN GM-NORTH AMERICA

     An important part of our business strategy is to increase our sales to vehicle manufacturers other than GM's North American operations, including, among others, GM's international operations. We will need to do this in order to offset the expected decline in our sales to GM's North American operations. While we believe that our complete separation from GM will enhance our ability to expand our revenue base through additional sales to customers other than GM, we cannot assure you that this will happen. Our ability to achieve significant growth through sales to these customers will depend on the success of our separation from GM and on several other factors, including:

     - our ability to provide high-quality products at competitive prices, including integrated components, systems and modules, which vehicle manufacturers are increasingly seeking from their suppliers;

     - our ability to develop technologically advanced products;

     - our ability to develop new products to meet changing regulatory requirements and consumer preferences;

     - our ability to exploit and expand our global presence to meet vehicle manufacturers' needs for products in many geographic markets around the world;

     - our ability to meet changing vehicle manufacturer supply requirements on a timely and cost-efficient basis through lean, flexible operations; and

     - other vehicle manufacturers' willingness to share with us confidential information necessary for us to provide them with more fully-engineered, integrated systems and modules that require longer lead times to design and manufacture.


Even if we successfully increase our sales to other customers, such sales, if any, will likely not be realized, if at all, for several years because the majority of vehicle manufacturer parts purchases for the next several years have already been sourced.


     WE MAY BE UNABLE TO REALIZE OUR BUSINESS STRATEGY OF IMPROVING OUR OPERATING PERFORMANCE

     We have implemented several important strategic initiatives designed to improve our operating performance. We cannot assure you that we will be able to successfully implement or realize the expected benefits of any of these initiatives or that we will be able to sustain improvements made to date. Such failure could have a material adverse effect on our business, particularly since we rely on these initiatives to offset pricing pressures from our customers. These initiatives are subject in many cases to participation by labor unions and other third parties, including GM, which has certain contractual rights with respect to our plant closures, product line eliminations and divestitures of businesses under the IPO and Distribution Agreement and the Supply Agreement. See "Business of Delphi--Strategy--Improve Operating Performance."

     WE MAY ENCOUNTER DIFFICULTIES COMPETING IN THE HIGHLY COMPETITIVE AUTOMOTIVE PARTS INDUSTRY


     The automotive parts industry is highly competitive. We compete with a number of independent automotive parts suppliers and units of major vehicle manufacturers in the United States and internationally that produce components, systems and modules for sale to vehicle manufacturers and in the aftermarket as replacement parts. Although the overall number of our competitors has decreased due to ongoing industry consolidation, we face significant competition within each of our major product areas, including some competitors which have substantial size and scale and some of which have lower cost structures, particularly lower hourly wage structures, than our company. In addition, there is no contractual prohibition preventing GM from competing with us in the future. For more information about the automotive parts industry and our competitors, see "Business of Delphi--Industry" and "--Competition."


     We principally compete for business at the beginning of the sourcing process for vehicle models that vehicle manufacturers plan to introduce to the market in later years and upon the redesign of existing vehicle models. Vehicle manufacturers rigorously evaluate suppliers on the basis of product quality, price competitiveness, reliability and timeliness of delivery, product design capability, technical expertise and development capability, new product innovation, leanness of facilities, operational flexibility, customer service and overall management. We cannot assure you that we will be able to compete favorably based on these or other criteria or that increased competition in our markets will not have a material adverse effect on our business.

     CYCLICALITY AND REGIONAL ECONOMIC ISSUES COULD ADVERSELY AFFECT OUR
BUSINESS

     Almost all of our business is directly related to automotive sales and production by our customers, which are highly cyclical and depend on general economic conditions and other factors, including consumer spending and preferences. Any significant reduction in automotive production and sales by our customers would have a material adverse effect on our business.


     We have substantial operations in every major region of the world and economic conditions in these regions often differ. The recent economic downturn in Asia and in Brazil and other regions of Latin America, including Mexico, has led to a reduction in demand for automotive vehicles and their component parts in those areas and has had an adverse effect on our financial results in 1998. See "Prospectus Summary--Recent Financial Results" and "Management's Discussion and Analysis of Financial Condition and Results of Operations--Results of Operations." To the extent that these conditions continue or worsen, or spread to other regions, particularly the United States, our business will continue to be adversely affected.


     PENSIONS AND OTHER POSTRETIREMENT EMPLOYEE BENEFITS COULD ADVERSELY AFFECT OUR LIQUIDITY

     In connection with our separation from General Motors, we have agreed to assume certain obligations relating to pensions and other postretirement employee benefits (principally medical benefits) for our employees as well as for certain employees associated with prior divestitures. We expect that our pension contributions will be material to our results of operations and financial condition, and, under certain circumstances, we could be required to make a significant payment to GM in connection with the allocation of other postretirement employee benefits.


     We will receive from GM certain assets and liabilities related to GM salaried and hourly pension plans. Our pension obligations are based on these pension plans' assets, the expected investment return on those assets and the plans' expected liabilities. Under current economic conditions and the financial assumptions required by federal government regulations, our pension obligations would be considered to be "underfunded." Because of the underfunded nature of our pension plans, federal regulations will require that our contributions over time meet certain minimum funding requirements. In addition, although we are not required to do so, we have commenced discussions with the Pension Benefit Guaranty Corporation regarding the underfunded nature of our pension plans. In connection with these discussions, the Pension Benefit Guaranty Corporation may request that we take actions in excess of federal regulatory minimum requirements. The outcome of these discussions is as yet uncertain, but if any actions in excess of federal regulatory minimum requirements are discussed, we intend to seek to maintain sufficient financial flexibility in order to execute our business strategy. In any event, regardless of the outcome of our discussions with the Pension Benefit Guaranty Corporation, we expect these contributions to be material to our results of operations and financial condition, and they are discussed in greater detail under "Management's Discussion and Analysis of Financial Condition and Results of Operations--Our Other Postretirement Employee Benefits and Underfunded Pension Obligations."


     In addition, we and GM have agreed with two of our principal unions that any of our hourly employees who are members of such unions and who retire on or before October 1, 1999 will be treated as GM employees for purposes of postretirement benefit obligations. The allocation of pension and other postretirement benefit obligations between us and GM assumes certain levels of employee retirements prior to October 1, 1999, based on historical experience and conditions surrounding GM's divestiture of our company. We have agreed with GM to recalculate the allocation of those liabilities based on the actual level of retirements on or before October 1, 1999. Accordingly, if and to the extent that greater than the assumed number of our employees retire on or before October 1, 1999, we would be required to make a payment to GM. Depending on the amount of such a payment, if any, it could have a material adverse effect on our short-term liquidity. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources" and "--Our Other Postretirement Employee Benefits and Underfunded Pension Obligations."

     WE MAY BE UNABLE TO OFFSET ALL OF THE COST REDUCTIONS WE MUST PROVIDE TO OUR CUSTOMERS

     There is substantial and continuing pressure from vehicle manufacturers to reduce costs, including the cost of products purchased from outside suppliers such as our company. As a result, suppliers are forced to reduce prices both in the initial bidding process and during the term of the contractual arrangements. Certain of our products are sold under long-term agreements that require us to provide certain percentage cost reductions each year. These annual cost reductions are made directly through price reductions and/or indirectly through suggestions regarding manufacturing efficiencies or other cost savings. Our contracts with General Motors generally contain these types of provisions. Price reductions as a percentage of net sales were 1.8%, 3.0% and 2.3% in 1995, 1996 and 1997, respectively. Also, vehicle manufacturers often seek further price reductions on existing contracts with a supplier in the context of awarding new business to that supplier. In addition, our ability to pass increased raw material costs on to our customers is limited, with cost recovery generally less than 100% and often on a delayed basis.

     We cannot assure you that we will be able to generate cost savings and operational improvements in the future sufficient to offset contractually required price reductions, price reductions necessary to win additional business and increases in raw material costs. As a result, our gross margins could be adversely affected. For more information, see "Management's Discussion and Analysis of Financial Condition and Results of Operations--Overview--Net Sales."

     WE ARE SUBJECT TO CERTAIN RISKS ASSOCIATED WITH OUR FOREIGN OPERATIONS

     We have significant operations outside the United States, including joint ventures and other strategic alliances. Certain risks are inherent in international operations, including:

     - the difficulty of enforcing agreements and collecting receivables through certain foreign legal systems;

     - foreign customers may have longer payment cycles than customers in the United States;

     - tax rates in certain foreign countries may exceed those of the United States and foreign earnings may be subject to withholding requirements or the imposition of tariffs, exchange controls or other restrictions;

     - general economic and political conditions in the countries where we operate may have an adverse effect on our operations in those countries;

     - the difficulties associated with managing a large organization spread throughout various countries;

     - required compliance with a variety of foreign laws and regulations; and

     - the potential difficulty in enforcing intellectual property rights in certain foreign countries.

As we continue to expand our business globally, our success will be dependent, in part, on our ability to anticipate and effectively manage these and other risks. We cannot assure you that these and other factors will not have a material adverse effect on our international operations or on our business as a whole.

     As a result of our international operations, we generate a significant portion of our revenues and incur a significant portion of our expenses in currencies other than U.S. dollars. To the extent we are unable to match revenues received in foreign currencies with costs paid in the same currency, exchange rate fluctuations in any such currency could have a material adverse effect on our business. For example, in Mexico, we have significantly more costs than revenues generated in Mexican pesos since much of our production in Mexico is sold in the United States. In contrast, in many European countries, we have more revenues denominated in local currencies than costs. Thus, we are at risk with respect to our Mexican operations in the event of the depreciation of the U.S. dollar against the Mexican peso and with respect to our European operations in the event of the appreciation of the U.S. dollar against various local currencies or the euro. We seek to mitigate the effect of exchange rate fluctuations through the use of foreign currency borrowings and derivative financial instruments, such as forward exchange contracts, although we have not engaged in any hedging transactions with respect to the Mexican peso. We cannot assure you that our efforts to mitigate these effects will be successful in the future. At present, fluctuations in the U.S. dollar, Mexican peso, French franc, Spanish peseta, German mark and South Korean won have the greatest impact on our financial performance. As our business grows in China and other countries, we will become subject to greater risks related to the local currencies. The impact on our financial performance is affected not only by the currency fluctuations but also by the terms of our agreements with customers and any joint venture partners. In many foreign jurisdictions, we have minority interests and other investments such that the financial results of our activities are not consolidated in our financial statements.

     The financial condition and results of operations of certain of our operating entities are reported in various foreign currencies and then translated into U.S. dollars at the applicable exchange rate for inclusion in our consolidated financial statements. As a result, appreciation of the U.S. dollar against these foreign currencies will have a negative impact on our reported revenues and operating profits. Conversely, depreciation of the U.S. dollar against these foreign currencies will have a positive impact on our reported revenues and operating profit. For information about the impact of foreign currency translation on our financial condition, see "Management's Discussion and Analysis of Financial Condition and Results of Operations" and
Note 2 to our audited consolidated financial statements included elsewhere in this prospectus. We generally do not seek to mitigate this translation effect through the use of derivative financial instruments.

     WE MAY BE UNABLE TO COMPLETE STRATEGIC ACQUISITIONS, JOINT VENTURES AND ALLIANCES

     There are risks associated with our business strategy to acquire, make investments in, or enter into joint ventures or other strategic alliances with, companies whose businesses complement our business. We may not be able to identify suitable candidates to acquire or enter into joint ventures or other arrangements with or we may not be able to obtain financing on satisfactory terms for such activities. In addition, if we acquire a company, we could have difficulty assimilating the personnel and operations of the acquired company, which would prevent us from realizing expected synergies. This could disrupt our ongoing business and distract our management and other resources. We cannot assure you that we would succeed in overcoming these risks or any other problems in connection with any acquisitions we may make or joint ventures we may enter into.

     For a period generally ending two years after such time, if any, as GM completes its divestiture of our common stock, we are subject to certain contractual restrictions which may limit our ability to make acquisitions or enter into joint ventures or other strategic alliances. For a discussion of these restrictions, see "Arrangements Between Delphi and General Motors--IPO and Distribution Agreement--Preservation of the Tax-Free Status of the Distribution" and "--Other Delphi Covenants." In addition, in connection with several of our past divestitures, we have entered into covenants not to compete in areas generally related to the divested product line for limited periods of time.

     OUR BUSINESS MAY BE ADVERSELY AFFECTED BY PRODUCT LIABILITY CLAIMS THAT MAY BE BROUGHT AGAINST US

     We face an inherent business risk of exposure to product liability claims in the event that the failure of our products results, or is alleged to result, in bodily injury and/or property damage. We cannot assure you that we will not experience any material product liability losses in the future or that we will not incur significant costs to defend such claims. We are currently covered by GM's insurance against product liability claims, which coverage will continue until the earlier of GM's divestiture of our common stock and January 1, 2000. We expect to purchase product liability insurance coverage to be effective at the time such GM coverage ceases. However, we cannot assure you that such coverage will be adequate for liabilities ultimately incurred or that it will continue to be available on terms acceptable to us. In addition, if any of our products are or are alleged to be defective, we may be required to participate in a recall involving such products. Each vehicle manufacturer has its own policy regarding product recalls and other product liability actions relating to its suppliers. However, as suppliers become more integrally involved in the vehicle design process and assume more of the vehicle assembly functions, vehicle manufacturers are increasingly looking to their suppliers for contribution when faced with product liability claims. A successful claim brought against us in excess of our available insurance coverage or a requirement to participate in a product recall may have a material adverse effect on our business.

     Although General Motors has agreed to retain all product liability responsibility for products we manufactured prior to January 1, 1999 and sold or otherwise supplied to GM either before or after that date, we will be responsible for all product liability actions relating to products we sold at any time or sell in the future to customers other than GM. In addition, responsibility for product liability actions relating to products we manufacture on or after January 1, 1999 and sell to GM shall be determined in accordance with the agreements for such sales. For more information, see "Arrangements Between Delphi and General Motors--Separation Agreement--Claims and Litigation--Product Liability."

     WE MAY INCUR MATERIAL COSTS IN CONNECTION WITH OUR RESPONSIBILITY FOR PRODUCT WARRANTIES

     Vehicle manufacturers are increasingly requiring their outside suppliers to guarantee or warrant their products and to bear the costs of repair and replacement of such products under new vehicle warranties. Because this is a new trend in our industry and we have only limited experience in this regard, we cannot assure you that our costs associated with providing product warranties will not be material. See "Business of Delphi--Legal Proceedings." For a description of our warranty arrangements with GM with respect to both existing contracts and new business, see "Arrangements Between Delphi and General Motors--Warranty Matters."

     WE MAY BE ADVERSELY AFFECTED BY THE ENVIRONMENTAL AND SAFETY REGULATIONS TO WHICH WE ARE SUBJECT

     We are subject to the requirements of federal, state and local environmental and occupational safety and health laws and regulations in the United States and other countries. We cannot assure you that we have been or will be at all times in complete compliance with all such requirements or that we will not incur material costs or liabilities in connection with such requirements in excess of amounts we have reserved. In addition, these requirements are complex, change frequently and have tended to become more stringent over time, and we cannot assure you that these requirements will not change in the future in a manner that could have a material adverse effect on our business. We have made and will continue to make capital and other expenditures to comply with environmental requirements. For more information about our environmental compliance and potential environmental liabilities, see "Business of Delphi--Environmental Matters."

     WE MAY BE ADVERSELY IMPACTED BY THE YEAR 2000 AND OTHER INFORMATION TECHNOLOGY ISSUES

     We use software and related computer technologies essential to our operations that use two digits rather than four to specify the year, which could result in a date recognition problem with the transition to the year 2000. We have established a plan to identify and remediate potential Year 2000 problems in our business information systems, infrastructure and production and manufacturing sites. We have substantially completed an inventory of potentially date-sensitive systems and we are currently focused on the remediation and testing phases of our Year 2000 program. We have also begun surveying our suppliers and service providers for Year 2000 compliance. The implementation of new enterprise software that will avoid the need for remediation of certain software is not scheduled to be completed until July 1999 at one of our principal product group sites. For more information regarding our Year 2000 program, see "Management's Discussion and Analysis of Financial Condition and Results of Operations--Year 2000."

     We currently believe that the most reasonably likely worst case scenario is that there will be some localized disruptions of systems that will affect individual business processes, facilities or suppliers for a short time rather than systemic or long-term problems affecting our business operations as a whole. Our contingency planning will continue to identify systems, or other aspects of our business or that of our suppliers, that we believe would be most likely to experience Year 2000 problems, as well as those business operations in which a localized disruption could have the potential for causing a wider problem by interrupting the flow of products, materials or data to other operations. Because there is uncertainty as to which activities may be affected and the exact nature of the problems that may arise, our contingency planning will focus on minimizing the scope and duration of any disruptions by having sufficient personnel, inventory and other resources in place to permit a flexible, real-time response to specific problems as they may arise at individual locations around the world.

     There is still uncertainty about the broader scope of the Year 2000 issue as it may affect our company and third parties, including our suppliers and customers, that are critical to our operations. For example, lack of readiness by electrical and water utilities, financial institutions, governmental agencies or other providers of general infrastructure could, in some geographic areas, pose significant impediments to our ability to carry on our normal operations in the area or areas so affected. In the event that we are unable to complete our remedial actions and are unable to implement adequate contingency plans in the event that problems are encountered, there could be a material adverse effect on our business, results of operations or financial condition.

     We also are in the process of implementing throughout our global operations on an incremental basis a new enterprise software system that will replace the existing software systems. We believe this new system will provide us opportunities to realize cost savings throughout our operations and we expect multi-phase implementation of this system to be completed within about five years. In the event we are unable to successfully implement this new system, it could have a material adverse effect on our business. Also, we cannot assure you that we will be able to achieve the cost savings we expect to result from the implementation of this new software system. For more information about this new software system, see "Business of Delphi--Information Technology."

RISK FACTORS RELATING TO SECURITIES MARKETS


     There are risks relating to securities markets that you should consider in connection with your investment in and ownership of our stock. These risks include limitations on our ability to execute certain business combinations and change of control transactions.


     SUBSTANTIAL SALES OF OUR COMMON STOCK COULD ADVERSELY AFFECT THE MARKET
PRICE


     Sales by GM or others of substantial amounts of our common stock in the public market or the perception that such sales might occur could have a material adverse effect on the price of our common stock. After this offering, GM will own 465,000,000 shares of our common stock. If GM distributes these shares to the holders of its $1 2/3 common stock, they would be eligible for immediate resale in the public market, other than any shares held by affiliates of Delphi. We cannot predict whether substantial amounts of our common stock will be sold in the open market in anticipation of, or following, any distribution of our shares by GM to holders of its $1 2/3 common stock. GM has the sole discretion to determine the timing, structure and all terms of its distribution of our common stock, all of which may also affect the level of market transactions in our common stock. In addition, if GM does not distribute to the holders of its $1 2/3 common stock all of the shares of Delphi common stock that GM owns, GM and its transferees will have the right to require us to register such shares of our common stock under the Securities Act for sale into the public market. See "Arrangements Between Delphi and General Motors--Registration Rights Agreement."


     CERTAIN PROVISIONS COULD DELAY OR PREVENT A CHANGE IN CONTROL OF OUR
COMPANY

     Our Restated Certificate of Incorporation and Bylaws contain certain provisions that may make the acquisition of control of our company more difficult, including provisions relating to the nomination, election and removal of directors, limitations on actions by our stockholders and restrictions on business combinations with 10% stockholders. In addition, our preferred share purchase rights would cause substantial dilution to any person or group who attempts to acquire a significant interest in our company without advance approval from our Board of Directors. Delaware law also imposes certain restrictions on mergers and other business combinations between us and any holder of 15% or more of our outstanding common stock. General Motors is generally exempted from these provisions and will have special rights so long as it owns at least a majority of our outstanding common stock. For more information, see "Description of Capital Stock."

     In connection with this offering, Delphi intends to enter into change in control agreements with certain of its officers that will provide such officers with monetary compensation and certain other benefits upon a change in control of our company and the occurrence of one of several events specified in the agreements within three years of the change in control. The existence of these agreements could delay or prevent a change in control of our company. For a description of the change in control agreements, see "Management--Change in Control Agreements."

     OUR SUPPLY AGREEMENT WITH GENERAL MOTORS MAY BE TERMINATED IF THERE IS A CHANGE IN CONTROL OF OUR COMPANY


     Our Supply Agreement with General Motors may be terminated by General Motors if 35% or more of our company becomes owned or controlled by a competitor of General Motors in the business of manufacturing automotive vehicles. Termination of the Supply Agreement would likely have a material adverse effect on our company. For more information, see "Arrangements Between Delphi and General Motors--Supply Agreement."



     In addition to any consequences under the Supply Agreement, some of our underlying contracts with GM allow GM to terminate these contracts for convenience at any time for any reason. This right could be exercised by GM in connection with any change in control of Delphi. The majority of the contracts including termination for convenience provisions are shorter-term purchase orders. Certain change in control transactions could also give GM the right to terminate underlying contracts pursuant to the provisions prohibiting us from assigning our contracts to another entity.


     POSSIBLE VOLATILITY OF OUR STOCK PRICE FOLLOWING THE OFFERING

     The market price of our common stock could be subject to significant fluctuations in response to our operating results, changes in earnings estimated by securities analysts or our ability to meet those estimates, publicity regarding the automotive industry in general or any of our significant customers, including General Motors, and other factors. Some or all of these factors may be beyond our control. In particular, the realization of any of the risks described in these "Risk Factors," including the possibility of substantial sales of our common stock and the timing, structure and terms of GM's divestiture of its shares of our common stock could have a significant and adverse impact on the market price of our common stock. In addition, the stock market in general has experienced extreme volatility that has often been unrelated to the operating performance of particular companies. These broad market fluctuations may adversely affect the trading price of our common stock. In particular, we cannot assure you that you will be able to resell your shares at or above the initial public offering price, which will be determined through negotiations among us, GM and the underwriters. You should read the "Underwriters--Pricing of the Offering" section of this prospectus for a more complete discussion of the factors to be considered in determining the initial public offering price.

                 DELPHI AND ITS SEPARATION FROM GENERAL MOTORS

DELPHI'S HISTORY


     We are currently a wholly owned subsidiary of General Motors. Our company was incorporated in Delaware in late 1998 in preparation for this initial public offering of our common stock (the "Offering") and our separation from General Motors. Effective as of January 1, 1999, we acquired those assets, and assumed those liabilities, comprising the business of the Delphi Automotive Systems business sector of GM, in each case to the extent agreed to by GM and us and described elsewhere in this prospectus.


     Before 1991, Delphi's business was conducted by many separate automotive parts operations which GM had acquired over time, beginning in the early twentieth century, as it increased its vertical integration. GM acquired these operations principally to assure itself of a sufficient and high-quality supply of automotive parts for the vehicles it produced. These operations were generally managed independently from each other within the GM organization.

     In 1991, General Motors organized its components businesses into the Automotive Components Group. GM's stated objective was to improve the competitiveness of these operations and then, based on this improved competitive position, increase its business through penetration of new markets. In 1995, the group was given the name "Delphi Automotive Systems" in order to establish its separate identity in the automotive parts industry.


     In late 1997, in connection with the spin-off by GM of its defense electronics business, GM transferred Delco Electronics to its Delphi Automotive Systems business sector in order to more closely integrate Delco Electronics' expertise in electronics with our capabilities in automotive components and systems. Our Electronics & Mobile Communication product sector consists of the operations of our Delco Electronics subsidiary. From 1986 through 1997, Delco Electronics was operated by GM's Hughes Electronics Corporation subsidiary, which is a leader in satellite and wireless communications and space technology and was at that time also a leading defense electronics company. Unless we have indicated otherwise, the information contained in this prospectus assumes that Delco Electronics has been a part of our company for all periods presented.


SEPARATION FROM GENERAL MOTORS


     GM'S PLAN TO DIVEST DELPHI. After completion of the Offering, GM will own about 82.3% of the outstanding shares of our common stock, or about 80.2% if the U.S. underwriters exercise their over-allotment option in full. GM has announced that it currently plans to complete its divestiture of our company later in 1999 by distributing all of its shares of Delphi common stock to the holders of GM's $1 2/3 common stock. GM expects to accomplish this through a split-off, a spin-off or some combination of both transactions. We refer to this distribution, in whatever form it may take, as the "Distribution." For more information, see "Prospectus Summary--Relationship With General Motors."


     GM has advised us that it has not yet determined definitively either when it expects to complete the Distribution or the structure or terms on which it would accomplish the Distribution. However, GM has advised us that it believes it would be desirable to have an intervening period of several months between the Offering and the Distribution, and that GM accordingly does not currently expect that it would complete the Distribution prior to mid-1999.

     GM has also advised us that, based on its current plans, in the event it decides to effect the Distribution through a split-off exchange offer and not enough of its $1 2/3 common stockholders tender their shares to enable GM to divest itself of all of its shares of our common stock, it would distribute its remaining shares of Delphi common stock to the holders of GM's $1 2/3 common stock in a spin-off.

     As noted above, GM is not obligated to complete the Distribution and we cannot assure you as to whether or when it will occur. See "Risk Factors--Risk Factors Relating to Separating Our Company from General Motors--Our Business May Be Adversely Affected if the Distribution Is Not Completed."

     GM has also advised us that it would not complete the Distribution if its Board of Directors determines that the Distribution is no longer in the best interests of General Motors and its stockholders. GM has further advised us that it currently expects that the principal factors that it would consider in making this determination, as well as the principal factors that it would consider in making the determination as to the timing, structure and terms of the Distribution, would be:

     - the market price of the Delphi common stock;

     - the market price of GM's $1 2/3 common stock;


     - satisfaction that the Distribution will be tax-free to GM and its stockholders and as to the other tax consequences of the transactions;


     - the absence of any court orders or regulations prohibiting or restricting the completion of the Distribution; and

     - other conditions affecting the businesses of Delphi or GM that make it no longer in the best interests of such businesses to be fully separated.

On January 13, 1999, GM received a private letter ruling from the IRS to the effect that the Distribution would be tax-free to GM and its stockholders for U.S. federal income tax purposes.


     BACKGROUND OF THE SEPARATION. Historically, many large automotive vehicle manufacturers, which we sometimes refer to as "VMs," have relied on in-house components divisions to fill their supply needs. Over the past few decades, however, the automotive industry has moved away from such vertical integration. Instead, VMs have moved towards sourcing a substantial portion of a vehicle's parts from independent suppliers and purchasing more fully-engineered, integrated systems and modules rather than individual components. As a result, VMs are now requiring their suppliers to perform many of the design, engineering and assembly functions traditionally executed by VMs. The degree to which VMs source from independent, outside suppliers varies by VM.


     General Motors began reducing its vertical integration several years ago by adopting a global sourcing program. We believe that this initiative was designed to leverage GM's purchasing power and reduce its purchasing costs by enhancing competition for its business among its suppliers on the basis of quality, service, technology and price. As a result of the completion of the Distribution, GM would substantially reduce its vertical integration.

     BENEFITS OF THE SEPARATION. We believe that we will realize certain benefits from our complete separation from General Motors. As an independent company, we expect to be better able to expand our revenue base through sales to major VM customers other than GM. We also believe that, as a fully independent company after the completion of the Distribution, we will be better able, over time, to establish more flexible local work rules and practices through improved labor relations, thereby increasing our competitiveness. These and other benefits of the separation are discussed further below.

     - Increased Non-GM Sales. We believe that one of the most significant limitations on our ability to expand our sales to major VMs other than GM is a general reluctance by such VMs to source from a supplier owned by GM. Other major VMs have shown varying degrees of reluctance to source extensively from a supplier owned by GM since GM, one of their major competitors, may be strengthened by the related profits. In addition, we believe that many major VMs remain reluctant to source from us because they fear that GM might obtain access through us to confidential information regarding their vehicle designs and manufacturing processes. This is particularly important as suppliers are increasingly performing more of the vehicle design and assembly functions traditionally executed by VMs and are thus involved earlier in the design and development stages of vehicles. Notwithstanding our strict confidentiality pledge and procedures to preserve customer confidentiality, which to our knowledge have never been breached, we believe that we will remain at a competitive disadvantage in pursuing sales opportunities with major VMs other than GM while we are owned by GM. We believe that if we are established as a fully independent company, we will, over time, be able to substantially grow our sales to VMs other than GM. See "Risk Factors--Risk Factors Relating to Our Business--We May Be Unable to Capture Business with Customers Other Than GM-North America."

     - Improved Labor Relations. We believe that our complete separation from General Motors will provide us with the opportunity to improve our labor relations and, over time, establish more flexible local work rules and practices. While we have been a part of GM, the national labor agreements negotiated by GM with the unions have applied to our workforce in the United States and Canada. As a fully independent company with control of our own labor relations after the Distribution, we believe that we would have the right to negotiate regarding our own national and local labor agreements directly with the unions representing our employees. Our intent is to base such negotiations on a management-union relationship focused on sharing information, growing non-GM revenues and satisfying the automotive parts supply requirements of multiple VMs around the world. We further anticipate that by having control of our labor relations we will, over time, be able to negotiate local work rules and practices and other terms more consistent with those generally prevailing in the automotive parts industry. We believe that this would enhance our overall operational competitiveness. However, we cannot assure you as to when or the extent to which we will realize these benefits.

         GM has informed us that it has satisfactorily completed discussions with the International Union of Electronic, Electrical, Salaried, Machine & Furniture Workers AFL-CIO (the "IUE"), one of the principal unions representing our employees, regarding the effects of the separation on its members. As a result of these discussions, the IUE has recognized that, upon Delphi's separation from GM, Delphi will be an independent company with its own national and local agreements with the IUE. GM has informed us that initial discussions with the United Steel Workers of America (the "USW") regarding the effects of the separation on its members were held on December 8, 1998 and that further discussions will be held with the USW. Similar discussions are expected to occur with the other unions representing our employees, but we cannot assure you as to when they will occur or as to the outcome. In this regard, our largest union, the International Union, United Automobile, Aerospace and Agricultural Implement Workers of America (the "UAW"), which represents about 29% of our unionized employees, has stated that it is on record as opposing the separation of Delphi from GM and that, should GM decide to proceed with the transactions, the UAW can and will aggressively work to protect the rights and interests of its members who would be impacted by the Distribution. Since that time, GM and the UAW have agreed that any of our employees who are members of the UAW and who retire on or before October 1, 1999 will be treated as GM retirees. GM and Delphi have been working with the UAW to address its concerns and will continue to do so. We intend to cooperate with GM in working together with the UAW, the IUE, the USW and the other unions representing our employees to address the best interests of their members regarding these matters.

     - Capital Financing Flexibility. A separation of our company from General Motors would also benefit our company by enhancing our capital planning flexibility. For example, we would be able to use our own stock to facilitate growth through acquisitions. Also, we would no longer have to compete with other sectors of GM for funding from GM. However, we have entered into certain agreements in connection with our separation from GM that contain covenants which restrict our ability to issue stock and incur indebtedness, including in connection with acquisitions. For a description of these covenants, see "Arrangements Between Delphi and General Motors--IPO and Distribution Agreement."

     - Incentivized Management. Our management's focus would also be strengthened by incentive programs tied to the market performance of our common stock.

     - Simplified Internal Structure. A separation would allow our management to implement simplified organizational and internal reporting structures.


     SEPARATION AND TRANSITIONAL ARRANGEMENTS. We and General Motors (and, in some cases, our respective affiliates) have entered into or will enter into, prior to the completion of the Offering, certain agreements providing for the separation of our business from General Motors, including a Master Separation Agreement to which we and GM are parties (as amended from time to time, the "Separation Agreement"). These agreements generally became effective as of January 1, 1999 and provide for, among other things, the transfer from GM to Delphi of those assets comprising the business of Delphi and the assumption by Delphi of those liabilities relating to its business, in each case to the extent agreed to by GM and Delphi and described elsewhere in this prospectus. These agreements also govern various interim and ongoing relationships between the parties. In particular, GM and Delphi have entered into a Component Supply Agreement (as amended from time to time, the "Supply Agreement"), which is intended to provide Delphi with a substantial base of business with GM well into the next decade. In addition, pursuant to such agreements, GM will provide certain transitional services to us. While GM is contractually obligated to provide us with such transitional services, we cannot assure you that such services will be sustained at the same level as when we were a part of GM or that we will obtain the same benefits.


     These agreements were made in the context of a parent-subsidiary relationship and were negotiated in the overall context of our separation from GM. The prices charged to us under these agreements may be higher or lower than the prices that may be charged by unaffiliated third parties for similar services and the other terms may be more or less favorable than those we could negotiate with unaffiliated third parties. In addition, although we believe that the terms and conditions of our Supply Agreement with GM generally reflect terms and conditions comparable to those in purchase contracts negotiated between a supplier and an unaffiliated VM, the Supply Agreement was negotiated in a similar context and we cannot assure you that its terms are more or less favorable than those we could negotiate with an unaffiliated third party.


     On January 1, 1999, General Motors initiated the process of separating Delphi by transferring to Delphi the assets and liabilities related to Delphi's business, in each case to the extent agreed to by GM and Delphi and described elsewhere in this prospectus. Delphi believes that the transfers of substantially all of these assets and liabilities have been or will be completed before the closing of the Offering. Certain international, intellectual property and real property assets relating primarily to the business of Delphi may still be held by GM or its affiliates at the time of the completion of the Offering pending receipt of consents or approvals or satisfaction of other applicable requirements necessary for the transfer of such assets to Delphi. These assets and operations are not, individually or in the aggregate, material to Delphi. In addition, certain information technology assets relating primarily to the business of Delphi (1) may still be held by GM or its affiliates at the time of the completion of the Offering, pending receipt of consents necessary for the transfer of such assets to Delphi or (2) may be retained by GM if consents to their transfer cannot be obtained. Also, certain assets and liabilities relating to employees working under collective bargaining agreements will be transferred to Delphi at the time of the Distribution.



     For more information regarding the separation arrangements, including the Supply Agreement between us and GM, see "Arrangements Between Delphi and General Motors."

                                USE OF PROCEEDS


     We estimate that we will receive net proceeds from the Offering of about $1.573 billion, or about $1.809 billion if the U.S. underwriters exercise their over-allotment option in full. For purposes of this calculation, we have assumed an initial public offering price of $16.50 per share. We intend to use such proceeds for general corporate purposes, including our working capital requirements which have been impacted by the change in payment terms we have granted to GM pursuant to the Supply Agreement. For a description of these new payment terms and their effect on our liquidity, see "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."


                                   DIVIDENDS

     Following the Offering, our dividend practices with respect to our stock will be determined and may be changed from time to time by our Board of Directors. Under Delaware law and our Restated Certificate of Incorporation, the Board is not required to declare dividends on our common stock. We currently intend to pay dividends on a quarterly basis, at an initial rate of $0.07 per share, commencing with the first declaration in June 1999 for payment in July 1999. Our Board is free to change our dividend practices at any time and from time to time and to decrease or increase the dividend paid, or to not pay a dividend, on the common stock on the basis of the results of operations, financial condition, cash requirements and future prospects of our company and other factors deemed relevant by our Board.

                                 CAPITALIZATION


     Set forth below is the historical capitalization of our company at September 30, 1998 and as adjusted to give effect to certain pro forma adjustments described in "Unaudited Pro Forma Condensed Consolidated Financial Statements," including the Offering. This information assumes an initial public offering price of $16.50 per share. You should read the information set forth below in conjunction with "Selected Financial Data," "Unaudited Pro Forma Condensed Consolidated Financial Statements," our historical consolidated financial statements, including the notes thereto, and "Management's Discussion and Analysis of Financial Condition and Results of Operations" which appear elsewhere in this prospectus.



                                                                AT SEPTEMBER 30, 1998
                                                     --------------------------------------------
                                                                      (UNAUDITED)
                                                     HISTORICAL       ADJUSTMENTS       PRO FORMA
                                                     ----------       -----------       ---------
                                                                    (IN MILLIONS)
DEBT:
Notes payable and current portion of long-term
  debt.............................................    $  206           $   --           $  206
Long-term debt.....................................     3,294           (3,100)
                                                                         3,100            3,294
                                                       ------           ------           ------
          Total debt...............................     3,500               --            3,500
EQUITY (DEFICIT):
Common stock.......................................        --                1                1
Additional paid-in capital.........................        --            1,572
                                                                         1,498            3,070
General Motors' net investment.....................        (2)           1,500
                                                                        (1,498)              --
Accumulated translation adjustments................       (37)              --              (37)
                                                       ------           ------           ------
          Total equity (deficit)...................       (39)           3,073            3,034
                                                       ------           ------           ------
               Total capitalization................    $3,461           $3,073           $6,534
                                                       ======           ======           ======



     Certain items above reflect the settlement of a $3.1 billion intracompany note payable to General Motors and a $1.5 billion increase in GM's net investment in Delphi after considering the $1.6 billion settlement of intracompany accounts receivable immediately prior to the time of the transactions contemplated by the Separation Agreement. It is expected that during the first half of 1999, Delphi will finance its operations through third-party credit sources, with borrowings that will increase to about $3.1 billion. In addition, certain other items above reflect the proceeds from the Offering and adjustments to equity to reclassify GM's net investment to additional paid-in capital.

                            SELECTED FINANCIAL DATA


     The following selected financial data of Delphi reflect the historical results of operations and cash flows of the businesses that were considered part of the Delphi Automotive Systems business sector of GM during each respective period. In addition, the data for all periods include amounts relating to Delco Electronics, the electronics and mobile communication business that was transferred by GM from Hughes Electronics to Delphi in December 1997. The historical consolidated statement of income data set forth below do not reflect many significant changes that will occur in the operations and funding of our company as a result of our separation from GM and the Offering. The historical consolidated balance sheet data set forth below reflect the assets and liabilities that are expected to be transferred to our company in accordance with the Separation Agreement.


     The selected financial data of Delphi should be read in conjunction with, and are qualified by reference to, "Unaudited Pro Forma Condensed Consolidated Financial Statements," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the consolidated financial statements and notes thereto included elsewhere in this prospectus. The consolidated statement of income and cash flow data set forth below for each of the three years in the period ended December 31, 1997, and the consolidated balance sheet data as of December 31, 1996 and 1997 are derived from, and qualified by reference to, the audited consolidated financial statements included elsewhere in this prospectus, and should be read in conjunction with those consolidated financial statements and the notes thereto. The consolidated statement of income and cash flow data for each of the years ended December 31, 1993 and 1994 and the consolidated balance sheet data as of December 31, 1993, 1994 and 1995 are derived from unaudited consolidated financial statements not included in this prospectus, which in our opinion, include all adjustments, consisting of only normal recurring adjustments, necessary for a fair presentation of the results for such periods. The consolidated statement of income and cash flow data for the nine months ended September 30, 1997 and 1998 and the consolidated balance sheet data as of September 30, 1998 are derived from, and should be read in conjunction with, the unaudited consolidated financial statements included elsewhere in this prospectus, which in our opinion include all adjustments, consisting of only normal recurring adjustments, necessary for a fair presentation of the results for such periods.

     The financial information presented below may not be indicative of our future performance and does not necessarily reflect what our financial position and results of operations would have been had we operated as a separate, stand-alone entity during the periods presented. Results for the nine months ended September 30, 1998 are not necessarily indicative of results that may be expected for the entire year. See "Risk Factors--Risk Factors Relating to Separating Our Company from General Motors--Our Historical Financial Information Has Limited Relevance to Our Results As a Separate Company." You should also read the "Management's Discussion and Analysis of Financial Condition and Results of Operations" section, which describes a number of factors which have affected our financial results, including significant price reductions as GM implemented its global sourcing initiative, labor disruptions at both GM and Delphi and charges associated with certain competitiveness initiatives.

                                                                                               NINE MONTHS
                                                                                                  ENDED
                                                      YEAR ENDED DECEMBER 31,                 SEPTEMBER 30,
                                          -----------------------------------------------   -----------------
                                           1993      1994      1995      1996      1997      1997      1998
                                           ----      ----      ----      ----      ----      ----      ----
                                                        (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
STATEMENT OF INCOME DATA:
  Net sales.............................  $29,327   $31,044   $31,661   $31,032   $31,447   $23,368   $20,679
  Operating expenses:
    Cost of sales, excluding items
       listed below.....................   25,754    27,081    27,384    27,471    27,710    20,507    19,220
    Selling, general and
       administrative...................    1,033     1,157     1,366     1,445     1,415     1,011     1,012
    Depreciation and amortization.......      777       722       773       843     1,970       621       731
                                          -------   -------   -------   -------   -------   -------   -------
  Operating income (loss)...............    1,763     2,084     2,138     1,273       352     1,229      (284)
  Interest expense......................     (384)     (310)     (293)     (276)     (287)     (206)     (199)
  Other (loss) income, net..............     (124)      103       101       115       194        65       124
                                          -------   -------   -------   -------   -------   -------   -------
  Income (loss) before income taxes.....    1,255     1,877     1,946     1,112       259     1,088      (359)
  Income taxes (tax benefit)............      307       644       639       259        44       352      (178)
                                          -------   -------   -------   -------   -------   -------   -------
  Income (loss) before cumulative effect
    of change in accounting principle...      948     1,233     1,307       853       215       736      (181)
  Cumulative effect of change in
    accounting principle, net of tax....       --      (258)       --        --        --        --        --
                                          -------   -------   -------   -------   -------   -------   -------
  Net income (loss).....................  $   948   $   975   $ 1,307   $   853   $   215   $   736   $  (181)
                                          =======   =======   =======   =======   =======   =======   =======
Basic and diluted earnings (loss) per
  share.................................  $  2.04   $  2.10   $  2.81   $  1.83   $  0.46   $  1.58   $ (0.39)
                                          =======   =======   =======   =======   =======   =======   =======
STATEMENT OF CASH FLOWS DATA:
  Cash provided by (used in) operating
    activities..........................      n/a       n/a   $ 1,370   $ 2,701   $ 2,918   $ 1,812   $   (51)
  Cash used in investing activities.....      n/a       n/a    (1,141)     (995)   (1,320)     (860)     (699)
  Cash (used in) provided by financing
    activities..........................      n/a       n/a      (263)   (1,686)   (1,549)     (903)      741
OTHER FINANCIAL DATA:
  EBITDA................................  $ 2,378   $ 2,603     2,959     2,182     2,459     1,877       530

                                                                                                   AT
                                                          AT DECEMBER 31,                     SEPTEMBER 30,
                                          -----------------------------------------------   -----------------
                                           1993      1994      1995      1996      1997      1997      1998
                                           ----      ----      ----      ----      ----      ----      ----
                                                                     (IN MILLIONS)
BALANCE SHEET DATA:
  Total assets..........................  $14,803   $14,494   $15,635   $15,390   $15,026   $15,863   $14,930
  Total debt............................    3,500     3,500     3,500     3,500     3,500     3,500     3,500
  Equity (deficit)......................     (476)      120     1,354       922      (413)      816       (39)


     We adopted SFAS No. 112, "Employers' Accounting for Postemployment Benefits," effective January 1, 1994. The adoption had an unfavorable cumulative effect of $258 million after-tax, which is reflected in 1994 net income. Earnings per share before the cumulative effect of the change in accounting principle was $2.65 per share. The cumulative effect of the change in accounting principle was $0.55 per share. For information on special items impacting 1996 through 1998 operating results, see "Management's Discussion and Analysis of Financial Condition and Results of Operations--Results of Operations--Special Items and Work Stoppages."


     "EBITDA" is defined as income before provision for interest expense and interest income, income taxes, depreciation and amortization. EBITDA is not presented as an alternative measure of operating results or cash flow from operations, as determined in accordance with generally accepted accounting principles, but because we believe it is a widely accepted indicator of our ability to incur and service debt. EBITDA does not give effect to cash used for debt service requirements and thus does not reflect funds available for dividends, reinvestment or other discretionary uses. In addition, EBITDA as presented herein may not be comparable to similarly titled measures reported by other companies.

        UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS


     The unaudited pro forma condensed consolidated financial statements of Delphi were derived from the application of pro forma adjustments to our historical consolidated financial statements and give effect to the Offering and the terms of the Separation Agreement, exclusive of terms relating to the transfer of the assets and liabilities to Delphi, as such terms were considered in preparing the historical consolidated balance sheets. The unaudited pro forma condensed consolidated statements of income data for the year ended December 31, 1997 and for the nine months ended September 30, 1998 have been prepared as if our separation from GM had been completed and the Offering had occurred at the beginning of the earliest pro forma period presented. The unaudited pro forma condensed consolidated balance sheet data as of September 30, 1998 have been prepared as if our separation from GM had been completed and the Offering had occurred as of September 30, 1998.


     The unaudited pro forma condensed consolidated financial statements should be read in conjunction with, and are qualified by reference to, "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the audited and unaudited consolidated financial statements and notes thereto included elsewhere in this prospectus.


     The unaudited pro forma condensed consolidated balance sheet data are not necessarily indicative of what our financial position would have been had the separation of our business from GM been completed and had the Offering occurred on September 30, 1998. The unaudited pro forma condensed consolidated statements of income data are not necessarily indicative of what our results of operations would have been had the separation of our business from GM been completed and had the Offering occurred at the beginning of the earliest pro forma period presented. In addition, our results for the nine months ended September 30, 1998 are not necessarily indicative of results that may be expected for the entire year.



     The summary pro forma condensed consolidated financial data are derived from the application of pro forma adjustments related to the Offering and the terms of the Separation Agreement. The unaudited pro forma condensed consolidated balance sheet data give effect to:



     - the Offering;



     - a change in GM's intracompany accounts receivable payment terms; and



     - the settlement of certain GM intracompany accounts receivable and the intracompany note payable.



The unaudited pro forma condensed consolidated statement of income data give effect to:



     - the Offering;



     - decreased employee benefit costs due to GM's retention of certain benefit obligations; and



     - certain incremental costs associated with operating Delphi as a stand-alone publicly traded company.

                   UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                           STATEMENTS OF INCOME DATA

                      FOR THE YEAR ENDED DECEMBER 31, 1997
                    (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

                                                      HISTORICAL       ADJUSTMENTS         PRO FORMA
                                                      ----------       -----------         ---------
Net sales.........................................     $31,447               --             $31,447
Operating expenses:
  Cost of sales, excluding items listed below.....      27,710            $(463)(1)          27,247
  Selling, general and administrative.............       1,415              (19)(1)
                                                                            147 (2)           1,543
  Depreciation and amortization...................       1,970               --               1,970
                                                       -------            -----             -------
     Total operating expenses.....................      31,095             (335)             30,760
                                                       -------            -----             -------
Operating income..................................         352              335                 687
Interest expense..................................        (287)(3)           --                (287)
Other income, net.................................         194               --                 194
                                                       -------            -----             -------
Income before income taxes........................         259              335                 594
Income taxes......................................          44              127 (4)             171
                                                       -------            -----             -------
Net income........................................     $   215            $ 208             $   423
                                                       =======            =====             =======
Basic and diluted earnings per share
  Historical--based on 465,000,000 shares
     outstanding..................................     $  0.46
                                                       =======
  Pro forma--based on 565,000,000 shares
     outstanding..................................                                          $  0.75 (5)
                                                                                            =======

                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998
                    (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

                                                      HISTORICAL       ADJUSTMENTS         PRO FORMA
                                                      ----------       -----------         ---------
Net sales.........................................     $20,679               --             $20,679
Operating expenses:
  Cost of sales, excluding items listed below.....      19,220           $ (186)(1)          19,034
  Selling, general and administrative.............       1,012               (8)(1)
                                                                            111 (2)           1,115
  Depreciation and amortization...................         731               --                 731
                                                       -------           ------             -------
     Total operating expenses.....................      20,963              (83)             20,880
                                                       -------           ------             -------
Operating loss....................................        (284)              83                (201)
Interest expense..................................        (199)(3)           --                (199)
Other income, net.................................         124               --                 124
                                                       -------           ------             -------
Loss before income taxes..........................        (359)              83                (276)
Income tax benefit................................        (178)              32 (4)            (146)
                                                       -------           ------             -------
Net loss..........................................     $  (181)          $   51             $  (130)
                                                       =======           ======             =======
Basic and diluted loss per share
  Historical--based on 465,000,000 shares
     outstanding..................................     $ (0.39)
                                                       =======
  Pro forma--based on 565,000,000 shares
     outstanding..................................                                          $ (0.23)(5)
                                                                                            =======

 See notes to unaudited pro forma condensed consolidated financial statements.

         UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET DATA
                            AS OF SEPTEMBER 30, 1998
                                 (IN MILLIONS)


                                                          HISTORICAL    ADJUSTMENTS       PRO FORMA
                                                          ----------    -----------       ---------
ASSETS
Current assets:
  Cash and marketable securities......................     $ 1,000        $ 1,573(6)
                                                                           (2,100)(7)
                                                                            3,100(8)
                                                                           (1,600)(9)      $ 1,973

  Accounts receivable, net:
     General Motors and affiliates....................       1,962          2,100(7)
                                                                           (1,600)(8)
                                                                            1,600(9)         4,062
     Other customers..................................       1,288             --            1,288
  Inventories, net....................................       1,807             --            1,807
  Deferred income taxes...............................         206             --              206
  Prepaid expenses and other assets...................          96             --               96
                                                           -------        -------          -------
     Total current assets.............................       6,359          3,073            9,432
Property, net.........................................       4,878             --            4,878
Deferred income taxes.................................       2,552             --            2,552
Other assets..........................................       1,141             --            1,141
                                                           -------        -------          -------
Total assets..........................................     $14,930        $ 3,073          $18,003
                                                           =======        =======          =======
LIABILITIES AND EQUITY (DEFICIT)
Current liabilities:
  Notes payable and current portion of long-term
     debt.............................................     $   206        $    --          $   206
  Accounts payable:
     General Motors and affiliates....................          91             --               91
     Other suppliers..................................       1,977             --            1,977
  Accrued liabilities.................................       1,557             --            1,557
                                                           -------        -------          -------
     Total current liabilities........................       3,831             --            3,831
Long-term debt........................................       3,294         (3,100)(8)
                                                                            3,100(8)         3,294
Pension benefits......................................       1,897             --            1,897
Postretirement benefits other than pensions...........       4,523             --            4,523
Other liabilities.....................................       1,424             --            1,424
                                                           -------        -------          -------
     Total liabilities................................      14,969             --           14,969
Equity (deficit):
  Common stock........................................          --              1(6)             1
  Additional paid-in capital..........................          --          1,572(6)
                                                                            1,498(10)        3,070
  General Motors' net investment......................          (2)         1,500(8)
                                                                           (1,498)(10)          --
  Accumulated translation adjustments.................         (37)            --              (37)
                                                           -------        -------          -------
     Total equity (deficit)...........................         (39)         3,073            3,034
                                                           -------        -------          -------
Total liabilities and equity (deficit)................     $14,930        $ 3,073          $18,003
                                                           =======        =======          =======


 See notes to unaudited pro forma condensed consolidated financial statements.

                     NOTES TO UNAUDITED PRO FORMA CONDENSED
                       CONSOLIDATED FINANCIAL STATEMENTS


     The following pro forma adjustments were made to reflect the terms of the Separation Agreement and the Offering:


 (1) As set forth under "Arrangements Between Delphi and General
     Motors--Employee Matters," Delphi and General Motors have entered into agreements regarding certain employee benefit obligations. The pro forma adjustments for the year ended December 31, 1997 and the nine months ended September 30, 1998 are as follows:

                                                                NINE MONTHS
                                                 YEAR ENDED        ENDED
                                                DECEMBER 31,   SEPTEMBER 30,
                                                    1997           1998
                                                ------------   -------------
                                                       (IN MILLIONS)
Pension related costs..........................    $  84           $ 158
Postretirement benefits other than pensions....     (569)           (357)
Other employee benefits........................        3               5
                                                   -----           -----
  Total........................................    $(482)          $(194)
                                                   =====           =====
Portion attributable to cost of sales..........    $(463)          $(186)
                                                   =====           =====
Portion attributable to selling, general and
  administrative...............................    $ (19)          $  (8)
                                                   =====           =====

 (2) Reflects the estimated incremental selling, general and administrative costs associated with operating Delphi as a stand-alone publicly traded company. The pro forma adjustments for the year ended December 31, 1997 and the nine months ended September 30, 1998 are as follows:

                                                                NINE MONTHS
                                            YEAR ENDED             ENDED
                                           DECEMBER 31,        SEPTEMBER 30,
                                               1997                1998
                                           ------------        -------------
                                                      (IN MILLIONS)
Incremental insurance and risk
  management.........................          $ 34                $ 26
Incremental corporate costs*.........            48                  36
Taxes other than income..............            50                  38
Other................................            15                  11
                                               ----                ----
  Total..............................          $147                $111
                                               ====                ====


    * Incremental corporate costs include additional personnel and systems costs that will be required to operate as a stand-alone entity, and reflect transitional service arrangements with General Motors at terms provided in the Separation Agreement. Other costs include certain sales tax expenses associated with separation.


 (3) Historical interest expense was calculated using an estimated blend of short-term and long-term weighted-average interest rates commensurate with the anticipated overall credit risk of Delphi as a stand-alone entity. See
     Note 1 to our audited consolidated financial statements included elsewhere in this prospectus for additional information. A 1/8% change in interest rates would have an impact of about $4 million and $3 million on historical interest expense for the year ended December 31, 1997 and the nine months ended September 30, 1998, respectively.

 (4) Income taxes were determined in accordance with the provisions of SFAS No. 109, "Accounting for Income Taxes." Once our company is a stand-alone entity and is no longer included in GM's consolidated income tax return, we will no longer benefit from GM's consolidated income tax environment. As a result, we expect our effective income tax rates in future periods generally to be higher than our historical effective income tax rates. For purposes of this pro forma presentation only, adjustments necessary to record the income tax effect of the pro forma adjustments assume a combined federal and state income tax rate of 38%.



 (5) Reflects the sale of 100,000,000 shares of common stock in the Offering. It does not include up to 15,000,000 shares of common stock which the U.S. underwriters have the option to purchase solely to cover over-allotments. If the U.S. underwriters exercise their over-allotment option in full, the pro forma earnings per share for the year ended December 31, 1997 would be $0.73 and the pro forma loss per share for the nine months ended September 30, 1998 would be $0.22.



 (6) Reflects the sale of 100,000,000 shares of common stock in the Offering assuming an initial public offering price of $16.50 per share. As set forth under "Use of Proceeds," Delphi expects to use the proceeds of the Offering for general corporate purposes, including working capital requirements which have been impacted by the change in General Motors accounts receivable payment terms described in note (7) below.


 (7) Reflects the change in payment terms for intracompany accounts receivable from General Motors in accordance with the terms of the Separation Agreement. As set forth under "Arrangements Between Delphi and General Motors--Supply Agreement--Payment Terms," payment terms, which generally called for payment in the month following shipment by Delphi, have been modified to require payment by General Motors on the second day of the second month following shipment by Delphi.


 (8) Reflects the settlement of certain intracompany accounts receivable from GM with the intracompany note payable to GM. Immediately prior to the transactions contemplated by the Separation Agreement, certain intracompany accounts receivable from GM estimated at $1.6 billion will be settled with the $3.1 billion outstanding intracompany note payable to GM with the difference resulting in an increase in GM's net investment in Delphi. It is expected that during the first half of 1999, Delphi will finance its operations through a combination of $3.1 billion in borrowings under revolving credit facilities, commercial paper, the issuance of long-term debt, structured financing and other short-term financing measures. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."


 (9) Reflects the required adjustment, subsequent to the settlement of intracompany accounts receivable described in note (8) above, to adjust cash and accounts receivable balances to levels that are indicative of amounts associated with on-going operations.

(10) Reflects the adjustment to equity to reclassify GM's net investment as additional paid-in capital.

               MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                      CONDITION AND RESULTS OF OPERATIONS

OVERVIEW

     HISTORICAL FINANCIAL STATEMENTS


     Our consolidated financial statements, which are discussed below, reflect the historical results of operations and cash flows of the businesses that were considered part of the Delphi Automotive Systems business sector during each respective period; however, they do not reflect many significant changes that will occur in the operations and funding of our company as a result of our separation from GM and the Offering. The historical consolidated balance sheets reflect the assets and liabilities that are expected to be transferred to our company in accordance with the transactions contemplated by the Separation Agreement. Delphi and Delco Electronics were under the common control of GM during such periods; therefore, our consolidated financial statements include amounts relating to Delco Electronics for all periods presented, although Delco Electronics was not integrated with our company until December 1997. See Note 1 to our audited consolidated financial statements included elsewhere in this prospectus for a summary of our organization and significant factors reflected in our historical financial statements. See "--Results of Operations" and "--Liquidity and Capital Resources" for details on changes in our operations and funding that are expected to result in connection with our separation from GM and the Offering.


     SEPARATION FROM GENERAL MOTORS


     General Motors and Delphi (and, in some cases, their respective affiliates) have entered into or will enter into, prior to the completion of the Offering, certain agreements providing for the separation of our business from General Motors and the Distribution, including the Separation Agreement. For more information regarding the terms of our separation from GM, including the Supply Agreement between the companies, and the Distribution, see "Delphi and Its Separation from General Motors--Separation from General Motors" and "Arrangements Between Delphi and General Motors."


     NET SALES

     Our consolidated net sales increased from $29.3 billion in 1993 to $31.4 billion in 1997, despite the divestiture of various businesses having annual sales of about $6 billion. In addition, annual net sales for recent periods have been unfavorably impacted by increasing price pressures from our VM customers as well as work stoppages. Price reductions, as a percentage of net sales, were 3.0%, 2.3% and 1.6% for the years ended December 31, 1996 and 1997 and the nine months ended September 30, 1998, respectively, reflecting an overall decline in price concessions. We believe that price reductions in 1998 are more indicative of future price pressures from VMs, although we cannot assure you in this regard. See "Risk Factors--Risk Factors Relating to Our Business--We May Be Unable to Offset All of the Cost Reductions We Must Provide to Our Customers." Although net sales for all of our product sectors were impacted by price reductions, the percentage impact was the largest for our Electronics & Mobile Communication product sector, reflecting the overall decline in prices throughout the electronics industry. Our net sales can be impacted by a variety of factors, including divestitures, price pressures, actual volume and timing of vehicle production and the mix of options on vehicles that are produced. Within this "Overview" section, we have included certain information that breaks down our consolidated net sales by product sector and by principal geographic region. For additional information on our consolidated net sales and such break downs, see "--Results of Operations."

     Our consolidated net sales by product sector and in total were as follows for each respective period:

                                                                                       NINE MONTHS
                                                                                          ENDED
                                                      YEAR ENDED DECEMBER 31,         SEPTEMBER 30,
                                                   -----------------------------    ------------------
                PRODUCT SECTOR                      1995       1996       1997       1997       1998
                --------------                      ----       ----       ----       ----       ----
                                                                      (IN MILLIONS)
Electronics & Mobile Communication.............    $ 5,479    $ 5,315    $ 5,539    $ 4,096    $ 3,412
Safety, Thermal & Electrical Architecture......     13,433     12,942     12,728      9,424      8,366
Dynamics & Propulsion..........................     13,142     13,293     13,733     10,208      9,222
Eliminations...................................       (393)      (518)      (553)      (360)      (321)
                                                   -------    -------    -------    -------    -------
  Consolidated net sales.......................    $31,661    $31,032    $31,447    $23,368    $20,679
                                                   =======    =======    =======    =======    =======

     Our net sales by product sector include certain inter-sector sales, which we eliminate for purposes of determining our total net sales. The following table shows the approximate composition by product sector of our net sales for the periods presented, after adjusting to account for these eliminations:

                                                                                       NINE MONTHS
                                                            YEAR ENDED                    ENDED
                                                           DECEMBER 31,               SEPTEMBER 30,
                                                    ---------------------------      ----------------
                  PRODUCT SECTOR                    1995       1996       1997       1997       1998
                  --------------                    ----       ----       ----       ----       ----
Electronics & Mobile Communication................   16.5%      16.2%      16.5%      16.6%      15.6%
Safety, Thermal & Electrical Architecture.........   42.0       41.1       39.9       39.7       39.8
Dynamics & Propulsion.............................   41.5       42.7       43.6       43.7       44.6
                                                    -----      -----      -----      -----      -----
                                                    100.0%     100.0%     100.0%     100.0%     100.0%
                                                    =====      =====      =====      =====      =====

     Net Sales by Principal Geographic Region. We have established an expansive global presence, with sales in every major region of the world. Our consolidated net sales by principal geographic region (based on the location of the operations producing the sale) and in total were as follows for the years ended December 31, 1995, 1996 and 1997:

                  CONSOLIDATED NET SALES BY GEOGRAPHIC REGION

                                                                YEAR ENDED DECEMBER 31,
                                              ------------------------------------------------------------
                                                    1995                  1996                  1997
                                              ----------------      ----------------      ----------------
            GEOGRAPHIC REGION                    $         %           $         %           $         %
            -----------------                    -         -           -         -           -         -
                                                                 (DOLLARS IN MILLIONS)
United States.............................    $23,387     73.9%     $22,139     71.3%     $21,925     69.7%
Europe....................................      4,240     13.4        4,655     15.0        4,220     13.4
Mexico....................................      2,272      7.2        2,714      8.8        3,448     11.0
Canada....................................      1,211      3.8          719      2.3          806      2.6
South America.............................        238      0.7          442      1.4          662      2.1
Other.....................................        313      1.0          363      1.2          386      1.2
                                              -------    -----      -------    -----      -------    -----
       Consolidated net sales.............    $31,661    100.0%     $31,032    100.0%     $31,447    100.0%
                                              =======    =====      =======    =====      =======    =====

     OPERATING COSTS

     Our operating costs include structural costs and material costs. Structural costs generally consist of our fixed costs, including commercial (selling, general and administrative costs), engineering and manufacturing (including labor) costs. Generally, our structural costs are not impacted by incremental volume changes in the short-run; however, we continue to focus on long-term reductions in our overall structural costs and increasing our manufacturing efficiency and flexibility. Material costs generally reflect direct materials used in producing our products. Such costs generally vary based on the volume of production for any given period.

     Since 1991, when GM organized its various component operations into a separate business group, we have been evolving from a fully captive, yet separately managed, collection of component operations into an independently managed supplier of components, systems and modules to GM and all of the other major VMs. During this transitional period, our financial results have at times been adversely affected by a variety of factors, such as significant price reductions, labor disruptions at both GM and Delphi and certain unprofitable manufacturing operations. See "--Results of Operations--Special Items and Work Stoppages." In response to these and other factors, we have developed, and are implementing, a number of initiatives designed to improve our operating performance. See "Business of Delphi--Strategy--Improve Operating Performance" for a description of these initiatives.

     Although we have made substantial progress in implementing these initiatives, we believe that in many cases the full impact of these initiatives has not yet been realized. We believe that as we fully implement these initiatives throughout our operations and complete our separation from GM, we will be able to realize additional benefits. The realization of these benefits is important to our ability to realize our business objectives. See "Risk Factors--Risk Factors Relating to Our Business--We May Be Unable to Realize Our Business Strategy of Improving Our Operating Performance."

RESULTS OF OPERATIONS

     To facilitate analysis, the following table sets forth consolidated statement of income data as a percentage of net sales for each of the periods presented:

                                                                                           NINE MONTHS
                                                                                              ENDED
                                                  YEAR ENDED DECEMBER 31,                 SEPTEMBER 30,
                                             ---------------------------------         -------------------
                                             1995          1996          1997          1997          1998
                                             ----          ----          ----          ----          ----
NET SALES..................................  100.0%        100.0%        100.0%        100.0%        100.0%
Operating expenses:
  Cost of sales, excluding items listed
     below.................................   86.5          88.5          88.1          87.8          92.9
  Selling, general and administrative......    4.3           4.7           4.5           4.3           4.9
  Depreciation and amortization............    2.4           2.7           6.3           2.7           3.5
                                             -----         -----         -----         -----         -----
OPERATING INCOME (LOSS)....................    6.8           4.1           1.1           5.2          (1.3)
Interest expense...........................   (0.9)         (0.9)         (0.9)         (0.9)         (1.0)
Other income, net..........................    0.3           0.4           0.6           0.3           0.6
                                             -----         -----         -----         -----         -----
Income (loss) before income taxes..........    6.2           3.6           0.8           4.6          (1.7)
Income taxes (tax benefit).................    2.0           0.8           0.1           1.5          (0.8)
                                             -----         -----         -----         -----         -----
NET INCOME (LOSS)..........................    4.2%          2.8%          0.7%          3.1%         (0.9)%
                                             =====         =====         =====         =====         =====

     In order to more fully understand the fluctuations in the consolidated statement of income data, you should consider the impact of special items and work stoppages as discussed below.

     SPECIAL ITEMS AND WORK STOPPAGES


     The global automotive parts industry has become increasingly competitive and is currently undergoing significant restructuring and consolidation activities. All of the major industry competitors are continuing to increase their focus on efficiency and cost improvements, while facing increasing price pressures from VM customers. As a result, we initiated a study in 1997 to evaluate the long-term competitiveness of all facets of our businesses (the "Competitiveness Study"). This study was performed in conjunction with the business planning cycle and was substantially completed in December 1997. Additional information regarding the Competitiveness Study is included below and in Note 3 to our audited consolidated financial statements included elsewhere in this prospectus.



     Our operating results for the periods presented were also impacted by special items which management views as non-recurring in nature. Such special items included divestiture and plant closing charges as well as the impact of work stoppages at certain GM and Delphi locations. Although these items are considered non-recurring, we cannot provide assurance that other special items and/or work stoppages will not occur with greater or lesser effects in future periods.


     The following is a summary of the various factors that impacted our operating results during the periods presented:

     1998

     - During the third quarter of 1998, we recorded an operating loss of $430 million ($271 million after-tax) related to divestitures involving our seating, lighting and coil spring businesses. The charge had the effect of increasing cost of sales and depreciation and amortization by $382 million and $48 million, respectively.

     - Work stoppages at GM and Delphi in the United States during 1998 reduced operating income by about $468 million ($290 million after-tax) and $435 million ($270 million after-tax) during the second and third quarters of 1998, respectively, after considering partial recovery of lost production.

     1997

     - During the first quarter of 1997, we recorded an $80 million plant closing charge ($50 million after-tax) relating to a facility in Trenton, New Jersey. This charge had the effect of increasing cost of sales by $80 million.

     - Work stoppages at certain GM and Delphi locations during the second quarter of 1997 had an unfavorable impact of $185 million ($115 million after-tax), before considering partial recovery of lost production in the third quarter of 1997. The full year impact of work stoppages was $148 million ($92 million after-tax), after considering partial recovery of lost production primarily in the third quarter of 1997.

     - Other special items included gains aggregating $58 million and $39 million ($36 million and $24 million after-tax, respectively) during the second and fourth quarters of 1997, respectively. These gains primarily related to the sale of certain businesses and investments, none of which were material on an individual basis.

     - During the fourth quarter of 1997, we recorded a $1.4 billion charge ($870 million after-tax) relating to the Competitiveness Study. Overall, the charge had the effect of increasing 1997 fourth quarter and full year cost of sales and depreciation and amortization by $262 million and $1.1 billion, respectively.

     1996

     - During the fourth quarter of 1996, we sold four facilities located in Flint and Livonia, Michigan and Oshawa and Windsor, Ontario, which resulted in a loss of $247 million ($153 million after-tax). The loss had the effect of increasing 1996 cost of sales and depreciation and amortization by $167 million and $80 million, respectively.

     - During 1996, three major work stoppages at various GM and Delphi facilities in the United States and Canada had an unfavorable impact of $453 million ($281 million after-tax) resulting from lower GM production volumes, after considering partial recovery of lost production in subsequent periods. The unfavorable impact in the fourth quarter of 1996 totaled $252 million ($156 million after-tax).

     - Retiree lump sum benefit payments resulting from U.S. labor negotiations during 1996 resulted in a charge of $86 million ($53 million after-tax).

     - Other special charges totaled $50 million ($31 million after-tax), of which $18 million ($11 million after-tax) was recorded in the fourth quarter. These costs primarily reflect the sale of certain business investments, none of which were material on an individual basis.

     1995

     - There were no significant special items or work stoppages during 1995.


     On-Going Evaluation. We periodically evaluate the carrying value of long-lived assets to be held and used, when events and circumstances warrant such review. This evaluation and review is generally performed in conjunction with the annual business planning cycle. In this regard, the 1998 evaluation and review, which was completed prior to December 31, 1998, resulted in a fourth quarter 1998 charge of about $310 million ($192 million after-tax). The charge impacted our product sectors on a pre-tax basis as follows: Electronics & Mobile Communication--$10 million; Safety, Thermal & Electrical Architecture--$66 million; and Dynamics & Propulsion--$234 million. See "Prospectus Summary--Recent Financial Results" for further discussion of the charge. We will continue to monitor the competitiveness of all aspects of our business. Accordingly, future operating results could be impacted by the sale or disposal of product lines or production facilities as we execute our portfolio management and "fix/sell/close" processes.


NINE MONTHS ENDED SEPTEMBER 30, 1998 VERSUS NINE MONTHS ENDED SEPTEMBER 30, 1997

     Net Sales. Consolidated net sales and changes in net sales by product sector and in total for the nine months ended September 30, 1997 and 1998 were as follows:

                                                NINE MONTHS
                                                   ENDED
                                               SEPTEMBER 30,                CHANGE
                                            --------------------      ------------------
             PRODUCT SECTOR                  1997         1998           $           %
             --------------                  ----         ----           -           -
                                                       (DOLLARS IN MILLIONS)
  Electronics & Mobile Communication....    $ 4,096      $ 3,412      $  (684)     (16.7)%
  Safety, Thermal & Electrical
     Architecture.......................      9,424        8,366       (1,058)     (11.2)
  Dynamics & Propulsion.................     10,208        9,222         (986)      (9.7)
  Eliminations..........................       (360)        (321)          39        n/a
                                            -------      -------      -------      -----
     Consolidated net sales.............    $23,368      $20,679      $(2,689)     (11.5)%
                                            =======      =======      =======      =====


     The decrease in consolidated net sales for each product sector primarily relates to (1) lower GM-North America vehicle production due to work stoppages at certain GM and Delphi plants (after considering partial recovery of lost production in subsequent periods) and (2) lower international production due to the unfavorable impact of economic conditions in Asia and Latin America. In addition, our net sales continue to be impacted by pricing pressures as VMs reduce their cost structures through competitive sourcing initiatives and global vehicle platforms. Specifically, the decrease in consolidated net sales for each operating sector during the first nine months of 1998 reflects the impact of price reductions required by GM and other customers amounting to about $340 million (or 1.6% of net sales). As a percentage of net sales, price reductions declined from 1997 levels to levels which we believe will be more indicative of future pricing pressures from VMs, although we cannot assure you in this regard. Overall, price reductions had the largest impact on our Electronics & Mobile Communication product sector (3.0% of net sales) due to the impact of GM-North America's continued implementation of its global sourcing strategy and reflecting the overall price declines throughout the electronics industry. The unfavorable impact of lower GM volumes and price reductions was partially offset by additional sales to customers other than GM, which increased about $420 million, or 10.4%, compared to the first nine months of 1997.

     Cost of Sales. Cost of sales represented 92.9% of consolidated net sales for the first nine months of 1998 compared to 87.8% for the comparable period of 1997. The increase reflects the impact of special items and work stoppages along with other factors which are described in greater detail in the operating income
(loss) discussion below.

     Selling, General and Administrative and Depreciation and
Amortization. Selling, general and administrative expenses remained constant during the first nine months of 1997 and 1998 while depreciation and amortization increased by $62 million (excluding a $48 million charge related to 1998 divestitures). The increase in depreciation and amortization reflected incremental depreciation associated with a larger fixed asset base.


     Operating Income (Loss). Our operating loss was $284 million for the first nine months of 1998 compared to operating income of $1.2 billion for the first nine months of 1997. Excluding the impact of special items and work stoppages in the respective nine month periods, operating income totaled $1.0 billion and $1.5 billion for the nine months ended September 30, 1998 and 1997, respectively. The following information on operating income and changes in operating income and its components excludes the impact of special items and work stoppages. See "--Special Items and Work Stoppages" for additional information.


     Operating income by product sector and in total, excluding the impact of special items and work stoppages, was as follows:

                                                                   NINE MONTHS
                                                                      ENDED
                                                                  SEPTEMBER 30,
                                                               -------------------
                      PRODUCT SECTOR                            1997         1998
                      --------------                            ----         ----
                                                                  (IN MILLIONS)
Electronics & Mobile Communication.........................    $  436       $  359
Safety, Thermal & Electrical Architecture..................       753          641
Dynamics & Propulsion......................................       386          298
Other......................................................      (118)        (249)
                                                               ------       ------
  Total operating income excluding the impact of special
     items and work stoppages..............................    $1,457       $1,049
                                                               ======       ======


     The reduction in operating income, excluding the impact of special items and work stoppages, primarily reflects lower vehicle volumes due to the timing of production for certain of GM's new product introductions and economic conditions in Asia and Latin America. The impact of lower customer volumes was partially offset by cost savings as we have implemented several strategies to reduce our cost structure and maintain our desired level of profitability. Each of our product sectors achieved material and manufacturing cost savings which totaled about $790 million during the first nine months of 1998, exceeding price reductions and unrecovered design change costs by $175 million. Unrecovered design change costs had a total unfavorable impact on operating income of about $275 million, impacting all of our sectors. Such costs represent the cost of required product design changes to meet changing customer requirements. Sometimes these costs are not recoverable through changes in prices. Cost savings achieved primarily reflect the results of our structural cost reduction programs including continued implementation of the Delphi Manufacturing System and global sourcing initiatives. See "--Overview--Operating Costs" for further descriptions of these and our other initiatives.

     Interest Expense. Interest expense totaled $199 million and $206 million for the first nine months of 1998 and 1997, respectively. The decrease in interest expense primarily reflects lower interest rates during the first nine months of 1998 in comparison to 1997 rates.

     Other Income, Net. Other income, net totaled $124 million for the first nine months of 1998, compared to $65 million in the first nine months of 1997. The increase is primarily due to gains on sales of assets during the first nine months of 1998.

     Taxes. The effective income tax (tax benefit) rate for the first nine months of 1998 was (49.6%) compared with 32.4% for the first nine months of 1997. The effective tax rates for both 1998 and 1997 reflect benefits related to research and experimentation credits. During the first nine months of 1998, certain deductions and tax credits remained constant while taxable income decreased substantially, resulting in a greater effective tax benefit as a percentage of pretax income.

     Net Income (Loss). Our net loss totaled $181 million for the first nine months of 1998 compared to net income of $736 million for the nine months ended September 30, 1997. Excluding special items and work stoppages, net income was $650 million and $842 million for the nine months ended September 30, 1998 and 1997, respectively, reflecting the impact of items discussed above.

     1997 VERSUS 1996

     Net Sales. Consolidated net sales and changes in net sales by product sector and in total for the years ended December 31, 1996 and 1997 were as follows:

                                                     YEAR ENDED
                                                    DECEMBER 31,          CHANGE
                                                 ------------------    -------------
                PRODUCT SECTOR                    1996       1997        $       %
                --------------                    ----       ----        -       -
                                                        (DOLLARS IN MILLIONS)
Electronics & Mobile Communication.............  $ 5,315    $ 5,539    $ 224     4.2%
Safety, Thermal & Electrical Architecture......   12,942     12,728     (214)   (1.7)
Dynamics & Propulsion..........................   13,293     13,733      440     3.3
Eliminations...................................     (518)      (553)     (35)    n/a
                                                 -------    -------    -----    ----
  Consolidated net sales.......................  $31,032    $31,447    $ 415     1.3%
                                                 =======    =======    =====    ====


     The increase in consolidated net sales during 1997 occurred despite the impact of the 1996 sale of four plants by our Safety, Thermal & Electrical Architecture product sector, which had combined historical annual net sales of about $1.0 billion. Price reductions from GM and non-GM customers had an unfavorable sales impact on all of our product sectors and totaled about $730 million (or 2.3% of net sales) during 1997. Price reductions reflect the continuing pressures from VMs to reduce component and system costs. Price reductions, as a percentage of sales, during 1997 were generally higher than we anticipate in future years, although we cannot assure you in this regard. Price reductions for our Electronics & Mobile Communication product sector (3.3% of net sales) exceeded the overall percentage for Delphi on a consolidated basis due to the timing of the implementation of GM-North America's global sourcing as it related to electronics products and the overall price declines throughout the electronics industry. The remaining change in net sales for each product sector primarily reflects a $260 million increase in sales to non-GM customers and improved GM-North America production volumes after adjusting for the impact of work stoppages.


     Cost of Sales. Cost of sales, as a percentage of consolidated net sales, decreased to 88.1% in 1997 from 88.5% in 1996. The decrease as a percentage of net sales reflects the lower impact of work stoppages along with other factors which are described in greater detail in the operating income discussion below.

     Selling, General and Administrative and Depreciation and
Amortization. Selling, general and administrative expenses remained constant during 1997 and 1996, while depreciation and amortization, excluding the $1.1 billion charge associated with the Competitiveness Study, increased slightly.


     Operating Income. Operating income decreased to $352 million in 1997 from $1.3 billion in 1996. Excluding the impact of special items and work stoppages, operating income totaled $1.9 billion in 1997 compared to $2.1 billion in 1996. The following information on operating income and changes in operating income and its components excludes the impact of special items and work stoppages. See "--Special Items and Work Stoppages" for additional information.


     Operating income by product sector and in total, excluding the impact of special items and work stoppages, was as follows:

                                                                   YEAR ENDED
                                                                  DECEMBER 31,
                                                                ----------------
                       PRODUCT SECTOR                            1996      1997
                       --------------                            ----      ----
                                                                 (IN MILLIONS)
Electronics & Mobile Communication..........................    $  810    $  612
Safety, Thermal & Electrical Architecture...................       955     1,060
Dynamics & Propulsion.......................................       321       400
Other.......................................................       (27)     (130)
                                                                ------    ------
  Total operating income excluding the impact of special
     items and work stoppages...............................    $2,059    $1,942
                                                                ======    ======

     As a result of strategies implemented to reduce our cost structure, we realized material and manufacturing cost savings of about $450 million during 1997. Cost savings were realized by all of our product sectors during 1997; however, price reductions and unrecovered design change costs, which together totaled about $960 million, more than offset the cost savings. Unrecovered design change costs had an unfavorable impact on operating income of about $230 million in 1997, primarily affecting our Electronics & Mobile Communication product sector. In addition, operating income was favorably impacted by greater sales penetration of non-GM customers and improved GM-North America production volumes after adjusting for the impact of work stoppages.

     Interest Expense. Interest expense totaled $287 million and $276 million in 1997 and 1996, respectively. The increase in interest expense in 1997 primarily reflected slightly higher interest rates during the period.

     Other Income, Net. Other income, net totaled $194 million in 1997 compared with $115 million in 1996. The amount reported for 1997 includes a gain of $97 million ($60 million after-tax) relating to the sale of certain business investments. The gain was partially offset by a decline in earnings of nonconsolidated affiliates, which decreased to $27 million in 1997 compared with $57 million in 1996. The decline reflected lower equity earnings due to the sale of certain minority owned investments and the unfavorable impact of economic volatility on overseas joint ventures.

     Taxes. The effective income tax rate for 1997 was 17.0% compared with 23.3% for 1996. The lower 1997 effective income tax rate primarily reflected the favorable impact of state and local income tax rates which were generally lower than in 1996. The favorable impact of state and local tax rates was partially offset by higher foreign tax rates during 1997.

     Net Income. Net income totaled $215 million in 1997 and $853 million in 1996. Income, excluding the impact of special items and work stoppages, totaled $1.2 billion in 1997 compared to $1.4 billion in 1996, reflecting the items discussed above.

     1996 VERSUS 1995

     Net Sales. Consolidated net sales and changes in net sales by product sector and in total for the years ended December 31, 1995 and 1996 were as follows:

                                                   YEAR ENDED
                                                  DECEMBER 31,         CHANGE
                                                -----------------   ------------
                PRODUCT SECTOR                   1995      1996       $      %
                --------------                   ----      ----       -      -
                                                     (DOLLARS IN MILLIONS)
Electronics & Mobile Communication............  $ 5,479   $ 5,315   $(164)  (3.0)%
Safety, Thermal & Electrical Architecture.....   13,433    12,942    (491)  (3.7)
Dynamics & Propulsion.........................   13,142    13,293     151    1.1
Eliminations..................................     (393)     (518)   (125)   n/a
                                                -------   -------   -----   ----
  Consolidated net sales......................  $31,661   $31,032   $(629)  (2.0)%
                                                =======   =======   =====   ====


     The decrease in consolidated net sales during 1996 reflects the unfavorable impact of price reductions of about $920 million (or 3.0% of net sales). Price reductions reflected aggressive efforts of VMs to reduce their vehicle costs. Such price pressures were most significant for our Electronics & Mobile Communication product sector. Overall, price reductions as a percentage of net sales during 1996 were generally higher than those anticipated in future years, although we cannot assure you in this regard. Net sales for each product sector were also negatively impacted by lower GM-North America vehicle production due to work stoppages after considering partial recovery of lost production in subsequent periods. The impact of price reductions and work stoppages was partially offset by a $240 million increase in aftermarket sales and greater penetration of non-GM customers during 1996.


     Cost of Sales. Cost of sales, as a percentage of consolidated net sales, was 88.5% in 1996 compared to 86.5% in 1995. The increase reflects the impact of special items and work stoppages in 1996 as well as other factors which are discussed in greater detail in the operating income discussion below.

     Selling, General and Administrative and Depreciation and Amortization. Selling, general and administrative expenses remained constant during 1995 and 1996, while depreciation and amortization, excluding the impact of divestiture-related charges, declined slightly.


     Operating Income. Operating income was $1.3 billion in 1996 compared to $2.1 billion in 1995. Excluding the impact of special items and work stoppages, operating income totaled $2.1 billion in 1996. The following information on operating income and changes in operating income and its components excludes the impact of special items and work stoppages. See "--Special Items and Work Stoppages" for additional information.


     Operating income by product sector and in total, excluding the impact of special items and work stoppages, was as follows:

                                                                   YEAR ENDED
                                                                  DECEMBER 31,
                                                                ----------------
                       PRODUCT SECTOR                            1995      1996
                       --------------                            ----      ----
                                                                 (IN MILLIONS)
Electronics & Mobile Communication..........................    $  871    $  810
Safety, Thermal & Electrical Architecture...................       924       955
Dynamics & Propulsion.......................................       341       321
Other.......................................................         2       (27)
                                                                ------    ------
  Total operating income excluding the impact of special
     items and work stoppages...............................    $2,138    $2,059
                                                                ======    ======

     Our cost reduction strategies allowed us to achieve total material and manufacturing cost savings of about $545 million during 1996. Cost savings were realized by all of our product sectors but were more than offset by the impact of price reductions and unrecovered design change costs, which together totaled $1.4 billion. Unrecovered design change costs had a total unfavorable impact of about $440 million, primarily affecting our Dynamics & Propulsion product sector during 1996. Offsetting these reductions, our Safety, Thermal & Electrical Architecture and Dynamics & Propulsion product sectors realized improved volumes through additional aftermarket sales and sales to non-GM customers during 1996.

     Interest Expense. Interest expense totaled $276 million and $293 million in 1996 and 1995, respectively. The decrease in 1996 interest expense reflects lower interest rates during the year.

     Other Income, Net. Other income, net totaled $115 million in 1996 compared with $101 million in 1995. The increase is primarily due to improved earnings from and growth in the number of nonconsolidated affiliates.

     Taxes. The effective income tax rate for 1996 was 23.3% compared with 32.8% for 1995. The effective income tax rate for 1996 reflected overall foreign tax rates that were lower than the U.S. statutory rate and the impact of research and experimentation credits.

     Net Income. Net income totaled $853 million in 1996 and $1.3 billion in 1995. Income, excluding the impact of special items and work stoppages, totaled $1.4 billion in 1996 and reflected the items discussed above.

     PRO FORMA 1997 VERSUS PRO FORMA NINE MONTHS ENDED SEPTEMBER 30, 1998

     Operating income, as reported, does not reflect the impact of many changes in our operations that are expected to result from our separation from GM. After giving effect to the terms of the Separation Agreement, our operating loss would have been $201 million for the first nine months of 1998 compared to operating income of $687 million for the year ended December 31, 1997. Excluding the impact of special items and work stoppages and after giving effect to the terms of the Separation Agreement, operating income would have been $1.1 billion for the first nine months of 1998 compared to $2.3 billion for the year ended December 31, 1997.

     Overall, the terms of the Separation Agreement would have a favorable impact on operating income of $83 million and $335 million for the nine months ended September 30, 1998 and the year ended December 31, 1997, respectively. We expect operating income to be favorably impacted by the net effect of lower employee benefit costs and higher other costs associated with operating Delphi as a stand-alone company.

     During 1998, the net pro forma impact of employee benefit costs declined due to changes in pension expense. Pension expense decreased in 1998 due to lower interest expense on the pension liability and higher returns on pension assets. The obligations and related assets for retired employees will be retained by GM; therefore, pro forma expense in 1998 does not reflect the full impact of these favorable trends. See "Unaudited Pro Forma Condensed Consolidated Financial Statements" for additional information.

     QUARTERLY DATA


     Our business is moderately seasonal as our primary North American customers historically halt operations for about two weeks in July and about one week in December. In addition, third quarter automotive production is traditionally lower as new models enter production. Accordingly, third and fourth quarter results may reflect these trends. Our quarterly results were impacted by a number of special factors, including items associated with competitiveness initiatives such as divestitures and plant closings, and work stoppages. The following table sets forth certain unaudited quarterly historical condensed consolidated financial data for each of the eight quarters through the period ended September 30, 1998. This unaudited quarterly information adjusts as reported data to exclude the impact of special items and work stoppages. The operating results for any quarter shown are not necessarily indicative of results for any future period. See "--Special Items and Work Stoppages" and Note 18 to the audited consolidated financial statements included elsewhere in this prospectus. The quarterly data, excluding the impact of special items and work stoppages, does not give effect to many significant changes that are expected to result from our separation from GM.

                                                                      THREE MONTHS ENDED
                                   -----------------------------------------------------------------------------------------
                                   DEC. 31,   MARCH 31,   JUNE 30,   SEPT. 30,   DEC. 31,   MARCH 31,   JUNE 30,   SEPT. 30,
                                     1996       1997        1997       1997        1997       1998        1998       1998
                                   --------   ---------   --------   ---------   --------   ---------   --------   ---------
                                                                         (IN MILLIONS)
OPERATING INCOME (LOSS):
  As reported.....................  $(132)      $497        $587       $145       $ (877)     $334        $111       $(729)
  Competitiveness Study...........     --         --          --         --        1,362        --          --          --
  Trenton plant closing...........     --         80          --         --           --        --          --          --
  Sale of facilities/businesses...    247         --          --         --           --        --          --         430
  Work stoppages..................    252         --         185        (37)          --        --         468         435
  Retiree lump sum payments.......     86         --          --         --           --        --          --          --
                                    -----       ----        ----       ----       ------      ----        ----       -----
OPERATING INCOME EXCLUDING THE
  IMPACT OF SPECIAL ITEMS AND WORK
  STOPPAGES.......................  $ 453       $577        $772       $108       $  485      $334        $579       $ 136
                                    =====       ====        ====       ====       ======      ====        ====       =====
NET INCOME (LOSS):
  As reported.....................  $ (93)      $287        $373       $ 76       $ (521)     $236        $ 83       $(500)
  Competitiveness Study...........     --         --          --         --          870        --          --          --
  Trenton plant closing...........     --         50          --         --           --        --          --          --
  Sale of facilities/businesses...    153         --          --         --           --        --          --         271
  Work stoppages..................    156         --         115        (23)          --        --         290         270
  Retiree lump sum payments.......     53         --          --         --           --        --          --          --
  Other special items.............     11         --         (36)        --          (24)       --          --          --
                                    -----       ----        ----       ----       ------      ----        ----       -----
INCOME EXCLUDING THE IMPACT OF
  SPECIAL ITEMS AND WORK
  STOPPAGES.......................  $ 280       $337        $452       $ 53       $  325      $236        $373       $  41
                                    =====       ====        ====       ====       ======      ====        ====       =====

LIQUIDITY AND CAPITAL RESOURCES


     Pursuant to the Cash and Debt Management Agreement and the intracompany note payable, our historical balance sheets reflect cash and marketable securities of $1.0 billion and short-term and long-term debt capitalization of $3.5 billion at September 30, 1998 and December 31, 1997 and 1996. The short-term and long-term debt capitalization included a $3.1 billion intracompany note payable to GM and outstanding debt at our international subsidiaries. The $3.1 billion intracompany note payable to GM reflects the portion of GM's outstanding debt that is specifically related to our operations.



     Our net liquidity was $(2.5) billion at September 30, 1998 and December 31, 1997 and 1996. Our net liquidity consists of cash and marketable securities less the total of short-term and long-term debt. The ratio of total debt to total capital (debt plus equity) was 101% at September 30, 1998 compared to 113% at December 31, 1997 and 79% at December 31, 1996. Ratios greater than 100% reflect the impact of a net deficit in stockholder's equity for certain periods presented. The ratio of total debt to total capital increased during 1997, reflecting the lower level of equity that resulted from the Competitiveness Study charge that was recorded in 1997. The Offering and other related transactions result in a pro forma total debt to total capital ratio of 53.6% at September 30, 1998. If the U.S. underwriters exercise their over-allotment option in full, the pro forma total debt to total capital ratio would decline to 51.7%.


     LIQUIDITY PRIOR TO AND UPON OUR SEPARATION FROM GM AND THE OFFERING

     The following table sets forth the changes in our net liquidity, certain of which occurred immediately prior to or upon the transfer of assets and liabilities from GM to our company. The extension of payment terms for intracompany accounts receivable and the settlement of intracompany accounts receivable with the intracompany note payable occurred before assets and liabilities were transferred to Delphi Automotive

Systems Corporation. Consequently, these transactions were executed by the Delphi businesses, and not by Delphi Automotive Systems Corporation.


                                                                  AT SEPTEMBER 30, 1998
                                                        -----------------------------------------
                                                         CASH AND
                                                        MARKETABLE      SHORT- AND         NET
                                                        SECURITIES    LONG-TERM DEBT    LIQUIDITY
                                                        ----------    --------------    ---------
                                                                      (IN BILLIONS)
As reported.........................................      $ 1.0           $ 3.5           $(2.5)
Extension of payment terms for intracompany accounts
  receivable from GM................................       (2.1)             --            (2.1)
Settlement of intracompany note payable to GM.......         --            (3.1)            3.1
Increase in accounts receivable, subsequent to
  settlement of intracompany accounts receivable....       (1.6)             --            (1.6)
Proceeds from third party financing.................        3.1             3.1              --
Proceeds from the Offering..........................        1.6              --             1.6
                                                          -----           -----           -----
                                                          $ 2.0           $ 3.5           $(1.5)
                                                          =====           =====           =====


     Each of the above changes in our net liquidity is discussed in detail in the sections that follow.

     EXTENSION OF PAYMENT TERMS


     In accordance with the Supply Agreement, which became effective on January 1, 1999, payment terms for intracompany accounts receivable from GM have been modified such that payments are generally due from GM on the second day of the second month following the date of shipment by Delphi. These modified payment terms are consistent with those GM is currently in the process of introducing to all of its suppliers. Previous payment terms generally required GM to make intracompany accounts receivable payments in the month following shipment by Delphi. Overall, Delphi expects this change to increase accounts receivable by about $2.1 billion beginning in 1999. While Delphi intends to seek an extension of payment terms with its suppliers over time, in most cases it currently pays suppliers on the 25th day of the month following the date a shipment is received. The difference in the terms for accounts receivable and accounts payable results in a monthly short-term cash flow gap. Delphi expects to finance this short-term cash flow gap through short-term borrowings, as discussed below. For more information about the change in payment terms, see "Arrangements Between Delphi and General Motors--Supply Agreement--Payment Terms."


     DEBT CAPITALIZATION AND AVAILABLE FINANCING SOURCES


     Immediately prior to the transactions contemplated by the Separation Agreement, approximately $1.6 billion of certain intracompany accounts receivable from GM was offset with the $3.1 billion outstanding intracompany note payable to GM, with the difference resulting in an increase in GM's net investment in Delphi. We expect to finance our operations through draw downs of up to $3.1 billion from the $5.0 billion third party revolving credit facilities described below.



     In January 1999, we entered into two financing agreements with a syndicate of lenders providing for an aggregate of $5 billion in revolving credit facilities. In general, we may borrow up to $5 billion under the facilities through January 3, 2000, after which $1.5 billion will be available through January 3, 2004. The amount we may borrow under the facilities will be reduced to the extent the aggregate net cash proceeds from issuances of common stock by Delphi and our subsidiaries, excluding issuances under our regular employee, executive and director stock option plans, exceeds $1.5 billion. This includes the net cash proceeds from this Offering. The amount we may borrow will also be reduced to the extent of the net cash proceeds from public offerings and private placements of debt securities, excluding debt securities with a maturity of less than one year. The reduction arising from issuances of debt securities will not exceed $2.0 billion. We may borrow under these financing arrangements for general corporate purposes. The credit facilities include certain customary affirmative and negative covenants, including maintenance of a ratio of consolidated total debt to consolidated EBITDA, excluding extraordinary items. For additional information on the revolving credit facilities, see Note 8 to the audited consolidated financial statements included elsewhere in this prospectus.

     We expect the draw downs from the revolving credit facilities to be refinanced with a combination of operating cash flows and the issuance of long-term debt during the first half of 1999. Subsequently, it is expected that the $5.0 billion revolving credit facilities would be reduced to $3.0 billion in available funds, generally split between 364-day and five-year tranches.

     The factors considered in determining the initial capitalization include our company's prospective financing requirements, expected working capital and capital expenditure requirements, desired credit rating and the need for adequate debt capacity to pursue strategic initiatives. In reviewing these factors, the capitalization and credit ratings of comparable companies in the automotive components and systems industry were also considered.

     After the Offering, General Motors will continue to own a significant portion of our common stock. As a result, GM will continue to include us as a "subsidiary" for various financial reporting, accounting and other purposes. Accordingly, we have agreed to certain covenants regarding the incurrence of debt. Specifically, so long as GM owns at least 50% of our outstanding shares of common stock, these covenants limit our maximum indebtedness, including indebtedness incurred in connection with acquisitions. See "Arrangements Between Delphi and General Motors--IPO and Distribution Agreement."

     Delphi's intra-year cash fluctuations are impacted by the volume and timing of worldwide vehicle production. Examples of seasonal effects in the industry include the shut-down of operations of our primary North American customers for about two weeks in July, the subsequent ramp-up of new model production and the additional one-week shut-down in December. We believe that our company has sufficient financial flexibility to fund these fluctuations and to access the global capital markets on terms and in amounts satisfactory to it, although there can be no assurance that that will be the case. In addition, we expect cash flows from operations, funding obtained through the Offering, the establishment of the revolving credit facilities and other short-term sources to be sufficient to satisfy future working capital, capital expenditure, research and development, pension funding requirements and debt service requirements during the next 12 to 18 months. We expect cash flows from operations, the establishment of the revolving credit facilities and access to the short-term and long-term capital markets to satisfy our funding needs during our five-year business planning cycle. See "--Cash Flows--Investing Activities" and "--Our Other Postretirement Employee Benefits and Underfunded Pension Obligations."

     CASH FLOWS

     Operating Activities. Cash flows used in operating activities during the first nine months of 1998 totaled $51 million compared to cash flows provided by operating activities of $1.8 billion for the same period in 1997. The decrease in 1998 resulted from the impact of work stoppages and the related overall decline in net income. In addition, operating cash flow in 1998 reflected cash used for other postretirement benefits, as discussed below.


     Net cash provided by operating activities was $2.9 billion for the year ended December 31, 1997 compared to $2.7 billion in 1996 and $1.4 billion in 1995. The 1997 increase in cash flows from operating activities primarily reflects increases in accounts payable, accrued liabilities and other liabilities, partially offset by increased accounts receivable and cash used for other postretirement benefits as discussed below. The changes referenced above primarily reflected an increased volume of activity, differences in the timing of settlements and amounts accrued in connection with the Competitiveness Study. The increase in net cash provided by operating activities in 1996 resulted from a decrease in accounts receivable and cash contributions to GM's worldwide pension funds. Cash pension contributions for 1996 decreased due to the improved funding of GM's U.S. hourly pension plan.

     Operating cash flow for the first nine months of 1998 and for the full year 1997 reflected contributions to a Voluntary Employees' Beneficiary Association
(VEBA) trust. The contributions, which totaled $615 million in the first nine months of 1998 and $925 million in the fourth quarter of 1997, were made in connection with GM's pre-funding of a portion of its other postretirement benefit liabilities. In accordance with the terms of the Separation Agreement, GM will retain 100% of the pre-funding and accordingly, Delphi's other postretirement benefit liabilities do not reflect an allocation of the VEBA trust assets.

     Investing Activities. Cash flows used in investing activities totaled $699 million and $860 million for the nine months ended September 30, 1998 and 1997, respectively, and $1.3 billion, $1.0 billion and $1.1 billion for the years ended December 31, 1997, 1996 and 1995, respectively. Overall, cash flows used in investing activities primarily relate to our capital expenditure program, partially offset by proceeds from asset sales. Capital expenditures by product sector and geographic region for the periods presented were as follows:

                                                                                       NINE MONTHS
                                                                                          ENDED
                                                        YEAR ENDED DECEMBER 31,       SEPTEMBER 30,
                                                     ------------------------------   --------------
                                                      1995        1996        1997    1997      1998
                                                      ----        ----        ----    ----      ----
                                                                      (IN MILLIONS)
Electronics & Mobile Communication.................  $  265      $  195      $  122   $100      $130
Safety, Thermal & Electrical Architecture..........     355         418         464    313       247
Dynamics & Propulsion..............................     532         548         778    504       486
Other..............................................       3          16          19      6         9
                                                     ------      ------      ------   ----      ----
  Total Capital Expenditures.......................  $1,155      $1,177      $1,383   $923      $872
                                                     ======      ======      ======   ====      ====
United States......................................  $  773      $  809      $  930   $682      $555
Canada & Mexico....................................      77          65          88     26        73
Other International................................     305         303         365    215       244
                                                     ------      ------      ------   ----      ----
  Total Capital Expenditures.......................  $1,155      $1,177      $1,383   $923      $872
                                                     ======      ======      ======   ====      ====

     Our capital expenditure program promotes our growth-oriented business strategy by investing in existing core areas, where efficiencies and profitability can be enhanced, and by targeting funds for new innovative technologies, where long-term growth opportunities can be realized.


     Total capital expenditures were $872 million for the nine months ended September 30, 1998 compared to $923 million for the same period in 1997. The lower level of spending for the first nine months of 1998 resulted primarily from differences in the timing of project spending for new product programs. As discussed in further detail below, full year 1998 capital expenditures are expected to total $1.4 billion. Total capital expenditures for the year ended December 31, 1997 were $1.4 billion compared to $1.2 billion in each of 1996 and 1995. The increased spending for the year ended December 31, 1997 primarily resulted from the start-up of several new product programs, increased penetration with non-GM customers, and expansion into new market areas primarily outside the United States.



     The decrease in capital expenditures for our Electronics & Mobile Communication product sector in 1997, as compared to 1996 and 1995, reflected a reduction in tooling and the timing of spending on new product programs. For example, the introduction of product designs to ensure customer compliance with certain governmental regulations contributed to the higher level of spending in 1995 and 1996.



     The higher level of spending for our Safety, Thermal & Electrical Architecture product sector during 1997 and 1996 primarily reflected spending to support expansion into new market areas outside the United States.



     The higher level of capital spending for our Dynamics & Propulsion product sector in 1997 reflected several new major product programs that were initiated in late 1996 and carried over to 1997. In addition, 1997 capital expenditures were impacted by spending related to increased penetration with non-GM customers and expansion projects, primarily in Europe and Mexico.

     We expect capital expenditures to total $1.4 billion in 1998. About 42% of 1998 capital expenditures are targeted outside the United States. The Electronics & Mobile Communication; Safety, Thermal & Electrical Architecture; and Dynamics & Propulsion product sectors are expected to account for 15.1%, 32.7% and 51.5%, respectively, of 1998 capital expenditures.

     We expect capital expenditures to total $1.5 billion in 1999. Such expenditures will primarily be utilized for equipment, tooling and other spending associated with new product programs, including increasing sales to non-GM customers. Expenditures will also be used for expansion into new markets outside the United States and the continued implementation of lean manufacturing strategies. About 43% of 1999 capital expenditures are targeted outside the United States. The Electronics & Mobile Communication; Safety, Thermal & Electrical Architecture; and Dynamics & Propulsion product sectors are expected to account for 18.3%, 33.4% and 47.5%, respectively, of 1999 capital expenditures.

     Financing Activities. Net cash provided by financing activities for the first nine months of 1998 totaled $741 million compared to $903 million of cash used in financing activities during the first nine months of 1997. Net cash used in financing activities totaled $1.5 billion in 1997 compared with $1.7 billion and $263 million in 1996 and 1995, respectively. Cash provided by or used in financing activities primarily related to the transfer or assumption of assets and liabilities to our company from GM under the terms of the Separation Agreement. The period to period change reflects differences in separation adjustments for various assets and liabilities, principally pensions and other postretirement benefits.

OUR OTHER POSTRETIREMENT EMPLOYEE BENEFITS AND UNDERFUNDED PENSION OBLIGATIONS

     In connection with our separation from General Motors, we have entered into several agreements relating to pensions and other postretirement employee benefits for our employees as well as certain employees associated with prior divestitures. See "Arrangements Between Delphi and General Motors--Employee Matters." Our pension obligations are based on the pension plans' assets, the expected investment return on those assets and the plans' expected liabilities. Under current economic conditions and federal government regulations, our pension obligations would be considered to be "underfunded." The amount of underfunding can vary from time to time, depending on factors such as discount rates, asset returns, contributions and other factors. As of September 30, 1998, Delphi's salaried and hourly other postretirement employee benefit obligation was about $4.5 billion and the underfunded pension obligation was about $1.9 billion.

     Because of the underfunded nature of our pension plans, federal regulations will require that our contributions over time meet minimum funding requirements. Delphi is responsible for assuming the underfunded hourly pension liability associated with Delphi hourly employees or paying GM for underfunding relating to such employees.

     Although we are not required to do so, we have commenced discussions with the Pension Benefit Guaranty Corporation ("PBGC") regarding the underfunded nature of our pension plans. In connection with these discussions, the PBGC may request that we take actions in excess of federal regulatory minimum requirements. The outcome of these discussions is as yet unknown, but if any actions in excess of federal regulatory minimum requirements are discussed, we intend to seek to maintain sufficient financial flexibility in order to execute our business strategy. We may also determine, as part of our capital planning process, to make voluntary contributions to our pension plans in excess of federal regulatory minimum requirements in order to further address the underfunded status of our pension plans.

     In any event, regardless of the outcome of our discussions with the PBGC, we expect these contributions to be material to our results of operations and financial condition. We cannot accurately predict the amount or timing of contributions that will be required in the future or the related impact on our financial results and financial condition. These amounts may be affected by general economic conditions (including anticipated interest rates), the actual investment return on plan assets, the retirement rate of our employees, the attrition rate of our employees and other factors.

     In addition, we and GM have agreed with the UAW and the IUE that any of our hourly employees who are members of such unions and who retire on or before October 1, 1999 will be treated as GM employees for purposes of postretirement benefit obligations. The allocation of pension and other postretirement benefit obligations between us and GM assumes certain levels of employee retirements prior to October 1, 1999, based on historical experience and conditions surrounding our separation from GM. We have agreed with GM to recalculate the allocation of those liabilities based on the actual level of retirements on or before October 1, 1999. Accordingly, if and to the extent that greater than the assumed number of our employees retire on or before October 1, 1999, we would be required to make a payment to GM. Depending on the amount of such a payment, if any, it could have a material adverse effect on our short-term liquidity.

INFLATION

     Inflation generally affects Delphi by increasing the cost of labor, equipment and raw materials. We believe that, because rates of inflation in countries where we have significant operations have been moderate during the periods presented, inflation has not had a significant impact on our results of operations.

YEAR 2000

     Many computerized systems and microprocessors that are embedded in a variety of products either made or used by Delphi have the potential for operational problems if they lack the ability to handle the transition to the Year 2000. This issue has the potential to cause disruption to the business of Delphi and the companies that it supplies. In our capacity as principal supplier to and wholly owned subsidiary of GM, we are part of GM's comprehensive worldwide Year 2000 program. As part of that program, Delphi is identifying and remediating potential Year 2000 problems in its business information systems and other systems embedded in its engineering and manufacturing operations. Delphi, in conjunction with GM's supplier assessment and remediation program, has also initiated communications and site assessments with its suppliers and other third parties in order to assess and reduce the risk that Delphi's operations could be adversely affected by the failure of these third parties to address adequately the Year 2000 issue.

     One of our first priorities was the analysis of microprocessors used in our automotive components, integrated systems and modules supplied to VMs, which has now been completed. Most of the processors reviewed have no date-related functionality, and accordingly have no specific Year 2000 issues. Of the vehicle processors that perform date-related functions, none had any Year 2000 issues. However, one indicator light manufactured by us and provided for three GM vehicle models (1988 and 1989 only) prematurely indicates the need for an oil change at the end of every decade. In addition, one trip computer module supplied by us to another VM does not recognize 2000 as a leap year but can be reset without affecting performance. Neither of these issues affects vehicle operation or occupant safety or is expected to result in material costs to Delphi.

     Our Year 2000 program teams are responsible for remediating all of our information technology and embedded systems. Information technology principally consists of business information systems (such as mainframe and other shared computers and associated business application software) and infrastructure (such as personal computers, operating systems, networks and devices like switches and routers). Embedded systems include microprocessors used in factory automation and in systems such as elevators, security and facility management. Delphi's Year 2000 program includes assessment and remediation services provided by Electronic Data Systems Corporation ("EDS"), which is a principal supplier of information technology services to Delphi.

     The Year 2000 program is being implemented in seven phases, some of which are being conducted concurrently:


     - Inventory. This phase involves the identification and validation of an inventory of all systems that could be affected by the Year 2000 issue. The inventory phase commenced in earnest in 1997 and is substantially complete. As a result, we have identified about 1,600 business information systems and about 300,000 infrastructure items and embedded systems.



     - Assessment. This phase involves the initial testing, code scanning and supplier contacts to determine whether remediation is needed and to develop a remediation plan, if applicable. The assessment of business information systems is substantially complete and included a determination that about one quarter of such systems should be regarded as "critical" based on criteria such as the potential for business disruption. The assessment of infrastructure items and embedded systems was substantially completed by the end of 1998.



     - Remediation. This phase involves the design and execution of a remediation plan, followed by testing for adherence to the design. Although we have substantially completed the remediation of our critical systems, we expect to continue to address remediation of these and other systems on a selectively prioritized basis in the future. Unimportant systems have been and will continue to be removed from our Year 2000 inventory and will not be remediated. We believe that we are substantially on track to meet our remediation targets. Based on our ongoing plan to implement new enterprise software incrementally, we will replace rather than remediate certain existing information systems. In this regard, a number of implementations are scheduled to be completed in Europe in the first quarter of 1999. In the United States, implementation of the enterprise software at one of our principal product groups is expected to be completed in July 1999.


     - System Test. This phase involves the testing of remediated items to ensure that they function normally after being replaced in their original operating environment. It is closely related to the remediation phase and follows essentially the same schedule.

     - Implementation. This phase involves the return of items to normal operation after satisfactory performance in system testing. It follows essentially the same schedule as remediation and system testing.


     - Readiness Testing. This phase involves the planning for and testing of integrated systems in a Year 2000-ready environment, including ongoing auditing and follow-up. Readiness testing is currently underway. This phase commenced in the fourth quarter of 1998 and is expected to be a major focus of the Year 2000 program throughout 1999.


     - Contingency Planning. This phase involves the development and execution of plans that narrow the focus on specific areas of significant concern and concentrate resources to address them. We currently believe that the most reasonably likely worst case scenario is that there will be some localized disruptions of systems that will affect individual business processes, facilities or suppliers for a short time rather than systemic or long-term problems affecting our business operations as a whole. Our contingency planning will continue to identify systems or other aspects of our business or those of our suppliers that we believe would be most likely to experience Year 2000 problems as well as those business operations in which a localized disruption could have the potential for causing a wider problem by interrupting the flow of products, materials or data to other operations. Because there is uncertainty as to which activities may be affected and the exact nature of the problems that may arise, our contingency planning will focus on minimizing the scope and duration of any disruptions by having sufficient personnel, inventory and other resources in place to permit a flexible, real-time response to specific problems as they may arise at individual locations around the world. Some of the actions that we may consider include the deployment of emergency response teams on a regional or local basis and the development of plans for the allocation, stockpiling or re-sourcing of components and materials that may be critical to our continued production. Specific contingency plans and resources for permitting the necessary flexibility of response are expected to be identified and put into place commencing in mid-1999.


     The assessment and remediation phases described above include communicating with our suppliers as part of a broader supplier assessment program in which we are participating with GM. As part of that program, an industry trade association, the Automotive Industry Action Group, has distributed Year 2000 compliance questionnaires as well as numerous Year 2000 awareness and assistance mailings to many of the about 40,000 supplier sites that supply Delphi throughout the world. We are not relying entirely on assurances contained in those questionnaire responses and we are participating in GM's own further assessment of our suppliers. That further assessment includes GM's own on-site review of suppliers considered to be critical to GM's operations, including Delphi's operations as part of GM. These supplier assessment efforts have been substantially completed with respect to our critical supplier sites. Based on our participation with GM in this assessment activity to date, we believe that a substantial majority of our suppliers are making acceptable progress toward Year 2000 readiness. We are also participating in a program that GM has established to provide further assistance to suppliers that desire more input or that are believed to be at high risk of noncompliance as a result of the foregoing assessment efforts. This supplier assistance program currently includes providing compliance workshops and remediation consultants to work with suppliers on developing and implementing their own remediation programs. We also expect that our contingency planning efforts described above will address any critical suppliers that we still identify as being at high risk of encountering Year 2000 problems upon completion of the supplier assistance program. We intend to enter into appropriate arrangements with GM to provide for continued coordination of our respective supplier assessment and assistance efforts after the Distribution.



     In contrast to some Year 2000 programs, we are not relying entirely on the receipt of written assurances from our suppliers with respect to their Year 2000 compliance; rather, together with GM, we are also evaluating certain suppliers on a first-hand basis and are seeking to enhance their likelihood of full Year 2000 readiness by actively assisting them with training and consultation regarding Year 2000 remediation projects. We expect that information from our suppliers, written responses and our interactions with them will provide us with a basis for further contingency planning and risk management.


     The cost of our Year 2000 program is being expensed as incurred with the exception of capitalizable replacement hardware. Total incremental spending by Delphi is not expected to be material to the company's operations, liquidity or capital resources. We incurred about $7 million of Year 2000 expense during 1997 and about $16 million in the first nine months of 1998. Delphi currently expects its total Year 2000 spending to be about $125 million, with peak spending occurring in late 1998 and early 1999, plus approximately $9 million of additional costs associated with information technology projects that were already underway or scheduled independently of our Year 2000 program but that have been accelerated due to the Year 2000 issue. This total spending also includes an additional payment of about $13 million (part of GM's overall additional payment to EDS of $75 million) at the end of the first quarter of 2000 if systems remediated by EDS under its master information technology services agreement with GM are capable of continued operation before, on and after January 1, 2000 without causing a significant business disruption that results in a material financial loss to "GM" due to the millennium change. For this purpose, "GM" includes Delphi and all other GM units being supported by EDS as of September 30, 1998, taken in the aggregate, including any such GM unit which may subsequently be divested but that continues to be supported by the remediation services of EDS. The estimated value of the services EDS is required to provide to Delphi under its master information technology services agreement with GM that are included in normal fixed price services and other ongoing payments to EDS that are attributable to work being performed in connection with Delphi's Year 2000 program is about $77 million (part of the estimated $300 million attributable to GM overall). This does not represent incremental spending to Delphi. None of our information technology projects has been delayed due to Year 2000.


     In view of the foregoing, we do not currently anticipate that we will experience a significant disruption of our business as a result of the Year 2000 issue. However, there is still uncertainty about the broader scope of the Year 2000 issue as it may affect Delphi and third parties, including our customers, that are critical to our operations. For example, lack of readiness by electrical and water utilities, financial institutions, governmental agencies or other providers of general infrastructure could, in some geographic areas, pose significant impediments to our ability to carry on our normal operations in the area or areas so affected. In the event that we are unable to complete our remedial actions as described above and are unable to implement adequate contingency plans in the event that problems are encountered, there could be a material adverse effect on our business, results of operations or financial condition.


EUROPEAN MONETARY UNION


     Within Europe, the European Economic and Monetary Union (the "EMU") introduced a new currency, the euro, on January 1, 1999. The new currency is in response to the EMU's policy of economic convergence to harmonize trade policy, eliminate business costs associated with currency exchange and to promote the free flow of capital, goods and services.



     On January 1, 1999, the participating countries adopted the euro as their local currency, initially available for currency trading on currency exchanges and non-cash (banking) transactions. The existing local currencies, or legacy currencies, will remain legal tender through January 1, 2002. Beginning on January 1, 2002, euro-denominated bills and coins will be issued for cash transactions. For a period of up to six months from this date, both legacy currencies and the euro will be legal tender. On or before July 1, 2002, the participating countries will withdraw all legacy currencies and use exclusively the euro.


     The introduction of the euro is a significant event with potential implications for our existing operations within countries participating in the EMU. As such, we have committed resources to conduct risk assessments and to take corrective actions, where required, to ensure that we are prepared for the introduction of the euro. We have undertaken a review of the euro implementation and concentrated on areas such as operations, finance, treasury, legal, information management, procurement and others, both in participating and non-participating European Union countries where we have operations. Also, existing legacy accounting and business systems and other business assets have been reviewed for euro compliance, including assessing any risks from third parties. Progress regarding euro implementation is reported periodically to management.


     We have not experienced any significant operational disruptions to date and do not currently expect the continued implementation of the euro to cause any significant operational disruptions. In addition, we have not incurred and do not expect to incur any significant costs from the continued implementation of the euro, including any currency risk, which could materially affect our liquidity or capital resources.


DEFERRED INCOME TAXES


     At December 31, 1997, Delphi's consolidated balance sheet included a net deferred tax asset of approximately $3.2 billion. This net deferred tax asset relates to temporary differences between amounts of assets and liabilities for financial reporting purposes and the basis of such assets and liabilities as measured by tax laws. For more information, see Note 5 to our audited consolidated financial statements included elsewhere in this prospectus. About $1.7 billion of the net deferred tax asset balance is related to the obligation for postretirement benefits other than pensions. Realization of the net deferred tax asset is dependent upon profitable operations in the United States and future reversals of existing taxable temporary differences. Although realization is not assured, we believe that it is more likely than not that such benefits will be realized through the reduction of future taxable income. Management has carefully considered various factors in assessing the probability of realizing these deferred tax assets including:


     - Delphi's operating results over the most recent three year period and overall financial forecasts of book and taxable income for the 1998-2003 period.

     - The ability to utilize tax planning, such as capitalization of research and experimentation costs for tax purposes, so that Delphi does not generate any significant U.S. federal tax net operating loss carryforwards.

     - The extended period of time over which the tax assets can be utilized. Postretirement benefits become tax deductions over periods up to 50 years.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISKS


     Delphi is exposed to market risks from changes in foreign currency exchange rates and certain commodity prices. In order to manage these risks, we participated in GM's risk management program, which includes entering into a variety of foreign exchange and commodity forward contracts and options. The commodity price hedging programs have been managed on a centralized basis by GM, foreign currency risks have historically been managed by both GM and certain foreign locations.


     A discussion of Delphi's accounting policies for derivative instruments is included in Note 2 to the audited consolidated financial statements included elsewhere in this prospectus and further disclosure is provided in Note 17 to those financial statements. Delphi and GM maintain risk management control systems to monitor foreign exchange and commodity risks, and related hedge positions. Positions are monitored using a variety of analytical techniques including market value, sensitivity analysis, and value-at-risk models. The following analyses are based on sensitivity analysis tests which assume instantaneous, parallel shifts in exchange rates and commodity prices. For options and instruments with non-linear returns, appropriate models are utilized to determine the impact of sensitivity shifts.

  FOREIGN CURRENCY EXCHANGE RATE RISK

     Delphi has foreign currency exposures related to buying, selling and financing in currencies other than the local currencies in which it operates. More specifically, Delphi is exposed to foreign currency risk related to uncertainty to which future earnings or assets and liability values are exposed due to operating cash flows and various financial instruments that are denominated in foreign currencies. Currently, Delphi's most significant foreign currency exposures relate to Mexico, Germany, France, Spain and South Korea. As of December 31, 1997, the net fair value liability of financial instruments with exposure to foreign currency risk was about $49 million. The potential loss in fair value liability for such financial instruments from a hypothetical 10% adverse change in quoted foreign currency exchange rates would be about $5 million. The model assumes a parallel shift in foreign currency exchange rates; however, exchange rates rarely move in the same direction. The assumption that exchange rates change in a parallel fashion may overstate the impact of changing exchange rates on assets and liabilities denominated in a foreign currency.

  COMMODITY PRICE RISK

     Until January 1, 1999, GM entered into commodity forward and option contracts on behalf of our company. Such contracts were executed to offset our exposure to the potential change in prices mainly for various non-ferrous metals used in the manufacturing of automotive components. The net fair value liability of such contracts, excluding the underlying exposures, as of December 31, 1997 was about $11 million. The potential change in the fair value of commodity forward and option contracts, assuming a 10% change in the underlying commodity price, would be about $27 million at December 31, 1997. This amount excludes the offsetting impact of the price risk inherent in the physical purchase of the underlying commodities.

  INTEREST RATE RISK

     Due to limited borrowings from third party credit sources, Delphi's historical interest rate risk was generally not significant. Subsequent to our separation from GM, we may manage our exposure to interest rate risk through the use of derivative instruments designed to manage risk and minimize interest expense.

ENVIRONMENTAL MATTERS


     Delphi is subject to various laws governing the protection of the environment, including laws regulating air emissions, water discharges and waste management. Delphi has made and will continue to make capital and other expenditures to comply with environmental requirements. However, such expenditures were not material during the years ended December 31, 1998, 1997, 1996 and 1995 and are not expected to be material in 1999 or 2000. Environmental requirements are complex, change frequently and have tended to become more stringent over time. Accordingly, we cannot assure you that these requirements will not change or become more stringent in the future in a manner that could have a material adverse effect on our business.


     Delphi is also subject to environmental laws requiring investigation and cleanup of environmental contamination and is in various stages of investigation and cleanup at its manufacturing sites where contamination has been alleged. At September 30, 1998, our reserve for such environmental investigation and cleanup totaled about $19 million. For a description of the environmental liabilities allocated to our business as part of our separation from General Motors, see "Arrangements Between Delphi and General Motors--Real Estate and Environmental."


     The process of estimating environmental clean-up liabilities is complex and dependent primarily on the nature and extent of historical information and physical data relating to a contaminated site, the complexity of the site, the uncertainty as to what remedy and technology will be required, the outcome of discussions with regulatory agencies and, at multi-party sites, other potentially responsible parties. In future periods, new laws or regulations, advances in cleanup technologies and additional information about the ultimate cleanup remedy that is used could significantly change our estimates. Accordingly, we cannot assure you that our environmental cleanup costs and liabilities will not exceed the current amount of our reserve.


RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

     In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." SFAS No. 133 requires recognition of all derivative financial instruments as either assets or liabilities in consolidated balance sheets at fair value and determines the method(s) of gain/loss recognition. We are required to adopt SFAS No. 133 with our fiscal year ending December 31, 2000 and are currently assessing the effect that it may have on our consolidated financial statements.

     SFAS No. 133 provides that, if certain conditions are met, a derivative may be specifically designated as (1) a hedge of the exposure to changes in the fair value of a recognized asset or liability or an unrecognized firm commitment (fair value hedge), (2) a hedge of the exposure to variable cash flows of a forecasted transaction (cash flow hedge) or (3) a hedge of the foreign currency exposure of a net investment in a foreign operation, an unrecognized firm commitment, an available-for-sale security or a foreign-currency-denominated forecasted transaction (foreign currency hedge).

     Under SFAS No. 133, the accounting for changes in the fair value of a derivative depends on its intended use and designation. For a fair value hedge, the gain or loss is recognized in earnings in the period of change together with the offsetting loss or gain on the hedged item. For a cash flow hedge, the effective portion of the derivative's gain or loss is initially reported as a component of other comprehensive income and subsequently reclassified into earnings when the forecasted transaction affects earnings. For a foreign currency hedge, the gain or loss is reported in other comprehensive income as part of the cumulative translation adjustment. For all other items not designated as hedging instruments, the gain or loss is recognized in earnings in the period of change.


     In March 1998, the Accounting Standards Executive Committee ("ASEC") for the American Institute of Certified Public Accountants released Statement of Position ("SOP") 98-1, "Accounting for the Costs of Computer Software Developed for Internal Use." SOP 98-1 requires the capitalization of certain expenditures for software that is purchased or internally developed once certain criteria are met. Currently, we generally expense the costs of developing or obtaining internal use software as incurred. We adopted SOP 98-1 on

January 1, 1999, as required. We expect that about $30 to $40 million of spending that would have otherwise been expensed as incurred will be capitalized in 1999 in accordance with the provisions of SOP 98-1.


     In April 1998, the ASEC released SOP 98-5, "Reporting on the Costs of Start-Up Activities." SOP 98-5 generally requires costs of start-up activities to be expensed instead of being capitalized and amortized. We were required to adopt the pronouncement on January 1, 1999. We have not concluded at this time on the applicability or impact of this SOP on our consolidated financial statements.


FORWARD-LOOKING STATEMENTS


     Delphi is subject to various risks and uncertainties, many of which are outside of its control, that could cause actual results to differ from those expressed in forward-looking statements throughout "Management's Discussion and Analysis of Financial Condition and Results of Operations." See "Risk Factors" for additional information about such risks and uncertainties.

                               BUSINESS OF DELPHI

OVERVIEW

     OUR COMPANY. Delphi is the world's largest and most diversified supplier of components, integrated systems and modules to the automotive industry, with 1997 revenues of $31.4 billion. Based on the latest Fortune 500 survey, Delphi on an independent basis would have ranked as the 25th largest industrial corporation in the United States based on 1997 revenues. We have become a leader in the global automotive parts industry by capitalizing on the extensive experience we have gained as the principal supplier of automotive parts to General Motors, the world's largest manufacturer of automotive vehicles. We are primarily a "Tier 1" supplier, which means that we generally provide our products directly to automotive vehicle manufacturers ("VMs"). We also sell our products to the worldwide aftermarket for replacement parts and to non-VM customers.

     About five years ago, we began to transform our company from a North America-based, captive component supplier to GM into a global supplier of components, integrated systems and modules for a wide range of customers. We now sell our products to every major manufacturer of light vehicles in the world. Since 1993, our sales to customers other than GM have grown from 13.3% of our total sales to 18.3% in 1997. For this purpose, our total sales include all sales by entities in which we own a minority interest.

     We have also established an expansive global presence, with a network of manufacturing sites, technical centers, sales offices and joint ventures located in every major region of the world. About 59% of our employees and, based on square footage, about 30% of our wholly owned and leased manufacturing sites were located outside the United States and Canada as of September 30, 1998. About 28% of our total 1997 sales were derived from products manufactured at sites located outside the United States and Canada.

     Through our experience with General Motors, we have developed a sophisticated understanding of the design, engineering, manufacture and operation of all aspects of the automotive vehicle. We have both extensive technical expertise in a broad range of product lines and strong systems integration skills, which enable us to provide comprehensive, systems-based solutions for our customers. We believe that we are one of the leading Tier 1 suppliers in each of our focused product areas. We operate our business along three major product sectors which work closely together to coordinate our product development and marketing efforts. Our three product sectors are:
Electronics & Mobile Communication, which includes our automotive electronics and audio and communication systems; Safety, Thermal & Electrical Architecture, which includes our interior, thermal and power and signal distribution products; and Dynamics & Propulsion, which includes our energy and engine management, chassis and steering products.


     Our core business objective is to increase our earnings by expanding our sales globally while improving our operating performance. We believe that our comprehensive vehicle knowledge and expansive global presence provide a solid foundation for our continued growth, particularly as VMs increasingly seek suppliers with technical expertise who can provide competitively-priced systems solutions to meet consumers' requirements for ride and handling performance, safety, security, communications, convenience and entertainment and who can deliver products and offer customer service on a worldwide basis. Although we expect that GM will remain our largest customer for a significant period of time, we also expect that our sales to GM's North American operations will decline over time. Accordingly, our strategy focuses on increasing sales to other customers while maintaining our strong relationship with GM. We believe that our ability to achieve this sales growth over time will be enhanced by our complete separation from GM.


     The principal elements of our business strategy are:

     - to supply our customers with high-quality, innovative components, systems and modules

     - to pursue business with customers other than GM-North America while maintaining our significant customer-supplier relationship with GM

     - to leverage our global presence to meet our customers' needs

     - to improve our operating performance

     - to complete strategic acquisitions, joint ventures and alliances

     OUR SALES AND AWARDED BUSINESS. We currently sell our products to all of the major VMs. While we expect our business with customers other than GM to increase over time, we also expect that GM will remain our largest customer by far for a significant period of time due to the long-term nature of sales contracts in our industry, our strong customer-supplier relationship with GM and the Supply Agreement with GM. We supply parts to each regional sector of GM's Automotive Operations, including its automotive operations in the United States, Canada and Mexico ("GM-North America"), and to GM's automotive operations throughout the rest of the world ("GM-International"). In addition, we sell our products to the worldwide aftermarket for replacement parts. Currently, most of our aftermarket sales are to GM's Service Parts Operations ("GM-SPO") for distribution principally to the North American aftermarket.

     The following table shows how our total sales were derived for each of the last three years and for the nine months ended September 30, 1997 and 1998. The percentages for the nine months ended September 30, 1998 were affected by work stoppages in the United States in June and July 1998.

                                                          TOTAL SALES
                                      ---------------------------------------------------
                                                                           NINE MONTHS
                                              YEAR ENDED                      ENDED
                                             DECEMBER 31,                 SEPTEMBER 30,
                                      ---------------------------       -----------------
              CUSTOMER                1995       1996       1997        1997        1998
              --------                ----       ----       ----        ----        ----
GM-North America....................   69.3%      66.6%      65.4%       66.0%       61.3%
GM-International....................   10.3       11.7       11.2        11.6        11.5
GM-SPO..............................    4.5        5.2        5.1         5.2         5.7
                                      -----      -----      -----       -----       -----
  Total GM..........................   84.1       83.5       81.7        82.8        78.5
Other Customers.....................   15.9       16.5       18.3        17.2        21.5
                                      -----      -----      -----       -----       -----
                                      100.0%     100.0%     100.0%      100.0%      100.0%
                                      =====      =====      =====       =====       =====

     For purposes of the foregoing table, "total sales" include all of the sales from joint ventures and other investments in which we own a minority interest even though these sales are not reflected in our sales as reported in our consolidated financial statements included elsewhere in this prospectus. This is how we have historically tracked our sales by customer for internal purposes. We include our minority joint venture sales for this purpose because, among other things, they principally relate to our joint ventures outside the United States where we frequently have significant influence over product design and technology and customer relationships but do not own more than 50%. If we owned 50% or more of these joint ventures, in most cases, we would include these sales in our consolidated sales. In addition, many of these joint ventures use our technologies. If we did not include these sales, the percentages set forth above for GM would be higher.


     We have a substantial base of awarded business from vehicle manufacturers, including business with GM-North America under arrangements that are governed by the Supply Agreement. We track as "awarded business" the future sales that we have a strong expectation of realizing based on various types of VM awards to us and various assumptions we make regarding, among other things, the timing and volume of vehicle production, option mix and product pricing. On that basis, we believe that we currently have a solid foundation of awarded business upon which to grow our company. We cannot assure you, however, that we will in fact realize any specific amount of awarded business because it remains in all cases subject to a number of important risks and uncertainties, including the volume and option mix of vehicles actually produced, the timing of such production, the determination by our VM customers to delay, cancel or redesign vehicle programs and price reductions negotiated in connection with a VM customer's sourcing of new business with us. In addition, our VM customers generally have a contractual right to replace us with another supplier throughout the duration of a contract for a variety of reasons, although the impact of this contractual right is mitigated to some extent by the substantial re-engineering costs that a VM typically would need to incur in order to introduce a new supplier to an established vehicle platform.



     Subject to the foregoing risks and uncertainties, we currently estimate revenues from our existing awarded business to be about $28 billion for 1999 and about $22 billion for 2003. The amount of our awarded business declines over time as the vehicle programs in which we are currently participating mature and eventually terminate. However, particularly in the later years, we expect that we will be awarded additional business from GM and other customers. In estimating our awarded business, we use our own assumptions about the volume and timing of vehicle production and option mix and product pricing, except that for business under the Supply Agreement with GM we have generally used production and mix assumptions used in GM's internal business planning process and provided to us by GM. While we believe our assumptions to be reasonable and the methodology by which we track our awarded business to be appropriate, we continuously evaluate and from time to time make modifications to such assumptions and methodology. In this regard, we currently anticipate that, following the Distribution, we will change our methodology so that in tracking our awarded business with GM we will use our own production and mix assumptions rather than GM's internal assumptions.



     For more information about these matters, see "Risk Factors--Risk Factors Relating to Our Business--We May Be Unable to Realize All of the Sales Represented By Our Awarded Business" and "--Industry--Awarded Business."


     REALIZATION OF OUR BUSINESS OBJECTIVE. We believe that our ability to grow our business with major VMs other than General Motors will be significantly enhanced by our complete separation from GM. Other VMs have been, to varying degrees, reluctant to purchase components extensively from a supplier owned by GM. We believe that this is attributable in part to concerns that the related profits would strengthen GM and that GM might obtain access through Delphi to confidential information regarding the other VMs' vehicle designs and manufacturing processes, despite our strict confidentiality pledge and procedures. We believe that our complete separation from GM will address these customer concerns and thereby provide growth opportunities for our company. However, we cannot assure you as to whether or when our complete separation from GM will occur or as to whether we will be able to realize the benefits we expect from separation. For more information, see "Risk Factors--Risk Factors Relating to Separating Our Company from General Motors--Our Business May Be Adversely Affected if the Distribution Is Not Completed" and "--Failure to Realize Increased Sales to Customers Other than General Motors" and "Delphi and Its Separation from General Motors."

     Our business objective also emphasizes continuing operational improvements. Since 1991, when GM organized its various component operations into a separate business group, Delphi has been evolving from a fully captive collection of component operations into an independently managed supplier of components, integrated systems, and modules to GM and all of the other major VMs. During this transitional period, our financial results have at times been adversely affected by a variety of factors, such as significant price reductions (more recently with respect to our automotive electronics products) as GM implemented its global sourcing initiative, labor disruptions at both GM and Delphi and certain unprofitable manufacturing operations. In response to these and other factors, we have developed, and are implementing, initiatives to improve our operating performance. We describe many of these initiatives below under "--Strategy--Improve Operating Performance." Although we have made substantial progress in implementing these initiatives, we believe that in many cases the full impact of these initiatives has not yet been realized. We believe that, as we fully implement these initiatives throughout our operations and complete our separation from GM, we will be able to realize additional benefits. See "Risk Factors--Risk Factors Relating to Separating Our Company from General Motors--Failure to Realize the Labor Benefits We Expect from Our Separation from General Motors" and "--Risk Factors Relating to Our Business--We May Be Unable to Realize Our Business Strategy of Improving Our Operating Performance."

INDUSTRY

     GENERAL. We operate in a highly competitive industry. Our industry generally provides components, systems, subsystems and modules to VMs for the manufacture of new vehicles, as well as to the aftermarket for use as replacement parts for current production and older vehicles.

     Today, suppliers offer their component products to VMs individually as well as in a variety of more fully engineered forms, such as modules and systems:

     - "Modules" are groups of component parts arranged in close physical proximity to each other within a vehicle, which are often assembled by the supplier and shipped to the VM for installation in a vehicle as a unit. Modular instrument panels, cockpit modules and door modules are examples.

     - "Systems" and "subsystems" are groups of component parts located throughout the vehicle which operate together to provide a specific vehicle function. Braking systems, electrical systems and steering systems are examples.

     Historically, many large VMs have operated internal divisions to provide a wide range of component parts for their vehicles. Over the past few decades, however, VMs have moved towards a competitive sourcing process for automotive parts, including increased purchases from independent suppliers, as they seek lower-priced and/or higher-technology products. These independent parts suppliers, which often have lower cost structures than in-house component operations, have become an important part of the automotive parts industry. Many captive suppliers no longer provide their products exclusively to their parent VM.

     Our industry is generally divided into several groups or "tiers:"

     - "Tier 1" suppliers such as Delphi sell their products principally to VMs directly and often offer a broad range of product capabilities, including design, engineering and assembly services.

     - "Tier 2" suppliers sell their products principally to Tier 1 suppliers, who then combine these parts into their own product offerings. Smaller Tier 2 suppliers are sometimes referred to as "Tier 3" suppliers.

     CONTRACTS FOR VM BUSINESS. Contract durations for automotive parts generally range from one year to the entire life of the vehicle model, about three to seven years for cars and six to ten years for trucks. Tier 1 suppliers such as Delphi generally compete for new VM business at the beginning of the development of new vehicle models and upon the redesign of existing vehicle models, at which time a supplier would bid for the "replacement cycle" of an existing product program. New vehicle model development generally begins at least two to five years before the marketing of such models to consumers. As a result, a significant portion of a supplier's annual sales are generated pursuant to arrangements entered into about two to five years before the revenues related to such arrangements begin to be realized.

     The Tier 1 sourcing process for vehicle programs, which varies according to VM, is typically initiated when a VM seeks requests for quotations from several suppliers at least three to six years before anticipated vehicle production. Based on these quotations, VMs in many cases then select and work with a supplier on specific component design and development projects related to the new vehicle program. At varying points during this process, VMs may issue "nomination letters," letters of intent or other representations to the supplier that, based on the supplier's quotation and subject to a number of conditions established by the VM, the VM intends to award specific business relating to the vehicle program to the supplier. By the time the design and development of the vehicle program is nearly complete, the VM will typically have evaluated the supplier's performance to date and its ability to meet the VM's specific production and service requirements. The VM will then develop a proposed production timetable (including current vehicle volume and option mix estimates based on its own assumptions) and then source business with the supplier pursuant to written contracts, purchase orders or other firm commitments, provided that the supplier can meet the VM's designated conditions.


     AWARDED BUSINESS. Awarded business generally covers the supply of all or a portion of a VM's production and service requirements of a particular product program rather than the supply of a specific quantity of products. Accordingly, in estimating awarded business over the life of a contract or other commitment, a supplier must make various assumptions as to the estimated amount of vehicles expected to be produced, the timing of such production, the mix of options on the vehicles produced and product pricing.

     The realization of sales based on awarded business is subject in all cases to a number of important risks and uncertainties, which generally include the following:

     - the volume of vehicle models and specific vehicle options actually produced by the VM, which, in turn, are subject to a number of significant risks outlined below

     - the determination by the VM to delay or cancel a particular vehicle program for which it has sourced business with the supplier or to change the option mix within the program

     - the VM's contractual right to replace the supplier throughout the duration of the contract for a variety of reasons, including if the supplier does not remain competitive in terms of quality, service, design, technology and, in certain circumstances, price

     - the VM's contractual right to terminate the contract altogether (although this right varies by contract, some contracts--generally shorter-term purchase orders--are terminable by the VM at any time for any reason)

     - the VM's decision to redesign a vehicle model and not to select the supplier to supply any or all of the same parts it was providing on the previous vehicle model


     - product pricing, including price reductions on existing contracts negotiated in connection with the VM's sourcing of new business with the supplier


     The actual production volumes and option mix of vehicles produced by VM customers depend on a number of factors that are beyond a supplier's control. These include:

     - general economic conditions

     - consumer preferences for particular vehicles or vehicle features

     - labor difficulties or work stoppages

     - capital planning and other factors specific to a particular VM

     INDUSTRY TRENDS. Delphi has been at the forefront of five key trends that have been reshaping the automotive parts industry over the past several years:

     - Increased Emphasis on Systems and Modules Sourcing. In order to simplify the vehicle design and assembly processes and reduce their costs, VMs increasingly look to their suppliers to provide fully engineered, pre-assembled combinations of components rather than individual components. By offering sophisticated systems and modules rather than individual components, Tier 1 suppliers have assumed many of the design, engineering, research and development and assembly functions traditionally performed by VMs. In addition, suppliers now often manufacture and ship component parts to the general location of a VM's assembly line and then provide local assembly of systems and modules. This process allows VMs to realize cost savings by reducing in-house assembly functions and eliminating the need to maintain significant inventory levels on an ongoing basis. As suppliers play a more integral role in the vehicle design and manufacturing process, they typically need greater access to confidential planning information regarding a VM's future vehicle designs and manufacturing processes.

     - Globalization of Suppliers. The globalization of VMs, which reflects the broader global market for vehicle sales and the desire of VMs to increase vehicle production in low-cost markets, has driven the globalization of suppliers as they follow their customers. In 1997, about 70% of total worldwide passenger vehicle production occurred outside North America, according to Ward's 1998 Automotive Yearbook. In order to serve multiple markets in a more cost effective manner, many VMs are turning to global vehicle platforms such as "world cars," which typically are designed in one location but produced and sold in many different geographic markets around the world. With these vehicles, VMs can better serve multiple markets and address local consumer preferences while controlling design costs and taking advantage of low-cost manufacturing locations. Suppliers for a specific world car are often required by the VM to provide their services in all global locations where that vehicle is manufactured.

     - Increasing Electronic Content. We believe that the electronic content of vehicles has been increasing and will continue to increase in the future. This increase in electronic content is largely driven by continued, and often increasingly stringent, regulatory standards for automotive emissions and safety as well as consumer demand for increased vehicle performance and functionality at lower cost. Electronics integration, which generally refers to replacing mechanical with electronic components and integration of mechanical and electrical functions within the vehicle, allows VMs to achieve substantial reduction in the weight and complexity of automotive vehicles, resulting in easier assembly, enhanced fuel economy, improved emissions control and better vehicle performance. Electronics integration also enables VMs to offer more sophisticated vehicle features at lower cost. Through electronics integration, suppliers can link systems and subsystems within the vehicle to reduce the physical mass of components and improve vehicle performance. Electronic content varies significantly among vehicle models, with higher-end vehicles having more sophisticated and extensive electronic controls and systems. As consumers, particularly in more developed markets such as North America and Europe, seek more competitively-priced ride and handling performance, safety, security, communications, convenience, entertainment and environment-friendly options in vehicles, such as air bags, keyless entry, global positioning systems, audio systems and advanced emission control systems, Delphi believes that electronic content per vehicle will continue to increase but will remain subject to technology-driven price declines and pricing pressures from VMs.

     - Ongoing Industry Consolidation. The worldwide automotive parts industry is consolidating as suppliers seek to achieve operating synergies through business combinations, shift production to locations with more flexible local work rules and practices, acquire complementary technologies, build stronger customer relationships and follow their customers as they expand globally. According to U.S. Industry and Trade Outlook 1998: Automotive Parts, the overall number of Tier 1 suppliers worldwide decreased from 3,000 to 1,500 between 1990 and 1996, primarily due to industry consolidation. The need for suppliers to provide VMs with single-point sourcing of integrated systems and modules on a global basis has helped fuel industry consolidation. Furthermore, the cost focus of most major VMs has forced suppliers to reduce their prices, both in the initial bidding process and throughout the term of the contract. Consequently, a supplier's viability depends upon its continuing ability to maintain and increase operating margins by reducing costs and improving productivity on an ongoing basis, including by achieving economies of scale through consolidation.

     - Shorter Product Development Cycles. Suppliers are under pressure from VMs to respond more quickly with new designs and product innovations in order to support rapidly changing consumer tastes and regulatory requirements. Vehicle demand in North America has shifted from cars to light trucks and vans over the last several years, requiring suppliers to modify their operations to focus on parts for these vehicles. In North America and Europe, consumers have been increasingly seeking vehicles with more lower-cost ride and handling performance, safety, security, communications, convenience and entertainment options, such as global positioning systems, air conditioning, anti-lock brakes, air bags, power steering, keyless entry and advanced emissions control systems. In developing countries, as broad economic improvements are made, demand has increased for smaller, less expensive vehicles that satisfy basic transportation needs. Additionally, increasingly stringent government regulations regarding vehicle safety and environmental standards, such as those mandating the use of airbags in new vehicles and emissions standards, are driving new product development.

STRATEGY

     Our core business objective is to increase our earnings by expanding our sales globally while improving our operating performance. We believe that our principal opportunity for future earnings growth will be increased sales to customers other than GM-North America. Although we expect that our business with customers other than GM will increase, we also expect that GM-North America will remain our largest customer by far for a significant period of time due to the long-term nature of sales contracts in our industry, our strong customer-supplier relationship with GM and the Supply Agreement with GM. In addition, although we have historically supplied a lower percentage of GM-International's automotive parts requirements than the percentage we have supplied to GM-North America, we believe that we are and will continue to be able to compete effectively for GM-International business as a result of, among other things, our substantially expanded global presence over the last several years.

     Our business strategy is designed to leverage our competitive strengths and capitalize on the key trends in the global automotive parts industry. We believe that our key competitive strengths include our system and module capabilities, our electronics integration expertise, our global presence, our technological innovation and our highly skilled management team. In implementing our business strategy, we maintain a focus on our customers and product quality and strive to enhance our competitiveness through continuous operational improvements.

     The key elements of our business strategy are to supply our customers with high-quality, innovative components, systems and modules; to pursue business with customers other than GM-North America while maintaining our significant customer-supplier relationship with GM; to leverage our global presence to meet our customers' needs; to improve our operating performance; and to complete strategic acquisitions, joint ventures and alliances. Each of these elements is discussed more fully below:

     SUPPLY HIGH-QUALITY, INNOVATIVE COMPONENTS, SYSTEMS AND MODULES. Delphi believes that the current industry trend towards increased system and module sourcing by VMs creates a substantial competitive advantage for our company. We believe that our extensive operating history as a vertically integrated supplier to the world's largest VM provides us with the electronics integration and other technical expertise, breadth of product offerings and manufacturing scale needed to compete successfully on a system and module basis while continuing to supply high-quality components. We have developed significant systems capabilities in a number of key product areas, including power and propulsion systems, ride and handling systems, passenger environment systems, and control and communication systems. We also have substantial in-house electronics integration capabilities. We coordinate our product development and marketing efforts across all of our product groups and sectors. As a result, we believe that we are well positioned to be an industry leader in developing and selling high-quality electronically integrated products capable of meeting our customers' needs.

     - System and Module Capabilities and Breadth of Product Offerings. Delphi has an extremely broad range of product lines, including substantial system and module capabilities. Our extensive experience across a wide portfolio of diverse products has enabled us to develop a broad base of comprehensive vehicle knowledge and has given us many opportunities to combine products previously sold separately, including through the application of electronics to link systems and subsystems. We have been the first to market with a wide variety of integrated automotive systems, subsystems and modules. For example, we have developed TRAXXAR(TM), a vehicle stability enhancement system which integrates all major chassis control functions--steering, braking, suspension and powertrain--to provide optimum ride and handling performance. We have also developed sophisticated electrical/electronic systems which coordinate all electrically operated, sensed, controlled or monitored functions within the vehicle. We have developed instrument panel and cockpit modules that offer fully integrated interior systems featuring sophisticated electrical/electronic systems, structure and trim, steering, thermal and safety subsystems. Our modular door system integrates door hardware systems with various features of power and signal distribution, safety and security, thermal control, electronic control and interior trim systems.

     - Electronics Integration Expertise. We believe that we have a significant competitive advantage over many other suppliers by virtue of our substantial in-house electronics integration capabilities, particularly since we believe that electronics integration will drive the next generation of successful products in our industry. Our Electronics & Mobile Communication product sector is one of the global leaders in automotive electronics. This sector consists of the operations of our Delco Electronics subsidiary. From 1986 through 1997, Delco Electronics was operated by GM through its Hughes Electronics Corporation subsidiary. Hughes Electronics is a leader in satellite and wireless communications and space technology and was at that time also a leading defense electronics company. In late 1997, in connection with the spin-off of the defense electronics business of Hughes Electronics, GM transferred Delco Electronics' operations to us in order to more closely integrate Delco Electronics' expertise in electronics with our capabilities in automotive components and systems. As described below under "--Product Technology and Development," we have many product lines currently under development which rely heavily on our technical expertise and innovation in electronics integration, including those which we refer to as our "Next Century Winners."

     By building on our electronics integration expertise, our systems capabilities and the breadth of our product offerings, we are working to develop high-quality product offerings which will provide our customers with the ability to offer consumers enhanced vehicle control, superior occupant protection, collision avoidance systems, onboard communications systems, advanced energy and engine management systems, advanced electrical and electronic vehicle architecture and passenger entertainment and convenience features at competitive prices.

     PURSUE BUSINESS WITH CUSTOMERS OTHER THAN GM-NORTH AMERICA. We are pursuing increased business with customers other than GM-North America and we believe that our principal opportunity for future earnings growth will be increased sales to these customers. Although we intend to pursue new business with GM and expect to continue to be a principal supplier to GM and its GM-North America operations for a significant period of time, our strategy focuses on growing our business with customers other than GM-North America in order to offset the expected decline in our sales to GM-North America and to make us less dependent on the volume of vehicles produced by GM-North America.

     Our goal has been and continues to be to increase our total sales to customers other than GM-North America to at least 50% of our total sales by the end of 2002. We caution you, however, that this goal is a "forward-looking statement" that may turn out not to be attainable. We cannot give you any assurance that we will achieve this goal, including within the time period indicated. For more information about the numerous risks and uncertainties which could impair our ability to achieve this goal, you should read carefully each of the "Risk Factors" set forth elsewhere in this prospectus, particularly "Risk Factors--Risk Factors Relating to Our Business--We May Be Unable to Capture Business with Customers Other Than GM-North America."


     We have made progress towards achieving this goal. Our customers now include every major manufacturer of light vehicles in the world. Recent examples of our successes in winning new business include our contracts with two non-GM VMs to provide our all-electric E-STEER(R) power steering system and our recently announced agreement to provide products featuring our Adaptive Cruise Control technologies, which are part of our FOREWARN(TM) collision avoidance product line, to Jaguar Cars, a unit of Ford Motor Company.


     In establishing and measuring our progress towards achieving this goal, we include in "total sales" all of the sales from minority joint ventures and other investments even though these sales are not reflected in our sales as reported in our consolidated financial statements included elsewhere in this prospectus. On this basis, in 1997, 65.4% of our total sales were to GM-North America and 34.6% of our total sales were to other customers, as compared to 73.7% and 26.3% of our total sales, respectively, in 1993. Excluding these sales, the percentages for GM-North America are higher.

     We believe that, as an independent company no longer owned by General Motors, we will have significant opportunities to expand our business with other VMs around the world. We believe that our status as a part of GM has historically been a major impediment to the expansion of our business with customers other than GM, as other VMs have shown varying degrees of reluctance to source extensively from a supplier owned by a major competitor. We believe that this is attributable in part to concerns that the related profits would strengthen GM and that GM might obtain access through us to confidential information regarding the other VMs' vehicle designs and manufacturing processes. These concerns have persisted even though we have given each of our customers a strict confidentiality pledge and implemented procedures to preserve customer confidentiality. To our knowledge, we have never experienced a breach of our confidentiality pledge or procedures.

     We believe that our focus on customer satisfaction, as demonstrated by our technology leadership, product quality, cost control and customer responsiveness, positions us well as we strive to increase our sales to customers other than GM-North America. This focus also enhances our ability to execute our business with GM-North America. In order to better serve our customers, our sales and marketing personnel are organized into 25 dedicated customer service teams, 19 of which work with customers other than GM. Each of our major customers is served by its own team which has responsibility for satisfying that customer's needs. Each team is lead by one of our managers and functions as a single point of contact within the company to represent the interests of the customer throughout our organization. These teams are supported by our network of manufacturing facilities and engineering and technical resources worldwide.

     We believe that the quality of our products is also important to our ability to increase sales since quality is a key criteria used by VMs in selecting and reviewing suppliers. Since 1996, we have received 163 customer quality and service awards, including, among others, the following awards in 1998:

           CUSTOMER                                   AWARD
           --------                                   -----
General Motors                       GM Worldwide Supplier of the Year Award
DaimlerChrysler AG                   Gold Pentastar Award
Volkswagen AG                        VW Formal Q Award
Toyota Motor Corp./NUMMI             NUMMI Triple Crown "Gold" Award

     We have demonstrated a commitment to product quality by making substantial improvements during recent years, including a significant reduction in customer rejected/returned parts per million since 1992. We recognize that our quality levels are important to our customers and we intend to continue to seek substantial quality improvements in order to remain competitive, especially through the further implementation of our operating performance initiatives described below.

     Our ability to increase our sales to customers other than GM-North America is also enhanced by our broad geographic presence, as discussed below. In addition, our acquisition strategy, discussed below, includes the pursuit of key acquisitions and alliances which can increase our access to certain major non-GM customers.

     LEVERAGE GLOBAL PRESENCE. We believe that our expansive global presence will provide us with a substantial competitive advantage as we pursue new business around the world. We can provide significant manufacturing, engineering, technical and other support to our customers in every major market in which they operate. We believe that our geographic presence is one of the broadest in the industry. As of September 30, 1998, we had 169 wholly owned and leased manufacturing sites, 27 technical centers, 51 customer service centers and sales activity offices and 40 joint ventures or other strategic alliances in 36 countries on six continents. We are continuously evaluating and enhancing our engineering and technical resources, which currently include over 15,000 engineers, scientists and technicians, to provide an efficient, customer-focused global network of engineering and technology customer centers that we believe will better serve our customers around the world.

     We believe that we are particularly well positioned as VMs turn to global vehicle platforms, such as world cars, that are manufactured and sold in numerous markets around the world. Since we have manufacturing sites located in every major region around the world, we are often able to capitalize on these world car opportunities to gain access to new customers. Delphi currently supplies parts for a number of global vehicle platforms, including GM's Astra and Corsa and Fiat's Punto/Palio. In addition, we believe that our global presence also provides us opportunities by allowing us to leverage sales to a customer in one location or for one product into sales in other locations and for other products.

     From 1992 to 1997, the percentage, based on square footage, of our wholly owned and leased manufacturing sites located outside the United States and Canada has increased from about 20% to about 28%, reflecting the globalization of our VM customers. During the same period, the percentage of our employees located outside the United States and Canada has increased from about 38% to about 56%. This has had the effect of reducing our average hourly wage rate (including benefits) from about $27 in 1992 to about $20 in 1997, representing a decrease of about 26%. About 30% of our total 1997 sales were derived from products manufactured at sites located outside the United States and Canada.


     Excluding our joint ventures and other investments, our global presence as of September 30, 1998 is shown below:

                                                                   CUSTOMER
                                   MANUFACTURING    TECHNICAL     CENTERS AND       TOTAL
                                       SITES         CENTERS     SALES OFFICES    EMPLOYMENT
                                   -------------    ---------    -------------    ----------
United States/Canada...........          48            14             11            82,794
Europe/Middle East/Africa......          65             7             20            37,243
Mexico/South America...........          41             4              6            75,922
Asia/Pacific...................          15             2             14             4,504
                                        ---            --             --           -------
  Total........................         169            27             51           200,463
                                        ===            ==             ==           =======

     We also have a large number of joint ventures and other strategic partnerships in various locations throughout the world, with the largest number located in the Asia/Pacific region, including China and Korea. Our joint ventures and other investments as of September 30, 1998 are shown below by geographic region:

United States/Canada......................................      5
Europe/Middle East/Africa.................................      7
Mexico/South America......................................      9
Asia/Pacific..............................................     19
                                                              ---
  Total...................................................     40
                                                              ===

     For financial information regarding the principal geographic areas in which we operate and our export sales, see Note 15 to the audited consolidated financial statements included elsewhere in this prospectus.

     IMPROVE OPERATING PERFORMANCE. We seek to maximize our operating performance in order to enhance our financial performance. Operational improvements have enabled Delphi to achieve significant cost reductions and improve productivity in the face of an increasingly aggressive cost focus by most major VMs. Our continued ability to realize operating performance improvements is important to our ability to achieve our business objective. We have implemented several important strategic initiatives in this regard:

     - Delphi Manufacturing System. Delphi has achieved substantial manufacturing efficiencies over the last several years by implementing a number of manufacturing performance initiatives. We have also been able to consolidate our manufacturing sites, improve inventory management and reduce scrap. The following table shows information about the improvement in our manufacturing performance from 1993 to 1997.


                                                      1993       1994       1995       1996       1997
                                                      ----       ----       ----       ----       ----
      Net sales per employee (U.S.)*..............  $185,000   $206,000   $237,000   $234,000   $247,000
      Customer rejected/returned parts per
        million**.................................       n/a        n/a        812        462        355
      Lost work day cases per hundred employees...      3.29       3.04       2.27       1.62       1.24


------------------

       * Net sales per employee (U.S.) data for 1993 and 1994 do not include sales or headcount information for our Delco Electronics subsidiary.



      ** This measurement was not tracked on a consistent basis prior to 1995.

         In 1997, we developed and began the process of implementing the Delphi Manufacturing System throughout our global operations. This process, which is based, in part, on the systems employed by Toyota and other world class manufacturers, involves reorganizing the workplace and improving the production process in order to maximize manufacturing flexibility, reduce total manufacturing costs and achieve "leanness" in our operations. Under the Delphi Manufacturing System, traditional manufacturing production lines are replaced by more flexible manufacturing cells which focus on utilizing one-piece production flow rather than traditional batch processing. These flexible manufacturing cells typically consist of clusters of individual manufacturing operations and efficient work stations, with the operators placed centrally within each cellular configuration to increase operational availability. This cell design provides flexibility by varying the number of operations each operator performs. The Delphi Manufacturing System has allowed us to improve our product quality and be more responsive to the changing needs of our customers. By implementing the Delphi Manufacturing System, we can improve our manufacturing productivity, increase our daily inventory turns and reduce our production lead times.

         Through implementing the Delphi Manufacturing System at many of our facilities to date, often with the cooperation of our local unions, we have achieved significant productivity improvements and inventory reductions as a result of improved materials flow through our facilities. The application of the Delphi Manufacturing System at our manufacturing sites is resulting in substantial performance improvements at both unionized and non-unionized facilities. These improvements are contributing directly to our cost savings. Through the further implementation of the Delphi Manufacturing System on a global basis, particularly at our operations in the United States and Europe, we expect to further reduce our manufacturing expenses, increase our productivity and improve our inventory management.

      - Structural Cost Reductions. We continuously seek to achieve savings through reducing our structural costs. Structural costs generally consist of our fixed costs, including our commercial (including selling, general and administrative), engineering and manufacturing (including labor) costs. Structural costs as a percentage of net sales declined from about 43% in 1993 to 39% in 1997. We have accomplished this principally through infrastructure improvements, such as combining operations whenever possible to reduce our overhead, administrative and related costs, and eliminate redundancies. In connection with the recent integration of Delco Electronics into our operations, we are realizing and expect to continue to realize structural cost savings. We also seek to reduce our structural costs by implementing a unified, common approach to operations throughout our global facilities, including a common organizational and management structure, application of the Delphi Manufacturing System at all of our manufacturing plants, common training programs and a common set of key metrics for measuring actual performance in comparison to common standards and goals.

      - Global Sourcing. We use global sourcing in order to obtain the best prices for our direct and indirect materials, machinery and equipment and services. Global sourcing is a competitive bidding process among prospective suppliers located throughout the world. Our purchasing process is organized by commodity groups for each major region of the world and focuses on advance, long-term sourcing through long-term or lifetime contracts. In order to ensure a consistent high-quality supply of goods and services, we utilize common systems, policies and procedures across our company, including a common supplier quality improvement process. Due to our size, we believe we have sufficient scale and purchasing leverage to enable us to continue to secure significant volume discounts after our separation from GM. On average, since 1993, we have reduced our materials costs by about 3% per year based on a year-to-year actual price comparison.

      - Labor Relations. We emphasize the sharing of relevant information with our international and local union leadership worldwide and working with the unions to jointly develop local work rules and practices. We believe that, as a fully independent company with control over our own labor relations after the Distribution, we would have the right to negotiate regarding our own national and local labor agreements directly with the unions representing our employees. We believe that our complete separation from General Motors will enable us, over time, to increase our competitiveness by establishing local work rules and practices more consistent with those generally prevailing in the automotive parts industry. However, we cannot assure you as to when or the extent to which we will be able to achieve these benefits.

         GM has informed us that it has satisfactorily completed discussions with the IUE, one of the principal unions representing our employees, regarding the effects of the separation on its members. As a result of these discussions, the IUE has recognized that, upon Delphi's separation from GM, Delphi will be an independent company with its own national and local agreements with the IUE. GM has informed us that initial discussions with the USW regarding the effects of the separation on its members were held on December 8, 1998 and that further discussions will be held with the USW. Similar discussions are expected to occur with the other unions representing our employees, but we cannot assure you as to when they will occur or as to the outcome. In this regard, our largest union, the UAW, which represents about 29% of our unionized employees, has stated that it is on record as opposing the separation of Delphi from GM and that, should GM decide to proceed with the transaction, the UAW can and will aggressively work to protect the rights and interests of its members who would be impacted by the Distribution. Since that time, GM and the UAW have agreed that any of our employees who are members of the UAW and who retire on or before October 1, 1999 will be treated as GM retirees. GM and Delphi have been working with the UAW to address its concerns and will continue to do so. We intend to cooperate with GM in working together with the UAW, the IUE, the USW and the other unions representing our employees to address the best interests of their members regarding these matters.

      - Product Portfolio Management. Delphi has implemented a portfolio management process designed to streamline and focus our product portfolio to facilitate our emphasis on comprehensive, integrated systems-based solutions for customers. Under this process, our management regularly evaluates all of our company's product lines in order to analyze how each product supports our overall vision and strategic objectives. This process enables us to focus our engineering, capital and human resources on those businesses which best fit our overall product strategy and increase our profitability. Since 1992, our portfolio management process, together with our "fix/sell/close" initiative described below, has resulted in the sale of businesses with annual sales of about $6 billion, resulting in our remaining product lines being more focused, strategic and profitable. Excluding Delco Electronics (which was not integrated into our company until December
        1997), as a result of this process, we streamlined our portfolio to about 151 product lines in 1997, down from about 210 in 1992. Our current product portfolio includes about 190 product lines and reflects the integration of about 30 product lines from Delco Electronics as well as new product development activities. We expect to continue to review and refine our product portfolio in light of industry trends, with an emphasis on integrated systems and modules as well as products featuring electronics integration.

      - Fix/Sell/Close Process. Delphi has adopted a "fix/sell/close" process to improve the company's cost competitiveness. Under this process, we review our global operations and investments (including our joint ventures) on an ongoing basis to identify operations or investments not performing at desired levels. These operations or investments are placed into a category to be fixed, sold or closed. With input from our unions, management then develops a specific plan to deal with each operation in a timely manner. With respect to many of our operations in North America, both our local and international unions have cooperated with management in initiatives to improve the viability of our operations. As operations are improved or eliminated, they are removed from the category. Since 1995, this process, together with the product portfolio process described above, has resulted in the closing, sale or consolidation of over 50 operations worldwide as well as the substantial improvement of many other operations. We will continue to monitor our operations and investments and we believe that this ongoing process will continue to improve our cost competitiveness in the future. However, our ability to eliminate product lines, close plants and divest businesses is subject to certain restrictions in our Supply Agreement with General Motors as described elsewhere in this prospectus.

     COMPLETE STRATEGIC ACQUISITIONS, JOINT VENTURES AND ALLIANCES. We intend to participate actively in the industry trend towards consolidation by pursuing strategic acquisitions and alliances in order to complement or fill gaps in our existing product portfolio, enhance our design and manufacturing capabilities, improve our geographic presence in selected areas and increase our access to new customers. A number of our key product areas, including chassis, thermal and automotive electronics, represent segments of the industry that are in the midst of global consolidation. We believe that our separation from General Motors will provide us with increased capital planning flexibility, the ability to use our own securities in strategic acquisitions and the opportunity to form beneficial alliances with other leading companies not willing to partner with a supplier owned by GM. We will be restricted from executing certain types of transactions for a period of time following the Offering and the Distribution as a result of covenants arising from our separation from GM as described elsewhere in this prospectus. In addition, we are bound for limited periods of time by certain covenants not to compete which we entered into in connection with some of our past divestitures. We do not believe that these restrictions will materially impair our ability to execute this business strategy.

     While we currently believe that we will be able to successfully execute the business strategies outlined above, we cannot assure you in this regard. Our ability to execute each of the business strategies discussed above is subject to numerous risks and uncertainties. For more information, you should read carefully each of the "Risk Factors" set forth elsewhere in this prospectus.

MANAGEMENT

     We believe that our experienced and highly skilled management team provides us with a significant competitive advantage. Our 21 most senior managers have an average of about 25 years of experience in the automotive industry, including in many cases extensive experience with GM in the areas of vehicle design, engineering and manufacturing. We have also been successful in hiring a significant number of managers from several of our other VM and non-VM customers as well as from our competitors, which has enhanced our understanding of and ability to serve our customers' needs.

     We have developed an organizational structure for the management of our company which utilizes a lean, multi-functional matrix approach. Our chief operating decision-making group is the Delphi Strategy Board, which is comprised of the Chief Executive Officer and 20 senior executives representing all three of our product sectors as well as our world and regional headquarters staff. Each product sector is managed by a strategy board or equivalent managing committee comprised of individuals that have responsibility for the profitability and cash flow of the sector's various product lines and businesses. Our three product sectors are managed separately because of differences in the nature of the respective product groupings.

     Our world headquarters staff, located in Troy, Michigan, consisted of 135 persons as of September 30, 1998. While we expect our staff to increase substantially in connection with our separation from GM and the establishment of our company as an independent organization, this will be offset partially by the elimination of allocations of general corporate overhead expenses from GM. Our staff is led by our Chief Executive Officer and other senior executives who have responsibility in the areas of finance, operations, purchasing, strategic planning, communications, production control and logistics, information systems, legal affairs and human resources. We also have three executives responsible for our principal geographic regions outside the United States and Canada:
Europe/Middle East/Africa, South America and Asia/Pacific. Many of our senior managers have multiple areas of responsibility within our organization, including with respect to the leadership of our customer service teams.

     In connection with the Offering, we have established incentive plans tied to the market performance of our common stock. We believe that these programs will strengthen our management's focus. See "Management--Incentive Plans."

PRODUCT TECHNOLOGY AND DEVELOPMENT

     We have substantial technical and vehicle integration expertise as a result of our extensive operating history as the in-house supplier to the world's largest VM. We have worked directly with GM's vehicle design engineers to develop innovative products and complete automotive systems for GM's vehicles. We were the first supplier to produce a number of new products, including the first electric self-starter, in-dash radio, turn signal, catalytic converter, airbag, tilt steering column, independent front-wheel suspension, energy-absorbing steering column, electric power sliding door and integrated child safety seat. More recently, we were the first supplier to produce brake-by-wire systems and computer-controlled engine management systems. As a result, we have developed a comprehensive knowledge of the design, engineering, manufacture and operation of all aspects of the automotive vehicle.


     We believe that our engineering and technical expertise, together with our emphasis on continuing research and development, allows us to use the latest technologies, materials and processes to solve problems for our customers and to bring new, innovative products to market. Delphi maintains technical engineering centers in every major region of the world to develop and provide advanced products, processes and manufacturing support for all of our manufacturing sites and to provide our customers with local engineering capabilities and design development on a global basis. As of September 30, 1998, we employed more than 15,000 engineers, scientists and technicians around the world. We continuously evaluate and enhance our engineering and technical resources and are currently considering plans to reorganize our worldwide engineering and technical resources into a more efficient, customer-focused global network.

     We believe that continued research and development activities are critical to maintaining our leadership position in the industry. Over 300 patents were awarded to our business during 1997. Our total expenditures for research, development and engineering activities are expected to be about $1.4 billion in 1998, and were $1.5 billion in 1997 and $1.6 billion in each of 1996 and 1995. We have introduced over 50 new products and processes during each of the last several years.

     In addition, we have been actively studying key industry trends and working with our customers to develop several important technological capabilities for future product offerings. We believe that our electronics integration expertise and systems capabilities will enable us to provide innovative, systems-based solutions for our customers in the future. Many of these capabilities are being jointly developed by all three of our product sectors and each involves the electronics integration expertise of our Electronics & Mobile Communication product sector. We have started to employ some of these capabilities in our products and expect to continue to introduce products featuring these capabilities throughout the next decade. We refer to these technological capabilities as our "Next Century Winners":


     - Mobile Multi-Media. We are developing new systems and software products that enable advanced communication, entertainment and information access in vehicle cockpits. Examples include reception systems for AM/FM radio, television and direct broadcast satellite transmission, cell phones and global positioning systems. Other examples include advanced user interface devices such as flat panel displays, voice recognition and head up displays; open common standard computing platforms for navigation; and advanced audio components such as DVD and compact disc players and digital intelligent amplifier/speakers. All components are integrated by Delphi's high-speed optical-fiber serial data link that provides multiple channels of digital video and audio. Delphi has worked with one team consisting of IBM(TM), Sun Microsystems, Netscape Communications(TM) and Hughes Electronics and another team consisting of Microsoft, Saab Automobile AB and Hughes Electronics to produce two vehicles demonstrating these advanced products. One of these, the "Network Vehicle," has received the InfoVision Award from the International Engineering Consortium.


     - Advanced Thermal Management Systems. We are developing fully integrated thermal management systems to increase driver and passenger comfort in a more energy efficient manner. These systems, subsystems and modules are designed to manage and control vehicle cabin climate and powertrain cooling at reduced costs to VMs and consumers. Our emerging technologies include individual adaptive comfort control to achieve enhanced driver and passenger comfort. Our thermal management systems are designed to meet increasingly stringent environmental requirements and to improve material recyclability.


     - Advanced Safety Interior. We are developing technologies designed to provide enhanced occupant protection in frontal, side and rear collisions and vehicle rollover situations. These include anticipatory crash detection systems, adaptive belt restraints, rollover sensing systems, active knee bolsters, adaptive energy-absorbing pedals, adaptive load steering columns and distributed restraint system architecture. Our Adaptive Restraint Technologies(TM) are designed to monitor driver and passenger characteristics and the severity of a crash in order to tailor airbag deployment to provide optimized occupant protection.

     - Collision Avoidance. We are developing collision avoidance systems consisting of adaptive cruise control, collision warning and collision intervention. These systems are designed to help avoid vehicle crashes through the use of object detection sensors and automatic control of brakes, throttle, steering and suspension.

     - "X-By-Wire" Control Systems. We are developing new drive-by-wire systems consisting of braking, steering, throttle and suspension systems designed to provide greater vehicle control. A modular design features reduced mass, simplified assembly and increased packaging flexibility. These systems function without conventional mechanical hardware connections, such as conventional steering columns mounted onto rack and pinions. Instead, each system receives inputs such as the depression of brake pedal or a bump in the road and then communicates that information to an electronic control module. This control module then provides input to the appropriate localized, motorized actuator, which performs the mechanical function of the system such as application of brakes or engagement of shock absorbers. The lack of direct mechanical connections allows for increased customization of the "feel" of these systems.

     - Modular Chassis Systems. We are developing modular chassis systems featuring various levels of integration of knuckles, bearings, brakes, suspension, steering and other components assembled into modules. Modular product offerings include front and rear brake corner modules, front and rear chassis corner modules, engine cradle modules, powertrain-chassis modules and front and rear damper modules. These modular chassis systems are intended to enable VMs to significantly reduce their assembly plant costs and product lead time.

     - Advanced Engine Management Systems. VMs typically must create many different engine management systems to accommodate varying government regulations, consumer preferences and driving conditions around the world. To simplify this situation, we are developing an advanced engine management system, which features a "building block" approach that uses modular systems architecture, rapid algorithm development tools and controls as a base. Depending upon a VM's requirements, we can add interchangeable hardware, software and "plug-and-play" tools to minimize recalibration work. This system is designed to save fuel and reduce emissions while helping VMs cut costs and achieve fast-to-market goals.

     - ENERGEN(TM) Advanced Energy Systems. We are developing advanced energy management systems designed to enable VMs to expand vehicle electronic content and better address global warming concerns. These systems include a 200-volt AC induction integrated motor/generator, a multiple-voltage battery system and high-power electronics which permit the vehicle to operate in three different modes--internal combustion, electric or a combination of the two. This optimization of energy is designed to provide increased power to support advanced electrical/electronic needs, while also delivering substantial savings in fuel economy, which is critical to the reduction of carbon dioxide exhaust emissions.

     - Integrated Vehicle Electrical/Electronic (E/E) Systems. Our integrated E/E system combines electrical and electronic content into one system, which includes network communications, fiber-optic data transmission, multi-drop wiring, controllers and electronic integrated switches, connectors, sensors and actuators. These systems feature smaller, easier-to-package controllers; smaller easier-to-install wiring harnesses and connectors; fewer electrical interfaces; reduced mass; increased function flexibility and system reliability; and simplified assembly.

     - INTELLEK(TM) Smart Sensors and Actuators. We are developing sophisticated sensors and actuators which feature integrated processing and digital communication bus interfaces. These higher value sensors and actuators are designed to offer VMs reduced mass due to fewer parts, reduced cycle and assembly time and improved system performance, while helping VMs lower their costs for higher content vehicles.

CUSTOMERS

     GENERAL MOTORS. General Motors is our largest customer and we are its largest automotive parts supplier. GM is the world's largest VM, having a market share of about 16% of all light vehicles produced throughout the world in 1997 according to Standard & Poor's DRI 1998 World Car Industry Forecast Report. Most of our sales to GM are to GM-North America, although we also sell to GM-International and to GM-SPO. In 1997, our sales to GM accounted for about 81.7% of our total sales as set forth below. For this purpose, "total sales" include all sales from joint ventures and other investments in which we own a minority interest.

                                                       PERCENTAGE OF DELPHI'S
                     CUSTOMER                             1997 TOTAL SALES
                     --------                          ----------------------
GM-North America...................................             65.4%
GM-International...................................             11.2
GM-SPO.............................................              5.1
                                                                ----
     Total GM......................................             81.7%
                                                                ====

     Sales to General Motors. In 1992, General Motors launched a major reorganization of its automotive business to streamline its business practices and downsize its North American automotive operations. At that time, GM announced its intention to begin filling its procurement needs on a global basis. GM strives through this global sourcing strategy to leverage its purchasing power by sourcing its products on a global basis and to increase competition for its business among its suppliers on the basis of quality, service, technology and price. Pursuant to this initiative, GM has provided suppliers worldwide with the opportunity to bid for GM-North America business historically sourced with us. As a result, our share of GM-North America's automotive parts requirements has declined over this period.

     We believe that we are and will continue to be able to compete effectively for GM-North America business because of the high quality of our products, our ongoing cost reduction efforts and our product and technological innovations. As a principal supplier to GM, we periodically have discussions with GM relating to its future vehicle programs and our long-term technology and product development. Although we have no commitments to GM in this regard, we expect to continue these discussions for some period of time after our separation from GM based on our strong customer-supplier relationship. However, we do expect the portion of GM-North America's automotive parts requirements which we supply and the prices we charge to GM-North America to continue to decline over the next several years. As a result, we also expect that our total sales to GM will decline over the next several years. Through our strategy of aggressively pursuing increased business with customers other than GM-North America, including additional sales to GM-International, however, we will strive to mitigate these effects and increase our total sales.

     We have historically supplied a lower percentage of GM-International's automotive parts requirements than the percentage of parts we have supplied to GM-North America. Until the last several years, we were operated by GM as a captive, North America-based supplier to GM's North American operations. As a result, we did not focus heavily on our global business opportunities, including those with GM-International. We also did not have the global presence to compete effectively for GM-International business. As noted above, we have substantially expanded our global presence over the last several years. We believe that we are and will continue to be able to compete effectively for GM-International business.

     Supply Agreement. The Supply Agreement we have entered into with General Motors in connection with our separation provides that all existing contracts between General Motors and our company as of January 1,

1999 will generally remain in effect, including the pricing, duration and purchase order terms and conditions. This includes existing contracts under which we have not yet begun to supply products. However, the timing of payments from GM to us under the existing contracts will change. For a description of these payment terms and the effect on our liquidity, see "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources--Extension of Payment Terms."

     Under the Supply Agreement, we have the right to provide on competitive terms the first replacement cycle of all product programs in the United States and Canada which we were providing to GM as of January 1, 1999, provided that GM sources such replacement programs prior to January 1, 2002 and we are competitive in terms of design, quality, price, service and technology as these factors relate to all aspects of bid packages that may be submitted by other suppliers. Other suppliers' bids to provide particular products may include offers of price reductions to GM on other current or future products, and GM may under the Supply Agreement consider the overall economic effect of such package proposals in assessing our competitiveness. Given the general duration of most vehicle programs of about five to eight years, depending on the vehicle model, we expect that this ability to secure next generation business from GM-North America, together with our existing contracts and other commitments, will provide us with the opportunity to maintain substantial business with GM-North America well into the next decade. We will also have the opportunity to bid on the same basis as other suppliers for other new GM-North America business as well as for GM-International business. Our ability to realize revenues on all GM business, including business awarded pursuant to existing contracts, is in all cases subject to a variety of factors, including the volume and option mix of vehicles actually produced by GM, the timing of such production and our continuing competitiveness. For more information about the uncertainties and risks related to the Supply Agreement and to realizing awarded business, see "--Industry--Awarded Business."

     The Supply Agreement specifies that GM has the right to move its existing business with us to other suppliers in the event that we are not competitive in terms of quality, service, design or technology. In addition, GM has the right at all times to adopt new technology, whether or not such technology is available through us. If we are unable to provide the new technology or an equivalent technology acceptable to GM on a competitive basis, GM is free to move the business from us to another supplier. For more information regarding the terms of the Supply Agreement, see "Arrangements Between Delphi and General Motors--Supply Agreement."

     OTHER VMS. Although General Motors is by far our largest customer, we do business with all of the other major VMs worldwide. These relationships have enabled us to develop an understanding of global customer needs and business opportunities. Based on 1997 worldwide market shares, the next five largest VMs after GM are Ford Motor Company, Toyota Motor Corp., Volkswagen AG, DaimlerChrysler AG and Fiat S.p.A., who collectively had an aggregate market share of about 43% of all light vehicles produced throughout the world in 1997 according to Standard & Poor's DRI 1998 World Car Industry Forecast Report. We currently do business with each of these VMs as well as all other major VMs. Our top five VM customers other than GM accounted for about 5.8% of our total 1997 revenues, and our top ten VM customers other than GM accounted for about 8.5% of our total 1997 revenues. In determining these percentages, we have not included sales of entities in which we have a minority interest.

     Substantially all of our existing contracts with these non-GM customers, which we entered into while we were a business sector of GM, require the consent of the customer in order to assign or transfer the contract. We have had discussions with all of our major non-GM customers regarding our separation from GM and our intent to continue to perform under these existing contracts. Given the extremely large number of existing contracts with our non-GM customers and the positive feedback received during discussions with our major non-GM customers, we do not currently intend either to seek consents from or to enter into new contracts with these customers in connection with our separation from GM. Based on these discussions, we do not believe that our separation from GM will adversely affect our business with these customers. However, we cannot assure you in this regard.

     AFTERMARKET. We sell products to the worldwide aftermarket as replacement parts for current production and older vehicles. In 1997, our aftermarket revenues of $2 billion represented 6.5% of our total revenues. We currently sell most of these products into the North American aftermarket under arrangements with GM-SPO, the principal aftermarket sales organization of GM. GM-SPO distributes replacement parts to the aftermarket primarily through GM automobile dealerships and independent distributors, including warehouse distributors and direct retailers. Outside North America, we principally sell into the aftermarket through independent distributors.

     Under the terms of our separation from GM, we and GM have agreed that, subject to certain exceptions, GM-SPO will be the exclusive distributor of our products into the U.S. aftermarket and we will be the exclusive supplier of these products to GM-SPO through at least December 31, 2000. GM-SPO currently markets our products under a number of brand names, including ACDelco(R), Freedom(R) and Voyager(R). In connection with our separation from GM, we have agreed with GM-SPO to split the ownership of these aftermarket brands. GM-SPO will own the ACDelco brand and any AC and Delco derivatives and formatives. However, as described further under "Arrangements Between Delphi and General Motors--Intellectual Property," we have been granted a perpetual, worldwide, royalty-free license to use the trade name "Delco Electronics" and the trademarks "DELCO" and "DELCO ELECTRONICS" in connection with certain of our products as well as a worldwide license to use the trademarks "AC," "DELCO" and "AC Delco" until January 1, 2000. We will own the Freedom brand, although we may not use the brand in the United States until the expiration of our arrangement with GM-SPO. GM-SPO will own the Voyager battery brand, but may only use it on batteries it purchases from us. For more information about these arrangements, see "Arrangements Between Delphi and General Motors--Aftermarket Sales."


     We have historically derived our principal aftermarket revenues through our relationship with GM-SPO. We believe that there exist opportunities to increase our revenues from sales in the aftermarket and augment the "Delphi" brand presence in the aftermarket over time by establishing new supply relationships with various participants along the aftermarket distribution channel. We believe that our ability to sell products developed for the VM market to aftermarket customers can reduce the impact of adverse changes in demand for new vehicles. With respect to the aftermarket in the United States, we intend to continue to sell products through GM-SPO until the expiration of the transitional arrangements described above. Outside the United States, we are initially focusing on the aftermarket business in Europe and South America.


     We believe that incremental aftermarket sales opportunities will be available to us following our complete separation from GM. However, growth in the highly competitive aftermarket business will take time to achieve in light of the significant investment in an aftermarket distribution infrastructure that is required.

     NON-VM CUSTOMERS. We are also diversifying by supplying certain of our products, including connection systems, flex-circuits wiring, instrumentation and map sensors, to new customer areas, such as the aerospace, motorcycle and computer industries. Our non-VM customers include Boeing Company, Harley-Davidson Inc. and Silicon Graphics Inc. We are also building relationships with Tandem Computers Inc., Storage Technologies and Lucent Technologies Inc. These non-VM sales accounted for only a nominal amount of our total 1997 revenues. We believe that opportunities exist to increase our sales in this area and we intend to continue to work to expand our sales to non-VM customers.

SALES AND MARKETING

     Delphi has established an expansive sales and marketing organization consisting of 25 dedicated customer service teams that provide a consistent interface between key customers and the company. These teams are currently staffed by Delphi sales and marketing personnel located in every major region around the world. Nineteen of these customer teams currently focus on customers other than GM. We maintain this extensive worldwide customer network in order to better represent individual customers' interests within our organization, promote customer programs and coordinate global customer strategies with the goal of enhancing overall customer service and satisfaction. Our ability to support our customers around the world is further enhanced by our expansive global presence in terms of manufacturing sites, customer service centers and sales activity offices and technical and engineering support.


     In order to address confidentiality concerns, each customer service team functions completely independently from the others. We believe that we have implemented very effective procedures to preserve customer confidentiality. To our knowledge, we have never experienced a breach of our confidentiality pledge or procedures. Nevertheless, we believe that our complete separation from General Motors should eliminate any remaining VM concerns about providing confidential information to a supplier owned by one of its competitors. As noted above, access to such information is necessary for the design, engineering and production of integrated systems tailored to a customer's individual needs.



     Our sales and marketing activities are designed to create overall awareness, consideration and purchase of our components, integrated systems and modules. To further this objective, we participate in international trade shows in Paris, Frankfurt, Tokyo and Detroit. We also provide on-site technology demonstrations at each of our major VM customers on a regular basis. We advertise in a variety of trade publications and offer an Internet site at http://www.delphiauto.com. Our website and the information contained therein or connected thereto shall not be deemed to be incorporated into this prospectus or the registration statement of which it forms a part. We also maintain a 17,000-square foot customer center at our world headquarters in Troy, Michigan, where we have hosted over 13,000 visitors since its opening in August 1997. In addition, we provide key products to several of the leading motorsports series around the world, including Formula 1, NASCAR Winston Cup, Indy Racing League and Championship Auto Racing Teams.


PRODUCTS

     Delphi designs, engineers and manufactures a wide variety of components, integrated systems and modules on a worldwide basis. We provide our VM customers with global, single-point sourcing capability and systems tailored to meet their specific needs. As the largest and most diversified supplier of automotive parts, we have a diversified portfolio of products. Each of our product lines includes many individual product offerings, most of which we can configure to interact with specific vehicle characteristics in order to meet our customers' needs. Given the breadth of our product portfolio and our significant systems integration capabilities, we have focused on offering our customers highly engineered, value-added products.

     Our product offerings are organized in three product sectors: Electronics & Mobile Communication; Safety, Thermal & Electrical Architecture; and Dynamics & Propulsion. We believe that each of our three product sectors is a leading supplier of automotive parts in its principal areas of focus. The following table shows our net sales (in billions) by product sector and in total for the last three years:

                                                               YEAR ENDED
                                                              DECEMBER 31,
                                                         -----------------------
                  PRODUCT SECTOR                         1995     1996     1997
                  --------------                         ----     ----     ----
Electronics & Mobile Communication.................      $ 5.5    $ 5.3    $ 5.5
Safety, Thermal & Electrical Architecture..........       13.4     12.9     12.7
Dynamics & Propulsion..............................       13.2     13.3     13.7
Eliminations.......................................       (0.4)    (0.5)    (0.5)
                                                         -----    -----    -----
  Total............................................      $31.7    $31.0    $31.4
                                                         =====    =====    =====

     Our net sales by product sector include certain inter-sector sales, which we eliminate for purposes of determining our total net sales. After adjusting to account for these eliminations, the following table shows the approximate composition by product sector and in total of our net sales for the last three years:

                                                               YEAR ENDED
                                                              DECEMBER 31,
                                                         -----------------------
                  PRODUCT SECTOR                         1995     1996     1997
                  --------------                         ----     ----     ----
Electronics & Mobile Communication.................       16.5%    16.2%    16.5%
Safety, Thermal & Electrical Architecture..........       42.0     41.1     39.9
Dynamics & Propulsion..............................       41.5     42.7     43.6
                                                         -----    -----    -----
  Total............................................      100.0%   100.0%   100.0%
                                                         =====    =====    =====


     Many of our product offerings combine the expertise and capabilities of more than one product sector. Since our customers increasingly seek more fully-engineered, integrated systems and modules rather than individual components, our significant systems integration capabilities play an increasingly key role in the successful marketing and sales of our products. We believe that electronics integration will drive the next generation of successful products in our industry. All of our major vehicle systems and subsystems utilize the electronics integration capabilities of our Electronics & Mobile Communication product sector. Within our three product sectors, our numerous product lines are organized into various sub-categories for which a product sector strategy board or equivalent managing committee has principal responsibility. For more information, see "--Management." For more information about our product sectors, see Note 15 to the audited consolidated financial statements included elsewhere in this prospectus.


     ELECTRONICS & MOBILE COMMUNICATION. Our Electronics & Mobile Communication product sector accounted for $5.2 billion, or 16.5%, of our 1997 net sales (excluding inter-sector sales). This sector is one of the leading global providers of automotive electronics products. The sector also offers a wide variety of audio and communication systems for the vehicle. The automotive electronics capabilities of this sector are utilized in connection with many of the product offerings of Delphi's two other product sectors to produce systems, subsystems and modules designed to enhance vehicle safety, comfort, security and efficiency. Our principal electronics and mobile communication product lines include the following:

         PRODUCT LINE                                   DESCRIPTION
         ------------                                   -----------
Audio Systems                      A wide range of audio systems and components ranging
                                   from AM radios to integrated compact disc players,
                                   including the Monsoon(R) Audio System, which is
                                   customized for each vehicle.
Communication Systems              A wide range of communication and information
                                   systems, including the EyeCue(R) head up display
                                   system and mobile multimedia.
Advanced Controllers               Microprocessor-based engine management controllers
                                   and anti-lock brake controllers.
Powertrain and Engine Control      Modules designed to optimize engine and transmission
Modules                            performance while improving reliability and cost
                                   efficiency.
Collision Warning                  FOREWARN(R) collision warning systems are
Systems                            microwave-based forward, rear and side object
                                   detection systems which present warning signals to
                                   drivers in a wide range of formats and warning
                                   levels.
Security Systems                   Products include sounders, inclination sensors, glass
                                   breakage sensors, remote key actuation products and
                                   vehicle immobilization products, some of which are
                                   sold under the TEXALARM(R) brand.

         PRODUCT LINE                                   DESCRIPTION
         ------------                                   -----------
Safety Systems                     Products include frontal inside airbag controllers,
                                   occupant positioning, adaptive restraints and
                                   roll-over sensing.


     SAFETY, THERMAL & ELECTRICAL ARCHITECTURE. Our Safety, Thermal & Electrical Architecture product sector accounted for $12.5 billion, or 39.9%, of our 1997 net sales (excluding inter-sector sales). This sector offers a wide range of products relating to the vehicle interior as well as the expertise to integrate them into individual vehicle designs to simplify manufacturer assembly and enhance vehicle marketability. The sector also offers thermal products, including powertrain cooling systems and climate control systems that meet global mandates for alternative refrigerant capabilities. The sector is also a global leader in the production of wiring harnesses and connectors for electrical power and signal distribution.


     - Interior Products. These products accounted for $4.4 billion, or 35.2%, of the Safety, Thermal & Electrical Architecture product sector's 1997 net sales (excluding inter-sector sales). Our principal interior product lines include the following:

         PRODUCT LINE                                   DESCRIPTION
         ------------                                   -----------
Safety/Airbag Systems              Airbag systems and modules and adaptive restraint
                                   technologies, including driver and passenger airbag
                                   modules, side airbag modules and integral steering
                                   wheels.

Door Modules                       Integrated door hardware systems with various
                                   features of power and signal distribution, safety and
                                   security, HVAC (heating, ventilation and air
                                   conditioning), electronic control and interior trim
                                   systems.

Power Product Systems              Systems include power sliding doors, power liftgates
                                   and power decklids.

Modular Cockpits                   Fully integrated interior systems, featuring
                                   electrical/electronic systems, structure and trim
                                   systems, steering systems, thermal systems and
                                   entertainment and safety systems.

     - Thermal Products. These products accounted for $2.8 billion, or 22.4%, of the Safety, Thermal & Electrical Architecture product sector's 1997 net sales (excluding inter-sector sales). Our principal thermal product lines include the following:

         PRODUCT LINE                                   DESCRIPTION
         ------------                                   -----------
Thermal Management Systems         Systems designed to optimize total vehicle thermal
                                   management functions, efficiently maintain passenger
                                   comfort and powertrain cooling in all climates and
                                   driving conditions.
Climate Control Systems            Systems which include HVAC modules, compressors and

                                   condensors and are designed to efficiently maintain
                                   passenger comfort in all climates and weather
                                   conditions.

HVAC Systems and Modules           HVAC systems and modules regulate airflow,
                                   temperature, humidity and air direction and include
                                   evaporators, lightweight aluminum heater cores,
                                   blower motor fans and compressors.

Powertrain Cooling                 Systems designed to optimize powertrain cooling for
Systems                            various driving conditions, including radiators, fans
                                   and hoses.

Front End Modules                  Modules feature a single-part concept, resulting in
                                   reduced product weight and size and higher system
                                   performance at lower cost.

     - Power and Signal Distribution Products. These products accounted for $5.3 billion, or 42.4%, of the Safety, Thermal & Electrical Architecture product sector's 1997 net sales (excluding inter-sector sales). Our principal power and signal distribution product lines include the following:

         PRODUCT LINE                                   DESCRIPTION
         ------------                                   -----------
Electrical/Electronic (E/E)        A wide range of products and services relating to E/E
Systems Centers                    system design and production, including E/E centers
                                   designed in a variety of configurations and tailored
                                   to meet customer-specific applications.

Connection Systems                 Wiring connection systems with current-carrying
                                   capacity ranging from signal-level to over 300 amps,
                                   including the GT Connection System(TM), and a variety
                                   of fiberoptic data network and point-to-point
                                   connection systems.

Electronic Products                Electronic products featuring micro-processor based
                                   designs with custom integrated circuits and
                                   analog/digital/ microcomputer/mixed design
                                   capabilities.

Advanced Data Communication        Products include an optical star coupler, which
Systems                            distributes data in real time via plastic optical
                                   fiber throughout an expandable network; and
                                   customized multiplex systems and components.

Fiber Optic Lighting Systems       DELight(TM) fiber optic lighting systems utilize
                                   centrally located light sources to provide lighting
                                   throughout the vehicle.

Ignition Wiring Systems            A wide range of ignition wiring systems and
                                   components.

Sensors                            A wide range of temperature sensors and multifunction
                                   sensors that integrate electronics into the
                                   packaging. Some of these sensors are sold under the
                                   brand name INTELLEK(TM).

Switch Products                    A wide range of pushbutton switches, elastomer
                                   switches incorporating integrated electronics and
                                   miscellaneous specialty switches.

     DYNAMICS & PROPULSION. Our Dynamics & Propulsion product sector accounted for $13.7 billion, or 43.6%, of our 1997 net sales (excluding inter-sector sales). This sector offers a wide range of energy and engine management systems designed to optimize engine performance and emissions control through precise management of vehicle air intake, fuel delivery, combustion and exhaust after-treatment. The sector also offers all major chassis control systems--steering, braking, suspension and engine, with a focus on providing superior ride and handling performance, high reliability, reduced mass and improved fuel efficiency. The sector's steering products feature vehicle control and driveline technologies and advanced electronic controls to improve performance.

     - Energy and Engine Management Products. These products accounted for $6.4 billion, or 46.7%, of the Dynamics & Propulsion product sector's 1997 net sales (excluding inter-sector sales). Our principal energy and engine management product lines include the following:

         PRODUCT LINE                                   DESCRIPTION
         ------------                                   -----------
Air/Fuel Management                Subsystems measure, control, manage and deliver a
                                   precise combustible mixture of fuel and air to the
                                   combustion chamber.

         PRODUCT LINE                                   DESCRIPTION
         ------------                                   -----------
Energy Storage and Conversion      The generator and battery comprise the principal
                                   electrical system in the vehicle. The battery stores
                                   energy for transfer to the starter during engine
                                   start-up; once the engine is running, the generator
                                   supplies the vehicle's electrical power requirements.
                                   Among other products, we sell batteries into the
                                   aftermarket under the FREEDOM(TM) brand, as described
                                   under "--Customers--Aftermarket."

Valve Train                        Systems manage engine timing and performance to
                                   improve fuel economy, reduce emissions and increase
                                   torque and power.

Exhaust After-Treatment            Subsystems carry gas away from the engine and removes
                                   harmful chemical compounds through catalytic reaction
                                   of contaminants.

Sensors and Solenoids              Sensors, including our INTELLEK(TM) brand sensors,
                                   monitor conditions such as presence, speed and
                                   chemical content within the vehicle. Solenoids are
                                   actuators that control mechanical movement and the
                                   flow of fluids within the vehicle.

Ignition                           Subsystems provide spark energy for precise and
                                   robust combustion initiation of the air/fuel mixture.
                                   Coils, electronics, wires/boots and spark plugs
                                   generate and deliver a high voltage charge to the
                                   combustion chamber.

Fuel Handling                      Subsystems contain and deliver fuel to the air/fuel
                                   architecture and control evaporative emissions.

Controls                           Subsystems consist of the electronic control module
                                   and related software and algorithms which are
                                   customized to meet VM needs.

Advanced Propulsion Systems        New propulsion technologies include different vehicle
                                   system approaches--from powertrain integration to
                                   advanced electro-chemical fuel cell engines.

     - Chassis Products. These products accounted for $4.1 billion, or 29.9%, of the Dynamics & Propulsion product sector's 1997 net sales (excluding inter-sector sales). Our principal chassis product lines include the following:

         PRODUCT LINE                                   DESCRIPTION
         ------------                                   -----------
Intelligent Chassis Control        TRAXXAR(TM) vehicle stability enhancement system
Systems                            integrates all major chassis control
                                   systems--steering, braking, suspension and
                                   powertrain--to provide optimum ride and handling
                                   performance.

                                   GALILEO(TM) intelligent brake-by-wire control system
                                   combines power assist, anti-lock braking functions,
                                   traction control and tunable pedal feel in a modular
                                   design to deliver high-quality brake balance
                                   regardless of vehicle loading or brake pad wear.

         PRODUCT LINE                                   DESCRIPTION
         ------------                                   -----------
Advanced Ride Control              Manual Selectable Ride System is a controlled
Suspension Systems                 suspension system designed with two independent
                                   driver-selectable levels of damping.
                                   Continuously Variable Real-Time Damping System
                                   provides full car modal control with continuously
                                   variable independent damping control at each corner.

Chassis Systems and Modules        Systems and modules include complete wheel-to-wheel
                                   modules, chassis corner modules, brake corner
                                   modules, damper modules and bearings.

Brake Systems                      Anti-lock brake systems feature precision solenoid
                                   technology and can accommodate traction control,
                                   variable effort steering and other vehicle
                                   enhancements.

Suspension and Brake Components    Components include calipers, rotors, drums, master
                                   cylinders, boosters, drum brake assemblies, shock
                                   absorbers and leveling height sensors.

     - Steering Products. These products accounted for $3.2 billion, or 23.4%, of the Dynamics & Propulsion product sector's 1997 net sales (excluding inter-sector sales). Our principal steering product lines include the following:

         PRODUCT LINE                                   DESCRIPTION
         ------------                                   -----------
Steering Systems                   A wide range of steering components and fully
                                   integrated systems. Components include hydraulic
                                   pumps, steering gears and steering hoses.

Columns and Intermediate Shafts    A wide range of steering columns, including TILT
                                   WHEEL(TM), LUXURY-TILT(TM) power adjustable wheel
                                   function and manual tilt and telescope. Intermediate
                                   shaft offerings include cardan joint, flexible
                                   couplings, pot-style joint, spline shaft and
                                   concentric isolator.

Driveline Systems                  Halfshafts that transmit the power of the vehicle's
                                   engine to the wheels. Integrated halfshaft designs in
                                   a wide variety of joint types and sizes.

Fuel Efficiency and Performance    E-STEER(TM) Electric Power Steering is an
Steering Systems                   all-electric, engine independent system featuring
                                   space efficiency, environmental compatibility and
                                   fuel efficiency.
                                   E-H-STEER(TM) Electro-Hydraulic Power Steering
                                   features optional variable-assist steering.
                                   QUADRASTEER(TM) Four Wheel Steering features a short
                                   turning radius, enhanced control and improved
                                   handling.
                                   MAGNASTEER(TM) Magnetic Variable Assist Steering
                                   features variable effort power steering.

COMPETITION

     GENERAL. We conduct our business in a highly competitive industry. The global automotive parts industry principally involves the supply of components, systems and modules to VMs for the manufacture of new vehicles, to other suppliers for use in their product offerings and to the aftermarket for use as replacement parts for older vehicles.

     Although the overall number of our competitors has decreased due to ongoing industry consolidation, the automotive parts industry remains extremely competitive. VMs rigorously evaluate suppliers on the basis of product quality, price competitiveness, reliability and timeliness of delivery, product design capability, technical expertise and development capability, new product innovation, leanness of facilities, operational flexibility, customer service and overall management. Some of our competitors have substantial size and scale and some have lower cost structures, particularly lower hourly wage structures, than our company.

     Our overall product portfolio is extremely broad by industry standards. Very few other Tier 1 suppliers compete across the full range of our product areas. However, we do face significant competition across all three of our principal product sectors from each of the following major Tier 1 suppliers:
Robert Bosch GmbH, Denso Inc. and Visteon Automotive Systems, a unit of Ford Motor Company.


     We also face significant competition within each of our three major product sectors. In addition to the competitors identified above, our most significant competitors within each product sector are described below.



     ELECTRONICS & MOBILE COMMUNICATION. Our principal competitors in the Electronics & Mobile Communication product sector include the following: Siemens AG, Mannesman VDO AG and Motorola, Inc.



     SAFETY, THERMAL & ELECTRICAL ARCHITECTURE. Our principal competitors in the Safety, Thermal & Electrical Architecture product sector include the following:
Yazaki Corp., Valeo SA, Autoliv Inc. and TRW Inc.



     DYNAMICS & PROPULSION. Our principal competitors in the Dynamics & Propulsion product sector include the following: LucasVarity PLC, NSK Ltd., Siemens AG and TRW Inc.


MANUFACTURING

     GLOBAL FOOTPRINT. Delphi has an extensive world manufacturing presence, as well as the related engineering and technical support. As of September 30, 1998, Delphi operated 169 wholly owned and leased manufacturing sites and 40 joint ventures in 36 countries, representing every major region of the world. We also maintain a network of technical centers, including engineers and technicians, in every major region around the world to provide related engineering and technical support. We believe that our manufacturing presence is one of the most expansive in the global automotive parts industry.

     DELPHI MANUFACTURING SYSTEM. Over the last several years, we have initiated several important programs designed to increase manufacturing efficiencies and reduce our costs. Most recently, we have developed and are currently in the process of implementing the Delphi Manufacturing System. This lean manufacturing system focuses on reducing total manufacturing costs and driving toward "one-piece flow" by utilizing cell manufacturing techniques and value stream mapping. Compared to the more traditional, less flexible mass production line design, the Delphi Manufacturing System enables us to maintain our product output consistent with our customers' requirements in a more efficient manner. The lean manufacturing cells utilized under this system have enhanced our ability to facilitate changes to product design requirements in response to changing customer needs and regulatory requirements and to respond more quickly to changes in our customer's volume requirements.

     Our strategy for achieving company-wide lean manufacturing involves a careful assessment of all manufacturing plants against industry benchmark performance standards. This is followed by the creation of an action plan to improve each facility by implementing the Delphi Manufacturing System. Lean manufacturing concepts which have been applied to our manufacturing operations under this system include synchronous operations, a plan to produce every part every day, low-volume production to meet the different demands of several customers and one-piece flow. To date, the Delphi Manufacturing System has resulted in significant cost savings, including reduction in plant-floor costs in many of our manufacturing facilities. We expect to continue to implement the Delphi Manufacturing System in all of our operations on a worldwide basis. For more information about the Delphi Manufacturing System, see "--Strategy--Improve Operating Performance."

     SUPPLY-IN-LINE SEQUENCE. Principally as a result of lean manufacturing initiatives designed to reduce assembly costs, VMs often require their suppliers to provide just-in-time delivery of pre-assembled systems or modules directly to their production lines. Just-in-time delivery provides multiple, small-batch deliveries on an as-needed basis compared to traditional large-batch deliveries which increase inventory levels and reduce the

VM's assembly efficiency. Just-in-time delivery generally requires that the supplier have a local presence in close proximity to the VM's manufacturing facility so that the supplier's facility (where various sub-assembly functions will be performed) becomes, in effect, an extension of the VM's manufacturing process.

     Our "supply-in-line sequence" process takes just-in-time delivery one step further by providing our products not only when the VM needs them, but also in the correct assembly sequence. For example, one of our supply-in-line-sequence customers is Mercedes-Benz. Currently, we assemble and deliver cockpit modules for the Mercedes sports utility vehicle that are sequentially unloaded from the container, with the correct color and options, for attachment directly onto the vehicle as it moves down the assembly line. Our supply-in-line sequence process enables us to better service our VM customers' needs through the coordination of our own manufacturing processes with those of our customers.

PURCHASING


     We use global purchasing to obtain globally competitive prices for our direct and indirect materials, machinery and equipment and services, as well as for parts we purchase from other suppliers for use in our product offerings. We believe that our size enables us to have sufficient scale and purchasing leverage to avoid incurring incremental purchasing costs following our separation from General Motors. In 1997, our total purchases were about $15 billion. This amount covered our purchases of parts from other suppliers for use in our product offerings, as well as raw materials and associated freight and production-related services.


     We purchase from suppliers who offer us the best products in terms of quality, service, technology and price. We intend to continue using certain information technology systems used by GM's purchasing program during a transitional period following our separation from GM. For more information, see "Arrangements Between Delphi and General Motors--Purchasing." Our purchasing organization is organized according to commodity groups and global regions and focuses on global sourcing through multi-year contracts. Through leveraging our economics of scale and global purchasing needs, we seek to develop and maintain an extensive base of suppliers capable of servicing our supply needs on a worldwide basis.

     To ensure a consistent high-quality supply of goods and services, our purchasing organization uses a common supplier development and quality process. We have instituted common purchasing systems, policies and procedures throughout our global operations to leverage our economies of scale in the purchasing area. The organizational structure of our purchasing system includes commodity directors responsible for purchasing strategy, purchasing directors who execute specific purchases and regional directors to insure consistent purchasing behavior on a global basis. We have also established purchasing creativity teams which meet on a regular basis to evaluate and focus our available market information to develop strategies for the team's product.

     We purchase a wide variety of raw materials for use in our manufacturing processes. The principal raw materials we purchase include platinum group metals, copper, aluminum, steel, lead and resins. With respect to raw materials, we typically negotiate our purchases on the terms and conditions of our standard purchase orders or long-term contracts. Our positive relationships with our suppliers generally allow us to schedule precise quantities and types of raw materials on short notice, thereby enabling us to maintain relatively low inventories.

     All of these raw materials, except the platinum group metals we use to produce our catalytic converters, are available from numerous sources. Currently, all of the platinum group metals used by Delphi for catalytic converters produced for GM are purchased by GM directly from suppliers of these metals which are located principally in Russia and South Africa. In light of the potential political instability in these areas, Delphi maintains a three to four month inventory of platinum group metals. Delphi purchases the platinum group metals it uses in catalytic converters manufactured for its customers other than GM directly from suppliers. Delphi has not experienced any significant shortages of raw materials and normally does not carry inventories of raw materials or finished products in excess of those reasonably required to meet production and shipping schedules, except for the three to four month supply of platinum group metals.

     We procure a wide variety of products and machinery for use in our manufacturing operations, including, among other things, airbags, machined parts, active and passive electrical components, stampings, fasteners, castings, die cuts, bearings, motors, audio and communication products, displays, sensors and electronic assembly. We believe that we maintain strong relationships with a sufficient number of suppliers to ensure a reliable supply of such products and machinery to accommodate our production schedule.


     We have not experienced any significant shortages of raw materials or other products and normally do not carry inventories of raw materials or finished products in excess of those reasonably required to meet our production and shipping schedules, except for a three to four month supply of platinum group metals as described above.


INFORMATION TECHNOLOGY

     In the operation of our business, we utilize information technology systems and services to support our company's infrastructure through the management and processing of information essential to our operations. "Information technology" principally consists of business information systems (such as computer application software) and infrastructure (such as personal computers, operating systems, networks and devices like switches and routers). These information technology systems and services manage and process information relating to a broad range of our company's infrastructure functions, including financial, engineering, environmental, human resources, manufacturing, legal, logistics, purchasing, warranty and service as well as many other key functions.

     We have historically relied largely on information technology systems and services provided through General Motors. These information technology systems utilize GM-developed computer software systems and information technology services provided by GM's former subsidiary, Electronic Data Systems Corporation ("EDS"), pursuant to a master information technology services agreement between GM and EDS. The systems provided through GM support our human resources, purchasing, finance, tax, customs, planning and material management functions.

     We are in the process of implementing throughout our global operations on an incremental basis new enterprise software that will replace the existing software systems provided through GM. This system is based on the SAP AG system. We expect that this enterprise software will provide us with enhanced information technology systems capabilities, including with respect to Year 2000 issues at certain of our operations. For more information about Year 2000 issues and our remediation efforts relating thereto, see "Management's Discussion and Analysis of Financial Condition and Results of Operations--Year 2000."

     We expect that the new enterprise software will enable us to run many internal, interdependent processes contemporaneously so that we can serve our customers in a more effective and cost-efficient manner by allowing different computer platforms at multiple locations to share information on a real-time basis. We believe that this will facilitate the sharing of information more freely among our operating units and functions and thus improve our operating performance. As a result of the full implementation of this new system, we expect to realize cost savings throughout our operations.

     Until our new enterprise software system is fully implemented, we intend to continue to utilize certain common systems and services provided by GM pursuant to transitional arrangements entered into in connection with our separation. For more information, see "Arrangements Between Delphi and General Motors--Purchasing" and "--Interim Services." As our new software system is implemented throughout our operations, we will migrate services from the existing GM system to the new system. In the interim, we have implemented security measures between the GM software and our data for the purpose of eliminating potential access by GM to confidential information, particularly proprietary information regarding our non-GM customers. We expect the multi-phase implementation of the new system to be completed within about five years. We are currently in the process of completing the initial implementation phase, which principally involves certain of our operations in Europe and North America.

     We believe that these information technology systems and services are adequate to support our company's information infrastructure.

INTELLECTUAL PROPERTY

     We have generated a large number of patents and trademarks in the operation of our business. Our separation arrangements with General Motors generally provide that we will own all patents, patent applications and records of invention that are primarily related to components produced or sold by us and any other patents that would be more valuable to us than to GM. Accordingly, GM has transferred to us full or partial ownership of about 2,800 patents, 640 U.S. patent applications and 620 records of invention as well as the corresponding foreign patents and patent applications. In addition, we and GM have agreed to license certain of our existing patents to each other. For more information regarding the separation arrangements relating to intellectual property, see "Arrangements Between Delphi and General Motors--Intellectual Property." While we believe that these patents, inventions and licenses are, in the aggregate, important to the conduct of our business, none is individually considered material to our business.


     Although we do not rely on material "patent-protected" technology, our ability to continue to generate technological innovations is important to ensure our long-term success as well as the competitiveness of our business. Our focus on innovation is evidenced by the 586 patents relating to our business which were recorded in 1996 and 1997. We intend to continue to actively pursue technological innovation.


     GM has transferred to us ownership of about 1,170 trademark registrations and applications, including about 70 in the United States, as well as unregistered trademarks. Our trademarks include the following: E-STEER(TM), FOREWARN(TM), Freedom(TM), Gold Dot(TM), INTELLEK(TM), Monsoon(TM), QUADRASTEER(TM) and TRAXXAR(TM).

EMPLOYEES; UNION REPRESENTATION

     GENERAL. As of September 30, 1998, we employed 200,463 persons, including 33,310 salaried employees and 167,153 hourly employees. Of our hourly employees, about 96% are represented by about 53 unions, including the UAW, the IUE and the USW. The UAW is our largest union, representing about 29% of our unionized employees. Our union representation by major region as of September 30, 1998 is indicated in the table below:

                                                     NUMBER OF    NUMBER OF
                     REGION                           UNIONS      EMPLOYEES
                     ------                          ---------    ---------
United States
  UAW............................................        1          46,032
  IUE............................................        1          14,505
  USW............................................        1           2,078
  Other unions...................................        3             500
                                                        --         -------
     Total United States.........................        6          63,115
                                                        --         -------

Canada...........................................        2             968
Mexico...........................................        6          58,297
Europe...........................................       32          30,558
South America....................................        5           6,578
Asia/Pacific.....................................        2             175
                                                        --         -------
     Total.......................................       53         159,691
                                                        ==         =======


     The national collective bargaining agreements negotiated by GM with the unions currently apply to our workforce and will continue to apply to our workforce after the Offering. GM's national agreement with the UAW expires in September 1999, GM's national agreement with the IUE expires in November 1999 and GM's national agreement with the USW expires in September 2002. We will assume the terms of the existing collective bargaining agreements for our employees in connection with the Distribution.

     The percentage of our employees located outside the United States and Canada has increased from about 38% in 1992 to about 56% in 1997. We expect that the percentage of our employee population located outside the United States and Canada will continue to increase over time as we continue to expand our operations globally.

     LABOR RELATIONS. In the past we have been adversely affected by work stoppages that have led to the shutdown of our plants. We experienced work stoppages at certain of our facilities in 1996, 1997 and 1998. Strikes by the UAW at a GM metal-fabricating operation and at one of our component manufacturing facilities led to the shutdown of most of GM's North American assembly plants in June and July 1998. Our lost production due to this shutdown had an unfavorable after-tax impact on our net income of about $560 million in the nine months ended September 30, 1998. Work stoppages at GM in the United States in 1997 and in the United States and Canada in 1996, including at one of our facilities, had an unfavorable after-tax impact on our net income of $92 million and $281 million, respectively, after considering partial recovery of lost production. None of these work stoppages, however, affected our deliveries to our non-GM customers.

     We also recognize that a key element of our long-term competitiveness is developing a constructive working relationship with our unions. We emphasize the sharing of relevant information with our local and international union leadership worldwide and working with the unions to jointly develop local work rules and practices. We have actively engaged our unions in major initiatives designed to improve the viability of our operations. Both our local and international unions have cooperated with our management in developing plans to improve certain uncompetitive operations as part of our "fix/sell/close" process.

     As discussed above under "--Strategy--Improve Operating Performance--Labor Relations," we believe that our separation from General Motors and establishment as a fully independent company with control over our own labor relations will provide us certain labor relations benefits which will enable us, over time, to increase our competitiveness. However, we cannot assure you as to when or the extent to which we will achieve these benefits.


     See "Risk Factors--Risk Factors Relating to Separating Our Company from General Motors--Failure to Realize the Labor Benefits We Expect from Our Separation from General Motors" and "--Risk Factors Relating to Our Business--Our Business May Be Adversely Impacted by Work Stoppages and Other Labor Relations Matters."


PROPERTIES

     Our world headquarters is located in Troy, Michigan and occupies about 264,000 square feet. We occupy this facility, as well as certain other facilities, pursuant to certain arrangements described under "Arrangements Between Delphi and General Motors--Real Estate and Environmental." We expect to purchase our headquarters upon the expiration of our agreement with GM with respect thereto.

     We also maintain regional headquarters for our Asia/Pacific region in Tokyo, Japan, for our Europe/ Africa/Middle East region in Paris, France and for our South America region in Sao Paulo, Brazil. Excluding our joint ventures and other investments, we currently maintain a total of 244 sites in 36 countries throughout the world. The following table, which gives full effect to the international asset transfers described under "Arrangements Between Delphi and General Motors--International Agreements" but excludes our joint ventures and other investments, shows our principal facilities as of September 30, 1998:

                                 NUMBER OF     TOTAL OWNED       TOTAL LEASED
           REGION                  SITES      SQUARE FOOTAGE    SQUARE FOOTAGE
           ------                ---------    --------------    --------------
United States/Canada.........        78         44,837,322        13,448,992
Europe/Middle East/Africa....        93          6,058,025         4,942,674
Mexico/South America.........        47          7,919,242         3,752,457
Asia/Pacific.................        26          1,392,501           723,502
                                    ---         ----------        ----------
     Total...................       244         60,207,090        22,867,625
                                    ===         ==========        ==========

     In some cases, several of our manufacturing sites, technical centers and/or customer service centers and sales activity offices are located at a single multiple-purpose site. We also maintain a limited number of miscellaneous facilities. The following table, which gives full effect to the international asset transfers described under "Arrangements Between Delphi and General Motors--International Agreements," but does not reflect our joint ventures and other investments, shows our capabilities as of September 30, 1998:

                                                                        CUSTOMER
                                   MANUFACTURING      TECHNICAL       CENTERS AND
           REGION                      SITES           CENTERS       SALES OFFICES
           ------                  -------------      ---------      -------------
United States/Canada.........            48              14                11
Europe/Middle East/Africa....            65               7                20
Mexico/South America.........            41               4                 6
Asia/Pacific.................            15               2                14
                                        ---              --                --
     Total...................           169              27                51
                                        ===              ==                ==

     We are currently evaluating long-term plans to consolidate our worldwide engineering and technical resources, including our technical centers, into a more efficient, customer-focused global engineering support network. While we believe that this consolidation will enhance our ability to provide engineering and technical support to our customers around the world, we also expect that it will have the effect of reducing the overall number of our technical centers.

     We believe that our facilities are suitable and adequate, and have sufficient productive capacity, to meet our current and currently anticipated needs.

ENVIRONMENTAL MATTERS


     Delphi is subject to the requirements of federal, state, local and foreign environmental and occupational safety and health laws and regulations. These include laws regulating air emissions, water discharge and waste management. We have an environmental management structure designed to facilitate and support our compliance with these requirements. We cannot assure you, however, that we are at all times in complete compliance with all such requirements. Although we have made and will continue to make capital and other expenditures to comply with environmental requirements, we do not expect capital or other expenditures for environmental compliance to be material in 1999 or 2000. Environmental requirements are complex, change frequently and have tended to become more stringent over time. Accordingly, we cannot assure you that these requirements will not change or become more stringent in the future in a manner that could have a material adverse effect on our business.


     Delphi is also subject to environmental laws requiring the investigation and cleanup of environmental contamination. We are in various stages of investigation and cleanup at our manufacturing sites where contamination has been alleged. As of September 30, 1998, Delphi had recorded a reserve of about $19 million for such environmental investigation and cleanup. We cannot assure you that our environmental cleanup costs and liabilities will not exceed the current amount of our reserve.

     We have entered into certain arrangements with General Motors regarding the allocation of environmental liabilities relating to our business as part of our separation from General Motors. For more information, see "Arrangements Between Delphi and General Motors--Real Estate and Environmental."

     On December 17, 1998, General Motors entered into a consent order with the New York Department of Environmental Conservation to settle a notice of violation the Department issued to our Lockport, New York facility on November 24, 1998. The notice alleged that the facility had installed thermal degreasers without obtaining an air emission permit or complying with certain requirements for volatile organic compound emissions from new emission sources. The consent order requires payment of a civil penalty of $110,000 to the Department. We intend to pay the penalty on behalf of GM and then seek reimbursement from GM pursuant to the separation arrangements.

LEGAL PROCEEDINGS

     We are involved in routine litigation incidental to the conduct of our business. We do not believe that any of the litigation to which we are currently a party will have a material adverse effect on our business or financial condition.

     Although we do not believe any current litigation will have a material adverse effect on our business or financial condition, we face an inherent business risk of exposure to product liability claims in the event that the failure of our products results or is alleged to result in personal injury or death, and we cannot assure you that we will not experience any material product liability losses in the future. In addition, if any Delphi-designed products are or are alleged to be defective, we may be required to participate in a recall involving such products. Each VM has its own policy regarding product recalls and other product liability actions relating to its suppliers. However, as suppliers become more integrally involved in the vehicle design process and assume more of the vehicle assembly functions, VMs are increasingly looking to their suppliers for contribution when faced with product liability claims. Because this is a new trend in our industry and we have only limited experience in this regard, we cannot assure you that our costs associated with providing product warranties will not be material.

     In connection with our separation from General Motors, GM has agreed to retain responsibility for all product liability actions relating to products we manufactured prior to January 1, 1999 and sold or otherwise supplied to GM either before or after that date. We will be responsible for all product liability actions relating to products we sold at any time or sell in the future to customers other than GM. Responsibility for product liability actions relating to products we manufacture on or after January 1, 1999 and sell to GM shall be determined in accordance with the agreements for such sales.

     From time to time, in the ordinary course of business, Delphi receives notices from customers that products may not be properly functioning. Our warranty responsibility for our products is generally governed by the terms and conditions of the applicable contract, which vary from contract to contract. Most of our contracts require that we make certain warranties to our customers regarding, among other things, conformity to specifications and freedom from defect. For information regarding our warranty responsibility for products supplied to General Motors, see "Arrangements Between Delphi and General Motors--Warranty Matters."

     VMs generally offer warranties to new vehicle purchasers which cover the repair and replacement of defective parts on their vehicles for a specified period of time. Traditionally, VMs have borne the cost associated with such warranty programs, including costs related to the repair and replacement of parts supplied to the VM by the supplier. VMs are increasingly requiring their outside suppliers to guarantee or warrant their products and to bear the costs of repair and replacement of such products under new vehicle warranties. Because this is a new trend in our industry and we have only limited experience in this regard, we cannot assure you that our costs associated with providing product warranties will not be material.

     We believe that we are adequately insured, including with respect to product liability coverage, at levels sufficient to cover the claims described above, subject to commercially reasonable deductible amounts. Delphi is an "insured" under all of GM's property and liability insurance programs worldwide. We will remain insured under those programs, subject to the same limitations and conditions of coverage applicable to all GM operations, until the earlier of the Distribution and January 1, 2000. We expect to purchase product liability insurance to be effective at the time such GM coverage ceases in amounts determined at that time to be adequate, with reasonable deductibles or self-insured retentions that will allow for the most effective financing of predictable losses. We have also established reserves in amounts we believe are reasonably adequate to cover any adverse judgments. However, any adverse judgment in excess of our insurance coverage and such reserves could have a material adverse effect on our business.

                                   MANAGEMENT

DIRECTORS, EXECUTIVE OFFICERS AND KEY EMPLOYEES OF DELPHI


     Set forth below is certain information concerning the executive officers and key employees of our company, the individuals who are serving on our Board of Directors and the individuals who are expected to be elected to our Board of Directors in connection with the closing of the Offering. Our Board currently has five members, three of whom are currently executive officers and/or directors of General Motors (Messrs. Losh, Pearce and Smith) and one of whom was a director of General Motors until October 1998 (Mr. Wyman). In connection with the closing of the Offering, the persons listed below as director nominees will join the Board. We expect to add an additional independent Board member in the several months following the Offering. The three directors who are currently executive officers and/or directors of GM have advised us that they will resign from our Board effective as of the completion of the Distribution. The ages listed below are as of January 1, 1999.



                NAME                     AGE                       POSITION
                ----                     ---                       --------
J.T. Battenberg III..................    55     Chairman of the Board, Chief Executive Officer
                                                and
                                                President
Alan S. Dawes........................    44     Chief Financial Officer and Vice President
Volker J. Barth......................    51     Vice President
William A. Ebbert....................    56     Vice President
Guy C. Hachey........................    43     Vice President
David R. Heilman.....................    54     Vice President
Rodney O'Neal........................    45     Vice President
Ronald M. Pirtle.....................    44     Vice President
Donald L. Runkle.....................    53     Vice President
Paul J. Tosch........................    58     Vice President
Hans J. Weiser.......................    60     Vice President
David B. Wohleen.....................    48     Vice President
John P. Arle.........................    51     Vice President, Mergers, Acquisitions and
                                                Planning
James A. Bertrand....................    41     Vice President, Operations
John G. Blahnik......................    44     Vice President and Treasurer
Ray C. Campbell......................    56     Vice President, Purchasing
Karen L. Healy.......................    44     Vice President, Corporate Affairs
Peter H. Janak.......................    59     Vice President and Chief Information Officer
Mark C. Lorenz.......................    48     Vice President, Production Control and
                                                Logistics
Logan G. Robinson....................    49     Vice President and General Counsel
Mark R. Weber........................    50     Vice President, Human Resources Management
Thomas H. Wyman......................    69     Director (Lead Independent Director)
John F. Smith, Jr....................    60     Director
Harry J. Pearce......................    56     Director
J. Michael Losh......................    52     Director
Oscar De Paula Bernardes Neto........    52     Director Nominee
Virgis W. Colbert....................    59     Director Nominee
Shoichiro Irimajiri..................    58     Director Nominee
Susan A. McLaughlin..................    46     Director Nominee
John D. Opie.........................    61     Director Nominee
Roger S. Penske......................    61     Director Nominee


     Our Board will be divided into three classes serving staggered terms. After an initial transition period following the Offering, directors in each class will be elected to serve for three-year terms and until their successors are elected and qualified. Each year, the directors of one class will stand for election as their terms of office expire. We expect that, after the Offering, Messrs. Battenberg, Colbert and Irimajiri and Ms. McLaughlin will be designated as Class I directors, with their terms of office expiring in 2000; Messrs. Bernardes Neto, Opie and Penske will be designated as Class II directors, with their terms of office expiring in 2001; and Messrs. Losh, Pearce, Smith and Wyman will be designated as Class III directors, with their terms of office expiring in 2002.



     Our Board is permitted to appoint a non-employee director to serve as its "lead independent director." The lead independent director serves as a liaison between the Board and members of management and chairs the executive sessions of the Board. Mr. Wyman will initially serve as the lead independent director.


     Mr. Battenberg has led Delphi and its precursor, the Automotive Components Group Worldwide ("ACG Worldwide"), since 1992. In July 1995, he was named President of Delphi. He was named Chief Executive Officer of Delphi in August 1998 and Chairman of the Board of Delphi in November 1998. Mr. Battenberg also serves as the Chairman of the Delphi Strategy Board. Mr. Battenberg held various positions with General Motors beginning in 1961, including Superintendent of Industrial Engineering, Comptroller, Production Manager and Plant Manager. In 1986, he was appointed Product Manager for the former Buick-Oldsmobile-Cadillac Group's Flint Automotive Division. He later served as Vice President of the division, and then Vice President and Group Executive for the Buick-Oldsmobile-Cadillac Group. Mr. Battenberg was named Vice President and Group Executive of ACG Worldwide in 1992. Two years later, he was elected a Senior Vice President and President of ACG Worldwide. In July 1995, he was elected Executive Vice President of GM and President of Delphi Automotive Systems (formerly ACG Worldwide). Mr. Battenberg is on the Board of Trustees of Kettering University (formerly General Motors Institute ("GMI")) and the National Advisory Board for Chase Manhattan Corp. and is a member of the Council on Competitiveness.

     Mr. Dawes was named Chief Financial Officer of Delphi in August 1998 and a Delphi Automotive Systems Vice President in November 1998. Previously, Mr. Dawes served as General Manager of Delphi Chassis Systems (formerly Delco Chassis Systems), a position to which he was named in 1994. From 1992 to 1994, he was appointed Executive-in-Charge of Operations for ACG Worldwide. Mr. Dawes joined General Motors in 1981, originally as a financial analyst with its Treasurer's Office, and held a number of positions including Assistant Treasurer (1988) and Assistant Comptroller (1991).

     Mr. Barth was named a Delphi Automotive Systems Vice President in November 1998 and President of Delphi South America in November 1996. He had been Executive Director of Worldwide Purchasing for Delphi since 1994. From 1993 to 1994, he was Executive Director of Worldwide Purchasing-Metallic. From 1992 to 1993, he was Director of Materials Management for GM do Brasil in Sao Paulo, and from 1991 to 1992, he was Director of Purchasing for the same. Prior thereto, he held several purchasing assignments for GM's Adam Opel subsidiary since joining GM in 1963.

     Mr. Ebbert was named a Delphi Automotive Systems Vice President in November 1998 and President of Delphi Asia Pacific in July 1993. He had been Chairman and Managing Director of Vauxhall Motors Limited, UK, since 1988. Previously, Mr. Ebbert had been Group Director of Business Operations for Delphi Automotive Systems. Prior thereto, he held a number of senior assignments with Delphi Saginaw Steering Systems' central office. He joined GM in 1965.

     Mr. Hachey was named a Delphi Automotive Systems Vice President and President of Delphi Chassis Systems in November 1998. He had been General Manager of Delphi Chassis Systems since August 1998. Previously, Mr. Hachey had been Manufacturing Manager, Worldwide Operations, for the former Delphi Interior & Lighting Systems since 1995. From 1994 to 1995, he was Director of Manufacturing Operations for Delphi Automotive Systems and, from 1992 to 1994, he was Director of Manufacturing Operations for HVAC/HE (heating, ventilation and air conditioning/heat exchangers) business unit of the now Delphi Harrison Thermal Systems. Prior thereto, Mr. Hachey held several manufacturing positions with GM since 1978.

     Mr. Heilman was named a Delphi Automotive Systems Vice President and President of Delphi Packard Electric Systems in November 1998. He had been General Manager of Delphi Packard Electric Systems since

October 1994. From 1993 to 1994, Mr. Heilman served as Director of Delphi Packard Electric Systems' North American Business Unit and from 1991 to 1993, he was Director of Packard International. Prior thereto, Mr. Heilman served in numerous engineering, manufacturing and product-related positions since joining Delphi Packard Electric Systems in 1964.

     Mr. O'Neal was named a Delphi Automotive Systems Vice President and President of Delphi Interior Systems in November 1998. He had been General Manager of the former Delphi Interior & Lighting Systems since May 1997. Previously, Mr. O'Neal had been General Director of Warehousing and Distribution for GM-SPO since 1994. From late 1992 to 1994, Mr. O'Neal served as Director of Manufacturing for ACG Worldwide. From 1991 to late 1992, Mr. O'Neal was first Director of Industrial Engineering for Chevrolet-Pontiac-GM of Canada (C-P-C) and later was named Director of Manufacturing Engineering with GM. Prior thereto, Mr. O'Neal held numerous engineering and manufacturing positions with GM since 1971.

     Mr. Pirtle was named a Delphi Automotive Systems Vice President and President of Delphi Harrison Thermal Systems in November 1998. He had been General Manager of Delphi Harrison Thermal Systems since November 1996. Previously, Mr. Pirtle had been Director of North American Operations at Delphi Packard Electric Systems since 1994. From 1992 to 1994, Mr. Pirtle was Finance Director for AC Delco Systems and, from 1990 to 1992, he was Executive-in-Charge of GM's Corporate Strategic Planning Group. Prior thereto, Mr. Pirtle held various engineering and financial and planning positions with GM since 1972. Mr. Pirtle is a Board member of Kettering University (formerly GMI) Alumni Association and a Board member of the University of Pittsburgh School of Engineering.

     Mr. Runkle was named a Delphi Automotive Systems Vice President and President of Delphi Energy and Engine Management Systems in November 1998. He had been General Manager of Delphi Energy & Engine Management Systems since May 1996. Previously, Mr. Runkle had been General Manager of Delphi Saginaw Steering Systems since August 1993. From 1992 to 1993, Mr. Runkle was in charge of GM's North American Advanced Engineering Center and, from 1988 to 1992, he was in charge of GM's former Advanced Engineering Staff. Prior thereto, Mr. Runkle served in a series of engineering positions with GM since 1968.

     Mr. Tosch was named a Delphi Automotive Systems Vice President and President of Delphi Saginaw Steering Systems in November 1998. He had been General Manager of Delphi Saginaw Steering Systems since May 1997. Previously, Mr. Tosch had been General Manager of the former Delphi Interior & Lighting Systems since October 1994. From 1991 to 1994, Mr. Tosch was General Manager of Delphi Harrison Thermal Systems. From 1987 to 1991, he was Managing Director of Vauxhall Motors Limited. Prior thereto, Mr. Tosch held various engineering and managerial positions with GM since 1963.

     Mr. Weiser was named a Delphi Automotive Systems Vice President in November 1998 and has been President of Delphi Automotive Systems Europe (formerly ACG Europe) since 1993. He became Managing Director of Packard Electric Europa in Wuppertal, Germany, in 1990 and was appointed Chairman of the Supervisory Board of all Corporate Subsidiaries of Packard Electric Europa, a position he held until his current assignment. Mr. Weiser was appointed Chairman of the Executive Board of Kabelwerke Reinshagen GmbH in 1986. Mr. Weiser had been with Kabelwerke Reinshagen GmbH since 1974, which was acquired by Delphi Packard Electric in 1981.

     Mr. Wohleen was named a Delphi Automotive Systems Vice President and President of Delphi Delco Electronics in November 1998. He had been General Manager of Delphi Delco Electronics since August 1998. Prior to his current position, he had been a General Director of Engineering with Delco Electronics (now Delphi Delco Electronics) since February 1997. In 1994, Mr. Wohleen was named Director of Electrical, Interior and HVAC for GM's Midsize Car Division in Warren, Michigan, and in 1995, he assumed additional responsibility for general assembly, tools and process and powertrain coordination for GM's MidLux Car Division in Warren. Prior thereto, Mr. Wohleen held a series of engineering and manufacturing positions with GM since 1978.

     Mr. Arle was named Vice President of Mergers, Acquisitions and Planning for Delphi Automotive Systems in November 1998. He had been Executive Director of Planning for Delphi since February 1998.

Previously, he was Vice President and Chief Financial Officer for Saab Automobile AB since 1993. From 1992 to 1993, he was Vice President and Finance Manager for GM of Canada, Ltd. From 1988 to 1992, he was General Manager and Comptroller for the GM/Toyota NUMMI joint venture. Prior thereto, he held several finance and human resources positions at GM since 1975.

     Mr. Bertrand was named Vice President of Operations for Delphi Automotive Systems in November 1998. He had been Executive Director of Operations for Delphi since June 1997. Previously, he was Executive Director of Development for small cars at GM's International Operations since 1995. From 1992 until 1995, he was Comptroller at Adam Opel AG in Russelsheim, Germany. From 1989 to 1992, he was Director of Financial Analysis and Planning for GM Europe. Prior thereto, he held finance, business and engineering positions for GM since 1979.

     Mr. Blahnik was named Treasurer of Delphi Automotive Systems in August 1998 and a Delphi Vice President in November 1998. He had been Executive Director of Finance for Delphi since June 1996. Previously, he was Senior Vice President and Chief Financial Officer at Delco Electronics since 1995. From 1994 to 1995, he was Director of Finance for GM's Lansing Automotive Division. From 1991 to 1994, he was Executive Director for GM's Latin American Operations and President of Banco General Motors, and from 1988 until 1991, he was a Comptroller of GM do Brasil. Prior thereto, he held several finance positions at GM since 1978.

     Mr. Campbell was named Vice President of Purchasing for Delphi Automotive Systems in November 1998. He had been Executive Director of Worldwide Purchasing for Delphi since November 1996. Previously, he was Executive Director of Worldwide Purchasing, Quality/Supplier Development, at GM's North American Operations since 1995. From 1994 to 1995, he was Executive Director of Worldwide Purchasing, Strategic and Metallic Activities. Prior thereto, he held a variety of managerial and purchasing positions at GM since 1964.

     Ms. Healy was named Vice President of Corporate Affairs for Delphi Automotive Systems in November 1998. She had been Executive Director of Communications for Delphi since June 1997. Previously, she was Manufacturing Manager for Delphi's Flint East Operations, Plants 6 and 7, since July 1996. From June 1995 to July 1996, she was Director of Corporate Communications at GM's central office. From January 1995 to June 1995, she was Director of Communications for Delphi. Prior thereto, Ms. Healy held several personnel, labor relations and communications positions at GM since 1976. She serves on the Board of Trustees for the Music Hall Center for the Performing Arts in Detroit and the Executive Board for the Troy Chamber of Commerce.

     Mr. Janak was named Chief Information Officer for Delphi Automotive Systems in April 1998 and a Delphi Vice President in November 1998. He had been a Vice President and Chief Information Officer at TRW Inc., since February 1995. Previously, he was Vice President and General Manager of TRW's Information Services Division. Prior thereto, he worked in propulsion engineering for NASA's Apollo program and worked for Chrysler Corporation, Teledyne Brown Engineering, Planning Research Corporation and the German firm, Technologieforshung.

     Mr. Lorenz was named Vice President of Production Control and Logistics for Delphi Automotive Systems in November 1998. He had been Director of Production Control and Logistics for Delphi since March 1996. Previously, he had been Director of Materials Management for GM's North American Operations Prototype Shops since June 1993. From 1991 to 1993, he was Director of Materials Management, Experimental Manufacturing. From 1990 to 1991, he was Manager of Synchronous Organization, and from 1989 to 1990, he was Advisor, C-P-C production systems. Prior thereto, he held various manufacturing and materials management positions at GM since 1973.

     Mr. Robinson was named General Counsel and a Delphi Automotive Systems Vice President in December 1998. Previously, he was Of Counsel to the Corporate, Securities and Business Law group at Dickinson Wright PLLC, a Michigan law firm headquartered in Detroit, since April 1998. From February 1996 to April 1998, he was Senior Vice President, Secretary and General Counsel for ITT Automotive, Inc.

From April 1987 to February 1996, he was a lawyer for Chrysler Corporation serving, among other positions, as Vice President and General Counsel for Chrysler International Corporation, a subsidiary of Chrysler Corporation, and Geschaftsfuhrer, or Managing Director, of Chrysler Austria GmbH. Prior thereto, he held positions at TRW, Inc. in Cleveland, Ohio, and at Coudert Brothers and Wender, Murase & White in New York City.

     Mr. Weber was named Vice President of Human Resources Management for Delphi Automotive Systems in November 1998. He had been Executive Director of Human Resources Management for Delphi since January 1995. Previously, he was General Director of Personnel and Public Affairs at the former Inland Fisher Guide since 1993. From 1991 to 1993, he was General Director of Personnel for the same. From 1988 to 1991, he was Director of Industrial Relations at C-P-C, and from 1986 to 1988, he served as Director of Human Resources for Salaried Personnel at C-P-C. From 1985 to 1986, he was Director of General Offices Personnel at C-P-C. Prior thereto, he held a number of human resource and personnel positions at GM since 1966.


     Mr. Wyman was named Lead Independent Director for Delphi Automotive Systems in October 1998. Mr. Wyman had served on the Board of Directors of General Motors from 1985 until October 1998. Mr. Wyman was formerly Chairman, President and Chief Executive Officer of CBS, Inc., New York. Mr. Wyman was Senior Advisor of SBC Warburg Inc. from 1996 to 1997 and Chairman of S.G. Warburg & Co. Inc. from 1992 to 1996. Mr. Wyman is also a Director of AT&T Corporation and of AGCO Corporation. Mr. Wyman is a member of the Advisory Board of Nestle USA, Inc., the International Advisory Group of Toshiba Corporation (Tokyo) and The Business Council. Mr. Wyman is Trustee Emeritus of The Ford Foundation and The Aspen Institute and Chairman Emeritus of Amherst College.


     Mr. Smith has been associated with General Motors since 1961 and was named a Director of Delphi Automotive Systems in October 1998. On January 1, 1996, Mr. Smith became Chairman of the Board of Directors of GM and in October 1998, Mr. Smith's title was changed from Chief Executive Officer and President to Chief Executive Officer of GM. Effective November 1992, Mr. Smith was elected as GM's Chief Executive Officer and President. Effective August 1990, Mr. Smith was elected Vice Chairman of the Board of Directors of GM and, on April 6, 1992, he was elected President and Chief Operating Officer of GM. Mr. Smith was elected Executive Vice President in charge of International Operations for GM in 1988. He is also a Director of Hughes Electronics and The Procter & Gamble Company. Mr. Smith is Co-Chairman of The Business Roundtable and a member of The Business Council, the U.S.-Japan Business Council, Catalyst and The Chancellor's Executive Committee of the University of Massachusetts. Mr. Smith is a member of the Board of Trustees, Boston University; the Board of Overseers of Memorial Sloan-Kettering Cancer Center; the Board of Governors of The Nature Conservancy; and the Board of Polish-American Enterprise Fund.

     Mr. Pearce has been associated with General Motors since 1985 and was named a Director of Delphi Automotive Systems in October 1998. Effective January 1, 1996, Mr. Pearce was elected a Director and became Vice Chairman of the Board of Directors of GM. In July 1994, Mr. Pearce assumed responsibility for GM's Strategic Decision Center, Corporate Communications, Allison Transmission Division, Electro-Motive Division (now GM Locomotive Group), Urban and Community Affairs, Executive Compensation and Corporate Governance and the Corporate Services Staff. Effective November 1992, he was elected Executive Vice President of GM. In May 1987, Mr. Pearce was elected Vice President and General Counsel of General Motors, a position he retained through August 1, 1994. Mr. Pearce is also a Director of Hughes Electronics, Marriott International, Inc. and MDU Resources Group, Inc. Mr. Pearce is a member of The Conference Board, Northwestern University School of Law Dean's Advisory Council and the Board of Visitors of the United States Air Force Academy. Mr. Pearce is also a Trustee of Howard University.

     Mr. Losh has been associated with General Motors since 1964 and was named a Director of Delphi Automotive Systems in October 1998. In July 1994, Mr. Losh was elected Executive Vice President and Chief Financial Officer of GM. Effective May 1992, Mr. Losh was elected Group Executive in charge of North American Vehicle Sales, Service and Marketing of GM. He was named General Manager of GM's

Oldsmobile Division in June 1989. In July 1984, Mr. Losh was elected Vice President of General Motors and General Manager of its Pontiac Division.

     Mr. Bernardes Neto was elected Chief Executive Officer in 1996 of Bunge International, a Bermuda holding company headquartered in Sao Paulo, Brazil, which controls a number of food, agribusiness and fertilizer companies around the world. Before joining Bunge, he was a Senior Partner with Booz-Allen & Hamilton where he specialized in strategy and organization consulting to industry in Latin America. His 15 years of consulting experience include several projects related to the automotive industry in South America. Mr. Bernardes is a Director for RBS and Alcoa in Brazil. He is also a member of the Advisory Board for Booz-Allen & Hamilton.

     Mr. Colbert was appointed an Executive Vice President of Miller Brewing Company in July 1997. He is responsible for all plant operations, brewing, research, quality assurance, engineering, purchasing, corporate operations planning and improvement and information systems. He had been a Senior Vice President, Worldwide Operations since 1995. In 1993, he was elected to the Miller Board of Directors and Executive Committee. Also in 1993, he was named Senior Vice President in charge of operations, a position he held until 1995. From 1990 to 1993, he was Vice President of plant operations, and from 1989 to 1990 he was Vice President of materials manufacturing. Prior thereto he held several manufacturing and production positions at Miller since joining the company in 1979. Mr. Colbert is a Director for Aeroquip-Vickers, Inc., Milwaukee County Council, Boy Scouts of America, Columbia Health Systems and Greater Milwaukee Open. He is Chairman of the Board of the Thurgood Marshall Scholarship Fund and he is a member of the Board of Trustees of Fisk University, Nashville, Tennessee. Mr. Colbert also serves on the Board of Regents of the Milwaukee School of Engineering, is a member of the Executive Advisory Committee for the National Urban League's Black Executive Exchange Program, and serves on the Opportunities Industrialization Centers of America's National Industrial Council.


     Mr. Irimajiri was elected President and Representative Director of Sega Enterprises, Ltd. in February 1998. He had been responsible for the CS Business Group, Quality Assurance Division and Intellectual Property Rights Department since August 1997. Previously, he was Co-Chairman of Sega America, Inc., since July 1996. From April 1996 to July 1996, he was responsible for CS Research & Development Group, Overseas Consumer Business Group, Quality Assurance Division, Multimedia Office and Intellectual Property Department. Prior thereto, he held various positions at Sega since 1993. Before joining Sega, Mr. Irimajiri had been an Executive Vice President at Honda Motor Co. Ltd. since June 1990. He was responsible for directing Honda's development and production activities. He had been associated with Honda since 1963.


     Ms. McLaughlin is President, Consumer Services for BellSouth Telecommunications, Inc., a position she has held since March 1998. From 1987 to 1998, Ms. McLaughlin held numerous financial and marketing management positions at Eastman Kodak in Rochester, N.Y. Her most recent position was Vice President and Chief Operating Officer of Kodak Professional, where she managed that division's worldwide operations, including sales and marketing. Before joining Kodak, Ms. McLaughlin spent 13 years in corporate banking with Citibank and Chase. Ms. McLaughlin serves on the Board of Directors of Dayton Hudson Corporation.

     Mr. Opie was elected Vice Chairman of the Board and an Executive Officer for General Electric Company in 1995. He had been President and Chief Executive Officer of GE Lighting and a GE Senior Vice President since 1986. Previously, he had been Vice President of GE's distribution equipment business since 1983. From 1982 to 1983 he was President of the Specialty Plastics Division. From 1980 to 1982 he was Vice President of the Lexan Products Division of GE Plastics, and from 1977 to 1980 he was General Manager of the division. In 1975, Mr. Opie became General Manager of the battery business, a position he held until moving to GE Plastics. He has been associated with General Electric since 1961.

     Mr. Penske is the founder and Chairman of Penske Corporation, which was established in 1965 and is comprised of three business groups: Transportation Services, Automotive and Performance. In the Transportation Services Group, Mr. Penske serves as the Chairman and Chief Executive Officer of Detroit Diesel Corporation. He is Chairman of Diesel Technology Company, a partnership with Robert Bosch

Corporation and he is Chairman of the Board of Penske Truck Leasing Corporation. Mr. Penske is a Director of General Electric Company and a Director of Gulfstream Aerospace Corporation. He is Chairman of the Detroit Investment Fund, which was created by Detroit Renaissance, of which he is also a Director. Mr. Penske is also a member of the Robert Bosch International AG Advisory Board and a Trustee of the Henry Ford Museum & Greenfield Village.

COMMITTEES OF THE BOARD OF DIRECTORS


     We will have four standing committees: an executive committee (the "Executive Committee"), an audit committee (the "Audit Committee"), an executive development and compensation committee (the "Compensation Committee") and a public policy and corporate governance committee (the "Corporate Committee"). Messrs. Battenberg, Losh, Pearce, Smith and Wyman have been appointed as the initial members of the Executive Committee. Mr. Wyman has been appointed as the initial member of the Audit Committee. Messrs. Pearce, Smith and Wyman have been appointed as the initial members of the Compensation Committee. As additional persons join our Board in connection with and following the Offering, we expect that membership on some of these committees will be modified and that we will complete the appointment of other members to some of these committees. We expect that, so long as GM owns a majority of our outstanding common stock, the majority of the members of the Executive Committee and the Compensation Committee will be directors who are also directors and/or officers of GM.


     The Executive Committee is authorized to exercise, between meetings of our Board, all of the powers and authority of the Board in the direction and management of Delphi, except as prohibited by applicable law or our Restated Certificate of Incorporation and except to the extent another committee shall have been accorded authority over the matter. The Audit Committee will select the independent public accountants to audit our annual financial statements and will establish the scope and oversee the annual audit. The Corporate Committee is responsible for matters relating to service on our Board, including the size of our Board and the recommendation of nominees for our Board, and for matters related to corporate governance and the company's business activities as they relate to matters of public policy. The Compensation Committee will determine the compensation for employee directors and, after receiving and considering the recommendation of our Chief Executive Officer and the President, all officers of the company and any other employee that the Compensation Committee may designate from time to time and will approve and administer employee benefit plans. Our Board may establish other committees from time to time to facilitate the management of the business and affairs of our company.

COMPENSATION OF DIRECTORS


     Directors who are also employees of GM or Delphi will receive no remuneration for serving as directors or committee members. Non-employee directors will receive compensation consisting of (1) a cash retainer and (2) common stock units. Non-employee directors other than the lead independent director will receive total compensation of $110,000 per year, equally divided between the two components, and the lead independent director will receive total compensation of $300,000 per year, $100,000 of which will be cash and $200,000 of which will be common stock units. Non-employee directors other than the lead independent director will receive an additional fee of $5,000 per year for serving as chairperson of a board committee.


     The stock portion of each non-employee director's annual compensation will automatically be deferred in units until such person no longer serves on our Board. Under Delphi's Deferred Compensation Plan for Non-Employee Directors, non-employee directors, at their option, may convert the cash portion of their compensation into common stock units. Dividend equivalents on any common stock units will accrue quarterly and be converted into additional common stock units. Directors will receive the cash value of all of their accumulated common stock units following their departure from the Board.

STOCK OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS


     All of our stock is currently owned by General Motors and thus none of our officers, directors or director nominees own any of our common stock. To the extent directors and officers of Delphi own shares of GM $1 2/3 common stock at the time of the Distribution, they will participate in the Distribution on the same terms as other holders of GM $1 2/3 common stock. In connection with the Offering, certain executives, including the executive officers named in the Summary Compensation Table in the "--Executive Compensation" section below, will be awarded options to purchase shares of Delphi common stock and will be awarded restricted stock units. See "--Incentive Plans--Founders Grants." In addition, certain awards of GM $1 2/3 common stock, including the stock options and awards reflected in the tables set forth in the "--Grants of Stock Options," "--Exercises of Stock Options" and "--Long Term Incentive Plan Awards" sections below, will be replaced with comparable awards under Delphi's incentive plans in connection with the completion of the Distribution. See "--Incentive Plans--Substitute Awards."



     The following table sets forth the number of shares of GM $1 2/3 common stock beneficially owned on December 31, 1998 by each director, each director nominee, each of the executive officers named in the Summary Compensation Table in the "--Executive Compensation" section below, and all directors, director nominees and executive officers of Delphi as a group. Except as otherwise noted, the individual director or executive officer or their family members had sole voting and investment power with respect to such securities.



                                                  SHARES
                                               BENEFICIALLY       DEFERRED        TOTAL       STOCK
                   NAME                          OWNED(1)      STOCK UNITS(2)    SHARES     OPTIONS(3)
                   ----                        ------------    --------------    ------     ----------
J.T. Battenberg III........................       22,067           14,271         36,338      159,115
Alan S. Dawes..............................        7,926            2,812         10,738       69,876
David R. Heilman...........................       12,193            1,547         13,740       11,739
Donald L. Runkle...........................        9,250            3,247         12,497       52,792
Paul J. Tosch(4)...........................        7,331            3,547         10,878       30,015
Thomas H. Wyman............................        1,000            6,796(5)       7,796        2,084
John F. Smith, Jr. ........................      117,152           52,507        169,659      934,689
Harry J. Pearce............................       29,960           23,772         53,732      321,837
J. Michael Losh............................       25,518           13,387         38,905      312,508
Oscar De Paula Bernardes Neto..............            0                0              0            0
Virgis W. Colbert..........................            0                0              0            0
Shoichiro Irimajiri........................            0                0              0            0
Susan A. McLaughlin........................            0                0              0            0
John D. Opie...............................            0                0              0            0
Roger S. Penske............................            0                0              0            0
All directors, director nominees and
  executive officers of Delphi as a group
  (31 persons).............................      286,881          127,257        414,138    2,161,183


------------------
(1) No individual director, director nominee or executive officer beneficially owns 1% or more of the GM $1 2/3 common stock, nor do the directors, director nominees and executive officers as a group.

(2) Deferred Stock Units for all persons other than Mr. Wyman include shares under the General Motors Benefit Equalization Plan-Savings (the "GM BEP-S"). This plan is a non-qualified "excess benefit" plan that is exempt from ERISA and the Code limitations and provides GM executives with full GM matching contributions without regard to limitations imposed by the Code. The amounts credited under the plan are maintained in share units of GM $1 2/3 common stock. Following termination of employment an employee may, at any time, elect to receive a complete distribution of amounts in the GM BEP-S account, which will be paid in cash. Delphi has adopted its BEP-S in connection with its separation from GM and the amounts in the GM BEP-S will be transferred to Delphi's BEP-S. Deferred Stock Units also includes undelivered GM incentive awards which will vest upon the occurrence of certain events and which are subject to forfeiture under certain circumstances.


(3) Includes the number of shares of GM $1 2/3 common stock that may be acquired through the exercise of stock options exercisable within 60 days of December 31, 1998. The shares reported in this column reflect the adjustments to the original option grants to reflect the effect of the recapitalization of GM in connection with transactions completed by General Motors in connection with the 1997 spin-off of the defense electronics business of its Hughes Electronics subsidiary and the related transfer of Delco Electronics to us from Hughes Electronics.



(4) Data for Mr. Tosch include 2,009 shares owned by, and 3,285 shares acquirable pursuant to options held by, his spouse.


(5) Includes amounts under the General Motors Deferred Compensation Plan for Non-Employee Directors and the General Motors Director's Long-Term Stock Incentive Plan. These amounts relate to compensation deferred while Mr. Wyman was a member of the Board of Directors of GM.

EXECUTIVE COMPENSATION


     The following table sets forth certain compensation information for the chief executive officer and the four other executive officers of Delphi who, based on salary and bonus compensation from General Motors and its subsidiaries, were the most highly compensated officers of Delphi for the year ended December 31, 1998. All information set forth in this table reflects compensation earned by such individuals for services with General Motors and its subsidiaries.


                           SUMMARY COMPENSATION TABLE


                                                                               LONG-TERM COMPENSATION
                                                                             --------------------------
                                                                               AWARDS        PAYOUTS
                                           ANNUAL COMPENSATION               ----------   -------------
                               -------------------------------------------   SECURITIES
                                                              OTHER ANNUAL   UNDERLYING     LONG-TERM      ALL OTHER
     NAME AND PRINCIPAL                SALARY       BONUS     COMPENSATION    OPTIONS       INCENTIVE     COMPENSATION
          POSITION             YEAR      ($)       ($)(1)         ($)          (#)(2)     PAYOUTS($)(3)      ($)(4)
     ------------------        ----    ------      ------     ------------   ----------   -------------   ------------
J.T. Battenberg III..........  1998   1,000,000     450,000      50,624       100,000        750,000         49,215
    Chairman, Chief Executive  1997     887,000   1,020,000      53,448       108,495        475,000         38,112
      Officer and President
Donald L. Runkle.............  1998     458,000     235,000         n/a        16,000        198,000         19,250
    Vice President             1997     391,000     325,000         n/a        17,359        111,000         14,085
David R. Heilman.............  1998     369,000     211,000         n/a        16,000        198,000         15,488
    Vice President             1997     350,000     295,000         n/a        17,359        111,000         12,600
Paul J. Tosch................  1998     395,000     202,000         n/a        14,000        198,000         16,590
    Vice President             1997     372,000     262,000         n/a        15,189        111,000         13,380
Alan S. Dawes................  1998     398,000     210,000         n/a        14,000        198,000         16,730
    Chief Financial Officer    1997     360,000     262,000         n/a        15,189        111,000         12,960
      and Vice President


------------------

(1) These awards are based on performance for 1997 and 1998. General Motors management recommended and the Executive Compensation Committee concurred that 1998 annual awards for GM Named Executive Officers, which included Mr. Battenberg, would be reduced to reflect the year-to-year decline in reported earnings.



(2) 1997 options are adjusted to reflect the effect of the recapitalization of GM in connection with transactions completed by General Motors in connection with the 1997 spin-off of the defense electronics business of its Hughes Electronics subsidiary and the related transfer of Delco Electronics to us from Hughes Electronics.



(3) Reflects long-term incentive payouts in the form of GM $1 2/3 common stock and GM Class H common stock under the General Motors 1992 Performance Achievement Plan. The performance period for such awards was 1995 through 1997 and 1996 through 1998. The awards to Mr. Battenberg vest in four equal installments. The first installment vests on the date the final award is determined, the second installment vests at the end of the year in which the final award was determined, the third installment vests one year after the second installment vests. The fourth installment of the 1996-1998 grant vests one year after the third installment and the fourth installment of the 1995-1997 grant vests subsequent to retirement. The awards to the other named executive officers vest in one or two equal annual installments, depending on the value of the award payout. Dividend equivalents are paid on unvested shares. The following table sets forth the number of GM shares of such award that were vested and paid to the executive officers and the number of shares that remained unvested and unpaid on December 31, 1998:



                                                         FIRST AND SECOND INSTALLMENT OF
                                                             1995-97 GRANT AND THIRD
                                                           INSTALLMENT OF 1994-96 GRANT
                                                        ----------------------------------
                               1996-98 GRANT                SHARES           VALUE OF            SHARES
                       ------------------------------       VESTED         SHARES VESTED        UNVESTED
                          SHARES                            AS OF              AS OF             AS OF
                          VESTED           SHARES        DECEMBER 31,      DECEMBER 31,       DECEMBER 31,
                        IN 1998(#)      UNVESTED(#)        1998(#)           1998($)*           1998(#)
                       -------------   --------------   --------------   -----------------   --------------
                       $1 2/3   CL.H   $1 2/3   CL.H    $1 2/3   CL.H    $1 2/3     CL.H     $1 2/3   CL.H
                       ------   ----   ------   ----    ------   ----    ------     ----     ------   ----
J.T. Battenberg
  III................  2,037    946    6,111            6,487    2,718   464,210   107,877   6,487    2,717
D.L. Runkle..........    915      0    1,774        0   3,293        0   235,647         0       0        0
D.R. Heilman.........    915      0    1,774        0   1,858        0   132,958         0       0        0
P.J. Tosch...........    915      0    1,774        0   3,178        0   227,418         0       0        0
A.S. Dawes...........    915      0    1,774        0   3,178        0   227,418         0       0        0


       -------------------------

         * Based on the closing price of GM $1 2/3 common stock ($71.56) and GM Class H common stock ($39.69) on the NYSE on December 31, 1998.

(4) Reflects contributions by General Motors on behalf of each executive officer under various savings plans. The amount for Mr. Battenberg also includes imputed income of $7,215 for 1998 and $6,162 for 1997 for endorsement split-dollar life insurance. In the event of Mr. Battenberg's death, General Motors would be reimbursed for its premiums paid on such life insurance policy.


     As a separate company, Delphi will establish executive compensation practices that will link compensation with the performance of Delphi as well as Delphi's common stock. On average, a greater portion of the executive's long-term incentive pay will be linked to the performance of Delphi's common stock through the grant of stock options. Delphi will continually review its executive compensation programs to ensure they are competitive with those generally prevailing in its industry.

GRANTS OF STOCK OPTIONS


     The following table shows all grants of options to acquire shares of GM
$1 2/3 common stock granted to the executive officers named in the Summary Compensation Table in the "--Executive Compensation" section above under the General Motors 1997 Stock Incentive Plan in the year ended December 31, 1998. Unless exercised prior thereto, the options to purchase GM $1 2/3 common stock reflected below will be replaced with options to purchase Delphi common stock in connection with the completion of the Distribution. See "--Incentive Plans--Substitute Awards."



                                   NUMBER OF       % OF TOTAL
                                  SECURITIES        OPTIONS
                                  UNDERLYING       GRANTED TO     EXERCISE OR                       GRANT DATE
                                    OPTIONS       EMPLOYEES IN    BASE PRICE                          PRESENT
            NAME                 GRANTED(#)(1)    FISCAL YEAR       ($/SH.)      EXPIRATION DATE    VALUE($)(2)
            ----                 -------------    ------------    -----------    ---------------    -----------
J.T. Battenberg III..........       100,000           0.71           56.00           1/13/08         1,232,000
Donald L. Runkle.............        16,000           0.11           56.00           1/13/08           197,000
David R. Heilman.............        16,000           0.11           56.00           1/13/08           197,000
Paul J. Tosch................        14,000           0.10           56.00           1/13/08           172,000
Alan S. Dawes................        14,000           0.10           56.00           1/13/08           172,000


------------------

(1) These options were granted on January 12, 1998 and consist of a combination of non-qualified and incentive stock options. These options become exercisable to the extent of one-third of the grant on January 12, 1999, January 12, 2000 and January 12, 2001, respectively. The incentive stock options expire ten years from the date of grant and the non-qualified options expire two days later.



(2) These values were determined based on the Black-Scholes option pricing model. The following assumptions were made for purposes of calculating the Grant Date Present Value: that the option is exercised in the fifth year after its grant, expected price volatility of 25%, an interest rate of 5.58%, a dividend yield of 3.57% and no adjustments were made for non-transferability. Our use of this model does not necessarily mean that we believe that this model accurately determines the value of options. The ultimate value of the options in this table depends upon each holder's individual investment decisions and the actual performance of GM $1 2/3 common stock and, following the Distribution, Delphi's common stock.

EXERCISES OF STOCK OPTIONS


     The following table shows aggregate exercises of options to purchase GM
$1 2/3 common stock in the year ended December 31, 1998 by the executive officers named in the Summary Compensation Table in the "--Executive Compensation" section above. Unless exercised prior thereto, the unexercised options reflected below will be replaced with options to purchase Delphi common stock in connection with the completion of the Distribution. See "--Incentive Plans--Substitute Awards."



                                                             NUMBER OF SECURITIES        VALUE OF UNEXERCISED
                                                            UNDERLYING UNEXERCISED           IN-THE-MONEY
                                                            OPTIONS AT FY-END(#)(1)     OPTIONS AT FY-END($)(2)
                           SHARES ACQUIRED      VALUE      -------------------------   -------------------------
          NAME             ON EXERCISE(#)    REALIZED($)   EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE
          ----             ---------------   -----------   -------------------------   -------------------------
J.T. Battenberg III......      60,513         1,605,951          67,918/194,027           1,193,555/3,351,195
Donald L. Runkle.........          --                --           41,673/27,570               890,393/454,906
David R. Heilman.........      44,089         1,289,493              670/27,570                11,036/205,946
Paul J. Tosch............      13,019           271,837           17,001/24,122               294,383/398,012
Alan S. Dawes............       3,309            99,369           60,147/24,122             1,684,322/398,012


------------------
(1) No SARs may be granted under GM's stock incentive plans.


(2) Based on the closing price of GM $1 2/3 common stock ($71.56) on the NYSE on December 31, 1998.


LONG TERM INCENTIVE PLAN AWARDS


     The following table shows long term incentive plan awards made under the General Motors 1997 Performance Achievement Plan in the year ended December 31, 1998 to the executive officers named in the Summary Compensation Table in the "--Executive Compensation" section above.



                                                                            ESTIMATED FUTURE PAYOUTS UNDER
                                          NUMBER OF      PERFORMANCE OR     NON-STOCK PRICE-BASED PLANS(1)
                                        SHARES, UNITS     OTHER PERIOD     --------------------------------
                                          OR OTHER      UNTIL MATURATION   THRESHOLD   TARGET     MAXIMUM
                 NAME                     RIGHTS(#)        OR PAYOUT          ($)        ($)        ($)
                 ----                   -------------   ----------------   ---------   ------     -------
J.T. Battenberg III...................       n/a           1998-2000        340,000    850,000   1,700,000
Donald L. Runkle......................       n/a           1998-2000         84,000    210,000     420,000
David R. Heilman......................       n/a           1998-2000         80,000    200,000     400,000
Paul J. Tosch.........................       n/a           1998-2000         80,000    200,000     400,000
Alan S. Dawes.........................       n/a           1998-2000         80,000    200,000     400,000


------------------

(1) These awards relate to performance during 1998 through 2000. If the minimum or threshold performance level is met or exceeded, the percentage of the target award that will eventually be paid to participants will depend on the extent to which the established performance target for the three year performance period is achieved. If the minimum performance level is not met, no awards will be paid.

CHANGE IN CONTROL AGREEMENTS


     In connection with this Offering, Delphi intends to enter into change in control agreements ("Change in Control Agreements") with certain of its officers (each, a "Participant"). The Change in Control Agreements will generally provide monetary compensation and other benefits to each Participant upon the occurrence of certain triggering events involving a change in control of Delphi.

     The Change in Control Agreements specify two triggering events:

     (1) a change in control occurs within three years after the Distribution;
         and


     (2) within three years after the change in control, one of the following events occur:


        (a) the Participant's employment is terminated without cause;

        (b) a negative fundamental, material change is made in the Participant's duties or responsibilities;

        (c) the Participant's salary, annual or other material compensation or benefits are decreased (and such decrease is unrelated to company or individual performance);

        (d) the Participant is required to materially relocate his or her residence or principal office location against his or her will; or

        (e) the Participant is not offered a comparable position with the successor entity.

     Change in control is defined in the Change in Control Agreements to mean the acquisition by any person, other than the company or any subsidiary of the company, of the beneficial ownership of 50 percent or more of the outstanding common stock; certain mergers, consolidations, other reorganizations of the company in which the company is not the surviving corporation; or any sale, lease, exchange or other transfer of 50% or more of the assets of the company.

     Each Participant is entitled to the following benefits at the time of the change in control:

     - all of the Participant's unvested options will vest and become immediately exercisable in accordance with their terms;

     - all of the Participant's long-term incentive awards will become payable immediately on a pro-rated basis, calculated based on current forecasted payouts;

     - any compensation previously deferred at the election of the Participant, together with accrued interest or earnings thereon, will be distributed as a lump sum payout;

     - the Participant's Supplemental Executive Retirement Program benefits will be funded through a trust or other mechanism which is protected from the persons controlling Delphi after the occurrence of a change in control; and

     - the Participant's medical coverage under the company's then existing medical plan will remain in force for thirty-six months.

     Upon the occurrence of both triggering events described above, in addition to the payments and benefits described above, Participants will receive (1) monetary compensation and (2) certain other benefits. Each Participant is entitled to receive in addition to their base salary through the date of their termination and any accrued vacation pay the following amount of monetary compensation:

Chairman and CEO..............    Three times base salary and three times target
                                  bonus

Certain Vice Presidents.......    Two times base salary and two times target bonus

All other Vice Presidents.....    One times base salary and one times target bonus

     In addition, at the time of the second triggering event:

     - the Participant's life-insurance coverage will be continued and the premiums will be paid for thirty-six months;

     - the Participant may receive reimbursement of up to $50,000 for expenses related to outplacement services;

     - the Participant's legal fees and expenses will be paid if litigation is required to enforce these change in control rights;

     - the Participant will be able to retain his or her company car, if any, for one year thereafter; and

     - the Participant will no longer be subject to the non-competition provisions of the Change in Control Agreement.

     The Change in Control Agreements provide that for a period of two years immediately following the Participant's voluntary termination of employment with us or any of our subsidiaries, the Participant agrees not to, without the prior written consent of our Chairman and Chief Executive Officer, engage in or perform any services of a similar nature to those performed at our company for any other corporation or business engaged in the design, manufacture, development, promotion, sale or financing of automobile or truck components, within North America, Latin America, Asia, Australia or Europe in competition with us, any of our subsidiaries or affiliates, or any joint ventures to which we or any of our subsidiaries are a party. The Change in Control Agreements also provide that the Participant shall not disclose any knowledge, information or materials, whether tangible or intangible, regarding proprietary matters relating to the company. We expect that we will enter into Change in Control Agreements with 21 of our officers.

INCENTIVE PLANS


     Delphi has adopted, with the approval of General Motors in its capacity as the sole stockholder of Delphi, the Delphi Automotive Systems Annual Incentive Plan (the "Annual Incentive Plan"), the Delphi Automotive Systems Stock Incentive Plan (the "Stock Incentive Plan") the Delphi Automotive Systems Performance Achievement Plan (the "Performance Achievement Plan") and the Delphi Automotive Systems Classified Salary and Hourly Stock Option Plan (the "Classified Plan"). The Annual Incentive Plan, the Stock Incentive Plan and the Performance Achievement Plan will be administered by the Compensation Committee and the Delphi Strategy Board will administer the Classified Plan.



     FOUNDERS GRANTS. In connection with the Offering, certain executives will be awarded "founders grant" options to purchase shares of Delphi common stock and will be awarded "founders grant" restricted stock units. In addition, other employees of Delphi will be awarded "founders grant" options to purchase shares of Delphi common stock. The founders grants to executives will be made pursuant to the Stock Incentive Plan and the founders grants to other employees will be made pursuant to the Classified Plan. Stock options awarded to executives as founders grants will vest in equal annual installments over the four years following the date on which they are granted and restricted stock units awarded to executives as founders grants will vest in full four years from the date on which they are granted. Stock options awarded to all other employees as founders grants will vest in full two years from the date on which they are granted. The exercise price per share for these stock options will be equal to the average of the high and low prices of the common stock on the first day of trading of the common stock as reported in The Wall Street Journal and the assumed grant price per share of these restricted stock units will be equal to the price per share at which the common stock is sold in the Offering.



     A total of about 26,000,000 shares of common stock will be issuable upon exercise of these options or vesting of these restricted stock units.


     SUBSTITUTE AWARDS. In connection with the completion of the Distribution, substitute awards relating to Delphi common stock will be issued to employees of Delphi in exchange for GM $1 2/3 common stock awards.

The terms and conditions of each substitute award, including, without limitation, the time or times when, and the manner in which, each option constituting a substitute award will be exercisable, the duration of the exercise period, the permitted method of exercise, settlement and payment, the rules that will apply in the event of the termination of employment of the employee, the events, if any, that may give rise to an employee's right to accelerate the vesting or the time or exercise thereof and the vesting provisions of any restricted stock unit or performance achievement award constituting substitute awards, will be the same as those of the replaced GM $1 2/3 common stock award. See "Arrangements Between Delphi and General Motors--Employee Matters--Employee Benefits."

     STOCK INCENTIVE PLAN. All officers and certain other employees of Delphi will be eligible to participate in the Stock Incentive Plan. The Stock Incentive Plan provides for the grant of stock options and/or Restricted Stock Units ("RSUs"). An aggregate of 85,000,000 shares of common stock will be reserved for issuance under the Stock Incentive Plan; however, the maximum number of shares that can be granted as RSUs is 8,000,000. It is anticipated that about 650 employees annually will participate in the Stock Incentive Plan, including about 25 officers. Subject to adjustments as set forth in the Stock Incentive Plan, the maximum stock option grant to any individual in any calendar year may not exceed 1,000,000 shares and the maximum RSU grant to any individual in any calendar year may not exceed 500,000 shares.

     Options granted under the Stock Incentive Plan may be either incentive stock options ("ISOs") or such other forms of non-qualified stock options ("NQSOs") as the Compensation Committee may determine. ISOs are intended to qualify as "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). With certain limited exceptions, the exercise price of any stock option generally shall not be less than 100% of the fair market value of the common stock on the date the option is granted. Payment of the purchase price upon exercise must be made in cash or, unless determined otherwise by the Compensation Committee, by delivery of previously acquired shares of common stock. In the case of shares acquired pursuant to the exercise of an option to acquire such shares, such shares must be held for six months before they may be used in payment of the exercise price for additional stock options.


     The term of any option will be determined by the Compensation Committee, but no ISO may be exercised later than ten years after the date of grant, and no NQSO may be exercised later than ten years and two days after the date of grant. Except as otherwise determined by the Compensation Committee, no option shall become exercisable prior to the first anniversary date of the date of the option grant or such later date as may be established by the Compensation Committee. After such date, the option shall be exercisable only in accordance with the terms and conditions established by the Compensation Committee at the time of the grant.


     The Stock Incentive Plan provides that, except as otherwise determined by the Compensation Committee, following termination of an employee's employment and contingent upon satisfaction of certain conditions, options held by each employee will expire not later than five years from the date of termination of employment, subject to earlier termination by the terms of the option. However, if termination is due to death, the options will expire three years from the date of death, subject to earlier termination pursuant to the terms of the option.

     If required by the Compensation Committee, by accepting an option grant, an employee will agree to remain employed by Delphi for a period of six months following the exercise of any option granted under the Stock Incentive Plan. If the employee retires or terminates employment without the consent of Delphi for any reason other than death within six months of the date of exercise of a stock option, the employee will be required to pay to Delphi the amount of any gain realized upon such exercise.

     The Compensation Committee may grant RSUs to such individuals, at such times, and in such amounts as it may determine. Each RSU relates to one share of Delphi's common stock, subject to certain adjustments as described in the Stock Incentive Plan. RSUs will be awarded without consideration other than the rendering of services, unless the Compensation Committee decides otherwise. RSUs shall vest, subject to the satisfaction of certain conditions, at the time or times determined by the Compensation Committee. In addition, the Compensation Committee may establish performance vesting criteria with respect to all or any portion of a grant of RSUs based on certain business criteria set forth in the Stock Incentive Plan.

     Upon termination of the participant's employment without the consent of Delphi, all RSUs shall be forfeited subject to such exceptions, if any, as are authorized by the Compensation Committee as to termination of employment by retirement, disability, death or under special circumstances. Awards of RSUs to participants subject to Section 162(m) of the Code are intended to qualify under that section of the Code and the provisions of such awards will be interpreted in a manner consistent with that intent to the extent appropriate.

     The Compensation Committee generally has the power and authority to amend, modify, suspend or terminate the Stock Incentive Plan at any time without the approval of Delphi's stockholders, subject to applicable federal securities and tax law limitations and NYSE regulations.

     ANNUAL INCENTIVE PLAN. Officers and certain other employees of Delphi will be eligible to participate in the Annual Incentive Plan. The Compensation Committee may delegate authority to the Delphi Strategy Board to determine individual awards to employees who are not officers of Delphi. The Annual Incentive Plan provides for the grant of cash awards based upon the achievement of certain target levels of performance. Under the Annual Incentive Plan no individual may be granted an award in excess of $7,500,000 in any calendar year. We anticipate that about 600 employees annually will participate in the Annual Incentive Plan, including about 25 officers.

     Pursuant to the Annual Incentive Plan, at the beginning of each year, commencing in 1999, the Compensation Committee will establish a targeted performance level at which a target performance award may be earned, with a threshold or minimum performance level below which no award will be paid, and a maximum level beyond which no additional amounts will be paid, and will establish the corresponding minimum and maximum awards. In determining the performance criteria applicable to any grant of awards, the Compensation Committee may use one or more of the business criteria set forth in the Annual Incentive Plan.

     The percentage of each target performance award which will become a final award and be paid to the employee will be determined by the Compensation Committee on the basis of the performance goals established and the related performance achieved, as well as the employee's individual performance during the period. Final awards actually paid to an employee may be less than or greater than 100% of the target award. Final awards will be subject to a vesting schedule established by the Compensation Committee. At the Compensation Committee's discretion, interest may be paid on final awards during or at the end of the vesting period. The Compensation Committee may delegate authority to the Delphi Strategy Board to determine individual final awards for employees who are not officers of the company, subject to a maximum amount approved by the Compensation Committee.

     Subject to certain exceptions, the Compensation Committee generally has the power and authority to amend, modify, suspend or terminate the Annual Incentive Plan.

     PERFORMANCE ACHIEVEMENT PLAN. Employees are eligible to participate in the Performance Achievement Plan only upon recommendation of the Chief Executive Officer and with the approval of the Compensation Committee, except that the Compensation Committee alone may determine which officers are eligible to participate in such plan. The Performance Achievement Plan provides for the grant of awards based on certain target levels of performance. We anticipate that about 100 employees annually will participate in the Performance Achievement Plan, including about 25 officers.

     Employees selected to participate in the Performance Achievement Plan will be granted target performance awards. The performance period for an award must be at least two and not more than five years. It is anticipated that target performance awards will be granted annually commencing in 1999, and will be for a three-year performance period. At the beginning of each performance period, the Compensation Committee will establish a targeted performance level at which a target performance award may be earned, with a threshold or minimum performance level below which no award will be paid, and a maximum level beyond which no additional amounts will be paid. In determining the performance criteria applicable to any grant of awards, the Compensation Committee may use one or more of the business criteria provided in the Performance Achievement Plan.

     The percentage of each target performance award which will become a final award and be paid to the employee will be determined by the Compensation Committee on the basis of the performance goals established and the related performance achieved, as well as the employee's individual performance during the period. Final awards actually granted to an employee may be less than or greater than 100% of the target award. The Performance Achievement Plan provides that no individual shall be granted a final award in excess of $7,500,000 for any performance period.

     Final awards may be paid in the form of common stock, in cash, or partly in common stock and partly in cash, as the Compensation Committee may determine. Each final award will be subject to a vesting schedule as determined by the Compensation Committee. At the Compensation Committee's discretion, dividend and/or interest equivalents may be paid on final awards during or at the end of the vesting period. In the event that the participant's employment with Delphi is terminated, other than as a result of the participant's death, prior to payment of the final award in full, such payment will be further contingent upon satisfaction of certain conditions, including that the participant refrain from activity that is competitive with the business of Delphi, unless such conditions are waived by the Compensation Committee. The Performance Achievement Plan provides that final awards to be paid in common stock shall be made from shares reacquired by the company, including shares purchased on the open market.

     Subject to certain exceptions, the Compensation Committee generally has the power and authority to amend, modify, suspend or terminate the Performance Achievement Plan.

     CLASSIFIED PLAN. The Classified Plan provides for the grant of stock options to all non-executive employees of Delphi. An aggregate of 26,000,000 shares of common stock will be reserved for issuance under the Classified Plan. Approximately 200,000 Delphi employees are eligible to participate in the Classified Plan. No individual may be granted options in any calendar year covering more than the target amount of shares granted to the lowest level executive under the Stock Incentive Plan for that year.

     Options granted under the Classified Plan will be in the form of non-qualified options. The exercise price of any stock option generally shall not be less than 100% of the fair market of the common stock on the date the option is granted. Payment of the purchase price upon exercise must be made in cash.

     The term of options granted under the Classified Plan will be determined by the Delphi Strategy Board, but no option may be exercised later than 10 years and two days after the date of grant. Except as determined by the Delphi Strategy Board, no option shall become exercisable prior to the first anniversary of the date of the option grant, and after such date shall be exercisable only in accordance with the terms and conditions established by the Delphi Strategy Board at the time of the grant.

     The Classified Plan provides that, except as otherwise determined by the Delphi Strategy Board, following termination of an employee's employment and contingent upon satisfaction of certain conditions, options held by each employee will expire not later than five years from the date of termination of employment, subject to earlier termination by the terms of the option. However, if termination is due to death, the options will expire three years from the date of death, subject to earlier termination pursuant to the terms of the options.

PENSION PLANS

     The retirement program for Delphi executives in the United States consists of the Delphi Retirement Program for Salaried Employees (the "Retirement Program") as well as two non-qualified plans. Together, these plans are referred to here as the "Delphi Salaried Program." For all purposes under the Delphi Salaried Program, the terms "service" and "credited service" refer to combined service with General Motors that is taken into account under the General Motors Retirement Program for Salaried Employees (the "GM Retirement Program") and Delphi.

     The Retirement Program is a tax-qualified plan subject to the requirements of the Employee Retirement Income Security Act ("ERISA"). In general, the Retirement Program consists of "Part A" and "Part B" benefits. The non-contributory portion (referred to as "Part A") of the Retirement Program provides benefits under a formula based on years of credited service and an applicable benefit rate. The contributory portion (referred to as "Part B") of the Retirement Program provides benefits under a formula based on years of Part B credited service and upon the average of the highest five years of base salary received during the final ten years of service, subject to certain limitations imposed by the Code, which may change from time to time. Part B of the Retirement Program also provides employees with an annual retirement benefit which is equal to the sum of 100% of the Part B contributions they made to the GM Retirement Program after October 1, 1979 (Delphi Retirement Program after January 1, 1999), and lesser percentages of their contributions made to the GM Retirement Program before that date. If employees elect not to contribute to Part B of the Retirement Program, they are entitled to receive only basic retirement benefits equal to a flat dollar amount per year of credited service. Benefits under the Retirement Program vest after five years of credited service and are payable at age 65, either in the form of a single life annuity or in a reduced amount in the form of a joint and survivor annuity.


     If an executive makes Part B contributions to the Retirement Program, the executive may also be eligible to receive a non-qualified Regular Supplemental Executive Retirement Program ("SERP") benefit. The sum of the Retirement Program's benefits plus the Regular SERP benefit will provide an eligible executive with total annual retirement benefits under the Delphi Salaried Program that are equal to 2% times years of Part B credited service times average annual base salary, less 2% times years of Part A credited service times the maximum annual Social Security benefit in the year of retirement payable to a person retiring at age 65. For example, a 65 year old executive retiring in 1999 would be entitled to $16,476.



     The table below shows the regular form of the estimated total annual retirement benefit payable under the Delphi Salaried Program (based on average annual base salary as of December 31, 1998) assuming the executive qualifies for Regular SERP benefits. Such amount would be paid in 12 equal monthly installments per year as a single life annuity to executives retiring in 1999 at age 65. If the executive elects to receive such benefits in the form of a 60% joint and survivor annuity, the single life annuity amounts shown would generally be reduced from 5% to 11%, depending upon the age differential between spouses.



                      YEARS OF PART B CREDITED SERVICE
AVERAGE ANNUAL   -------------------------------------------
BASE SALARY(A)      15         25         35          45
--------------      --         --         --          --
  $  300,000     $ 85,057   $141,762   $198,467   $  255,172
     480,000      139,057    231,762    324,467      417,172
     660,000      193,057    321,762    450,467      579,172
     840,000      247,057    411,762    576,467      741,172
   1,020,000      301,057    501,762    702,467      903,172
   1,200,000      355,057    591,762    828,467    1,065,172


       --------------------------------
       (a) Average annual base salary means the average of the highest five years of base salary paid during the final ten years of service.


     The Average annual base salary and the years of Part B credited service (shown in parentheses) which may be considered in the Regular SERP calculation as of December 31, 1998 for each of the Named Executive Officers were as follows: J.T. Battenberg III--$767,500 (36 years); Donald L. Runkle--$366,583 (30 years); Paul J. Tosch--$349,000 (40 years); Alan S. Dawes--$333,667 (17 years); and David R. Heilman--$304,717 (33 years). The annual base salary for the most recent year(s) considered in the calculation reported here are shown in the "Salary" column of the Summary Compensation Table in "--Executive Compensation" above.

     Executives may be eligible to receive an Alternative SERP benefit in lieu of the Regular SERP benefit if they satisfy certain criteria, including not working for any competitor or otherwise acting in any manner which is not in the best interests of Delphi. An eligible executive will receive the greater of the Regular SERP benefit or the Alternative SERP benefit. The sum of the Retirement Program's benefits plus the Alternative SERP benefit will provide an eligible executive with total annual retirement benefits under the Delphi Salaried Program that are equal to 1.5% times eligible years of Part B credited service up to a maximum of 35 years, times the executive's average annual total direct compensation, less 100% of the maximum annual Social Security benefit in the year of retirement payable to a person retiring at age 65.


     The following table shows the alternative form of the estimated total annual retirement benefit payable under the Delphi Salaried Program (based upon average annual total direct compensation as of December 31, 1998) assuming the executive qualifies for Alternative SERP benefits. Such amount would be paid in 12 equal monthly installments per year as a single life annuity to executives retiring in 1999 at age 65. The amounts shown would be reduced in the same way as under the regular form if the executive were to elect joint and survivor benefits.



AVERAGE ANNUAL           ELIGIBLE YEARS OF PART B CREDITED SERVICE
 TOTAL DIRECT     --------------------------------------------------------
COMPENSATION(A)      15         20         25          30           35
---------------      --         --         --          --           --
  $  525,000      $101,649   $141,024   $180,399   $  219,774   $  259,149
     905,000       187,149    255,024    322,899      390,774      458,649
   1,285,000       272,649    369,024    465,399      561,774      658,149
   1,665,000       358,149    483,024    607,899      732,774      857,649
   2,045,000       443,649    597,024    750,399      903,774    1,057,149
   2,425,000       529,149    711,024    892,899    1,074,774    1,256,649


       --------------------------------
       (a) Average annual total direct compensation means the sum of average annual base salary plus the average of the highest five annual incentive awards earned in respect of the final ten calendar years of service prior to an executive's retirement.


     The average annual total direct compensation and the eligible years of Part B credited service (shown in parentheses) which may be considered in the Alternative SERP calculation as of December 31, 1997 for each of the Named Executive Officers was as follows: J.T. Battenberg III--$1,453,900 (35 years); Donald L. Runkle--$642,583 (30 years); Paul J. Tosch--$603,400 (35 years); Alan
S. Dawes--$563,067 (17 years); and David R. Heilman--$542,917 (33 years). The annual total direct compensation for the most recent year(s) considered in the calculation reported here are reported in the "Salary" and "Bonus" columns of the Summary Compensation Table in "--Executive Compensation" above.


     In addition, the Delphi Board is expected to delegate to the Compensation Committee discretionary authority to grant additional eligible years of credited service to selected key executives under such terms and conditions as the Compensation Committee shall determine for purposes of computing the regular and alternative forms of SERP for such executives. The Regular or Alternative form of the SERP benefit is provided under a program which is non-qualified for tax purposes and not pre-funded. SERP benefits under the Regular and Alternative form can be reduced or eliminated for both retirees and active employees by the Compensation Committee and/or the Board of Directors.

                 ARRANGEMENTS BETWEEN DELPHI AND GENERAL MOTORS


     The separation of Delphi from General Motors and the transactions being undertaken in connection therewith are being effected pursuant to a Master Separation Agreement, dated December 22, 1998, to which Delphi and General Motors are parties (as amended from time to time, the "Separation Agreement"). In addition, as contemplated by the Separation Agreement, we have entered into or will enter into certain ancillary agreements which govern various interim and ongoing relationships between us and GM (collectively, as amended from time to time, the "Ancillary Agreements"). The Ancillary Agreements to be entered into prior to or in connection with the closing of the Offering include, among others, agreements relating to the Offering and the Distribution, our sale of products to GM, employee matters, tax matters, intellectual property, real estate and environmental matters, product liability and the provision of certain interim services. The Ancillary Agreements also require us to cooperate with GM in all respects to complete the Distribution and provide for registration rights for GM in the event the Distribution is not completed or is completed without GM divesting itself of all of its Delphi common stock.


     Certain international, intellectual property and real property assets relating primarily to the business of Delphi may still be held by GM or its affiliates at the time of the completion of the Offering, pending receipt of consents or approvals or satisfaction of other applicable requirements necessary for the transfer of such assets to Delphi. These assets and operations are not, individually or in the aggregate, material to our company. However, the information included in this prospectus, including our consolidated financial statements, assumes the completion of all such transactions. See "--International Agreements." Also, certain assets and liabilities relating to employees working under collective bargaining agreements will be transferred to Delphi in connection with the Distribution. Capitalized terms which we use in this section but do not otherwise define in the section "--Separation Agreement--Certain Definitions Relating to the Separation Agreement" below or elsewhere herein have their respective meanings as set forth in the Separation Agreement.


     WE HAVE SET FORTH BELOW A SUMMARY DESCRIPTION OF THE SEPARATION AGREEMENT AND CERTAIN OF THE ANCILLARY AGREEMENTS. THIS DESCRIPTION, WHICH SUMMARIZES THE MATERIAL TERMS OF SUCH AGREEMENTS, DOES NOT PURPORT TO BE COMPLETE AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF SUCH AGREEMENTS. CERTAIN OF THESE AGREEMENTS, INCLUDING THE SEPARATION AGREEMENT, THE FORMS OF THE IPO AND DISTRIBUTION AGREEMENT AND THE REGISTRATION RIGHTS AGREEMENT, THE SUPPLY AGREEMENT, THE BUSINESS RELATIONSHIP AGREEMENT, THE U.S. EMPLOYEE MATTERS AGREEMENT AND CERTAIN TAX ALLOCATION AGREEMENTS, HAVE BEEN FILED WITH THE SEC AS EXHIBITS TO THE REGISTRATION STATEMENT OF WHICH THIS PROSPECTUS IS A PART.


SEPARATION AGREEMENT


     The Separation Agreement, which became effective on January 1, 1999, sets forth our agreements with GM with respect to the principal corporate transactions required to effect the transfers of assets and assumptions of liabilities necessary to separate our company from GM and certain other agreements governing our relationship thereafter.


     TRANSFER OF ASSETS AND ASSUMPTION OF LIABILITIES. General Motors has transferred, or agreed to transfer, or to cause its subsidiaries and representatives to transfer, the Delphi Assets to our company and our subsidiaries, and we and our subsidiaries have assumed, or agreed to assume, and have agreed to pay, perform, satisfy and discharge on a timely basis the Delphi Liabilities in accordance with their respective terms. Except as expressly set forth in the Separation Agreement or in any Ancillary Agreement, GM is not making any representation or warranty with respect to any Delphi Asset and the Delphi Assets are being transferred on an "as is, where is" basis.

     TRANSITION SERVICES. The Separation Agreement provides that if we identify any services that GM, or its affiliates or their suppliers, were providing to us immediately prior to the Contribution Date and any of such services is not being provided to us pursuant to any of the Ancillary Agreements, GM agrees, upon our written request, to use its reasonable best efforts to provide that service to us for a period of twelve months following the Contribution Date. GM is not required to provide any service which GM would not be legally permitted to provide to a third party. We must use all commercially reasonable efforts to obtain any transition services provided pursuant to this provision of the Separation Agreement from a source other than GM prior to the date that is twelve months from the Contribution Date. If we cannot obtain such transition service from a source other than GM and such service is necessary to operate the Delphi Automotive Systems Business in substantially the same manner as it was conducted immediately before the Contribution Date, GM has agreed to provide such transition service to us for an additional period not to exceed six months.

     For all such transition services provided to us by GM pursuant to the Separation Agreement and for services provided to us by GM pursuant to the Ancillary Agreements, except as described below, we must pay GM on or prior to the fifteenth day following receipt of an invoice:

     (1) in the case of any transition service provided pursuant to the Separation Agreement or pursuant to an Ancillary Agreement in which a payment amount or formula has not been set forth, an amount equal to the cost historically allocated to our business for such services as of the Contribution Date, adjusted to reflect any changes in the nature, cost or level of services provided; provided that, if no cost has historically been allocated to us for such service, then we shall pay to GM:

          (a) that portion of the total costs borne by GM which GM would have allocated to Delphi under its internal allocation formula, plus


          (b) any direct user charges provided for in clause (a) above, plus


          (c) any other reasonable charges necessary to make GM whole for the provision of such services, or

     (2) in the case of any service to be provided pursuant to an Ancillary Agreement in which a payment amount or formula has been set forth, the amount owed pursuant to the terms of such Ancillary Agreement.


If we make payment later than the forty-fifth day after the date we receive an invoice, we must pay interest on the amount due based on the Prime Rate.


     For any such services that are provided to us directly by third parties, we will pay such third party directly where such direct payment is permissible.

     These payment provisions do not apply to services provided to us pursuant to the Financial Services Supply Agreement, the Commercial Travel Services Supply Agreement, any real estate leases and any health care services pursuant to the Employee Matters Agreement.

     In addition, we are responsible for providing certain transitional services to GM with respect to certain businesses retained by GM.

     ANCILLARY AGREEMENTS. Except with respect to the provisions regarding payment for transition services described above, to the extent that any Ancillary Agreement expressly addresses any matters addressed by the Separation Agreement, the terms and conditions of the Ancillary Agreement will govern the rights and obligations of the parties regarding such matters. We must use all commercially reasonable efforts to obtain services provided to us by GM under the terms of those Ancillary Agreements relating to transition services from a source other than GM. Certain of the Ancillary Agreements provide that the transition service may be extended beyond the termination of the transition periods provided for therein and we expect that after the Distribution we would negotiate with GM at arm's length the terms of any such extension, including fair market value pricing for all such services.

     INDEMNIFICATION. We have agreed to indemnify, defend and hold harmless General Motors and each of its subsidiaries and their respective successors-in-interest, and each of their respective past and present representatives against any losses, claims, damages, liabilities or actions arising, whether prior to or after the Contribution Date, out of or in connection with the Delphi Liabilities and/or our conduct of our business and affairs after the Contribution Date. Certain of the Ancillary Agreements provide for indemnification between us and GM relating to the substance of such agreements. The Separation Agreement and certain of the Ancillary Agreements specify certain procedures with respect to claims thereunder subject to indemnification and related matters.

     CLAIMS AND LITIGATION. The Separation Agreement provides for the allocation of the liability between us and GM for certain claims and litigation relating to or arising out of the Delphi Automotive Systems Business.

     - Product Liability. GM has retained responsibility for all product liability actions relating to products we manufactured prior to January 1, 1999 and sold or otherwise supplied to GM either before or after that date. Responsibility for product liability actions relating to products we manufacture on or after January 1, 1999 and sell to GM shall be determined in accordance with the agreements for such sales. We will be responsible for liability relating to all products we sold at any time or sell in the future to customers other than GM. In connection therewith, we will indemnify GM against, and reimburse GM for costs associated with, the claims for which we are liable, and GM will indemnify us against, and reimburse us for costs associated with, the claims for which GM has retained liability.


     - General Litigation. With respect to general litigation claims, we have assumed the liability for all new claims related to the Delphi Automotive Systems Business and for certain specified claims. GM has agreed to defend certain other specified claims at our expense and GM has retained the liability for certain other specified claims. In connection therewith, we will indemnify GM against, and reimburse GM for costs associated with, the claims for which we are liable, and GM will indemnify us against, and reimburse us for costs associated with, the claims for which GM has retained liability.



     - Employment-Related Claims. We have assumed the liability for certain specified employment-related claims and we will indemnify GM against any such claims and reimburse GM for any legal or other expenses reasonably incurred by GM in connection with such claims. Certain other employment related claims will be jointly defended by us and GM. We have financial responsibility for employment related claims regarding all Delphi Employees and Delphi Terminated Employees whether incurred before or after the Contribution Date. We will mutually determine with GM how new claims shall be treated. However, U.S. claims for pension and welfare benefits from salaried employees who retire on or before the Contribution Date and hourly employees who retire on or before October 1, 1999 will remain the responsibility of GM.


We have agreed with GM to cooperate with each other in the defense of any and all claims covered by these provisions of the Separation Agreement.

     INSURANCE. The Separation Agreement provides that during the period beginning on the Contribution Date and ending on the earlier of the date of the completion of the Distribution or the first anniversary of the Contribution Date (the "Insurance Transition Period"), GM shall, subject to certain conditions and exceptions, maintain policies of insurance, including for the benefit of Delphi or any of its affiliates, directors, officers or other covered parties, which are comparable to those generally maintained by GM. The Separation Agreement sets forth procedures we must follow for asserting claims, reimbursing GM for premium expenses and other insurance related matters during the Insurance Transition Period. Following the expiration of the Insurance Transition Period, except as provided in the Separation Agreement, we will be responsible for obtaining and maintaining our own insurance programs.

     DISPUTE RESOLUTION. The Separation Agreement contains provisions that govern, except as provided in any Ancillary Agreement, the resolution of disputes, controversies or claims that may arise between us and GM. The Separation Agreement provides that the parties will use all commercially reasonable efforts to settle all disputes arising in connection with the Separation Agreement without resorting to mediation, arbitration or otherwise. If these efforts are not successful, any party may submit the dispute for non-binding mediation by delivering notice to the other party of the dispute and expressly requesting mediation of the dispute. If, after mediation, the parties disagree regarding the mediator's recommendation, the dispute will be submitted to binding arbitration in accordance with the terms of the Separation Agreement. The Separation Agreement contains procedures for the selection of a three-arbitrator panel to act by majority vote and the conduct of the arbitration hearing, including certain limitations on the discovery rights of the parties. We and GM have agreed that all disputes or other matters related to the Supply Agreement and certain of the other Ancillary Agreements are exempt from the dispute resolution procedures established in the Separation Agreement.


     CERTAIN DEFINITIONS RELATING TO THE SEPARATION AGREEMENT. Set forth below are certain defined terms contained in the Separation Agreement:

     "Contribution Date" means January 1, 1999.

     "Delphi Assets" means all of GM's right, title and interest in and to all assets, excluding cash and cash equivalents, that:

     (1) except as set forth on a schedule to the Separation Agreement or as otherwise provided in the Separation Agreement or in an Ancillary Agreement, are reflected in the Delphi Financial Statements and not disposed of by GM after the date thereof and before the Contribution Date (including assets written off or expensed but still used by Delphi which Delphi can demonstrate to GM's reasonable satisfaction were paid for by the Delphi Automotive Systems Sector of GM); or

     (2) that are to be transferred pursuant to Section 2.01(c) of the Separation Agreement (as and when transferred), which relates to assets relating to certain international operations; or

     (3) are acquired by the Delphi Automotive Systems Business after the date of the Delphi Financial Statements and would be reflected in the financial statements of Delphi as of the Contribution Date if such financial statements were prepared using the same accounting principles under which the Delphi Financial Statements were prepared; or

     (4) are expressly provided by the Separation Agreement or any Ancillary Agreement to be transferred to Delphi; or

     (5) are listed on the schedule to the Separation Agreement that sets forth the facilities to be transferred to Delphi; or

     (6) except as otherwise provided in an Ancillary Agreement or other express agreement of the parties, are used exclusively by the Delphi Automotive Systems Business as of the Contribution Date;


provided, unless the parties otherwise expressly agree, that if the accounting principles under which the Delphi Financial Statements were prepared would have required any asset described in the clause (6) above to be reflected in the Delphi Financial Statements as of the date thereof, then such asset shall be included in the "Delphi Assets" only if so reflected.


     "Delphi Automotive Systems Business" means the business conducted by the Delphi Automotive Systems business sector of General Motors at any time on or before the Contribution Date, including:

     (1) all business operations whose financial performance is reflected in the Delphi Financial Statements;

     (2) all business operations initiated or acquired by the Delphi Automotive Systems business sector of GM after the date of the Delphi Financial Statements; and

     (3) all business operations that were conducted at any time in the past by the Delphi Automotive Systems business sector of GM or by any predecessor of such business sector (including, without limitation, the GM Automotive Components Group) but were discontinued or disposed of prior to the date of the Delphi Financial Statements other than by transfer or disposition to any other business sector of GM.


     "Delphi Financial Statements" means the consolidated financial statements and the notes thereto of Delphi for the nine months ended September 30, 1998 as set forth in the registration statement of which this prospectus forms a part, as amended at the date of the Separation Agreement (i.e., December 22, 1998). Such financial statements are substantially similar to the financial statements for such period included elsewhere in this prospectus.


     "Delphi Liabilities" means all of the Liabilities of General Motors that:

     (1) except as otherwise set forth on a schedule to the Separation Agreement or as otherwise provided in the Separation Agreement or in an Ancillary Agreement, are reflected in the Delphi Financial Statements and remain outstanding at the Contribution Date; or

     (2) are to be transferred pursuant to Section 2.01(c) of the Separation Agreement (as and when transferred), which relates to assets relating to certain international operations; or

     (3) arise in connection with the Delphi Automotive Systems Business after the date of the Delphi Financial Statements and would be reflected in financial statements of Delphi as of the Contribution Date if such financial statements were prepared using the same accounting principles under which the Delphi Financial Statements were prepared; or

     (4) are expressly provided by the Separation Agreement or any Ancillary Agreement to be transferred to and assumed by Delphi; or

     (5) except as otherwise provided in an Ancillary Agreement or other express agreement between the parties, are related to or arise out of or in connection with the Delphi Assets; or

     (6) except as otherwise provided in an Ancillary Agreement or other express agreement of the parties, are related to or arose out of or in connection with the Delphi Automotive Systems Business, including, but not limited to the covenants not to compete entered into by GM prior to the Contribution Date set forth on a schedule to the Separation Agreement, whether before or after the date of the Delphi Financial Statements;

provided, unless the parties otherwise expressly agree, that if the accounting principles under which the Delphi Financial Statements were prepared would have required any liabilities described in clause (6) above to be reflected in the Delphi Financial Statements as of the date thereof, then such liabilities shall be considered to be "Delphi Liabilities" only if so reflected.

     "Liabilities" means any and all debts, liabilities, guarantees, assurances, commitments and obligations, whether fixed, contingent or absolute, asserted or unasserted, matured or unmatured, liquidated or unliquidated, accrued or not accrued, known or unknown, due or to become due, whenever or however arising (including, without limitation, whether arising out of any contract or tort based on negligence or strict liability) and whether or not the same would be required by generally accepted accounting principles to be reflected in financial statements or disclosed in the notes thereto.

IPO AND DISTRIBUTION AGREEMENT

     GENERAL. We have entered into an Initial Public Offering and Distribution Agreement (as amended from time to time, the "IPO and Distribution Agreement") with GM which governs our respective rights and duties with respect to this Offering and the Distribution, and sets forth certain covenants we have agreed to for various periods following the Offering and the Distribution. Although GM has announced that it currently plans to complete the Distribution, and we have agreed to cooperate with GM in all respects to complete the Distribution, it is not obligated to do so. We cannot assure you as to whether or when the Distribution will occur. See "Risk Factors--Risk Factors Relating to Separating Our Company from General Motors--Our Business May Be Adversely Affected if the Distribution Is Not Completed."

     THE DISTRIBUTION. We have agreed that we will cooperate with GM in all respects to accomplish the Distribution and, at GM's direction, promptly take all actions necessary or desirable to effect the Distribution, including the registration under the Securities Act of 1933, as amended (the "Securities Act"), of GM's shares of our capital stock. General Motors has the sole discretion to determine whether to proceed with all or part of the Distribution and all terms of the Distribution, including the form, structure and terms of any transaction(s) and/or offering(s) to effect the Distribution and the timing of and conditions to the consummation of the Distribution. In the event that GM determines that it no longer intends to proceed with or complete the Distribution, GM must provide us notice to such effect. Upon such notification, GM's rights and our obligations under the Registration Rights Agreement described below become immediately effective.

     PRESERVATION OF THE TAX-FREE STATUS OF THE DISTRIBUTION. General Motors intends for the Distribution to qualify as a tax-free distribution under Section 355 of the Code to GM and its stockholders. On January 13, 1999, GM received from the IRS a private letter ruling (the "IRS Ruling") to such effect. In connection with GM's request for the IRS Ruling, we made certain representations and warranties to GM regarding our company and our business. We have also agreed to certain covenants in the IPO and Distribution Agreement intended to preserve the tax-free status of the Distribution. We may take any action otherwise prohibited by these covenants only if GM has determined, in its sole and absolute discretion, that such action would not jeopardize the tax-free status of the Distribution. See "--Cooperation on Tax Matters." Certain of these covenants are described in greater detail below:


     - Stock Issuance. Prior to the completion of the Distribution, we have agreed not to issue or agree to issue shares of our capital stock in an amount that would result in GM owning less than 80% of either (1) the total combined voting power of all outstanding shares of our voting stock and/or (2) any other class and/or series of Delphi capital stock. This covenant will not prohibit us from issuing stock options and restricted stock awards to our employees so long as we repurchase sufficient shares of our capital stock prior to the date when such options and awards become exercisable to ensure that GM's ownership remains at or higher than 80% and GM approves of our procedures to comply with this covenant.


     - Certain Acquisition Transactions. Until two years after the completion of the Distribution (or, if GM determines not to complete the Distribution, the last date on which GM distributed any Delphi common stock in connection with the Distribution), we have agreed not to enter into or permit any transaction or series of transactions which would result in a person or persons acquiring or having the right to acquire shares of our capital stock that would comprise 50% or more of (1) the value of all outstanding shares of our capital stock or (2) the total combined voting power of our outstanding voting stock.

     - Continuation of Active Trade or Business. Until two years after the completion of the Distribution (or, if GM determines not to complete the Distribution, the last date on which GM distributed any Delphi common stock in connection with the Distribution), we have agreed to continue to conduct the active trade or business (within the meaning of Section 355 of the Code) of our company as we conduct it immediately prior to the completion of the Distribution. During such time, we have agreed not to
       (1) liquidate, dispose of or otherwise discontinue the conduct of any portion of our active trade or business with a value in excess of $2.0 billion or (2) dispose of any business or assets that would cause our company to be operated in a manner inconsistent in any material respect with the business purposes for the Distribution as described to the IRS or tax counsel in connection with GM's request for the IRS Ruling. Also, until two years after the completion of the Distribution, we have agreed not to liquidate, dispose of, or otherwise discontinue the conduct of any portion of the active trade or business of our company if such liquidation, disposition or discontinuance would breach the covenant described below regarding our continuity of business.

     - Continuity of Business. Until two years after the completion of the Distribution (or, if GM determines not to complete the Distribution, the last date on which GM distributed any Delphi common stock in connection with the Distribution), we have agreed that (1) we will not voluntarily dissolve or liquidate, and (2) except in the ordinary course of business, neither we nor any of our direct or indirect subsidiaries will sell, transfer, or otherwise dispose of or agree to dispose of assets (including any shares of capital stock of our subsidiaries) that, in the aggregate, constitute more than (x) 60% of our gross assets or (y) 60% of the consolidated gross assets of us and our subsidiaries. For this purpose, we are not deemed to directly or indirectly control a subsidiary unless we own, directly or indirectly, shares constituting (A) 80% or more of the total combined voting power of all outstanding shares of voting stock of such subsidiary and (B) 80% or more of the total number of outstanding shares of each class or series of capital stock of such subsidiary other than voting stock.

     - Discharge of Intracompany Debt. Prior to the first date on which GM distributes any Delphi common stock in connection with the Distribution, we have agreed to fully discharge and satisfy all debt that we owe GM (for such purpose, debt does not include payables arising in the ordinary course of business). Until two years after the completion of the Distribution (or, if GM determines not to complete the Distribution, the last date on which GM distributed any Delphi common stock in connection with the Distribution), we will not be able to have any such indebtedness with GM.

     These covenants will not prohibit us from implementing or complying with our Rights Plan or any transaction permitted by an IRS ruling or a tax opinion. In the event that GM notifies us that it no longer intends to proceed with or complete the Distribution and GM has not yet distributed any of its Delphi common stock, these covenants to preserve the tax-free status of the Distribution will terminate.

     OTHER COVENANTS REGARDING TAX TREATMENT OF THE TRANSACTIONS. General Motors intends the transfer of assets and liabilities from GM to our company as contemplated by the Separation Agreement (the "Contribution") to qualify as a reorganization under Section 368(a)(1)(D) of the Code (a "D Reorganization"). Until two years after the completion of the Distribution, we have agreed not to take, or permit any of our subsidiaries to take, any actions or enter into any transaction or series of transactions that would be reasonably likely to jeopardize the tax-free status of the Distribution or the qualification of the Contribution as a D Reorganization, including any action or transaction that would be reasonably likely to be inconsistent with any representation made to the IRS or tax counsel. We may take any action that would otherwise violate this covenant only if GM has determined, in its sole and absolute discretion, that such action or transaction would not jeopardize the tax-free status of the Distribution or the qualification of the Contribution as a D Reorganization.

     COOPERATION ON TAX MATTERS. We and GM have agreed to certain procedures with respect to the tax-related covenants in the IPO and Distribution Agreement. We are required to notify GM if we desire to take any action prohibited by the tax-related covenants described above. Upon such notification, if GM determines that such action might jeopardize the tax-free status of the Distribution or the qualification of the Contribution as a D Reorganization, GM has agreed to elect either to (1) use all commercially reasonable efforts to obtain a private letter ruling from the IRS or a tax opinion that would permit us to take the desired action (and we have agreed to cooperate in connection with such efforts) or (2) provide all reasonable cooperation to us in connection with our obtaining such an IRS ruling or tax opinion. In either case, GM has agreed to bear its reasonable costs and expenses of obtaining such an IRS ruling or tax opinion.

     INDEMNIFICATION FOR TAX LIABILITIES. We have generally agreed to indemnify GM and its affiliates against any and all tax-related losses incurred by GM in connection with any proposed tax assessment or tax controversy with respect to the Distribution or the Contribution to the extent caused by any breach by us of any of our representations, warranties or covenants made in the IPO and Distribution Agreement. This indemnification does not apply to actions which GM permits us to take as a result of a determination under the tax-related covenants as described above.

     OTHER DELPHI COVENANTS. After the Offering, General Motors will continue to own a significant portion of our common stock. As a result, GM will continue to include us as a "subsidiary" for various financial reporting, accounting and other purposes. Accordingly, we have agreed to certain covenants in the IPO and Distribution Agreement. Certain of these covenants are described below:

     - Covenants Regarding the Incurrence of Debt. So long as GM is a significant stockholder of our company, the amount of our indebtedness for borrowed money will affect GM's financial position. Thus, we have agreed to certain limitations on our ability to incur debt:

      - For so long as GM continues to own at least 50% of our outstanding common stock, without GM's prior written consent (which it may withhold in its sole and absolute discretion), we will not (and will not permit any of our subsidiaries to):

        - create, incur, assume or suffer to exist any Indebtedness in excess of an aggregate of $5.0 billion outstanding at any time; provided, however, that we may make an acquisition as a result of which our Indebtedness would exceed $5.0 billion so long as both (A) the acquisition target has an FFO to Debt Ratio of at least 20% and (B) our Indebtedness after giving effect to the acquisition (including, without duplication, any Indebtedness incurred in connection with the acquisition and any indebtedness of the acquisition target that will become our Indebtedness as a result of such acquisition) would not be greater than $6.0 billion; and

        - consummate, or agree to consummate, any acquisition of any acquisition target with an FFO to Debt Ratio less than 20% unless our Adjusted Indebtedness would not exceed $5.0 billion.

          For purposes of these covenants, the following terms have the following meanings:

          "Adjusted Indebtedness" means, with respect to any proposed acquisition, the sum of (1) our Indebtedness immediately after giving effect to such acquisition (including, without duplication, any Indebtedness incurred in connection with the acquisition and any indebtedness of the acquisition target that will become our Indebtedness as a result of such acquisition) and (2) the amount by which the number described in clause (2) of the definition of "FFO to Debt Ratio" would need to be reduced in order for the acquisition target's FFO to Debt Ratio to be equal to 20%.

          "Indebtedness" means the sum of (1) the aggregate principal amount of our and our subsidiaries' total long-term and short-term liabilities for borrowed money including capitalized leases, as determined for purposes of our consolidated financial statements, and (2) the aggregate amount attributable to all factoring or securitization of receivables and other financial assets by us and our subsidiaries in excess of $1.2 billion.

          "FFO to Debt Ratio" means, for any acquisition target, as of immediately prior to the proposed acquisition, the percentage determined by dividing (1) the sum of such acquisition target's net income plus depreciation and amortization for the last four full fiscal quarters, as determined for purposes of its consolidated financial statements, by (2) the additional Indebtedness that would be incurred in connection with such proposed acquisition (including any indebtedness of the acquisition target that will become our Indebtedness as a result of such proposed acquisition).

     - Other Covenants. For so long as GM continues to own at least 50% of our outstanding common stock, we have agreed that:


      - we will not, without GM's prior written consent (which it may withhold in its sole and absolute discretion), take any action which has the effect of limiting GM's ability to freely sell, pledge or otherwise dispose of shares of our common stock or limiting the legal rights of or denying any benefit to GM as a Delphi stockholder in a manner not applicable to Delphi stockholders generally; this means that, among other things, we will not, without GM's prior written consent (which it may withhold in its sole and absolute discretion), alter our Rights Plan (or any successor stockholder rights plan) in a manner that would result in GM's ownership of our common stock causing the rights to detach or become exercisable as described under "Description of Capital Stock--Rights Plan;"


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      - we will not, without GM's prior written consent (which it may withhold in its sole and absolute discretion), issue any shares of common stock or any rights, warrants or options to acquire our common stock, if after giving effect to such issuance GM would own less than 50% of the then outstanding shares of our common stock; and


      - to the extent that GM is a party to, or enters into, any agreements that provide that certain actions of GM's subsidiaries may result in GM being in breach or default under such agreements (and we have been advised of the existence of such agreements), we will not take any actions that may result in GM being in breach or default under any such agreement.


     - Financial Information. We have agreed that, for so long as GM is required to consolidate our results of operations and financial position or account for its investment in our company, we will provide GM certain financial information regarding our company and our subsidiaries; provide GM copies of all quarterly and annual financial information and other reports and documents we intend to file with the SEC prior to such filings (as well as final copies upon filing); provide GM with copies of our budgets and financial projections (as well as the opportunity to meet with our management to discuss such budgets and projections); consult with GM regarding the timing and content of earnings releases; and cooperate fully (and cause our accountants to cooperate fully) with GM in connection with any of its public filings. This covenant is subject to appropriate confidentiality provisions to protect the confidentiality commitments we have made to our customers.

     - Auditors and Audits; Annual Statements and Accounting. We have agreed that, for so long as GM is required to consolidate our results of operations and financial position or account for its investment in our company, we will not change our auditors without GM's prior written consent (which will not be unreasonably withheld) and will use our best efforts to enable our auditors to complete their audit of our financial statements such that they will date their opinion the same date that they date their opinion on GM's financial statements; provide to GM and its auditors all information required for GM to meet its schedule for the filing and distribution of its financial statements; make available to GM and its auditors work papers related to the annual audit of our company as well as access to the personnel who perform the annual audit and our and our subsidiaries' books and records so that GM and its auditors may conduct reasonable audits relating to our financial statements; adhere to certain specified accounting standards; and notify and consult with GM regarding any changes to our accounting principles; and make any changes to our accounting estimates and principles requested by GM.


    We have generally agreed to indemnify General Motors and its affiliates against all liabilities arising out of any incorrect, inaccurate or incomplete financial and other information we provide to GM pursuant to the terms of the IPO and Distribution Agreement.


     INDEMNIFICATION RELATING TO THE OFFERING. We have generally agreed to indemnify General Motors and its affiliates against all liabilities arising out of any material untrue statements and omissions in this prospectus and the registration statement of which it is a part. However, our indemnification of GM does not apply to information relating to General Motors (excluding Delphi). GM has agreed to indemnify us for this information.

     INDEMNIFICATION RELATING TO THE DISTRIBUTION. We have generally agreed to indemnify General Motors and its affiliates against all liabilities arising out of any material untrue statements and omissions in any and all registration statements, information statements and/or other documents filed with the SEC in connection with the Distribution. However, our indemnification of GM does not apply to information relating to General Motors (excluding Delphi). GM has agreed to indemnify us for this information.

     EXPENSES. In general, unless otherwise provided for in the IPO and Distribution Agreement or any other agreement, we and GM will pay our respective costs and expenses incurred in connection with the Contribution, the Offering and the Distribution.

     - Expenses Relating to the Offering. GM has generally agreed to pay all costs and expenses relating to the Offering, other than the costs of certain of our advisors. We will pay the underwriting discounts and

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

       commissions and our internal costs and expenses. In addition, we have agreed that GM will be entitled to all amounts received from the underwriters for reimbursement of Offering expenses.

     - Expenses Relating to the Distribution. GM has generally agreed to pay all costs and expenses relating to the Distribution. We will, however, pay for the costs and expenses of our financial, legal, accounting and other advisers (if any) incurred in connection with the Distribution. We will also pay for our internal costs and expenses.

REGISTRATION RIGHTS AGREEMENT


     As noted above, General Motors has announced its current plan to divest itself of ownership of our stock through the Distribution and we have agreed to cooperate with GM in all respects to complete the Distribution. We cannot, however, assure you as to whether or when the Distribution will occur. See "Risk Factors--Risk Factors Relating to Separating Our Company from General Motors--Our Business May Be Adversely Affected if the Distribution Is Not Completed." In the event that GM does not divest itself of all of its shares of Delphi common stock in the Distribution, GM could not freely sell all of such shares without registration under the Securities Act. Accordingly, prior to the closing of the Offering, we will enter into a Registration Rights Agreement (as amended from time to time, the "Registration Rights Agreement") with GM to provide it with certain registration rights relating to the shares of our common stock which it holds. These registration rights generally become effective at such time as GM informs us that it no longer intends to proceed with or complete the Distribution.


     SHARES COVERED. The Registration Rights Agreement covers those shares of our common stock that are held by GM immediately following this Offering and continue to be held by GM on the date on which GM notifies us that it no longer intends to proceed with or complete the Distribution.

     DEMAND REGISTRATIONS. GM may request registration (each, a "Demand Registration") under the Securities Act of all or any portion of our shares covered by the Registration Rights Agreement and we will be obligated to register such shares as requested by GM.

     - Terms of Each Offering. General Motors will designate the terms of each offering effected pursuant to a Demand Registration, which may take any form, including:

          - an underwritten public offering,

          - a shelf registration,

          - a registration in connection with the distribution of, or exchange of or offer to exchange, shares of our common stock to holders of debt or equity securities of GM, a subsidiary or affiliate thereof or any other person, or

          - a distribution in connection with the registration by GM or a subsidiary or affiliate thereof of securities convertible into, exercisable for or otherwise related to such shares of our common stock.

       Except for an offering described in one of the last two bullets above, each Demand Registration must meet a certain minimum aggregate expected offering price.


     - Timing of Demand Registrations. We are not required to undertake a Demand Registration within 90 days of the effective date of a previous Demand Registration, other than a Demand Registration that was effected as a shelf registration. Also, we have the right to postpone the filing or effectiveness of any Demand Registration for up to 90 days if in the reasonable judgement of our General Counsel such registration would reasonably be expected to have a material adverse effect on any existing proposal or plans by our company to engage in certain material transactions; provided, however, that we may exercise this right only once in any 12-month period.


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

     - Priority on Demand Registrations. Other parties, including Delphi, can participate in any Demand Registration only if all of the securities GM proposes to include in such registration are so included.

     - Selection of Professionals. General Motors will select the investment banker(s) and manager(s), subject to our reasonable objection in certain circumstances, as well as any financial printer, solicitation and/or exchange agent and counsel for the Offering. We will select our own outside counsel and independent auditors.

     PIGGYBACK REGISTRATIONS. The Registration Rights Agreement also provides for certain "piggyback" registration rights for General Motors. Whenever we propose to register any of our securities under the Securities Act for ourselves or others, subject to certain customary exceptions, we must provide prompt notice to GM and include in such registration all shares of our stock which GM requests to be included (each, a "Piggyback Registration").

     - Priority on Piggyback Registrations. If a Piggyback Registration is being made on our behalf and the underwriters advise us that cutbacks are necessary, we must include in such registration: (1) first, the securities we propose to offer, (2) second, the securities requested to be included by GM and (3) third, any other securities requested to be included in such registration. If a Piggyback Registration is being made on behalf of other holders of our securities and the underwriters advise us that cutbacks are necessary, we must include in such registration: (1) first, the securities requested to be included therein by the holders requesting such registration and the securities requested to be included therein by GM, pro rata among such holders and GM on the basis of the number of securities owned by each such holder and (2) second, any other securities requested to be included in such registration.

     - Selection of Underwriters. In certain circumstances, General Motors has the right to reasonably object to our selection of any investment banker(s) and manager(s) in connection with a Piggyback Registration.

     HOLDBACKS. The Registration Rights Agreement contains customary holdback provisions.

     REGISTRATION PROCEDURES AND EXPENSES. The Registration Rights Agreement sets forth customary registration procedures, including a covenant by us to make available our senior management for road show presentations. All registration expenses incurred in connection with the Registration Rights Agreement, including all filing fees, fees and expenses of compliance with securities and/or blue sky laws, financial printing expenses, fees and disbursements of custodians, transfer agents, exchange agents and/or information agents, and fees and disbursements of counsel for our company and all independent certified public accountants, underwriters (excluding discounts and commissions) and other persons retained by us will be paid by us. In addition, we must reimburse GM for the fees and disbursements of its outside counsel as well as out-of-pocket expenses incurred in connection with any such registration.

     INDEMNIFICATION. The Registration Rights Agreement contains customary indemnification and contribution provisions by us for the benefit of General Motors and any underwriters and by General Motors for the benefit of us and any underwriters with respect to information provided by GM.

     TRANSFER. GM may transfer shares covered by the Registration Rights Agreement and the holders of such transferred shares will be entitled to the benefits of the Registration Rights Agreement; provided that each such transferee agrees to be bound by the terms of the Registration Rights Agreement. Such transferees will be entitled to the rights available to GM described above; provided, however, that the holder or holders of a majority of the shares covered by the Registration Rights Agreement will be entitled to exercise certain of such rights. Any successor entities to our company will be bound by the terms of the Registration Rights Agreement.

     DURATION. The registration rights under the Registration Rights Agreement will remain in effect with respect to any shares of Delphi common stock until:

     - such shares have been sold pursuant to an effective registration statement under the Securities Act;

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

     - such shares have been sold to the public pursuant to Rule 144 under the Securities Act (or any successor provision);

     - such shares have been otherwise transferred, new certificates for them not bearing a legend restricting further transfer shall have been delivered by the company and subsequent public distribution of them shall not require registration of them under the Securities Act or any similar state law;

     - such shares have ceased to be outstanding; and

     - in the case of shares held by a transferee of GM, when such shares become eligible for sale pursuant to Rule 144(k) under the Securities Act (or any successor provision).

SUPPLY AGREEMENT


     GENERAL. We have entered into a Component Supply Agreement with GM (as amended from time to time, the "Supply Agreement") which we believe will provide us with a substantial base of future business with GM-North America well into the next decade. GM currently sources a significant amount of its automotive parts requirements from us pursuant to certain existing contractual commitments. Except as described below, the Supply Agreement between GM and Delphi provides that all existing contracts as of January 1, 1999 will generally remain in effect--even if we have not yet begun to supply products under such contracts, including the pricing, duration and purchase order terms and conditions. The Supply Agreement also provides that, subject to certain exceptions as described below, we have the right to provide on competitive terms the first replacement cycle of all product programs in the United States and Canada which we were providing to GM as of January 1, 1999, provided that GM sources such replacement cycle business prior to January 1, 2002. We expect these programs will cover specific vehicle models introduced from 1999 well into the next decade. We will also have the opportunity to bid on other new GM business on the same basis as other suppliers.


     Our ability to realize revenues on all GM business, including business awarded pursuant to existing contracts, is in all cases subject to a variety of factors, including the volume and option mix of vehicles actually produced by GM. The Supply Agreement provides that General Motors has the right to move its business with us to other suppliers in the event that we are not competitive in terms of quality, service, design and technology. In addition, GM has the right at all times to adopt new technology, whether or not such technology is available through us. If we are unable to provide the new technology or an equivalent technology acceptable to GM on a competitive basis, GM is free to move the business from us to another supplier.


     EXISTING CONTRACTS. Under the terms of the Supply Agreement, except as provided below, all existing contractual commitments between us and GM relating to the purchase and supply of motor vehicle-related components and systems as of January 1, 1999 will generally remain in effect, including the existing pricing, duration and purchase order terms and conditions. This includes existing contracts under which we have not yet begun to supply products. These contractual commitments relate to the purchase of automotive parts by General Motors for specific General Motors vehicle programs and fall into three principal categories:


     - short-term purchase orders, usually covering purchases for a one-year term;

     - long-term contracts, covering purchases for a period of more than one year but less than the life of a vehicle program; and

     - lifetime contracts, covering either the actual or anticipated life of the vehicle program, which is generally five to six years for cars and seven to eight years for trucks.

Long-term and lifetime contracts with GM typically incorporate the terms and conditions set forth in the standard GM purchase order form, which we believe are generally consistent with those prevailing in the automotive industry. All existing contracts are subject to the volume and option mix of vehicles actually produced by General Motors and other factors. See "Business of Delphi--Industry--Awarded Business."

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

     Under the terms of the Supply Agreement, Delphi and General Motors have agreed to honor all "nomination letters" in place as of January 1, 1999 regardless of whether formal purchase orders or other contractual commitments have been issued with respect to such business. Nomination letters refer to letters from General Motors informing a supplier that it has been awarded specific business to supply a product for a particular vehicle program. In light of the long product development cycles in the automotive industry, General Motors typically issues its nomination letters and other new business commitments about three years in advance of actual production of the vehicle program. These nomination letters commit GM, subject to certain conditions, to source products for a particular vehicle program from a supplier. However, if GM determines for any reason not to proceed with the vehicle program covered by a nomination letter, it is under no obligation to such supplier. Also, as with other purchase arrangements, nomination letters do not require any minimum purchase and are subject to actual production volumes, supplier competitiveness and other factors.


     PAYMENT TERMS. Until recently, most of our existing contracts with GM required payment by GM in the month following GM's receipt of our invoice. Except as described below, payment terms on all existing contracts have been modified by the Supply Agreement to generally require payment from GM to us under such contracts on the second day of the second month following the date of shipment by Delphi. For more information regarding the impact of these modified payment terms on our financial condition, see "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources--Extension of Payment Terms." The modified payment terms became effective on January 1, 1999 and also apply to future contracts with GM. These modified payment terms are consistent with the new payment terms that GM is currently in the process of introducing to its other suppliers.


     The Supply Agreement also provides that certain contracts relating to purchases of parts for Saturn vehicle models will retain the consumption methodology currently in place, which generally provides that Saturn pays only for the actual amount of product used rather than the amount of product delivered. Also, certain existing contracts relating to purchases by GM's international automotive operations will retain the existing payment terms.

     OUR ABILITY TO SECURE CERTAIN NEXT GENERATION BUSINESS. The Supply Agreement is intended to provide us the opportunity to capture future GM business that replaces current GM business over the next several years. Through December 31, 2001, we will have the ability to secure under competitive purchase order terms the first replacement cycle of all product programs in the United States and Canada which we were providing to General Motors as of January 1, 1999 (and certain other product programs as described below). Thus, we will have the opportunity to match competitive bids from other suppliers on the next generation of the product programs we provided to GM in the United States and Canada as of January 1, 1999, provided those programs are sourced by GM prior to January 1, 2002. However, in order to utilize this ability to secure next generation business, we must be competitive in terms of design, quality, price, service and technology. Other suppliers' bids to provide particular products may include offers of price reductions to GM on other current or future products, and GM may under the Supply Agreement consider the economic effect of such package proposals in assessing our competitiveness.

     As noted above, General Motors generally sources its product needs about three years in advance of the start of production for each vehicle program. Since many of these contractual commitments cover a significant period of time due to the duration of many vehicle programs of about five to eight years, depending on the vehicle model, we expect that this ability to secure next generation business, together with our existing contracts and nomination letters, will provide us with the opportunity to maintain substantial business with GM well into the next decade.

     Our ability to secure next generation business as described above (which is sometimes referred to as a "right of last refusal") includes production in the United States and Canada of common global vehicle platforms to the extent that we can provide or execute designs that comply with the required form and function specifications determined by GM, as well as production in Mexico of vehicles intended for sale in the United States or Canada; provided that in all cases such programs must meet all of the other necessary criteria

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

(including that such programs were programs in the United States and Canada which we were providing to GM as of January 1, 1999). Other than as described immediately above, our ability to secure next generation business will not apply to any programs of GM's international automotive operations or to GM vehicle production in Mexico.

     The Supply Agreement also expressly provides that GM will not be responsible under any circumstances for any supplemental or compensatory payments to us in the event that we fail to exercise our ability to secure any next generation business or if we cannot provide our products on a competitive basis.

     NEW BUSINESS. All new business awarded to us by General Motors will be governed by the specific terms of the contracts under which such new business is awarded. Other than with respect to next generation business as described above, if we elect to bid for GM business, we will do so on the same basis as all other suppliers. General Motors will award any such business in its sole discretion.

     GM'S RIGHT TO RE-SOURCE. Consistent with GM's contracts with other suppliers, the Supply Agreement provides General Motors the right to re-source its business with us in the event that we are not competitive in terms of quality, service, design and technology. Competitiveness is defined by demonstrable product and performance levels available to GM from other suppliers. The term "re-sourcing" refers to the process of moving existing business from Delphi to another supplier.

     In the event that we are non-competitive with respect to a particular product, General Motors is required to notify us of any such non-competitiveness and provide us with a reasonable period of time during which to correct any such non-competitiveness before GM may re-source the business. With respect to non-competitiveness in terms of quality and service, the parties will follow GM's Supplier Quality Improvement Process, which is also known as the "16-Step Process", in order to identify and remedy quality and service problems. With respect to non-competitiveness in terms of design and technology, the parties will work together to identify acceptable solutions and GM will be permitted to re-source the business only if these efforts are unsuccessful within a reasonable period of time.

     GM'S RIGHT TO ADOPT NEW TECHNOLOGIES. The Supply Agreement permits General Motors at all times to adopt new technology, whether or not any such new technology is available through us. In the event that GM wishes to introduce a technological change to a product covered by a then existing contract with us, we have a right of last refusal to implement the new technology or an equivalent technology acceptable to GM and continue production through the remaining term of the existing contractual commitment. If we are unable to provide the new technology or equivalent technology on a competitive basis, General Motors is free to re-source the business to another supplier. Disputes regarding new technology under this process will be resolved by a senior engineer from each of GM and Delphi plus a third-party facilitator mutually acceptable to both sides.

     TECHNICAL INFORMATION. Consistent with general practice within our industry, we have agreed under the Supply Agreement to cooperate with GM to share with GM technical information about the products we supply to GM and their manufacture, without restriction as to use.

     USE OF GM'S TOOLING. We will not use tooling to produce products for other customers if such tooling is used to produce products for GM; provided, however, that we will be allowed to continue the use of such tooling to the extent necessary to satisfy contracts with other customers where the tooling has been used for this purpose before January 1, 1999 and extensions of such contracts. We have agreed not to use tooling owned by GM to compete against GM-SPO in the aftermarket.

     DELPHI PLANT CLOSURES AND PRODUCT ELIMINATIONS. In the event that we propose to close a plant or eliminate a product line, we must keep General Motors informed on a timely basis of our decision-making process and in good faith reasonably consider modifying our plans in order to accommodate GM's timing requirements with respect to re-sourcing the business. Additionally, the Supply Agreement provides that in the event of an extension of production by General Motors of an existing product (which is covered by a contract with a fixed term) beyond the term of the original anticipated program life, General Motors has the

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

right to require us to continue production and sale of that product to GM for a reasonable period of time on commercially reasonable terms to be negotiated between the parties.

     DELPHI DIVESTITURES. In the event that we propose to divest a business, we must keep General Motors informed on a timely basis of our decision-making process and in good faith reasonably consider GM's input and concerns. Upon our selection of a qualified buyer, existing contracts with GM relating to the business being sold may be assigned to the buyer upon GM's prior written consent, which will not be unreasonably withheld. In such cases, General Motors will negotiate a new supply agreement with the buyer which will contain substantially the same terms as our existing arrangements with General Motors with respect to the business being sold. Any deviations from the terms of the existing arrangements, including with respect to price, must be mutually agreed upon by us and GM. During the term of the assigned contract, Delphi and General Motors have agreed to dedicate appropriate resources and efforts to ensure that General Motors receives comparable levels of quality, service, delivery, price and technology.

     SERVICE PARTS. The Supply Agreement also applies to service parts we provide to General Motors for sale to GM-authorized dealers worldwide. In general, unless otherwise provided in our existing contracts with GM, the unit pricing on service parts that are not "past model" will continue at the prices charged to General Motors until three years after such service parts go past model. The term "past model" refers to parts which are used on vehicle models which are no longer in production. Thereafter, unit prices for such service parts will be negotiated between the parties.

     QUALITY IMPROVEMENT. In order to facilitate quality improvement, the Supply Agreement provides that we will participate in all GM supplier quality and development programs. General Motors is entitled to require us to achieve reasonable increased quality standards. All increased quality standards established by General Motors must be comparable to then existing industry standards.

     TERMINATION. Unless terminated in accordance with its terms, the Supply Agreement will remain in effect as long as any existing agreement is in effect, including any extensions of any such existing agreement. Either Delphi or General Motors may terminate the Supply Agreement for:

     - material breach by the other party;

     - insolvency or bankruptcy of the other party; or

     - attachment, embargo or expropriation of a significant portion of the other party's assets necessary in order for that party to perform its obligations under the Supply Agreement.

     In addition, General Motors can terminate the Supply Agreement if:

     - 35% or more of our company becomes owned or controlled (directly or indirectly) by a competitor of General Motors in the business of manufacturing automotive vehicles; or

     - all of the underlying contracts governed by the Supply Agreement become subject to termination or cancellation pursuant to their terms.

     Underlying contracts become subject to termination or cancellation by GM as the result of a variety of factors, such as our non-competitiveness, cause, expiration and, in some cases, termination for convenience. Termination for convenience means GM can terminate the contract at any time for any reason. The majority of underlying contracts having termination for convenience provisions are shorter-term purchase orders. This right to terminate for convenience could be exercised by GM in connection with any change in control of Delphi. Certain change in control transactions could also give GM the right to terminate underlying contracts pursuant to the provisions prohibiting us from assigning our contracts to another entity.

     In the event that a competitor of GM in the business of manufacturing automotive vehicles acquires (directly or indirectly) a significant interest in our company, we must provide GM with reasonable assurances that we will use our best efforts to preserve the confidentiality of all information relating to products supplied to General Motors and GM vehicle programs.
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

     Termination of the Supply Agreement would be likely to have a material adverse effect on our company.

     DISPUTE RESOLUTION. The Supply Agreement provides that all disputes or other matters related to the Supply Agreement will be exempt from the dispute resolution process set forth in the Separation Agreement or in any other agreement related to the transactions contemplated therein.

AFTERMARKET SALES

     We are currently party to a Business Relationship Agreement (as modified and as amended from time to time, the "Business Relationship Agreement") with GM-SPO regarding aftermarket sales in the United States. This agreement does not, however, cover the service parts provided to General Motors pursuant to the Supply Agreement for sale to GM-authorized dealers and distributors. The Business Relationship Agreement becomes subject to termination by either party on or after December 31, 1999 upon twelve months prior notice to the other party. This means the Business Relationship Agreement cannot be terminated any earlier than December 31, 2000. Until such time, in return for certain royalties and fees it pays to us, GM-SPO generally has the right to act as the exclusive distributor of our aftermarket parts in the United States. The pricing under the Business Relationship Agreement is being benchmarked in an effort to ensure market based pricing with respect to ACDelco(R) branded products. Pursuant to an Aftermarket Agreement dated as of January 1, 1999, the payment terms between us and GM-SPO are being modified so that GM-SPO will pay us on the second day of the second month following our shipment of a product. Under the Business Relationship Agreement, if we can meet the market price for a particular aftermarket product, GM-SPO must buy such aftermarket product from us. Alternatively, we may choose not to meet the market price for a particular aftermarket product and cease supplying such product in the aftermarket in the United States. Until January 1, 2001, we are obligated to offer all new technology with respect to aftermarket products to GM-SPO on a non-exclusive basis, under terms no less favorable than those offered to our other customers. Following the termination of the Business Relationship Agreement, we may begin distributing our own products in the aftermarket in the United States.

     Outside the United States, we distribute our own aftermarket products independently of General Motors and, with certain exceptions related to batteries, we are free to seek any aftermarket sales opportunities.

     We have agreed with GM-SPO to split the ownership of current aftermarket brands. As a result, we own the Freedom(R) brand, but may not use the brand in the United States until after the expiration of the Business Relationship Agreement; GM-SPO owns the ACDelco(R) brand and any AC and Delco derivatives and formatives; and GM-SPO owns the Voyager(R) battery brand, but may only use it on batteries sourced from us. There will be a transition period for us and our licensees to wind down our use of the brands owned by GM or brands owned by Delphi but currently used by GM.

PURCHASING

     We have entered into agreements with GM pursuant to which we will continue to purchase productive materials under existing contracts that were entered into by General Motors on our behalf, until those contracts expire. Such agreements provide that we are entitled to continue to use the purchasing systems currently used by GM's purchasing organization until such time as we establish our own purchasing system, which we estimate will not take more than five years. In addition, in certain international operations, we may continue to operate in a shared purchasing arrangement with GM for up to five years.

EMPLOYEE MATTERS

     We have entered into several agreements (collectively, as amended from time to time, the "Employee Matters Agreements") with GM to allocate responsibility and liability for certain employee related matters. However, GM is obligated to bargain in good faith with the unions representing our hourly employees regarding the effects of the separation of Delphi from GM on their members. As a result, the understandings between us and GM related to the effect of the separation on our hourly employees represented by unions may
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


be affected by negotiations with the unions representing these employees. GM has advised us that it intends to work with such unions in this regard. For more information about the status of GM's discussions with the unions, see "Business of Delphi--Strategy--Improve Operating Performance--Labor Relations." The Employee Matters Agreements generally provide for the following:



     EMPLOYEE TRANSFERS. As of January 1, 1999, all GM salaried employees, active and inactive, that are employees in our operations were transferred to Delphi. GM U.S. hourly employees, active and inactive, that are employees in our operations were transferred to Delphi as of January 1, 1999 and will remain under the applicable national collective bargaining agreement (and incorporated employee benefit plans) until the Distribution. However, the transfer of salaried and hourly employees at certain of our international operations (and of certain related pension and employee benefits plans) may not take place until the receipt of consents or approvals or the satisfaction of other applicable requirements. For all U.S. salaried employees who retired on or before January 1, 1999, GM is retaining responsibility for pension obligations and for other postretirement employee benefits ("OPEB") obligations, consisting primarily of retiree medical obligations. GM has had discussions with certain of the unions that represent the GM hourly employees transferred to us regarding the effect of the separation on the employees. For information regarding these discussions, see "Business of Delphi--Strategy--Improve Operating Performance--Labor Relations." With regard to our hourly employees and the employees of divested Delphi units, GM generally will retain postretirement benefit obligations for U.S. hourly employees who retire on or before October 1, 1999. We have reached agreements with the UAW and the IUE to this effect. We anticipate that we will assume OPEB obligations and pension obligations for such employees who retire after October 1, 1999,



     As between GM and Delphi, the allocation of these obligations has been made based on certain estimated levels of employee retirement prior to October 1, 1999 based on historical experience and conditions surrounding Delphi's separation from GM. We have agreed with GM to recalculate the allocation of these liabilities based on the actual level of retirements on or before October 1, 1999. Accordingly, if and to the extent that greater than the assumed number of employees retire on or before October 1, 1999, we would be required to make a payment to GM. Depending on the amount of such a payment, if any, it could have a material adverse effect on our short-term liquidity. Similarly, if and to the extent that fewer than the assumed number of employees retire on or before October 1, 1999, GM would be required to make a payment to us. The amount of postretirement benefits varies from time to time, depending on factors such as discount rate, asset returns, contributions and other factors. As of September 30, 1998, Delphi's salaried and hourly OPEB obligation was about $4.5 billion and the underfunded pension obligation was about $1.9 billion.


     CERTAIN FLOW-BACK RIGHTS. It is anticipated that the union discussions may result in some of our hourly employees in the United States being provided with certain opportunities to transfer to GM as appropriate job openings become available at GM and GM employees in the United States having similar opportunities to transfer to our company to the extent job openings become available at our company. In general, if an employee transfers from our company to GM and then retires from GM, or transfers from GM to our company and retires from our company, both our company and GM will be responsible for pension payments which in total reflect such employee's entire years of service. Responsibility for such pension payments will generally be allocated between the companies based on such employee's entire pre-transfer or post-transfer service, respectively. In the case of employees transferring from Delphi to GM, pre-transfer service will include service with GM prior to our separation from GM and thus will be reflected in the portion of the pension payments we must bear. It is not currently anticipated that there will be any transfer of pension assets or liabilities between us and GM with respect to such employees that transfer between our companies.

     With respect to OPEB obligations for such transferring employees, the company to which an employee transfers will provide the OPEB benefits for such employee. We have entered into an agreement with GM which provides for a mechanism for determining a cash settlement amount for OPEB obligations associated with employees that transfer between our company and GM during any year. Pursuant to this agreement, upon identification of the employees that transferred between GM and our company during the past year, an actuarial analysis will be done to determine an estimated pattern of employment cessation (retirement, death, or voluntary termination) of such employees. This estimated pattern of employment cessation will determine

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

the timing of payments due between us and GM for the employees that transferred between our companies in a given year.

     Separate actuarial analysis will be done for employees transferring from our company to GM and from GM to our company. The actuarial assumptions to be used in valuing the OPEB obligations associated with transferring employees will be based on those used in conjunction with the receiving company's annual OPEB valuation for the given period. The liability with respect to such transferring employees will be retained by the company from which the employee transferred until the cash settlement with respect thereto has been made, upon which such liability will be recognized by the company to which the employee transferred.


     EMPLOYEE BENEFITS. We have established or will establish our own pension and employee benefit plans, which generally will be the same as GM's pension and employee benefit plans. Our U.S. salaried employees began participating in these plans on January 1, 1999 and our U.S. hourly employees will begin participating in these plans at the time of the Distribution.


     Our plans generally will assume all liabilities under GM's plans to employees assigned to us. Certain pension assets funding pension liabilities will be transferred from trusts and other funding vehicles associated with GM's plans to the corresponding trusts for our plans.

     GENERAL MOTORS STOCK AWARDS. In connection with the completion of the Distribution, awards (collectively, "GM Awards") held by our employees as of such date under GM's incentive and variable pay plans will be replaced with awards under our incentive and variable pay plans. With certain exceptions, GM Awards held by individuals employed by General Motors as of the date of the completion of the Distribution and by individuals who have retired prior to replacement of such GM Award, will remain outstanding as GM Awards, with an appropriate revaluation to reflect the Distribution.

     In the case of GM Awards consisting of stock options, such awards will be replaced with options to acquire a number of shares of our common stock equal to the number of shares of GM $1 2/3 common stock subject to such GM Award as of the date of the completion of the Distribution, multiplied by the Ratio described below, rounded down to the nearest whole share. The per share exercise price of such converted award will equal the per share exercise price of such GM Award divided by the Ratio.

     In the case of awards under the GM Performance Achievement Plan, any unvested installments of final awards which are in the form of GM $1 2/3 common stock or GM Class H common stock, will be converted into shares of Delphi common stock using a ratio similar to the one described below for converting GM Awards consisting of stock options into options to acquire shares of Delphi's common stock.

     The "Ratio" means the amount determined by dividing:


     - the average of the daily high and low per share prices of the GM $1 2/3 common stock, or the Class H common stock if Class H common stock awards are being converted, as reported in The Wall Street Journal, during the three trading days ending on a date of record established by the GM Board of Directors in connection with the Distribution by



     - the average of the daily high and low per share prices of the Delphi common stock, as reported by The Wall Street Journal, for the three trading days commencing on the day after such date of record.



     SHARES OF DELPHI'S COMMON STOCK SUBJECT TO SUBSTITUTE AWARDS. It is not possible at this time to specify how many shares of our common stock will be subject to substitute awards for GM Awards. We expect that some GM Awards consisting of stock options held by our employees will be exercised, other GM Awards will vest and other GM Awards could be granted, prior to the date of the completion of the Distribution. In addition, the remaining balance of unexercised options pursuant to GM Awards will be replaced with options to acquire shares of our common stock by reference to the Ratio, which will not be known until the time of the Distribution. Our stockholders, are, however, likely to experience some dilutive impact from the above-described adjustments.


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


     As of January 15, 1999, there were about 4,700,000 shares of GM $1 2/3 common stock subject to options pursuant to GM Awards (about 1,738,000 of which were exercisable as of January 15, 1999) held by our employees. If the Ratio were determined using the closing price of the GM $1 2/3 common stock on January 15, 1999, as reported in The Wall Street Journal ($83.31 per share) and a price of $16.50 per share of our common stock (the mid-point of the range set forth on the cover page of this prospectus), the foregoing number of shares of GM $1 2/3 common stock subject to GM stock options would be replaced with options on about 23,718,000 shares of our common stock. As of January 15, 1999, there were less than 5,000 shares of GM's Class H common stock subject to GM Awards held by our employees which will be replaced with awards of our common stock.


TAX MATTERS


     We have entered into two income tax allocation agreements with GM to govern the allocation of U.S. income tax liabilities and to set forth agreements with respect to certain other tax matters. The first tax allocation agreement is effective from the Contribution Date until such time as we cease to be a member of the General Motors consolidated group. The second tax allocation agreement, which supersedes and replaces the first agreement, is effective on the day after we cease to be a member of the General Motors consolidated group. Under the Code, we would cease to be a member of the General Motors consolidated group upon the completion of the Distribution or if GM owns less than 80% of our outstanding capital stock. The first tax allocation agreement is only effective from January 1, 1999 until tax deconsolidation. Unless otherwise noted, the provisions described below are contained in both agreements.


     GM generally will pay all income taxes attributable to Delphi and its subsidiaries for tax periods before the Contribution Date. For tax periods during which we are a member of the General Motors consolidated group, we will calculate our tax liability as if we were a separate affiliated group of corporations filing a consolidated return, but we will pay our calculated taxes to General Motors, which will then file a consolidated or combined return with the appropriate tax authorities. There may be certain U.S. state or local jurisdictions in which we will file a separate income tax return, not combined or consolidated with GM, for tax periods before tax deconsolidation. In that circumstance, we would file the income tax return with the appropriate tax authorities, and pay the tax directly to the tax authority. Tax benefits generated by our company for tax periods before tax deconsolidation will reduce our tax liability, but not below zero, and we will not be compensated for tax benefits generated by our company and used by the General Motors consolidated group. Except for tax elections (defined for purposes of allocating taxes as the treatment of items in tax returns and filings) that may have an adverse impact on the General Motors consolidated group or tax elections that must be made by the parent corporation of a consolidated group, we will determine all tax elections for tax periods during which we are a member of the GM consolidated group. We will prepare and file all tax returns, and pay all income taxes due with respect to all tax returns required to be filed by us for all tax periods after we cease to be a member of the GM consolidated group or for U.S. state or local jurisdictions in which our return is not combined or consolidated with GM's return.


     GM is responsible for most U.S. tax adjustments related to Delphi for all periods prior to tax deconsolidation, other than adjustments related to Delco Electronics, which previously had been a separate entity in the General Motors consolidated group, or related to certain tax elections made by Delphi. In addition, we and GM have agreed to cooperate in any tax audits, litigation or appeals that involve, directly or indirectly, periods prior to the time that we cease to be a member of the General Motors consolidated group. We and GM have agreed to indemnify each other for tax liabilities resulting from the failure to cooperate in such audits, litigation or appeals, and for any tax liability resulting from the failure to maintain adequate records. The second tax allocation agreement also provides that with respect to our foreign taxes, we may be required to indemnify General Motors in certain situations where we receive a refund of foreign tax related to a tax period prior to tax deconsolidation and GM's foreign tax credit is reduced as a result of the refund. With a few exceptions, Delphi's subsidiaries outside the United States will generally be responsible for foreign tax adjustments relating to Delphi's businesses for all periods prior to the Contribution Date.


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

INTELLECTUAL PROPERTY

     We have entered into agreements with GM to govern the division and transfer of certain intellectual property. Pursuant to these agreements, General Motors has assigned, or agreed to transfer, to us all patents, patent applications and invention records that are primarily related to components produced or sold by us and any other patents that are more valuable to us than to General Motors. Accordingly, GM has transferred to us full or partial ownership of about 2,800 patents, 640 U.S. patent applications and 620 records of invention as well as the corresponding foreign patent and patent applications. We have agreed with GM to enter into royalty-free cross-licenses for certain intellectual property and we believe that the aggregate values of the cross-licenses are about equal. We have also agreed with GM that each of us can collect reasonable royalties or damages under certain patents from the other's suppliers with whom the other does not have or extend an existing supply commitment. Also, GM has transferred to us ownership of about 1,170 trademark registrations and applications (about 70 of which are U.S. and the balance of which are foreign) as well as unregistered trademarks. Certain other intellectual property agreements relating to our business have been transferred to us, and with respect to intellectual property agreements entered into for the benefit of both parties, GM will use reasonable efforts to have us made party to such agreements.

     We have entered into agreements with GM that place restrictions on the use of certain technologies. For example: GM will have a right of first access and limited exclusivity for certain of OnStar-related vehicle information management technology; each party is restricted from disclosing certain powertrain, vehicle control, collision avoidance and other software algorithms to third parties without the consent of the other party; and General Motors will retain ownership of certain fuel cell propulsion system and related technologies, although we will have the right to supply a minimum of 25% of the volume of components for GM's first two major vehicle programs to utilize the fuel cell technology, provided we can meet certain conditions, including competitive benchmarks on quality, service and price.

     There are certain restrictions on our use of some of the trademarks that have been assigned to us. In addition, certain trademarks and trade names have been licensed, rather than transferred, to us, and there are restrictions on the geographical territory, duration and/or scope of our use of such licensed trademarks and trade names. Our Delco Electronics subsidiary has a perpetual, worldwide, royalty-free license to use the trade name "Delco Electronics" and the trademarks "DELCO" and "DELCO ELECTRONICS" in connection with several of our business units, but we must wind down our use of that trade name and those trademarks to include only automotive audio products by January 1, 2001. We have a worldwide license to use the trademarks "AC," "DELCO" and "AC Delco," but we must wind down all use of these marks, including such use by our dealers and distributors by January 1, 2000. This license is royalty-free, except that under certain circumstances relating to joint ventures and third-party relationships that have been assigned to us, we may be required to pay GM a royalty.

REAL ESTATE AND ENVIRONMENTAL

     We have entered into agreements with GM and executed certain instruments to assign or sub-lease GM's real estate portfolio related to the Delphi Automotive Systems Business, consisting of both owned and leased property, between our companies as follows:

     - With respect to the facilities that were owned by GM and used only in connection with our business, such facilities have been transferred to our company.


     - With respect to facilities owned by GM and used by both GM and us, GM is leasing to us the portion of such facilities which we use. Such leases are generally for a term of three years and the rent thereunder approximates prevailing market rates.


     - With respect to facilities that were leased by GM and used only in connection with our business, GM has assigned such leases to us. Pursuant to these assignments, we have assumed all of GM's obligations under each assigned lease and agreed to indemnify GM against all obligations arising under such leases after their assignment.
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

     - With respect to facilities leased by GM and used by both GM and us, GM has sub-leased to us the portion of such facilities which we use. Such sub-leases are generally for the then remaining term of GM's lease for such facilities, less one day, and the rent thereunder shall generally equal the occupancy cost per square foot payable under GM's lease for such facility.

     - GM has also assigned to us its interest in the facilities held by joint ventures in which GM was a party and which facilities we utilize or operate.

     Under the lease and sub-lease arrangements described above, the lessor will retain responsibility for releases of hazardous materials at the facility before the closing of the real estate transactions and for certain identified environmental non-compliance matters relating to pre-closing operations. The lessee will be responsible for releases of hazardous materials at the facility after the closing and for all other environmental non-compliance matters during the lease term.

     With respect to the facilities transferred to us, we have assumed all operating costs thereof and applicable financial and environmental reserves with respect thereto. With respect to facilities that are not transferred to us, including all facilities closed or sold prior to January 1, 1999, General Motors has retained all operating costs thereof and applicable financial and environmental reserves with respect thereto, whether or not such facilities were previously used by Delphi.


     Pursuant to the separation arrangements between our company and GM, GM will be responsible for environmental liabilities at the GM facilities that are not transferred to us, including all facilities closed or sold prior to January 1, 1999, except that we will be responsible for any environmental liabilities at such facilities that we cause after January 1, 1999. We will be responsible for environmental liabilities at the facilities that are transferred to us, except that GM will be responsible for any environmental liabilities at such facilities that GM causes after January 1, 1999.


     In addition, with respect to liability for offsite waste disposal, GM will retain responsibility for sites where GM's liability is known or alleged prior to January 1, 1999, except that we will be responsible for any wastes Delphi contributes to these sites after January 1, 1999. We will not, however, be responsible for any contributions to these sites from the facilities transferred to us that occurred prior to January 1, 1999. At other waste disposal sites, GM's and Delphi's respective liability will be allocated based on each party's respective contribution of wastes to such sites. In particular, GM's liability will be based on contributions from the facilities it retains and any other facility owned or operated by GM, except the facilities transferred to us. Delphi's liability will be based on contributions from the facilities transferred to us and any other facility owned or operated by Delphi.

TOOLING, CONTAINERS AND DUNNAGE

     We have entered into agreements with GM to allocate the ownership of tooling, containers and dunnage. GM and Delphi will each own the tooling that was reflected on their respective balance sheets as of January 1, 1999. The term "tooling" refers to all tools, jigs, dies, gauges, fixtures, molds, patterns and similar items necessary for the production of automotive parts. We will not use tooling to produce products for other customers if such tooling is used to produce products for GM; provided, however, that we will be allowed to continue the use of such tooling to the extent necessary to satisfy existing contracts (and extensions of such contracts) where we have previously used such tooling to produce products for other customers. For more information, see "--Supply Agreement--Use of GM's Tooling."

     Containers and dunnage used for the transportation of our products from our facilities to GM facilities or other Tier 1 suppliers to GM will be owned by General Motors. The term "dunnage" refers to the materials, such as padding, wrappings and other loose materials, used to protect automotive parts during shipment. We will own containers and dunnage used for the transportation of our products within our facilities. Finally, we will own containers and dunnage used for the transportation of products between us and our suppliers.

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

WARRANTY MATTERS

     Our warranty responsibility for products supplied to General Motors under existing contractual arrangements will be governed by the terms and conditions of those contracts. Generally, those terms and conditions provide that Delphi expressly warrants to GM that all goods and services covered by the contract will conform to the specifications, drawings, samples or descriptions furnished to or by General Motors, and will be merchantable, of good material and workmanship and free from defect. In addition, Delphi acknowledges that it knows of GM's intended use for the products and expressly warrants that the products have been selected, designed, manufactured or assembled based on GM's stated use and will be fit and sufficient for the purposes intended by General Motors.

     We have agreed with GM pursuant to the Supply Agreement to work together in good faith to reduce warranty costs, including through participation in GM warranty programs. In addition, the Supply Agreement provides that our warranty responsibility for products supplied under new contracts will be governed by the terms and conditions negotiated between the parties in those contracts.

INTERIM SERVICES

     The Ancillary Agreements provide that General Motors will furnish us with a number of interim services, which services will generally be provided to us at cost. In addition to any services discussed above, such services include, among others:


     - certain treasury, accounting, which includes accounts payable and receivable, tax, travel, customs and payroll services;


     - certain information systems services, including financial, engineering, environmental, human resources, manufacturing, communications, legal, logistics, purchasing and warranty and service systems;

     - a variety of employee-related administrative support services, including human resource planning and employee placement and medical services;

     - certain legal services;

     - certain audit services; and

     - managed access to proving grounds, test facilities, research and development and engineering centers and the services provided at such sites by General Motors personnel.


     These agreements were made in the context of a parent-subsidiary relationship and were negotiated in the overall context of our separation from GM. The prices charged to us under these agreements may be higher or lower than the prices that may be charged by unaffiliated third parties for similar services and the services provided may not be the same, in scope and level, as those provided before our separation from GM.


INTERNATIONAL AGREEMENTS

     We have entered into a series of agreements with GM similar to those discussed above with respect to those Delphi Assets located outside the United States. In most countries, GM's vehicle and component businesses are operated by separate legal entities. In such countries, the entities that operate the components business will be transferred to Delphi. Where certain facilities or functions are shared by such separate legal entities, the shared functions or facilities will generally be separated in accordance with the principles set forth in the corresponding Ancillary Agreement in the United States. In those countries in which the vehicle and components businesses are owned by one legal entity, new entities have been or will be formed in order to separate the Delphi business from the GM business.

     Agreements have been or will be entered into in each of the countries where operations are to be transferred to Delphi. Although the agreements for most countries have or will have different terms than the

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

Ancillary Agreements in the United States, in general they are or will be similar in scope to the Ancillary Agreements.


     Certain international assets relating primarily to our business may still be held by General Motors or its affiliates following the Offering pending receipt of consents or approvals or satisfaction of other applicable requirements necessary for the transfer of such assets to Delphi. These assets and operations are not, individually or in the aggregate, material to our company. For example, certain assets and operations located in Brazil, Germany and Canada are subject to such restrictions. However, the information included in this prospectus regarding our company and our facilities and operations, including the information set forth in the "Business of Delphi" section and our consolidated financial statements presented elsewhere in this prospectus, assumes and gives effect to the completion of these transactions.


                             PRINCIPAL STOCKHOLDER

     Prior to the Offering, all of the outstanding shares of our common stock will be owned by General Motors. After the Offering, GM will own about 82.3% (or about 80.2% if the U.S. underwriters exercise their over-allotment option in full) of our outstanding common stock. Except for General Motors, we are not aware of any person or group that will beneficially own more than 5% of the outstanding shares of our common stock following the Offering.

                          DESCRIPTION OF CAPITAL STOCK

     Under Delphi's Restated Certificate of Incorporation, the authorized capital stock of Delphi is 2,000,000,000 shares, of which 1,350,000,000 shares are common stock, par value $0.01 per share, and 650,000,000 shares are preferred stock, par value $0.10 per share. Immediately following the Offering, 565,000,000 shares of common stock, or 580,000,000 shares if the U.S. underwriters exercise their over-allotment option in full, will be outstanding.

     The following descriptions are summaries of the material terms of our Restated Certificate of Incorporation and Bylaws. Reference is made to the more detailed provisions of, and such descriptions are qualified in their entirety by reference to, the Restated Certificate of Incorporation and Bylaws of Delphi, copies of which are filed with the SEC as exhibits to the registration statement of which this prospectus is a part, and applicable law.

COMMON STOCK

     Holders of common stock will be entitled to one vote per share with respect to each matter presented to our stockholders on which the holders of common stock are entitled to vote. Except as may be provided in connection with any preferred stock in a certificate of designation filed pursuant to the Delaware General Corporation Law ("DGCL"), or as may otherwise be required by law or the Restated Certificate of Incorporation, the common stock will be the only capital stock of Delphi entitled to vote in the election of directors and on all other matters presented to the stockholders of Delphi; provided that holders of common stock, as such, will not be entitled to vote on any matter that solely relates to the terms of any outstanding series of preferred stock or the number of shares of such series and does not affect the number of authorized shares of preferred stock or the powers, privileges and rights pertaining to the common stock. The common stock will not have cumulative voting rights.

     Subject to the prior rights of holders of preferred stock, if any, holders of common stock are entitled to receive such dividends as may be lawfully declared from time to time by the Board of Directors of Delphi. Upon any liquidation, dissolution or winding up of Delphi, whether voluntary or involuntary, holders of common stock will be entitled to receive such assets as are available for distribution to stockholders after there shall have been paid or set apart for payment the full amounts necessary to satisfy any preferential or

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

participating rights to which the holders of each outstanding series of preferred stock are entitled by the express terms of such series.

     The outstanding shares of our common stock are, and the shares of common stock being offered hereby will be, upon payment therefor, validly issued, fully paid and nonassessable. The common stock sold in the Offering will not have any preemptive, subscription or conversion rights. Additional shares of authorized common stock may be issued, as determined by the Delphi Board from time to time, without stockholder approval, except as may be required by applicable stock exchange requirements.


     Delphi common stock has been approved for listing on the NYSE under the symbol "DPH," subject to official notice of issuance.


PREFERRED STOCK

     Our Board is empowered, without approval of the stockholders, to cause shares of preferred stock to be issued from time to time in one or more series, with the numbers of shares of each series and the designation, powers, privileges, preferences and rights of the shares of each such series and the qualifications, limitations and restrictions thereof as fixed by our Board. Among the specific matters that may be determined by the Board are:

     - the designation of each series;

     - the number of shares of each series;

     - the rate of dividends, if any;

     - whether dividends, if any, shall be cumulative or non-cumulative;

     - the terms of redemption, if any;

     - the amount payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of Delphi;

     - rights and terms of conversion or exchange, if any;

     - restrictions on the issuance of shares of the same series or any other series, if any; and

     - voting rights, if any.

The Series A Preferred Stock described under "Rights Plan" below is a series of preferred stock that has been authorized by our Board.

     Although no shares of preferred stock are currently outstanding and Delphi has no current plans to issue preferred stock, the issuance of shares of preferred stock, or the issuance of rights to purchase such shares, could be used to discourage an unsolicited acquisition proposal. For example, a business combination could be impeded by the issuance of a series of preferred stock containing class voting rights that would enable the holder or holders of such series to block any such transaction. Alternatively, a business combination could be facilitated by the issuance of a series of preferred stock having sufficient voting rights to provide a required percentage vote of the stockholders. In addition, under certain circumstances, the issuance of preferred stock could adversely affect the voting power and other rights of the holders of the common stock. Although Delphi's Board is required to make any determination to issue any such stock based on its judgment as to the best interests of the stockholders of Delphi, it could act in a manner that would discourage an acquisition attempt or other transaction that some, or a majority, of the stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over prevailing market prices of such stock. Delphi's Board does not at present intend to seek stockholder approval prior to any issuance of currently authorized stock, unless otherwise required by law or applicable stock exchange requirements.

LIMITATION ON LIABILITY OF DIRECTORS

     Delphi's Restated Certificate of Incorporation provides, as authorized by
Section 102(b)(7) of the DGCL, that a director of Delphi will not be personally liable to Delphi or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability imposed by law (as in effect from time to time):

     - for any breach of the director's duty of loyalty to Delphi or its stockholders;

     - for any act or omission not in good faith or which involved intentional misconduct or a knowing violation of law;

     - for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL; or

     - for any transaction from which the director derived an improper personal benefit.

     The inclusion of this provision in the Restated Certificate of Incorporation may have the effect of reducing the likelihood of derivative litigation against directors, and may discourage or deter stockholders or management from bringing a lawsuit against directors for breach of their duty of care, even though such an action, if successful, might otherwise have benefited Delphi and its stockholders.

SECTION 203 OF THE DELAWARE GENERAL CORPORATION LAW

     Delphi is a Delaware corporation and subject to Section 203 of the DGCL. Generally, Section 203 prohibits a publicly held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the time such stockholder became an interested stockholder unless, as described below, certain conditions are satisfied. Thus, it may make acquisition of control of our company more difficult. See "--Certain Limitations on Changes of Control on Our Company" below. The prohibitions in
Section 203 of the DGCL do not apply if:

     - prior to the time the stockholder became an interested stockholder, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

     - upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced; or

     - at or subsequent to the time the stockholder became an interested stockholder, the business combination is approved by the board of directors and authorized by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

     Under Section 203 of the DGCL, a "business combination" includes:

     - any merger or consolidation of the corporation with the interested stockholder;

     - any sale, lease, exchange or other disposition, except proportionately as a stockholder of such corporation, to or with the interested stockholder of assets of the corporation having an aggregate market value equal to 10% or more of either the aggregate market value of all the assets of the corporation or the aggregate market value of all the outstanding stock of the corporation;

     - certain transactions resulting in the issuance or transfer by the corporation of stock of the corporation to the interested stockholder;

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

     - certain transactions involving the corporation which have the effect of increasing the proportionate share of the stock of any class or series of the corporation which is owned by the interested stockholder; or

     - certain transactions in which the interested stockholder receives financial benefits provided by the corporation.

     Under Section 203 of the DGCL, an "interested stockholder" generally is

     - any person that owns 15% or more of the outstanding voting stock of the corporation;

     - any person that is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within the three-year period prior to the date on which it is sought to be determined whether such person is an interested stockholder; and

     - the affiliates or associates of any such person.

     Because General Motors owned more than 15% of our voting stock before we became a public company in the Offering, Section 203 of the DGCL by its terms is currently not applicable to business combinations with GM even though GM owns 15% or more of our outstanding stock. If any other person acquires 15% or more of our outstanding stock, such person will be subject to the provisions of
Section 203 of the DGCL.

CERTAIN PROVISIONS OF THE RESTATED CERTIFICATE OF INCORPORATION AND BYLAWS

     Our Bylaws contain provisions requiring that advance notice be delivered to Delphi of any business to be brought by a stockholder before an annual or special meeting of stockholders and providing for certain procedures to be followed by stockholders in nominating persons for election to the Delphi Board. Generally, such advance notice provisions require that the stockholder must give written notice to the Secretary of Delphi, (a) in the case of an annual meeting, not less than 90 days nor more than 120 days before the first anniversary of the preceding year's annual meeting of stockholders and, (b) in the case of a special meeting, not less than 90 days (or, if later, 10 days after the first public announcement of the date of the special meeting) nor more than 120 days prior to the scheduled date of such special meeting. For our first annual meeting, which will be held in 2000, notice must be given no earlier than November 2, 1999 and no later than December 2, 1999 . In each case, the notice must set forth specific information regarding such stockholder and each director nominee or other business proposed by the stockholder, as applicable, as provided in the Bylaws. Notwithstanding the foregoing, any common stockholder (including General Motors) who together with its affiliates owns common stock entitled to exercise a majority of the voting power in an election of directors may nominate one or more individuals for election as directors by giving notice to Delphi not later than five days before the scheduled date for the election of directors. Generally, only such business may be conducted at a special meeting of stockholders as is set forth in the notice for such meeting.

     Our Bylaws provide, in accordance with our Restated Certificate of Incorporation, that except as may be provided in connection with the issuance of any series of preferred stock, the number of directors shall be fixed from time to time exclusively pursuant to a resolution adopted by a majority of the Whole Board (as such term is defined in our Restated Certificate of Incorporation), but shall not be less than three, provided that before the Trigger Date (as defined below) such resolution shall be adopted by 80% of the Whole Board. Delphi's Restated Certificate of Incorporation provides for a classified Board of Directors, consisting of three classes as nearly equal in size as practicable. Each class holds office until the third annual stockholders' meeting for election of directors following the most recent election of such class, except that the initial terms of the three classes expire in 2000, 2001 and 2002, respectively. See "Management--Directors, Executive Officers and Key Employees of Delphi."

     Subject to the rights of the holders of any series of preferred stock to elect and remove additional directors under specified circumstances, on or after the time when General Motors and its affiliates own less than a majority of Delphi's then outstanding common stock (the "Trigger Date"), a director of Delphi may be removed only for cause by affirmative vote of the holders of at least a majority of the voting power of all outstanding shares of Delphi generally entitled to vote in the election of directors (the "Voting Stock"), voting together as a single class, and vacancies on our Board may only be filled by the affirmative vote of a majority of the remaining directors. Prior to the Trigger Date, subject to the rights of holders of any series of preferred stock, a director of Delphi may be removed, with or without cause, by the affirmative vote of the holders of at least a majority of the voting power of all Voting Stock then outstanding, voting together as a single class, and vacancies on our Board may be filled only by the affirmative vote of at least 80% of the remaining directors then in office. Also, prior to the Trigger Date, the affirmative vote of 80% of the Whole Board is required to establish committees of the Board and to fill committee memberships.

     Our Bylaws provide that our Board may establish policies with respect to the categories of matters which require prior approval of our Board or a committee thereof and that any such policy may provide that particular matters require approval of up to 80% of the Whole Board. Prior to the Trigger Date, the affirmative vote of 80% of the Whole Board is required to rescind or amend any such policy. Pursuant to this provision of our Bylaws and policies adopted by our Board thereunder, the approval of 80% of the Whole Board is presently required, until the Trigger Date, for:


     - significant corporate transactions, including acquisitions, divestitures, mergers, equity injections, capital expenditures, restructurings and reorganizations;



     - significant financing transactions, including borrowings, guarantees and other financial support arrangements;



     - all issuances, redemptions and reclassifications of Delphi securities and any other change in the rights of holders of Delphi securities;



     - declarations of dividends;



     - settlements of significant patent and litigation matters; and



     - approval of all budgets and business plans.


Based on the expected composition of our Board following the Offering, an affirmative vote of 80% of the Whole Board would require the affirmative vote of at least one of our directors who is also a director and/or officer of GM.

     Our Restated Certificate of Incorporation provides that, after the Trigger Date, stockholders may not act by written consent in lieu of a meeting. After the Trigger Date, special meetings of the stockholders may be called only by a majority of the Whole Board, but may not be called by stockholders. Before the Trigger Date, Delphi's Secretary is required to call a special meeting of the stockholders at the request of GM or its affiliates and stockholder action may be taken by written consent in lieu of a meeting.

     Our Restated Certificate of Incorporation also contains a "fair price" provision that applies to certain business combination transactions involving any person or group that is or has announced or publicly disclosed a plan or intention to become the beneficial owner of at least 10% of our outstanding Voting Stock (other than General Motors until immediately following the date on which General Motors shall cease to be a beneficial owner of 10% of the outstanding Voting Stock) (an "Interested Stockholder"). The "fair price" provision requires that, except as described below, the affirmative vote of the holders of at least 66 2/3% of the Voting Stock not beneficially owned by the Interested Stockholder is required to approve a business combination transaction with Delphi and its subsidiaries involving or proposed by an Interested Stockholder (or its affiliates and associates), or to approve any agreement or other arrangement providing for any such business combination transaction. For such purpose, "business combination" includes:

     - any merger or consolidation;

     - any (a) sale, lease, exchange, mortgage, pledge, transfer or other disposition of assets of Delphi or any of its subsidiaries to or for the benefit of, (b) purchase by Delphi or any of its subsidiaries from,

       (c) issuance of securities by Delphi or any of its subsidiaries to, (d) investment, loan, advance, guarantee, participation or other extension of credit by Delphi or any of its subsidiaries to, from, in or with or (e) establishment of a partnership, joint venture or other joint enterprise with or for the benefit of, the Interested Stockholder having an aggregate fair market value of $25 million or more;


     - the adoption of any plan or proposal for the liquidation or dissolution of Delphi; and

     - certain reclassifications of securities or recapitalizations of Delphi.

     This voting requirement will not apply to:

     - any transaction involving the payment of consideration to holders of Delphi's outstanding capital stock in which the following "fair price" conditions, among others, are met: the consideration to be received by the holders of each class of capital stock of Delphi is (a) at least equal to the greater of (x) the highest per share price paid for shares of such class by the Interested Stockholder in the two years prior to the proposed business combination or in the transaction in which it became an Interested Stockholder, whichever is higher or (y) the fair market value of the shares of such class on the date of the announcement of the proposed business combination or the date on which it became an Interested Stockholder and (b) the same form and amount as that paid by the Interested Stockholder in connection with its acquisition of such class of capital stock; or

     - any transaction approved by a majority of Delphi's Continuing Directors (as such term is defined in Delphi's Restated Certificate of Incorporation).

This provision could have the effect of delaying or preventing a change in control of Delphi in a transaction or series of transactions that did not satisfy the "fair price" criteria.

     The provisions of our Restated Certificate of Incorporation relating to our Board, the limitation of actions by stockholders taken by written consent, the calling of special stockholder meetings and other stockholder actions and proposals may be amended only by the affirmative vote of the holders of at least 80% of the Voting Stock. The "fair price" provisions of our Restated Certificate of Incorporation may be amended by the affirmative vote of the holders of at least 66 2/3% of the Voting Stock, excluding the Interested Stockholder, unless such amendment is unanimously recommended by Delphi's Board of Directors, a majority of whom are Continuing Directors.

     In general, our Bylaws may be altered or repealed and new Bylaws adopted by the holders of a majority of the Voting Stock or by a majority of the Whole Board. However, certain provisions, including those relating to the limitation of actions by stockholders taken by written consent, the calling of special stockholder meetings, other stockholder actions and proposals and certain matters related to our Board, may be amended only by the affirmative vote of holders of at least 80% of the Voting Stock. In addition, until the Trigger Date, the affirmative vote of 80% of the Whole Board is required to alter or repeal the Bylaws or adopt any new Bylaw.

CERTAIN LIMITATIONS ON CHANGES OF CONTROL ON OUR COMPANY

     The foregoing provisions of Delphi's Restated Certificate of Incorporation and Bylaws, together with the stockholder rights plan described below and the provisions of Section 203 of the DGCL, could have the following effects, among others:

     - delaying, deferring or preventing a change in control;

     - delaying, deferring or preventing the removal of existing management;

     - deterring potential acquirors from making an offer to Delphi's stockholders; and

     - limiting any opportunity of Delphi's stockholders to realize premiums over prevailing market prices of Delphi's common stock in connection with offers by potential acquirors.

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

This could be the case notwithstanding that a majority of Delphi's stockholders might benefit from such a change in control or offer.

CERTAIN TRANSACTIONS AND CORPORATE OPPORTUNITIES


     Our Restated Certificate of Incorporation sets forth certain provisions which regulate and define the conduct of certain business and affairs of Delphi from the time of the completion of the Offering until the time General Motors ceases to be a significant stockholder of Delphi. These provisions serve to determine and delineate the respective rights and duties of Delphi, GM (including its Affiliated Companies, as defined in Delphi's Restated Certificate of Incorporation) and of certain directors and/or officers of Delphi, in anticipation that:


     - directors, officers and/or employees of GM may serve as directors of Delphi;

     - GM engages in and is expected to continue to engage in lines of business that are the same, similar or related to, overlap or compete with the lines of business of Delphi; and

     - Delphi and GM will engage in material business transactions, including, without limitation, pursuant to the Supply Agreement.

     Delphi may, from time to time, enter into and perform agreements with General Motors to engage in any transaction, and to agree to compete or not to compete with each other, including to allocate, or to cause their respective directors, officers and employees to allocate, corporate opportunities between themselves. The Restated Certificate of Incorporation provides that no such agreement, or the performance thereof, shall be considered contrary to any fiduciary duty of GM, as the controlling stockholder of Delphi, or of any such director, officer and/or employee, if:

     (1) such agreement was entered into before Delphi ceased to be a wholly owned subsidiary of General Motors and is continued in effect after such time; or

     (2) such agreement or transaction was approved, after being made aware of the material facts of the relationship between Delphi and GM and the material terms and facts of the agreement or transaction, by:

        (a) Delphi's Board, by affirmative vote of a majority of directors who are not Interested Persons (as defined in Delphi's Restated Certificate of Incorporation),

        (b) by a committee of Delphi's Board consisting of members who are not Interested Persons, by affirmative vote of a majority of such members, or


        (c) by one or more officers or employees of Delphi who is not an Interested Person and who was authorized by Delphi's Board or committee thereof as specified in clauses (a) and (b) above or, in the case of an employee, to whom such authority has been delegated by an officer to whom the authority to approve such action has been so delegated; or


     (3) such agreement or transaction was fair to Delphi as of the time it was entered into by Delphi; or

     (4) such agreement or transaction was approved by affirmative vote of a majority of the shares of capital stock entitled to vote thereon and who do vote thereon, excluding GM and any Interested Person in respect of such agreement or transaction.

     The provisions of our Restated Certificate of Incorporation with regard to such transactions and/or corporate opportunities shall terminate at such time as when GM (together with its affiliates) shall cease to be the owner of Voting Stock representing 25% or more of the votes entitled to be cast by the holders of all the then outstanding Voting Stock; provided, however, that such termination shall not terminate the effect of such provisions with respect to
(1) any agreement between Delphi and GM that was entered into before such time or any transaction entered into in the performance of such agreement, whether entered into before or after such time, or (2) any transaction entered into between Delphi and GM or the allocation of any opportunity between them before such time. These provisions do not alter the fiduciary duty of loyalty of our directors under applicable Delaware law. Subject to applicable Delaware law, by becoming a stockholder in our company, you will be deemed to have notice of and have consented to these provisions of our Restated Certificate of Incorporation. These provisions may be amended only with the affirmative vote of the holders of at least 80% of the voting power of all shares of Voting Stock then outstanding, voting together as a single class.

TRANSFER AGENT AND REGISTRAR


     BankBoston, N.A. will serve as the Transfer Agent and Registrar for our common stock. Shares of our common stock will be issued under the direct registration system pursuant to which the interests of holders of our common stock are registered with the transfer agent and registrar. Stock certificates will not be delivered to a stockholder unless a stockholder requests such delivery in lieu of registration.


RIGHTS PLAN

     Delphi's Board has adopted a Stockholder Rights Plan (the "Rights Plan") to be effective upon the consummation of the Offering. Pursuant to the Rights Plan, one Right (a "Right") will be issued and attached to each outstanding share of common stock. Each Right will entitle the holder, in circumstances as described below, to purchase from Delphi a unit consisting of one one-hundredth of a share of Series A Junior Preferred Stock, par value $0.10 per share (the "Series A Preferred Stock"), at an exercise price of $65 per Right, subject to adjustment in certain events (the "Exercise Price"). The following description of the Rights is a summary and is qualified in its entirety by reference to the Rights Plan, a copy of which has been filed with the SEC as an exhibit to the registration statement of which this prospectus is a part.

     Initially, the Rights will be attached to all certificates representing outstanding shares of common stock and will be transferred with and only with such certificates. The Rights will become exercisable and separately certificated only upon the "Distribution Date," which will occur upon the earlier of:

     - ten days following a public announcement that a person or group (an "Acquiring Person") other than certain exempt persons has acquired or obtained the right to acquire beneficial ownership of 15% or more of the outstanding shares of common stock and any other shares of capital stock entitled to vote generally in the election of directors or together with the common stock in respect of mergers and similar transactions ("Rights Plan Voting Stock") then outstanding (the date of the announcement being the "Stock Acquisition Date"), or

     - ten business days (or later if determined by the Delphi Board prior to any person becoming an Acquiring Person) following the commencement or announcement of an intention to commence a tender offer or exchange offer that would result in a person or group becoming an Acquiring Person.

     As soon as practicable after the Distribution Date, certificates will be mailed to holders of record of common stock as of the close of business on the Distribution Date. From and after the Distribution Date, the separate certificates alone will represent the Rights. Prior to the Distribution Date, all shares of common stock issued will be issued with Rights. After the Distribution Date, shares of common stock issued pursuant to (1) the exercise of stock options, (2) employee plans or arrangements, (3) upon exercise, conversion or exchange of certain securities, or (4) a contractual obligation of Delphi, in each case existing prior to the Distribution Date, may be issued with Rights. Except as otherwise determined by Delphi's Board, no other shares of common stock issued after the Distribution Date will be issued with Rights.

     The Rights will expire at the close of business on the tenth anniversary of the date of the initial issuance of the Rights (the "Final Expiration Date"), unless earlier redeemed or exchanged by Delphi as described below.

     In the event (a "Flip-In Event") that a person becomes an Acquiring Person (except pursuant to any action or transaction approved by Delphi's Board before the person becomes an Acquiring Person) (a "Permitted Offer"), each holder of a Right other than any Acquiring Person and certain related parties (whose Rights will automatically become null and void) will thereafter have the right to receive, upon exercise of such Right, a number of shares of Series A Preferred Stock (or, in certain circumstances, cash, property or other securities of Delphi) having a "fair market value" (as defined in the Rights Plan) equal to two times the Exercise Price of the Right.

     In the event (a "Flip-Over Event") that, at any time on or after a person becomes an Acquiring Person, Delphi effects a merger or other business combination in which it is not the surviving entity, or any shares of its common stock are changed into or exchanged for other securities, or 50% or more of its assets or earning power is sold or transferred, then each holder of a Right (except Rights owned by any Acquiring Person or certain related parties, which will have become void as set forth above) shall thereafter have the right to receive, upon exercise, a number of shares of common stock of the acquiring company having a fair market value equal to two times the Exercise Price of the Right. Flip-In Events and Flip-Over Events are collectively referred to as "Triggering Events."

     The Exercise Price payable, and the number of units of Series A Preferred Stock, shares of common stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution in the event of a stock dividend or distribution on the common stock, a grant or distribution to holders of the common stock of certain subscription rights, warrants, evidence of indebtedness, cash or other assets, or other similar events.

     No fractional units will be issued; in lieu thereof, an adjustment in cash will be made based on the market price of the common stock on the last trading date prior to the date of exercise. Pursuant to the Rights Plan, Delphi reserves the right to require prior to the occurrence of a Triggering Event that, upon any exercise of Rights, a number of Rights be exercised so that only whole shares of Series A Preferred Stock will be issued.

     Delphi will also have the option, at any time after a person becomes an Acquiring Person and before the person becomes the beneficial owner of 50% or more or the shares of Rights Plan Voting Stock then outstanding, to exchange the Rights (other than Rights owned by an Acquiring Person or certain related parties, which will have become void), in whole or in part, at an exchange ratio of one share of common stock (and/or other equity securities deemed to have the same value as one share of common stock) per Right, subject to adjustment.

     At any time prior to the close of business on the tenth day following the Stock Acquisition Date, Delphi, by vote of a majority of our Board (determined as if there were no vacancies), may redeem the Rights in whole, but not in part, at a price of $0.01 per Right, payable, at the option of Delphi, in cash, shares of common stock or such other consideration as our Board may determine. The redemption of the Rights may be made effective at such time after the Board's action to redeem the Rights, and on such basis and subject to such conditions, as our Board may in its absolute discretion establish. The Rights will terminate at the time so designated by our Board and thereafter the only right of the holders of Rights will be to receive the redemption price.

     For as long as the Rights are redeemable, Delphi may, except with respect to the redemption price, amend the Rights Plan in any manner, including to extend the time period in which the Rights may be redeemed. After the time the Rights cease to be redeemable, Delphi may amend the Rights in any manner that does not materially adversely affect the interests of holders of the Rights as such. Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of Delphi, including, without limitation, the right to vote or to receive dividends.

     The Certificate of Designations of the Series A Preferred Stock (the "Certificate of Designations") provides that any shares of Series A Preferred Stock that may be issued upon exercise of the Rights will be entitled to receive, when, as and if declared, cash and non-cash dividends equal to 100 times the aggregate per share amount of all cash and non-cash dividends declared or paid on the common stock (the "Dividend Multiple") and preferential quarterly cash dividends.

     Holders of Series A Preferred Stock will have 100 votes per share (the "Vote Multiple") and, except as otherwise provided by the Certificate of Designations, our Restated Certificate of Incorporation or applicable law, shall vote together with holders of common stock as a single class. In the event that the preferential quarterly cash dividends are in arrears for four or more quarterly dividend payment periods, holders of Series A Preferred Stock will have the right to elect two additional members to our Board, to serve until the next annual meeting of our company or until such earlier time as all accrued and unpaid preferential quarterly cash dividends are paid in full.

     In the event of the liquidation, dissolution or winding up of our company, the holders of any Series A Preferred Stock will be entitled to receive (after provision for liabilities and any preferential amounts payable with respect to any preferred stock ranking senior to the Series A Preferred Stock) liquidation payments per share in an amount equal to the greater of (a) $650 plus an amount equal to accrued and unpaid dividends and distributions thereon to the date of payment and (b) 100 times the aggregate amount to be distributed per share to holders of common stock (the "Liquidation Multiple").

     The rights of the Series A Preferred Stock as to dividends, voting and liquidation are protected by antidilution provisions.

     In the event of a consolidation, merger or other transaction in which the shares of common stock are exchanged, holders of shares of Series A Preferred Stock will be entitled to receive the amount and type of consideration equal to the per share amount received by the holders of the common stock, multiplied by the highest of the Dividend Multiple, the Vote Multiple or the Liquidation Multiple as in effect immediately prior to the event.

     Except for the acquisition of shares of Series A Preferred Stock in any other manner permitted by law, the Certificate of Designations or our Restated Certificate of Incorporation, the shares of Series A Preferred Stock are not redeemable at the option of Delphi or any holder thereof.

     The Rights will have certain anti-takeover effects. The Rights will cause substantial dilution to any person or group that attempts to acquire Delphi without the approval of the Delphi Board. As a result, the overall effect of the Rights may be to render more difficult or discourage any attempt to acquire Delphi, even if such acquisition may be in the interest of Delphi's stockholders. Because Delphi's Board can redeem the Rights or approve a Permitted Offer, the Rights will not interfere with a merger or other business combination approved by the Board.

     The Rights Plan excludes GM and its affiliates and associates from being considered Acquiring Persons until GM first ceases to beneficially own 15% or more of the Rights Plan Voting Stock of Delphi then outstanding.

                        SHARES ELIGIBLE FOR FUTURE SALE

GENERAL


     The 100,000,000 shares of our common stock sold in the Offering, or 115,000,000 shares if the U.S. underwriters exercise their over-allotment option in full, will be freely tradable without restriction under the Securities Act, except for any such shares which may be acquired by an "affiliate" of Delphi (an "Affiliate") as that term is defined in Rule 144 promulgated under the Securities Act, which shares will remain subject to the resale limitations of Rule 144.



     The shares of our common stock that will continue to be held by General Motors after the Offering constitute "restricted securities" within the meaning of Rule 144, and will be eligible for sale by General Motors in the open market after the Offering, subject to certain contractual lockup provisions and the applicable requirements of Rule 144, both of which are described below. Delphi has granted certain registration rights to GM. See "--Registration Rights of General Motors."


     Generally, Rule 144 provides that a person who has beneficially owned "restricted" shares for at least one year will be entitled to sell on the open market in brokers' transactions within any three month period a number of shares that does not exceed the greater of (1) 1% of the then outstanding shares of common stock and (2) the average weekly trading volume in the common stock on the open market during the four calendar weeks preceding such sale. Sales under Rule 144 are also subject to certain post-sale notice requirements and the availability of current public information about Delphi.


     In the event that any person other than General Motors who is deemed to be an Affiliate purchases shares of our common stock pursuant to the Offering or acquires shares of our common stock pursuant to an employee benefit plan of Delphi, the shares held by such person are required under Rule 144 to be sold in brokers' transactions, subject to the volume limitations described above. Shares properly sold in reliance upon Rule 144 to persons who are not Affiliates are thereafter freely tradable without restriction.



     Sales of substantial amounts of our common stock in the open market, or the availability of such shares for sale, could adversely affect the price of our common stock. GM has announced that it currently plans to complete its divestiture of Delphi by distributing all of the shares of Delphi common stock which it owns to the holders of GM's $1 2/3 common stock. See "Delphi and Its Separation from General Motors--Separation from General Motors--GM's Plan to Divest Delphi" and "Risk Factors--Risk Factors Relating to Separating Our Company from General Motors--Our Business May Be Adversely Affected if the Distribution Is Not Completed." Any shares distributed by GM will be eligible for immediate resale in the public market without restrictions by persons other than Affiliates of Delphi. Affiliates of Delphi would be subject to the restrictions of Rule 144 described above other than the one-year holding period requirement.



     Each of Delphi and certain directors and executive officers of Delphi and General Motors has agreed that, without the prior written consent of Morgan Stanley & Co. Incorporated on behalf of the underwriters, it will not, during the period ending 180 days after the date of this prospectus, sell or otherwise dispose of any shares of our common stock, subject to certain exceptions. The Distribution is specifically exempted from this agreement. See "Underwriters."



     An aggregate of 111,000,000 shares of our common stock are reserved for issuance under the Stock Incentive Plan and the Classified Plan. We intend to file registration statements on Form S-8 covering the issuance of shares of our common stock pursuant to the Stock Incentive Plan and the Classified Plan. Accordingly, the shares issued pursuant to the Stock Incentive Plan and the Classified Plan will be freely tradable, subject to the restrictions on resale by Affiliates under Rule 144.


REGISTRATION RIGHTS OF GENERAL MOTORS


     Pursuant to the Registration Rights Agreement we will enter into with General Motors, at any time after GM informs us that it no longer intends to proceed with or complete the Distribution or that the Distribution was completed without GM divesting itself of 100% of our common stock that it held, GM may require us to register under the Securities Act all or any portion of our common stock that it holds. Any of GM's shares of our common stock registered pursuant to the Registration Rights Agreement would be eligible for immediate resale in the public market without restrictions by persons other than Affiliates of Delphi. For more information regarding the Registration Rights Agreement, see "Arrangements Between Delphi and General Motors--Registration Rights Agreement."

     Any sales of substantial amounts of our common stock in the public market, or the perception that such sales might occur (whether as a result of the Distribution, GM's registration rights or otherwise), could have a material adverse effect on the market price of our common stock. See "Risk Factors--Risk Factors Relating to Securities Markets--Substantial Sales of Our Common Stock Could Adversely Affect the Market Price."

                MATERIAL UNITED STATES FEDERAL TAX CONSEQUENCES
                          TO NON-UNITED STATES HOLDERS

GENERAL

     The following is a general discussion of the principal U.S. federal income and estate tax consequences of the ownership and disposition of common stock by a Non-U.S. Holder. For this purpose, the term "Non-U.S. Holder" is defined as any person or entity that is, for U.S. federal income tax purposes, a foreign corporation, a non-resident alien individual, a foreign partnership or a foreign estate or trust. This discussion is based on currently existing provisions of the Code, existing, temporary and proposed Treasury regulations promulgated thereunder, and administrative and judicial interpretations thereof, all as in effect or proposed on the date hereof and all of which are subject to change, possibly with retroactive effect, or different interpretations. This discussion is limited to Non-U.S. Holders who hold shares of common stock as capital assets within the meaning of Section 1221 of the Code. Moreover, this discussion is for general information only and does not address all of the tax consequences that may be relevant to particular Non-U.S. Holders in light of their personal circumstances, nor does it discuss certain tax provisions which may apply to individuals who relinquish their U.S. citizenship or residence.

     An individual may, subject to certain exceptions, be deemed to be a resident alien (as opposed to a nonresident alien) by virtue of being present in the United States for at least 31 days in the calendar year and for an aggregate of at least 183 days during a three-year period ending in the current calendar year (counting for such purposes all of the days present in the current year, one-third of the days present in the immediately preceding year, and one-sixth of the days present in the second preceding year). Resident aliens are subject to U.S. federal income tax as if they were U.S. citizens.

     On January 13, 1999, General Motors received a private letter ruling from the IRS to the effect that the Distribution would be tax-free to GM and its stockholders for U.S. federal income tax purposes. This ruling does not address the tax consequences of the purchase, ownership and disposition of Delphi common stock.


     EACH PROSPECTIVE PURCHASER OF COMMON STOCK IS ADVISED TO CONSULT A TAX ADVISOR WITH RESPECT TO CURRENT AND POSSIBLE FUTURE TAX CONSEQUENCES OF PURCHASING, OWNING AND DISPOSING OF COMMON STOCK AS WELL AS ANY TAX CONSEQUENCES THAT MAY ARISE UNDER THE LAWS OF ANY U.S. STATE, MUNICIPALITY OR OTHER TAXING JURISDICTION.


DIVIDENDS

     In the event that dividends are paid on shares of common stock, dividends paid to a Non-U.S. Holder of common stock will be subject to withholding of U.S. federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. To claim the benefit of a lower rate under an income tax treaty, a Non-U.S. Holder of common stock must properly file with the payor an IRS Form 1001 (or successor form) claiming an exemption from or reduction in withholding under such tax treaty.

     Any dividends paid on shares of common stock to a Non-U.S. Holder will not be subject to withholding tax, but instead are subject to U.S. federal income tax on a net basis at applicable graduated individual or corporate rates if:

     - dividends are effectively connected with the conduct of a trade or business by the Non-U.S. Holder within the United States and, where a tax treaty applies, will be attributable to a United States permanent establishment of the Non-U.S. Holder and

     - an IRS Form 4224 (or successor form) is filed with the payer.

Any such effectively connected dividends received by a foreign corporation may, under certain circumstances, be subject to an additional "branch profits tax" at a rate of 30% or such lower rate as may be specified by an applicable income tax treaty.

     Dividends paid prior to January 1, 2000 to an address outside the United States are presumed to be paid to a resident of such country (unless the payer has knowledge to the contrary) for purposes of the withholding discussed above and for purposes of determining the applicability of a tax treaty rate. However, recently finalized Treasury Regulations pertaining to U.S. federal withholding tax (the "Final Withholding Tax Regulations") provide that a Non-U.S. Holder must comply with certification procedures (or, in the case of payments made outside the United States with respect to an offshore account, certain documentary evidence procedures), directly or under certain circumstances through an intermediary, to obtain the benefits of a reduced rate under an income tax treaty with respect to dividends paid after December 31, 1999. In addition, the Final Withholding Tax Regulations will require a Non-U.S. Holder who provides an IRS Form 4224 or successor form, as discussed above, also to provide its U.S. taxpayer identification number.

     A Non-U.S. Holder of common stock eligible for a reduced rate of U.S. withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by filing an appropriate claim for refund with the IRS.

GAIN ON DISPOSITION OF COMMON STOCK

     A Non-U.S. Holder generally will not be subject to U.S. federal income tax with respect to gain recognized on a sale or other disposition of common stock unless:

     (1) the gain is effectively connected with a trade or business of the Non-U.S. Holder in the United States and, where a tax treaty applies, is attributable to a United States permanent establishment of the Non-U.S. Holder;

     (2) in the case of a Non-U.S. Holder who is an individual and holds the common stock as a capital asset, such holder is present in United States for 183 or more days in the taxable year of the sale or other disposition and certain other conditions are met; or

     (3) Delphi is or has been a "U.S. real property holding corporation" (a "USRPHC") for U.S. federal income tax purposes, as discussed below.

     An individual Non-U.S. Holder who falls under clause (1) above will, unless an applicable treaty provides otherwise, be taxed on his or her net gain derived from the sale under regular graduated United States federal income tax rates. An individual Non-U.S. Holder who falls under clause (2) above will be subject to a flat 30% tax on the gain derived from the sale, which may be offset by certain United States capital losses.

     A Non-U.S. Holder that is a foreign corporation falling under clause (1) above will be taxed on its gain under regular graduated U.S. federal income tax rates and may be subject to an additional branch profits tax equal to 30% of its effectively connected earnings and profits within the meaning of the Code for the taxable year, as adjusted for certain items, unless it qualifies for a lower rate under an applicable income tax treaty.

     A corporation is a USRPHC if the fair market value of the U.S. real property interests held by the corporation is 50% or more of the aggregate fair market value of its U.S. and foreign real property interests and any other assets used or held for use by the corporation in a trade or business. Based on its current and anticipated assets, Delphi believes that it is not currently, and is likely not to become, a USRPHC. However, since the determination of USRPHC status is based upon the composition of the assets of Delphi from time to time, and because there are uncertainties in the application of certain relevant rules, there can be no assurance that Delphi will not become a USRPHC. If Delphi were to become a USRPHC, then gain on the sale or other disposition of common stock by a Non-U.S. Holder generally would be subject to U.S. federal income tax unless both:

     - the common stock was "regularly traded" on an established securities market within the meaning of applicable Treasury regulations and

     - the Non-U.S. Holder actually or constructively owned 5% or less of the common stock during the shorter of the five-year period preceding such disposition or the Non-U.S. Holder's holding period.

Non-U.S. Holders should consult their tax advisors concerning any U.S. tax consequences that may arise if Delphi were to become a USRPHC.

FEDERAL ESTATE TAX

     Common stock owned or treated as owned by an individual Non-U.S. Holder at the time of death will be included in such holder's gross estate for U.S. federal estate tax purposes, and may be subject to U.S. federal estate tax unless an applicable estate tax treaty provides otherwise.

INFORMATION REPORTING AND BACKUP WITHHOLDING TAX

     Delphi must report annually to the IRS and to each Non-U.S. Holder the amount of dividends paid to such holder and the tax withheld with respect to such dividends, regardless of whether withholding was required. Copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which the Non-U.S. Holder resides under the provisions of an applicable income tax treaty or certain other agreements.

     Backup withholding is imposed at the rate of 31% on certain payments to persons that fail to furnish certain identifying information to the payer. Backup withholding generally will not apply to dividends paid prior to January 1, 2000 to a Non-U.S. Holder at an address outside the United States, unless the payer has knowledge that the payee is a U.S. person. In the case of dividends paid after December 31, 1999, the Final Withholding Tax Regulations provide that a Non-U.S. Holder generally will be subject to withholding tax at a 31% rate unless certain certification procedures (or, in the case of payments made outside the United States with respect to an offshore account, certain documentary evidence procedures) are complied with, directly or under certain circumstances through an intermediary. Backup withholding and information reporting generally will also apply to dividends paid on common stock at addresses inside the United States to Non-U.S. Holders that fail to provide certain identifying information in the manner required. The Final Withholding Tax Regulations provide certain presumptions under which a Non-U.S. Holder would be subject to backup withholding and information reporting unless certification from the holder of the Non-U.S. Holder's Non-U.S. status is provided.

     Payment of the proceeds of a sale of common stock effected by or through a U.S. office of a broker is subject to both backup withholding and information reporting unless the beneficial owner provides the payer with its name and address and certifies under penalties of perjury that it is a Non-U.S. Holder, or otherwise establishes an exemption. In general, backup withholding and information reporting will not apply to a payment of the proceeds of a sale of common stock by or through a foreign office of a broker. If, however, such broker is, for U.S. federal income tax purposes, a U.S. person, a controlled foreign corporation, or a foreign person that derives 50% or more of its gross income for certain periods from the conduct of a trade or business in the United States (or, in addition, for periods after December 31, 1999, a foreign partnership that at any time during its tax year either (1) is engaged in the conduct of a trade or business in the United States or (2) has as partners one or more U.S. persons that, in the aggregate, hold more than 50% of the income or capital interest in the partnership), such payments will be subject to information reporting, but not backup withholding, unless (1) such broker has documentary evidence in its records that the beneficial owner is a Non-U.S. Holder and certain other conditions are met or (2) the beneficial owner otherwise establishes an exemption.

     Any amounts withheld under the backup withholding rules generally will be allowed as a refund or a credit against the Non-U.S. Holder's U.S. federal income tax liability provided the required information is furnished in a timely manner to the IRS.

                                  UNDERWRITERS


     Under the terms and subject to the conditions contained in an Underwriting Agreement dated the date hereof (the "Underwriting Agreement"), the U.S. underwriters named below, for whom Morgan Stanley & Co. Incorporated, Goldman, Sachs & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Donaldson, Lufkin & Jenrette Securities Corporation and Schroder & Co. Inc. are acting as U.S. representatives, and the international underwriters named below for whom Morgan Stanley & Co. International Limited, Goldman Sachs International, Merrill Lynch International, Donaldson, Lufkin and Jenrette International and J. Henry Schroder & Co. Limited are acting as international representatives, have severally agreed to purchase, and Delphi has agreed to sell to them, severally, the respective number of shares of our common stock set forth opposite the names of such underwriters below:


                                                                 NUMBER OF
NAME                                                              SHARES
----                                                             ---------
U.S. underwriters:
  Morgan Stanley & Co. Incorporated.........................
  Goldman, Sachs & Co.......................................
  Merrill Lynch, Pierce, Fenner & Smith Incorporated........
  Donaldson, Lufkin & Jenrette Securities Corporation.......
  Schroder & Co. Inc........................................
                                                                -----------
     Subtotal...............................................     85,000,000
                                                                -----------
International underwriters:
  Morgan Stanley & Co. International Limited................
  Goldman Sachs International...............................
  Merrill Lynch International...............................
  Donaldson, Lufkin & Jenrette International................
  J. Henry Schroder & Co. Limited...........................
                                                                -----------
     Subtotal...............................................     15,000,000
                                                                -----------
       Total................................................    100,000,000
                                                                ===========


     The U.S. underwriters and the international underwriters, and the U.S. representatives and the international representatives, are collectively referred to as the "underwriters" and the "representatives," respectively. The Underwriting Agreement provides that the obligations of the several underwriters to pay for and accept delivery of the shares of our common stock offered hereby are subject to the approval of certain legal matters by their counsel and to certain other conditions. The underwriters are obligated to take and pay for all of the shares of our common stock offered hereby (other than those covered by the U.S. underwriters' over-allotment option described below) if any such shares are taken.


     Pursuant to the Agreement between U.S. and International Underwriters, each U.S. underwriter has represented and agreed that, with certain exceptions: (1) it is not purchasing any shares (as defined herein) for the account of anyone other than a United States or Canadian Person (as defined herein) and (2) it has not offered or sold, and will not offer or sell, directly or indirectly, any shares or distribute any prospectus relating to the shares outside the United States or Canada or to anyone other than a United States or

Canadian person. Pursuant to the Agreement between U.S. and International Underwriters, each international underwriter has represented and agreed that, with certain exceptions: (1) it is not purchasing any shares for the account of any United States or Canadian person and (2) it has not offered or sold, and will not offer or sell, directly or indirectly, any shares or distribute any prospectus relating to the shares in the United States or Canada or to any United States or Canadian person. With respect to any underwriter that is a U.S. underwriter and an international underwriter, the foregoing representations and agreements (1) made by it in its capacity as a U.S. underwriter apply only to it in its capacity as a U.S. underwriter and (2) made by it in its capacity as an international underwriter apply only to it in its capacity as an international underwriter. The foregoing limitations do not apply to stabilization transactions or to certain other transactions specified in the Agreement between U.S. and International Underwriters. As used herein, "United States or Canadian person" means any national or resident of the United States or Canada, or any corporation, pension, profit-sharing or other trust or other entity organized under the laws of the United States or Canada or of any political subdivision thereof (other than a branch located outside the United States and Canada of any United States or Canadian person), and includes any United States or Canadian branch of a person who is otherwise not a United States or Canadian person. All shares of common stock to be purchased by the underwriters under the Underwriting Agreement are referred to herein as the "shares."

     Pursuant to the Agreement between U.S. and International Underwriters, sales may be made between the U.S. underwriters and international underwriters of any number of shares as may be mutually agreed. The per share price of any shares so sold shall be the public offering price set forth on the cover page hereof, in United States dollars, less an amount not greater than the per share amount of the concession to dealers set forth below.

     Pursuant to the Agreement between U.S. and International Underwriters, each U.S. underwriter has represented that it has not offered or sold, and has agreed not to offer or sell, any shares, directly or indirectly, in any province or territory of Canada or to, or for the benefit of, any resident of any province or territory of Canada in contravention of the securities laws thereof and has represented that any offer or sale of shares in Canada will be made only pursuant to an exemption from the requirement to file a prospectus in the province or territory of Canada in which such offer or sale is made. Each U.S. underwriter has further agreed to send to any dealer who purchases from it any of the shares a notice stating in substance that, by purchasing such shares, such dealer represents and agrees that it has not offered or sold, and will not offer or sell, directly or indirectly, any of such shares in any province or territory of Canada or to, or for the benefit of, any resident of any province or territory of Canada in contravention of the securities laws thereof and that any offer or sale of shares in Canada will be made only pursuant to an exemption from the requirement to file a prospectus in the province or territory of Canada in which such offer or sale is made, and that such dealer will deliver to any other dealer to whom it sells any of such shares a notice containing substantially the same statement as is contained in this sentence.

     Pursuant to the Agreement between U.S. and International Underwriters, each international underwriter has represented and agreed that (1) it has not offered or sold and, prior to the date six months after the closing date for the sale of the shares to the international underwriters, will not offer or sell, any shares to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995; (2) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the shares in, from or otherwise involving the United Kingdom; and (3) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the offering of the shares to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 (as amended) or is a person to whom such document may otherwise lawfully be issued or passed on.

     Pursuant to the Agreement between U.S. and International Underwriters, each international underwriter has further represented that it has not offered or sold, and has agreed not to offer or sell, directly or indirectly, in Japan or to or for the account of any resident thereof, any of the shares acquired in connection with the distribution contemplated hereby, except for offers or sales to Japanese international underwriters or dealers and except pursuant to any exemption from the registration requirements of the Securities and Exchange Law and otherwise in compliance with applicable provisions of Japanese law. Each international underwriter has further agreed to send to any dealer who purchases from it any of the shares a notice stating in substance that, by purchasing such shares, such dealer represents and agrees that it has not offered or sold, and will not offer or sell, any of such shares, directly or indirectly, in Japan or to or for the account of any resident thereof except for offers or sales to Japanese international underwriters or dealers and except pursuant to any exemption from the registration requirements of the Securities and Exchange Law and otherwise in compliance with applicable provisions of Japanese law, and that such dealer will send to any other dealer to whom it sells any of such shares a notice containing substantially the same statement as is contained in this sentence.

     The underwriters initially propose to offer part of the shares of common stock directly to the public at the public offering price set forth on the cover page hereof and part to certain dealers at a price that represents a concession
not in excess of $     a share under the public offering price. Any underwriter
may allow, and such dealers may reallow, a concession not in excess of $     a
share to other underwriters or to certain other dealers. After the initial offering of the shares of common stock, the offering price and other selling terms may from time to time be varied by the representatives.

     Delphi has granted to the U.S. underwriters an option, exercisable for 30 days from the date of this prospectus, to purchase up to an aggregate of 15,000,000 additional shares of common stock at the public offering price set forth on the cover page hereof, less underwriting discounts and commissions. The U.S. underwriters may exercise such option solely for the purpose of covering over-allotments, if any, made in connection with the offering of the shares of common stock offered hereby. To the extent such option is exercised, each U.S. underwriter will become obligated, subject to certain conditions, to purchase about the same percentage of such additional shares of common stock as the number set forth next to such U.S. underwriter's name in the preceding table bears to the total number of shares of common stock set forth next to the names of all U.S. underwriters in the preceding table. If the U.S. underwriters' option is exercised in full, the total price to the public for this Offering
would be $     , the total underwriters' discounts and commissions would be
$     and total proceeds to Delphi would be $     .

     The underwriters have informed Delphi that each principal underwriter in this Offering may, subject to the approval of Morgan Stanley & Co. Incorporated, sell to discretionary accounts over which such principal underwriter exercises discretionary authority. The underwriters have further informed Delphi that they estimate that such sales will not exceed in the aggregate five percent of the total number of shares of common stock offered by them.


     Delphi common stock has been approved for listing on the NYSE under the symbol "DPH," subject to official notice of issuance. The underwriters intend to sell shares of the common stock to a minimum of 2,000 beneficial owners in lots of 100 or more so as to meet the distribution requirements of such listing.



     At the request of Delphi, the underwriters will reserve up to 5,000,000 shares of common stock to be issued by Delphi and offered hereby for sale, at the initial public offering price, to directors, officers and employees of Delphi and others, generally in the United States. This directed share program will be administered by Salomon Smith Barney Inc. The number of shares of common stock available for sale to the general public will be reduced to the extent such individuals purchase such reserved shares. Any reserved shares which are not so purchased will be offered by the underwriters to the general public on the same basis as the other shares offered hereby.



     Each of Delphi and certain directors and executive officers of Delphi and General Motors has agreed that, without the prior written consent of Morgan Stanley & Co. Incorporated on behalf of the underwriters, it will not, during the period ending 180 days after the date of this prospectus:


     - offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of common stock or any securities convertible into or exercisable or exchangeable for common stock; or

     - enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the common stock,

whether any such transaction described above is to be settled by delivery of common stock or such other securities, in cash or otherwise.

     The restrictions described in the previous paragraph do not apply to:

     - the sale of the shares to the underwriters;

     - the issuance by Delphi of shares of common stock upon the exercise of an option or a warrant or the conversion of a security outstanding on the date of this prospectus of which the underwriters have been advised in writing;


     - the granting of stock options and/or restricted stock units pursuant to existing Delphi employee benefit plans, provided that such options do not become exercisable and such units do not vest during such 180-day period;



     - transactions by any person other than Delphi relating to shares of common stock or other securities acquired in open market or other transactions after the completion of the Offering;



     - transactions in shares of General Motors common stock;


     - the Distribution; or


     - the substitution of GM Awards with replacement awards under Delphi's incentive plans and other transactions under Delphi's incentive plans.



     In order to facilitate the Offering, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the common stock. Specifically, the underwriters may agree to sell (or allot) more shares than the 100,000,000 shares of common stock Delphi has agreed to sell to them. This over-allotment would create a short position in the common stock for the underwriters' account. To cover any over-allotments or to stabilize the price of the common stock, the underwriters may bid for, and purchase, shares of common stock in the open market. Finally, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the common stock in the offering, if the syndicate repurchases previously distributed common stock in transactions to cover syndicate short positions, in stabilization transactions or otherwise. The underwriters have reserved the right to reclaim selling concessions in order to encourage underwriters and dealers to distribute the common stock for investment, rather than for short-term profit taking. Increasing the proportion of the Offering held for investment may reduce the supply of common stock available for short-term trading. Any of these activities may stabilize or maintain the market price of the common stock above independent market levels. The underwriters are not required to engage in these activities, and may end any of these activities at any time.


     From time to time, certain of the underwriters have provided, and may continue to provide, investment banking services to each of Delphi and General Motors.

     General Motors has generally agreed to pay the costs and expenses relating to the Offering. For more information, see "Arrangements Between Delphi and General Motors--IPO and Distribution Agreement." The underwriters have agreed to reimburse GM for certain of its expenses incurred in connection with the Offering.

     Delphi and the underwriters have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act.

PRICING OF THE OFFERING


     Prior to this Offering, there has been no public market for the common stock. The initial public offering price will be determined by negotiations among Delphi, General Motors and the U.S. representatives. Among the factors to be considered in determining the initial public offering price will be the future prospects of Delphi and its industry in general, sales, earnings and certain other financial and operating information of Delphi in recent periods, and the price-earnings ratios, price-sales ratios, market prices of securities and certain financial and operating information of companies engaged in activities similar to those of the company. The estimated initial public offering price range set forth on the cover page of this prospectus is subject to change as a result of market conditions and other factors.


                                 LEGAL MATTERS

     The validity of the common stock offered hereby and certain other legal matters will be passed upon for us by Kirkland & Ellis. Certain legal matters will be passed upon for the underwriters by Davis Polk & Wardwell.

                                    EXPERTS

     Our financial statements as of December 31, 1996 and 1997 and for each of the three years in the period ended December 31, 1997 included in this prospectus have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report appearing herein, and are included in reliance on the report of that firm given upon their authority as experts in accounting and auditing.

                      WHERE YOU CAN FIND MORE INFORMATION


     We have filed with the SEC, Washington, D.C. 20549, a registration statement on Form S-1 under the Securities Act with respect to the common stock offered hereby. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. Certain items are omitted in accordance with the rules and regulations of the SEC. For further information with respect to the company and its common stock, reference is made to the registration statement and the exhibits and any schedules filed therewith. Statements contained in this prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance, if such contract or document is filed as an exhibit, reference is made to the copy of such contract or other documents filed as an exhibit to the registration statement, each statement being qualified in all respects by such reference. A copy of the registration statement, including the exhibits and schedules thereto, may be read and copied at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an Internet site at http://www.sec.gov, from which interested persons can electronically access the registration statement, including the exhibits and any schedules thereto.


     As a result of the Offering, we will become subject to the full informational requirements of the Securities Exchange Act of 1934, as amended. We will fulfill our obligations with respect to such requirements by filing periodic reports and other information with the SEC. We intend to furnish our shareholders with annual reports containing consolidated financial statements certified by an independent public accounting firm. We also maintain an Internet site at http://www.delphiauto.com. Our website and the information contained therein or connected thereto shall not be deemed to be incorporated into this prospectus or the registration statement of which it forms a part.

                     DELPHI AUTOMOTIVE SYSTEMS CORPORATION

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                              PAGE
                                                              ----
INTERIM CONSOLIDATED FINANCIAL STATEMENTS:
     Consolidated Balance Sheets at December 31, 1997 and
      September 30, 1998 (Unaudited)........................  F-2
     Consolidated Statements of Income (Unaudited) for the
      nine months ended September 30, 1997 and 1998.........  F-3
     Consolidated Statements of Equity (Deficit) for the
      year ended December 31, 1997 and the nine months ended
      September 30, 1998 (Unaudited)........................  F-4
     Consolidated Statements of Cash Flows (Unaudited) for
      the nine months ended September 30, 1997 and 1998.....  F-5
     Notes to Interim Consolidated Financial Statements
      (Unaudited)...........................................  F-6
AUDITED CONSOLIDATED FINANCIAL STATEMENTS:
     Independent Auditors' Report...........................  F-11
     Consolidated Balance Sheets at December 31, 1996 and
      1997..................................................  F-12
     Consolidated Statements of Income for each of the three
      years in the period ended December 31, 1997...........  F-13
     Consolidated Statements of Equity (Deficit) and
      Comprehensive Income for each of the three years in
      the period ended December 31, 1997....................  F-14
     Consolidated Statements of Cash Flows for each of the
      three years in the period ended December 31, 1997.....  F-15
     Notes to Consolidated Financial Statements.............  F-16

                     DELPHI AUTOMOTIVE SYSTEMS CORPORATION

                          CONSOLIDATED BALANCE SHEETS

                                                                DECEMBER 31,    SEPTEMBER 30,
                                                                    1997            1998
                                                                ------------    -------------
                                                                        (IN MILLIONS)
                                                                                 (UNAUDITED)
                           ASSETS
Current assets:
  Cash and cash equivalents.................................      $   989          $   980
  Other marketable securities...............................           11               20
                                                                  -------          -------
       Total cash and marketable securities.................        1,000            1,000
  Accounts receivable, net:
     General Motors and affiliates..........................        2,284            1,962
     Other customers........................................          982            1,288
  Inventories, net (Note 3).................................        1,868            1,807
  Deferred income taxes.....................................          183              206
  Prepaid expenses and other assets.........................           61               96
                                                                  -------          -------
       Total current assets.................................        6,378            6,359
Property, net...............................................        4,600            4,878
Deferred income taxes.......................................        3,007            2,552
Other assets................................................        1,041            1,141
                                                                  -------          -------
Total assets................................................      $15,026          $14,930
                                                                  =======          =======
                  LIABILITIES AND DEFICIT
Current liabilities:
  Notes payable and current portion of long-term debt.......      $   159          $   206
  Accounts payable:
     General Motors and affiliates..........................           86               91
     Other suppliers........................................        2,157            1,977
  Accrued liabilities.......................................        1,664            1,557
                                                                  -------          -------
       Total current liabilities............................        4,066            3,831
Long-term debt, including intracompany note payable with
  General Motors............................................        3,341            3,294
Pension benefits............................................        1,799            1,897
Postretirement benefits other than pensions.................        4,788            4,523
Other liabilities...........................................        1,445            1,424
                                                                  -------          -------
       Total liabilities....................................       15,439           14,969
                                                                  -------          -------
Commitments and contingencies (Note 7)
Deficit:
  General Motors' net investment............................         (335)              (2)
  Accumulated translation adjustments.......................          (78)             (37)
                                                                  -------          -------
       Total deficit........................................         (413)             (39)
                                                                  -------          -------
Total liabilities and deficit...............................      $15,026          $14,930
                                                                  =======          =======

            See notes to interim consolidated financial statements.

                     DELPHI AUTOMOTIVE SYSTEMS CORPORATION

                 CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

                                                                  NINE MONTHS ENDED
                                                                    SEPTEMBER 30,
                                                                ---------------------
                                                                 1997          1998
                                                                 ----          ----
                                                                (IN MILLIONS, EXCEPT
                                                                 PER SHARE AMOUNTS)
Net sales:
  General Motors and affiliates.............................    $19,307       $16,195
  Other customers...........................................      4,061         4,484
                                                                -------       -------
     Total net sales........................................     23,368        20,679
                                                                -------       -------
Operating expenses:
  Cost of sales, excluding items listed below...............     20,507        19,220
  Selling, general and administrative.......................      1,011         1,012
  Depreciation and amortization.............................        621           731
                                                                -------       -------
     Total operating expenses...............................     22,139        20,963
                                                                -------       -------
Operating income (loss).....................................      1,229          (284)
Interest expense............................................       (206)         (199)
Other income, net...........................................         65           124
                                                                -------       -------
Income (loss) before income taxes...........................      1,088          (359)
Income taxes (tax benefit)..................................        352          (178)
                                                                -------       -------
Net income (loss)...........................................    $   736       $  (181)
                                                                =======       =======
Earnings (loss) per share (Note 4):
  Basic and diluted.........................................    $  1.58       $ (0.39)
                                                                =======       =======

            See notes to interim consolidated financial statements.

                     DELPHI AUTOMOTIVE SYSTEMS CORPORATION

            CONSOLIDATED STATEMENTS OF EQUITY (DEFICIT) (UNAUDITED)

                                                          ACCUMULATED      GENERAL        TOTAL
                                                          TRANSLATION    MOTORS' NET     EQUITY
                                                          ADJUSTMENTS    INVESTMENT     (DEFICIT)
                                                          -----------    -----------    ---------
                                                                       (IN MILLIONS)
Balance at January 1, 1997..............................     $  5          $   917       $   922
  Net income............................................                       215           215
  Foreign currency translation adjustments..............      (83)                           (83)
  Net effect of assets and liabilities transferred to
     General Motors.....................................       --           (1,467)       (1,467)
                                                             ----          -------       -------
Balance at December 31, 1997............................      (78)            (335)         (413)
  Net loss..............................................                      (181)         (181)
  Foreign currency translation adjustments..............       41                             41
  Net effect of assets and liabilities transferred from
     General Motors.....................................       --              514           514
                                                             ----          -------       -------
Balance at September 30, 1998...........................     $(37)         $    (2)      $   (39)
                                                             ====          =======       =======

            See notes to interim consolidated financial statements.

                     DELPHI AUTOMOTIVE SYSTEMS CORPORATION

               CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

                                                                 NINE MONTHS ENDED
                                                                   SEPTEMBER 30,
                                                                 -----------------
                                                               1997             1998
                                                               ----             ----
                                                                   (IN MILLIONS)
Cash flows from operating activities:
  Net income (loss).........................................  $  736            $(181)
  Adjustments to reconcile net income (loss) to net cash
     provided by (used in) operating activities:
     Depreciation and amortization..........................     621              731
     Pension expense, net of contributions..................    (154)             (67)
     Postretirement benefits other than pensions, net of
      payments and VEBA contributions.......................     305             (388)
     Deferred income taxes..................................     399               75
     Pre-tax loss on disposal of business units (Note 2)....      --              430
  Changes in operating assets and liabilities:
     Accounts receivable, net...............................    (378)             101
     Inventories, net.......................................     (26)             266
     Prepaid expenses and other assets......................     102              (32)
     Accounts payable.......................................      92             (299)
     Accrued liabilities....................................      58             (159)
     Other liabilities......................................      42             (328)
  Other.....................................................      15             (200)
                                                              ------            -----
       Net cash provided by (used in) operating
        activities..........................................   1,812              (51)
                                                              ------            -----
Cash flows from investing activities:
  Capital expenditures......................................    (923)            (872)
  Investment in joint ventures and affiliates, net of cash
     acquired...............................................      (3)            (152)
  Proceeds from disposal of business units (Note 2).........      --              217
  Acquisition of marketable securities......................     (27)            (531)
  Liquidation of marketable securities......................      46              522
  Other.....................................................      47              117
                                                              ------            -----
       Net cash used in investing activities................    (860)            (699)
                                                              ------            -----
Cash flows from financing activities:
  Cash effect of assets and liabilities transferred (to)
     from General Motors....................................    (903)             741
                                                              ------            -----
       Net cash (used in) provided by financing
        activities..........................................    (903)             741
                                                              ------            -----
Effect of exchange rate fluctuations on cash and cash
  equivalents...............................................     (30)              --
                                                              ------            -----
Increase (decrease) in cash and cash equivalents:...........      19               (9)
  Cash and cash equivalents at beginning of period..........     971              989
                                                              ------            -----
  Cash and cash equivalents at end of period................  $  990            $ 980
                                                              ======            =====

            See notes to interim consolidated financial statements.

                     DELPHI AUTOMOTIVE SYSTEMS CORPORATION

         NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

1. BACKGROUND AND BASIS OF PRESENTATION

     BACKGROUND--Delphi Automotive Systems Corporation ("Delphi") was incorporated in late 1998 and is currently a wholly owned subsidiary of General Motors Corporation ("GM"). During 1998, GM announced its intention to create a separate company comprised of the GM businesses and operations that now comprise Delphi and the associated assets and liabilities of such businesses and operations (the "Separation"). The divestiture is expected to occur in two stages, the first of which involves an offering to the public of approximately 100 million common shares of Delphi currently held by GM (the "Offering"). The second stage involves GM distributing to holders of its $1 2/3 common stock in 1999, all of its interest in Delphi (the "Distribution") through one of the following transactions:

     - A split-off transaction, such as one in which Delphi shares would be offered in exchange for GM $1 2/3 common stock to those GM stockholders who elect to participate in an exchange offer; or

     - A spin-off transaction in which the shares of Delphi would be distributed to GM $1 2/3 common stockholders on a pro-rata basis; or

     - Some combination of the above.

     BASIS OF PRESENTATION--The consolidated financial statements of Delphi reflect the historical results of operations and cash flows of the businesses that were considered part of the Delphi business sector during each respective period; however, they do not reflect many significant changes that will occur in the operations and funding of Delphi as a result of the Separation and the Offering. The historical consolidated balance sheets reflect the assets and liabilities that are expected to be transferred to Delphi in accordance with the terms of the Master Separation Agreement (the "Separation Agreement"). Delphi and Delco Electronics Corporation ("Delco Electronics"), the electronics and mobile communication business that was transferred to Delphi in December 1997, were under the common control of GM during such periods; therefore, the consolidated financial statements include amounts relating to Delco Electronics for all periods presented, although Delco Electronics was not integrated with Delphi until December 1997.

     The following significant factors are reflected in the consolidated financial statements:

     CAPITAL ARRANGEMENTS


     - Delphi has operated under a Cash and Debt Management Agreement with GM, and an intracompany note payable to GM. The Cash and Debt Management Agreement established Delphi's combined cash and marketable securities balance at $1.0 billion. Delphi's total debt is $3.5 billion, reflecting a $3.1 billion intracompany note payable to GM and outstanding debt at Delphi's international subsidiaries. The $3.1 billion intracompany note payable to GM reflects the portion of GM's outstanding debt that is specifically related to Delphi's operations. The historical consolidated financial statements give effect to the terms of the Cash and Debt Management Agreement and the intracompany note payable, and accordingly, reflect cash and marketable securities and the combined short-term and long-term debt capitalization totaling $1.0 billion and $3.5 billion, respectively, at December 31, 1997 and September 30, 1998.


     - Interest expense reflects interest associated with the historical debt capitalization discussed above, primarily using a blend of prevailing short-term and long-term weighted-average interest rates commensurate with the overall credit risk of the Delphi business sector.

                     DELPHI AUTOMOTIVE SYSTEMS CORPORATION

     EMPLOYEE BENEFITS ARRANGEMENTS

     - The Separation Agreement provides generally that pension plan assets and liabilities related to Delphi's U.S. salaried active and inactive employees retiring after January 1, 1999 will be assumed by Delphi. Delphi will establish and administer defined benefit pension plans for its salaried employees under the same terms that existed for the GM plans at the time of separation, subject to all plan terms. The consolidated financial statements reflect the assets and liabilities related to U.S. salaried employees that Delphi will assume pursuant to the Separation Agreement, and exclude employee benefit obligations and assets related to salaried employees retired on or before January 1, 1999. Generally, Delphi's U.S. hourly employees will continue to participate in the defined benefit pension plan for hourly workers administered by GM until the Distribution. Generally, Delphi will assume the pension obligations for U.S. hourly employees who retire after October 1, 1999 and GM will retain pension obligations for U.S. hourly employees who retire on or before October 1, 1999. The amount of such obligations vary depending on factors such as discount rates, asset returns, contribution levels and other factors. On December 31, 1997, the obligations attributable to Delphi were $1.7 billion. Delphi intends to work with GM to ensure that any plan transfers are accomplished in accordance with applicable laws and regulations.

     - The Separation Agreement provides in general that GM will retain other postretirement benefit liabilities related to Delphi's U.S. salaried employees retiring on or prior to January 1, 1999. The liabilities related to Delphi's U.S. salaried active and inactive employees retiring after January 1, 1999 will be assumed by Delphi. Delphi's U.S. hourly employees will continue to participate in the postretirement plans administered by GM until the Distribution, and GM generally will retain postretirement benefit obligations for U.S. hourly employees retired on or before October 1, 1999.

     - The liabilities set forth in Delphi's consolidated financial statements include employee benefit obligations related to its active and inactive employees only; however, the consolidated statements of income include benefit costs for Delphi's active, inactive and retired employees. Such accrued obligations and employee benefit costs are based upon actuarial methods and assumptions.

     OPERATING COSTS

     - Operating costs and expenses include allocations of general corporate overhead expenses related to GM's corporate headquarters and common support activities, including payroll administration, employee medical coverage and property and casualty insurance, financial, legal, tax and human resources. These costs have been allocated to Delphi based on usage or allocation methodologies primarily based on total net sales, certain tangible assets and payroll expenses. Although Delphi believes the allocations and charges for such services to be reasonable, the costs of these services charged to Delphi are not indicative of the costs that would have been incurred if Delphi had been a stand-alone entity.

     INCOME TAXES

     - Income taxes were determined in accordance with the provisions of Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes." Once Delphi is a stand-alone entity and is no longer included in GM's consolidated income tax return, it will no longer benefit from its position within GM's consolidated income tax environment. As a result, Delphi expects its effective income tax rates in future periods generally to be higher than its historical effective income tax rates.

                     DELPHI AUTOMOTIVE SYSTEMS CORPORATION

     CASH FLOWS

     - The consolidated statements of cash flows present the historical operating cash flows of Delphi's businesses. The net cash effect of the adjustments specified in the Separation Agreement is included in cash flows from financing activities. The net cash effect of the separation adjustments exceeded the net equity effect of such adjustments by approximately $128 million and $227 million for the nine months ended September 30, 1997 and 1998, respectively. This was caused by changes during these periods in separation adjustments for various assets and liabilities, principally pension and other postretirement benefits, which affected net equity, but did not necessarily affect cash.

     In the opinion of management, all adjustments, consisting of only normal recurring items (except those disclosed in Note 2), which are necessary for a fair presentation have been included. The results for interim periods are not necessarily indicative of results which may be expected for any other interim period or for the full year and may not necessarily reflect the consolidated results of operations, financial position, changes in equity and cash flows of Delphi in the future or what they would have been had Delphi been a separate, stand-alone entity during the periods presented.

2. COMPETITIVENESS INITIATIVES

     The global automotive parts industry has become increasingly competitive and is currently undergoing significant restructuring and consolidation activities. All of the major industry competitors are continuing to increase their focus on efficiency and cost improvements, while facing continuing price pressures.

     Accordingly, during 1997, Delphi recognized a charge to cost of sales of $80 million ($50 million after-tax) to provide for postemployment benefits and other site-related closure costs in connection with the decision to cease production at its Trenton, New Jersey plant. During the third quarter of 1998, Delphi signed divestiture agreements for its seating, lighting and coil spring businesses resulting in a loss of $430 million ($271 million after-tax). The loss had the effect of increasing cost of sales and depreciation and amortization by $382 million and $48 million, respectively.

3. INVENTORIES, NET

     Inventories, net consisted of the following:

                                                     DECEMBER 31,    SEPTEMBER 30,
                                                         1997            1998
                                                     ------------    -------------
                                                             (IN MILLIONS)
Productive material, work-in-process and
  supplies.......................................       $2,035          $1,942
Finished goods...................................          264             285
                                                        ------          ------
     Total inventories at FIFO...................        2,299           2,227
Less allowances to adjust the carrying value of
  certain inventories to LIFO....................         (431)           (420)
                                                        ------          ------
     Total inventories, net......................       $1,868          $1,807
                                                        ======          ======

                     DELPHI AUTOMOTIVE SYSTEMS CORPORATION

4. EARNINGS PER SHARE

     Basic and diluted earnings (loss) per share attributable to Delphi common stock was determined based on net income (loss) divided by the 465 million shares outstanding prior to the Offering. For purposes of the earnings (loss) per share calculation, the shares outstanding prior to the Offering are treated as outstanding for all periods presented. There were no potentially dilutive securities outstanding during the periods presented.

5. COMPREHENSIVE INCOME (LOSS)

     Delphi's comprehensive income (loss) was as follows:

                                                                  NINE MONTHS
                                                                     ENDED
                                                                 SEPTEMBER 30,
                                                                ----------------
                                                                1997       1998
                                                                ----       ----
                                                                 (IN MILLIONS)
Net income (loss)...........................................    $736       $(181)
Other comprehensive income (loss)--foreign currency
  translation adjustments, net of tax.......................     (67)         41
                                                                ----       -----
Comprehensive income (loss).................................    $669       $(140)
                                                                ====       =====

6. SEGMENT REPORTING

     Selected information regarding Delphi's product sectors is as follows:

                                                     SAFETY,
                                   ELECTRONICS &    THERMAL &
                                      MOBILE        ELECTRICAL    DYNAMICS &
                                   COMMUNICATION   ARCHITECTURE   PROPULSION   OTHER(A)    TOTAL
                                   -------------   ------------   ----------   --------    -----
                                                           (IN MILLIONS)
For the Nine Months Ended:

September 30, 1997
  Net sales to GM and
     affiliates...................    $3,463          $7,276       $ 8,568      $  --     $19,307
  Net sales to other customers....       419           2,008         1,634         --       4,061
  Inter-sector net sales..........       214             140             6       (360)         --
                                      ------          ------       -------      -----     -------
     Total net sales..............    $4,096          $9,424       $10,208      $(360)    $23,368
                                      ======          ======       =======      =====     =======
  Operating income (loss).........    $  388          $  625       $   334      $(118)    $ 1,229
                                      ======          ======       =======      =====     =======
September 30, 1998
  Net sales to GM and
     affiliates...................    $2,764          $6,030       $ 7,401      $  --     $16,195
  Net sales to other customers....       467           2,202         1,815         --       4,484
  Inter-sector net sales..........       181             134             6       (321)         --
                                      ------          ------       -------      -----     -------
     Total net sales..............    $3,412          $8,366       $ 9,222      $(321)    $20,679
                                      ======          ======       =======      =====     =======
  Operating income (loss).........    $  178          $ (108)      $  (105)     $(249)    $  (284)
                                      ======          ======       =======      =====     =======

------------------
(a) Other includes activity not allocated to the product sectors and the elimination of inter-sector transactions.

                     DELPHI AUTOMOTIVE SYSTEMS CORPORATION

7. COMMITMENTS AND CONTINGENCIES

     Delphi is from time to time subject to various legal actions and claims incidental to its business, including those arising out of alleged defects, product warranties, employment-related matters and environmental matters. Litigation is subject to many uncertainties, and the outcome of individual litigated matters is not predictable with assurance. After discussions with counsel, it is the opinion of management that the outcome of such matters will not have a material adverse impact on the consolidated financial position, results of operations or cash flows of Delphi.

8. RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

     In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." SFAS No. 133 requires recognition of all derivative financial instruments as either assets or liabilities in consolidated balance sheets at fair value and determines the method(s) of gain/loss recognition. Delphi is required to adopt SFAS No. 133 with its fiscal year ending December 31, 2000 and is currently assessing the effect that it may have on its consolidated financial statements.

     SFAS No. 133 provides that, if certain conditions are met, a derivative may be specifically designated as (1) a hedge of the exposure to changes in the fair value of a recognized asset or liability or an unrecognized firm commitment (fair value hedge), (2) a hedge of the exposure to variable cash flows of a forecasted transaction (cash flow hedge) or (3) a hedge of the foreign currency exposure of a net investment in a foreign operation, an unrecognized firm commitment, an available-for-sale security or a foreign-currency-denominated forecasted transaction (foreign currency hedge).

     Under SFAS No. 133, the accounting for changes in the fair value of a derivative depends on its intended use and designation. For a fair value hedge, the gain or loss is recognized in earnings in the period of change together with the offsetting loss or gain on the hedged item. For a cash flow hedge, the effective portion of the derivative's gain or loss is initially reported as a component of other comprehensive income and subsequently reclassified into earnings when the forecasted transaction affects earnings. For a foreign currency hedge, the gain or loss is reported in other comprehensive income as part of the cumulative translation adjustment. For all other items not designated as hedging instruments, the gain or loss is recognized in earnings in the period of change.


     In March 1998, the Accounting Standards Executive Committee ("ASEC") for the American Institute of Certified Public Accountants released Statement of Position ("SOP") 98-1, "Accounting for the Costs of Computer Software Developed for Internal Use." SOP 98-1 requires the capitalization of certain expenditures for software that is purchased or internally developed once certain criteria are met. Currently, Delphi generally expenses the costs of developing or obtaining internal use software as incurred. Delphi adopted SOP 98-1 on January 1, 1999, as required. Delphi expects that about $30 to $40 million of spending that would have otherwise been expensed as incurred will be capitalized in 1999 in accordance with the provisions of SOP 98-1.



     In April 1998, the ASEC released SOP 98-5, "Reporting on the Costs of Start-Up Activities." SOP 98-5 generally requires costs of start-up activities to be expensed instead of being capitalized and amortized. Delphi was required to adopt the pronouncement on January 1, 1999. Delphi management has not concluded at this time on the applicability or impact of this SOP on Delphi's consolidated financial statements.

                          INDEPENDENT AUDITORS' REPORT

Delphi Automotive Systems Corporation:

     We have audited the accompanying consolidated balance sheets of Delphi Automotive Systems Corporation ("Delphi"), a subsidiary of General Motors Corporation, as of December 31, 1996 and 1997, and the related consolidated statements of income, of equity (deficit) and comprehensive income, and of cash flows for each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of the management of Delphi. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Delphi as of December 31, 1996 and 1997 and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles.

/s/ DELOITTE & TOUCHE LLP
Detroit, Michigan

January 14, 1999

                     DELPHI AUTOMOTIVE SYSTEMS CORPORATION

                          CONSOLIDATED BALANCE SHEETS

                                                                   DECEMBER 31,
                                                                ------------------
                                                                 1996       1997
                                                                 ----       ----
                                                                  (IN MILLIONS)
                                     ASSETS
Current assets:
  Cash and cash equivalents.................................    $   971    $   989
  Other marketable securities...............................         29         11
                                                                -------    -------
       Total cash and marketable securities.................      1,000      1,000
  Accounts receivable, net:
     General Motors and affiliates..........................      1,872      2,284
     Other customers........................................        980        982
  Inventories, net (Note 4).................................      2,013      1,868
  Deferred income taxes (Note 5)............................        175        183
  Prepaid expenses and other assets.........................        164         61
                                                                -------    -------
       Total current assets.................................      6,204      6,378
Property, net (Note 6)......................................      5,241      4,600
Deferred income taxes (Note 5)..............................      2,560      3,007
Other assets................................................      1,385      1,041
                                                                -------    -------
Total assets................................................    $15,390    $15,026
                                                                =======    =======
                        LIABILITIES AND EQUITY (DEFICIT)
Current liabilities:
  Notes payable and current portion of long-term debt
 (Note 8)...................................................    $   148    $   159
  Accounts payable:
     General Motors and affiliates..........................        102         86
     Other suppliers........................................      2,101      2,157
  Accrued liabilities (Note 7)..............................      1,404      1,664
                                                                -------    -------
       Total current liabilities............................      3,755      4,066
Long-term debt, including intracompany note payable with
  General Motors (Note 8)...................................      3,352      3,341
Pension benefits (Note 9)...................................      1,526      1,799
Postretirement benefits other than pensions (Note 10).......      4,649      4,788
Other liabilities...........................................      1,186      1,445
                                                                -------    -------
       Total liabilities....................................     14,468     15,439
                                                                -------    -------
Commitments and contingencies (Note 11)
Equity (deficit):
  General Motors' net investment............................        917       (335)
  Accumulated translation adjustments.......................          5        (78)
                                                                -------    -------
       Total equity (deficit)...............................        922       (413)
                                                                -------    -------
Total liabilities and equity (deficit)......................    $15,390    $15,026
                                                                =======    =======

                See notes to consolidated financial statements.

                     DELPHI AUTOMOTIVE SYSTEMS CORPORATION

                       CONSOLIDATED STATEMENTS OF INCOME

                                                                   YEAR ENDED DECEMBER 31,
                                                                -----------------------------
                                                                 1995       1996       1997
                                                                 ----       ----       ----
                                                                  (IN MILLIONS, EXCEPT PER
                                                                       SHARE AMOUNTS)
Net sales:
  General Motors and affiliates.............................    $26,656    $25,748    $25,907
  Other customers...........................................      5,005      5,284      5,540
                                                                -------    -------    -------
     Total net sales........................................     31,661     31,032     31,447
                                                                -------    -------    -------
Operating expenses:
  Cost of sales, excluding items listed below...............     27,384     27,471     27,710
  Selling, general and administrative.......................      1,366      1,445      1,415
  Depreciation and amortization.............................        773        843      1,970
                                                                -------    -------    -------
     Total operating expenses...............................     29,523     29,759     31,095
                                                                -------    -------    -------
Operating income............................................      2,138      1,273        352
Interest expense (Note 8)...................................       (293)      (276)      (287)
Other income, net (Note 13).................................        101        115        194
                                                                -------    -------    -------
Income before income taxes..................................      1,946      1,112        259
Income taxes................................................        639        259         44
                                                                -------    -------    -------
Net income..................................................    $ 1,307    $   853    $   215
                                                                =======    =======    =======
Earnings per share (Note 2):
  Basic and diluted.........................................    $  2.81    $  1.83    $  0.46
                                                                =======    =======    =======

                See notes to consolidated financial statements.

                     DELPHI AUTOMOTIVE SYSTEMS CORPORATION

      CONSOLIDATED STATEMENTS OF EQUITY (DEFICIT) AND COMPREHENSIVE INCOME

                                                             ACCUMULATED      GENERAL        TOTAL
                                            COMPREHENSIVE    TRANSLATION    MOTORS' NET     EQUITY
                                               INCOME        ADJUSTMENTS    INVESTMENT     (DEFICIT)
                                            -------------    -----------    -----------    ---------
                                                                 (IN MILLIONS)
Balance at January 1, 1995................                      $ 10          $   110       $   120
Comprehensive income:
  Net income..............................     $1,307                           1,307         1,307
  Other comprehensive income (Note 12):
     Foreign currency translation
       adjustments........................         26             26                             26
                                               ------
Comprehensive income......................     $1,333
                                               ======
Net effect of assets and liabilities
  transferred to General Motors...........                                        (99)          (99)
                                                                ----          -------       -------
Balance at December 31, 1995..............                        36            1,318         1,354
Comprehensive income:
  Net income..............................     $  853                             853           853
  Other comprehensive loss (Note 12):
     Foreign currency translation
       adjustments........................        (31)           (31)                           (31)
                                               ------
Comprehensive income......................     $  822
                                               ======
Net effect of assets and liabilities
  transferred to General Motors...........                                     (1,254)       (1,254)
                                                                ----          -------       -------
Balance at December 31, 1996..............                         5              917           922
Comprehensive income:
  Net income..............................     $  215                             215           215
  Other comprehensive loss (Note 12):
     Foreign currency translation
       adjustments........................        (83)           (83)                           (83)
                                               ------
Comprehensive income......................     $  132
                                               ======
Net effect of assets and liabilities
  transferred to General Motors...........                                     (1,467)       (1,467)
                                                                ----          -------       -------
Balance at December 31, 1997..............                      $(78)         $  (335)      $  (413)
                                                                ====          =======       =======

                See notes to consolidated financial statements.

                     DELPHI AUTOMOTIVE SYSTEMS CORPORATION

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                   YEAR ENDED DECEMBER 31,
                                                                -----------------------------
                                                                 1995       1996       1997
                                                                 ----       ----       ----
                                                                        (IN MILLIONS)
Cash flows from operating activities:
  Net income................................................    $ 1,307    $   853    $   215
  Adjustments to reconcile net income to net cash provided
     by operating activities:
     Depreciation and amortization..........................        773        843      1,970
     Pension expense, net of contributions..................       (778)        94        (29)
     Postretirement benefits other than pensions, net of
       payments and VEBA contributions......................        466        403       (551)
     Deferred income taxes..................................        298        391        196
  Changes in operating assets and liabilities:
     Accounts receivable, net...............................       (243)       688       (557)
     Inventories, net.......................................       (170)       (67)        92
     Prepaid expenses and other assets......................         12        (19)        95
     Accounts payable.......................................       (424)      (361)       149
     Accrued liabilities....................................       (633)       138        618
     Other liabilities......................................        439       (506)     1,038
  Other.....................................................        323        244       (318)
                                                                -------    -------    -------
       Net cash provided by operating activities............      1,370      2,701      2,918
                                                                -------    -------    -------
Cash flows from investing activities:
  Capital expenditures......................................     (1,155)    (1,177)    (1,383)
  Investment in joint ventures and affiliates, net of cash
     acquired...............................................       (136)       (54)       (24)
  Acquisition of marketable securities......................       (152)      (153)      (303)
  Liquidation of marketable securities......................        124        168        321
  Other.....................................................        178        221         69
                                                                -------    -------    -------
       Net cash used in investing activities................     (1,141)      (995)    (1,320)
                                                                -------    -------    -------
Cash flows from financing activities:
  Cash effect of assets and liabilities transferred to
     General Motors.........................................       (263)    (1,686)    (1,549)
                                                                -------    -------    -------
       Net cash used in financing activities................       (263)    (1,686)    (1,549)
                                                                -------    -------    -------
Effect of exchange rate fluctuations on cash and cash
  equivalents...............................................          6         (5)       (31)
                                                                -------    -------    -------
Increase (decrease) in cash and cash equivalents:...........        (28)        15         18
  Cash and cash equivalents at beginning of year............        984        956        971
                                                                -------    -------    -------
  Cash and cash equivalents at end of year..................    $   956    $   971    $   989
                                                                =======    =======    =======

                See notes to consolidated financial statements.

                     DELPHI AUTOMOTIVE SYSTEMS CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. BACKGROUND AND BASIS OF PRESENTATION

     BACKGROUND--Delphi Automotive Systems Corporation ("Delphi") was incorporated in late 1998 and is currently a wholly owned subsidiary of General Motors Corporation ("GM"). During 1998, GM announced its intention to create a separate company comprised of the GM businesses and operations that now comprise Delphi and the associated assets and liabilities of such businesses and operations (the "Separation"). The divestiture is expected to occur in two stages, the first of which involves an offering to the public of approximately 100,000,000 million common shares of Delphi currently held by GM (the "Offering"). The second stage involves GM distributing to holders of its $1 2/3 common stock in 1999, all of its interest in Delphi (the "Distribution") through one of the following transactions:

     - A split-off transaction, such as one in which Delphi shares would be offered in exchange for GM $1 2/3 common stock to those GM stockholders who elect to participate in an exchange offer; or

     - A spin-off transaction in which the shares of Delphi would be distributed to GM $1 2/3 common stockholders on a pro-rata basis; or

     - Some combination of the above.

     BASIS OF PRESENTATION--The consolidated financial statements of Delphi reflect the historical results of operations and cash flows of the businesses that were considered part of the Delphi business sector during each respective period; however, they do not reflect many significant changes that will occur in the operations and funding of Delphi as a result of the Separation and the Offering. The historical consolidated balance sheets reflect the assets and liabilities that are expected to be transferred to Delphi in accordance with the terms of the Master Separation Agreement (the "Separation Agreement"). Delphi and Delco Electronics Corporation ("Delco Electronics"), the electronics and mobile communication business that was transferred to Delphi in December 1997, were under the common control of GM during such periods; therefore, the consolidated financial statements include amounts relating to Delco Electronics for all periods presented, although Delco Electronics was not integrated with Delphi until December 1997.

     The following significant factors are reflected in the consolidated financial statements:

     CAPITAL ARRANGEMENTS


     - Delphi has operated under a Cash and Debt Management Agreement with GM, and an intracompany note payable to GM. The Cash and Debt Management Agreement established Delphi's combined cash and marketable securities balance at $1.0 billion. Delphi's total debt is $3.5 billion, reflecting a $3.1 billion intracompany note payable to GM and outstanding debt at Delphi's international subsidiaries. The $3.1 billion intracompany note payable to GM reflects the portion of GM's outstanding debt that is specifically related to Delphi's operations. The historical consolidated financial statements give effect to the terms of the Cash and Debt Management Agreement and the intracompany note payable, and accordingly, reflect cash and marketable securities and the combined short-term and long-term debt capitalization totaling $1.0 billion and $3.5 billion, respectively, at December 31, 1996 and 1997.


     - Interest expense reflects interest associated with the historical debt capitalization discussed above, primarily using a blend of prevailing short-term and long-term weighted-average interest rates commensurate with the overall credit risk of the Delphi business sector.

     EMPLOYEE BENEFITS ARRANGEMENTS

     - The Separation Agreement provides generally that pension plan assets and liabilities related to Delphi's U.S. salaried active and inactive employees retiring after January 1, 1999 will be assumed by Delphi. Delphi will establish and administer defined benefit pension plans for its salaried employees under the

                     DELPHI AUTOMOTIVE SYSTEMS CORPORATION
       same terms that existed for the GM plans at the time of separation, subject to all plan terms. The consolidated financial statements reflect the assets and liabilities related to U.S. salaried employees that Delphi will assume pursuant to the Separation Agreement, and exclude employee benefit obligations and assets related to salaried employees retired on or before January 1, 1999. Generally, Delphi's U.S. hourly employees will continue to participate in the defined benefit pension plan for hourly workers administered by GM until the Distribution. Generally, Delphi will assume the pension obligations for U.S. hourly employees who retire after October 1, 1999 and GM will retain pension obligations for U.S. hourly employees who retire on or before October 1, 1999. The amount of such obligations vary depending on factors such as discount rates, asset returns, contribution levels and other factors. On December 31, 1996, the obligations attributable to Delphi were $1.5 billion. On December 31, 1997 the amount was $1.7 billion. Delphi intends to work with GM to ensure that any plan transfers are accomplished in accordance with applicable laws and regulations.

     - The Separation Agreement provides in general that GM will retain other postretirement benefit liabilities related to Delphi's U.S. salaried employees retiring on or prior to January 1, 1999. The liabilities related to Delphi's U.S. salaried active and inactive employees retiring after January 1, 1999 will be assumed by Delphi. Delphi's U.S. hourly employees will continue to participate in the postretirement plans administered by GM until the Distribution, and GM generally will retain postretirement benefit obligations for U.S. hourly employees retired on or before October 1, 1999.

     - The liabilities set forth in Delphi's consolidated financial statements include employee benefit obligations related to its active and inactive employees only; however, the consolidated statements of income include benefit costs for Delphi's active, inactive and retired employees. Such accrued obligations and employee benefit costs are based upon actuarial methods and assumptions.

     OPERATING COSTS

     - Operating costs and expenses include allocations of general corporate overhead expenses related to GM's corporate headquarters and common support activities, including payroll administration, employee medical coverage and property and casualty insurance, financial, legal, tax and human resources. These costs amounted to $111 million, $124 million and $130 million in 1995, 1996 and 1997, respectively, and have been allocated to Delphi based on usage or allocation methodologies primarily based on total net sales, certain tangible assets and payroll expenses. Although Delphi believes the allocations and charges for such services to be reasonable, the costs of these services charged to Delphi are not indicative of the costs that would have been incurred if Delphi had been a stand-alone entity.

     INCOME TAXES

     - Income taxes were determined in accordance with the provisions of Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes." Once Delphi is a stand-alone entity and is no longer included in GM's consolidated income tax return, it will no longer benefit from its position within GM's consolidated income tax environment. As a result, Delphi expects its effective income tax rates in future periods generally to be higher than its historical effective income tax rates.

     CASH FLOWS

     - The consolidated statements of cash flows present the historical operating cash flows of Delphi's businesses. The net cash effect of the adjustments specified in the Separation Agreement is included in cash flows from financing activities. The net cash effect of the separation adjustments exceeded the net

                     DELPHI AUTOMOTIVE SYSTEMS CORPORATION
       equity effect of such adjustments by approximately $164 million, $432 million and $82 million in 1995, 1996 and 1997, respectively. This was caused by changes during these years in separation adjustments for various assets and liabilities, principally pension and other postretirement benefits, which affected net equity, but did not necessarily affect cash.

     The financial information included herein may not necessarily reflect the consolidated results of operations, financial position, changes in equity (deficit) and cash flows of Delphi in the future or what they would have been had Delphi been a separate, stand-alone entity during the periods presented.

2. SIGNIFICANT ACCOUNTING POLICIES

     CONSOLIDATION--The consolidated financial statements include the accounts of Delphi and domestic and foreign subsidiaries that are majority-owned. Delphi's share of the earnings or losses of associates, in which at least 20% of the voting securities is owned, is included in the consolidated operating results using the equity method of accounting. All significant intercompany transactions and balances between the Delphi businesses have been eliminated.

     USE OF ESTIMATES--The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect amounts reported therein. Due to the inherent uncertainty involved in making estimates, actual results reported in future periods may be based upon amounts that differ from those estimates.

     EARNINGS PER COMMON SHARE--Basic and diluted earnings per share attributable to Delphi common stock was determined based on net income divided by the 465 million shares outstanding prior to the Offering. For purposes of the earnings per share calculation, the shares outstanding prior to the Offering are treated as outstanding for all periods presented. There were no potentially dilutive securities outstanding during the periods presented.

     REVENUE RECOGNITION--Sales are recorded upon shipment of product to customers and transfer of title under standard commercial terms.

     RESEARCH AND DEVELOPMENT--Delphi incurs costs in connection with research and development programs that are expected to contribute to future earnings. Such costs are charged against income as incurred. Research and development expenses recognized by Delphi were $1.6 billion in each of 1995 and 1996, and $1.5 billion in 1997.

     CASH AND CASH EQUIVALENTS--Cash and cash equivalents are defined as short-term, highly liquid investments with original maturities of 90 days or less. In addition, pursuant to the Cash and Debt Management Agreement, GM provides Delphi access to cash and cash equivalents in an amount which fluctuates based on Delphi's other balances, such that total cash and marketable securities at each period end was $1.0 billion. Income taxes paid by Delphi totaled $719 million and $132 million in 1995 and 1996, respectively. Income taxes paid during 1997 were not significant. Interest paid by Delphi totaled $296 million, $267 million and $299 million in 1995, 1996 and 1997, respectively.

     MARKETABLE SECURITIES--Marketable securities are classified as available-for-sale. The fair value of such marketable securities approximates book value, with cost determined on the specific identification basis.

     Proceeds from sales and maturities of marketable securities attributable to Delphi totaled $124 million, $168 million and $321 million in 1995, 1996 and 1997, respectively. The gross gains and losses related to sales of marketable securities were not significant to Delphi.

                     DELPHI AUTOMOTIVE SYSTEMS CORPORATION

     INVENTORIES--Inventories in the U.S. are stated at the lower of cost or market, as determined substantially by the last-in, first-out (LIFO) method, while inventories in countries other than the U.S., and at Delco Electronics, are stated under the first-in, first-out (FIFO) method. Delphi's inventory data is combined with similar data from other GM businesses for purposes of applying the LIFO method of accounting. Delphi has been allocated a pro rata portion of GM's LIFO reserve based on the relative inventory levels of Delphi before application of such reserve. The effect of the LIFO method of accounting was to increase Delphi's operating income by $47 million, $21 million, and $73 million, in 1995, 1996 and 1997, respectively.

     DEPRECIATION AND AMORTIZATION--Depreciation is provided based on estimated useful lives of groups of property generally using accelerated methods, which accumulate depreciation of approximately two-thirds of the depreciable cost during the first half of the estimated useful lives. Leasehold improvements are amortized over the period of the lease or the life of the property, whichever is shorter, with the amortization applied directly to the asset account. Expenditures for repairs and maintenance are charged to expense as incurred.

     ENVIRONMENTAL LIABILITIES--Delphi recognizes environmental cleanup liabilities when a loss is probable and can be reasonably estimated. Such liabilities are generally not subject to insurance coverage. The cost of each environmental cleanup is estimated by engineering, financial, and legal specialists within Delphi based on current law. Such estimates are based primarily upon the estimated cost of investigation and remediation required and the likelihood that other potentially responsible parties ("PRPs") will be able to fulfill their commitments at the sites where Delphi may be jointly and severally liable. For closed or closing plants owned by Delphi and properties being sold, an estimated liability is typically recognized at the time the closure decision is made or sale is recorded and is based on an environmental assessment of the plant property.

     The process of estimating environmental cleanup liabilities is complex and dependent primarily on the nature and extent of historical information and physical data relating to a contaminated site, the complexity of the site, the uncertainty as to what remedy and technology will be required, the outcome of discussions with regulatory agencies and other PRPs at multi-party sites. In future periods, new laws or regulations, advances in cleanup technologies and additional information about the ultimate cleanup remedy that is used could significantly change Delphi's estimates.

     Pursuant to the separation arrangements between Delphi and GM, GM will be responsible for environmental liabilities at the GM facilities that are not transferred to Delphi, including all facilities closed or sold prior to January 1, 1999, except that Delphi will be responsible for any environmental liabilities at such facilities that Delphi causes after January 1, 1999. Delphi will be responsible for environmental liabilities at the facilities that are transferred to Delphi, except that GM will be responsible for any environmental liabilities at such facilities that GM causes after January 1, 1999.

     In addition, with respect to liability for offsite waste disposal, GM will retain responsibility for sites where GM's liability is known or alleged prior to January 1, 1999, except that Delphi will be responsible for any wastes Delphi contributes to these sites after January 1, 1999. Delphi will not, however, be responsible for any contributions to these sites from the facilities transferred to Delphi that occurred prior to January 1, 1999. At other waste disposal sites, GM's and Delphi's respective liability will be allocated based on each party's respective contribution of wastes to such sites. In particular, GM's liability will be based on contributions from the facilities retained by GM and any other facility owned or operated by GM, except the facilities transferred to Delphi. Delphi's liability will be based on contributions from the facilities transferred to Delphi and any other facility owned or operated by Delphi.

     FOREIGN CURRENCY TRANSLATION--Assets and liabilities of foreign subsidiaries generally are translated to U.S. dollars at end-of-period exchange rates. The effects of translation for most foreign subsidiaries are reported in a separate component of equity. The effect of remeasurement of assets and liabilities of foreign subsidiaries that use the U.S. dollar as their functional currency is included in income. Income statement

                     DELPHI AUTOMOTIVE SYSTEMS CORPORATION
elements of all foreign subsidiaries are translated to U.S. dollars at average-period exchange rates and are recognized as part of revenues, costs and expenses. Also included in income are gains and losses arising from transactions denominated in a currency other than the functional currency of a particular subsidiary.

     Net transaction gains and losses, as described above, decreased net income by $55 million during 1995, and increased net income by $21 million and $68 million during 1996 and 1997, respectively.

     VALUATION OF LONG-LIVED ASSETS--Management of Delphi periodically evaluates the carrying value of long-lived assets to be held and used, including intangible assets, when events or circumstances warrant such a review. The carrying value of a long-lived asset is considered impaired when the anticipated undiscounted cash flow from such an asset is separately identifiable and is less than the carrying value of the asset. In that event, a loss is recognized based on the amount by which the carrying value exceeds the fair market value of the long-lived asset. Fair market value is determined primarily using the anticipated cash flows discounted at a rate commensurate with the risk involved. Losses on long-lived assets to be disposed of are determined in a similar manner, except that fair market values are reduced for the cost to dispose of the assets.

     ACCRUED COMMITMENTS UNDER LOSS CONTRACTS--Management periodically evaluates the profitability of contractual commitments on a customer basis, and will establish a reserve whenever expected costs exceed related revenues, based upon a reasonable estimate of the costs and product pricing expected to exist over the course of the contract period. Such reserves would be recorded only to the extent the total estimated losses exceeded any related impairment reserves separately recognized on related long-lived assets.

     DERIVATIVE FINANCIAL INSTRUMENTS--During the periods presented, Delphi's exposure to fluctuations in foreign exchange rates and certain commodities prices was managed by GM. GM is party to a variety of foreign exchange, interest rate, and commodity forward contracts and options entered into in connection with the management of its exposure to fluctuations in foreign exchange rates, interest rates, and certain commodities prices, including foreign exchange and certain commodities price exposures relating to Delphi. These financial exposures were managed in accordance with GM's corporate policies and procedures.

     GM established a Risk Management Committee to develop and monitor its financial risk strategies, policies and procedures. The GM Risk Management Committee reviews and approves all new risk management strategies, establishes approval authority guidelines for approved programs and monitors compliance and performance of existing risk management programs. GM does not enter into derivative transactions for trading purposes.

     As part of the hedging program approval process, as it relates to Delphi, GM and Delphi management representatives are required to identify the specific financial risk which the derivative transaction will minimize, the appropriate hedging instrument to be used to reduce the risk, and the correlation between the financial risk and the hedging instrument. Purchase orders, letters of intent, vehicle production forecasts, capital planning forecasts, and historical data are used as the basis for determining the anticipated values of the transactions to be hedged. Generally, GM does not enter into derivative transactions that do not have a high correlation with the underlying financial risk. In the infrequent instances in which a derivative transaction is entered into that does not have a high correlation with the underlying exposure, then the derivative is marked to market for accounting purposes. The hedge positions related to Delphi as well as the correlation between the transaction risks and the hedging instruments, are reviewed by GM and Delphi management on an ongoing basis.

     Subsequent to the Separation, Delphi will assume management of its exposure to fluctuations in foreign exchange rates, interest rates, and certain commodity prices. GM will assign to Delphi certain derivative contracts from its foreign exchange and commodities portfolio, based on Delphi's level of exposure at the time of the Separation. This assignment will not alter the original terms of the contracts being transferred. In

                     DELPHI AUTOMOTIVE SYSTEMS CORPORATION
addition, Delphi will not be required to pay any fee in order to assume the contracts. GM did not manage any interest rate contracts on behalf of Delphi during the periods presented, and no such contracts will be assumed by Delphi as part of the Separation.

     Foreign exchange forward and option contracts are accounted for as hedges to the extent they are designated, and are effective, as hedges of firm foreign currency commitments. Additionally, certain foreign exchange option contracts receive hedge accounting treatment to the extent such contracts hedge certain anticipated foreign currency transactions. Other such foreign exchange contracts and options are marked to market on a current basis.

     GM, on behalf of Delphi, also enters into commodity forward and option contracts. Since GM has the discretion to settle these transactions either in cash or by taking physical delivery, these contracts are not considered financial instruments for accounting purposes. Commodity forward contracts and options are accounted for as hedges to the extent they are designated, and are effective, as hedges of firm or anticipated commodity purchase contracts. Other commodity forward contracts and options are marked to market on a current basis.

     POSTEMPLOYMENT BENEFITS AND EMPLOYEE TERMINATION BENEFITS--Delphi's postemployment benefits primarily relate to Delphi's extended-disability benefit program in the United States and supplemental unemployment compensation benefits (mainly pursuant to union or other contractual agreements). Extended-disability benefits are accrued on a service-driven basis and supplemental unemployment compensation benefits are accrued on an event-driven basis. Accruals for postemployment benefits represent the discounted future cash expenditures expected during the period between the idling of affected employees and the time when such employees are redeployed, retire or otherwise terminate their employment.

     Voluntary termination benefits are accrued when the employees accept the offer. Involuntary termination benefits are accrued when management has committed to a termination plan and the benefit arrangement is communicated to affected employees.

     LABOR FORCE--On a worldwide basis, Delphi has a concentration of employees working under union collective bargaining agreement representing approximately 96% of its hourly workforce. Of these represented employees, a significant number of hourly employees are working under agreements that will expire in 1999. Certain customers of Delphi also have represented work forces. Future work stoppages by Delphi's employees or by employees of Delphi's customers could disrupt Delphi's production of automotive components and systems.

     During the years ended December 31, 1996 and 1997, work stoppages at certain GM and Delphi facilities had an estimated unfavorable impact on net income of $281 million and $92 million, respectively. Delphi generally estimates the impact of work stoppages by multiplying standard contribution margins by the estimated decline in vehicle production that is directly attributable to the work stoppages, after considering partial recovery, if any, in subsequent periods.

     RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS--In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." SFAS No. 133 requires recognition of all derivative financial instruments as either assets or liabilities in consolidated balance sheets at fair value and determines the method(s) of gain/loss recognition. Delphi is required to adopt SFAS No. 133 with its fiscal year ending December 31, 2000 and is currently assessing the effect that it may have on its consolidated financial statements.

     SFAS No. 133 provides that, if certain conditions are met, a derivative may be specifically designated as (1) a hedge of the exposure to changes in the fair value of a recognized asset or liability or an unrecognized firm commitment (fair value hedge), (2) a hedge of the exposure to variable cash flows of a forecasted

                     DELPHI AUTOMOTIVE SYSTEMS CORPORATION
transaction (cash flow hedge) or (3) a hedge of the foreign currency exposure of a net investment in a foreign operation, an unrecognized firm commitment, an available-for-sale security or a foreign-currency-denominated forecasted transaction (foreign currency hedge).

     Under SFAS No. 133, the accounting for changes in the fair value of a derivative depends on its intended use and designation. For a fair value hedge, the gain or loss is recognized in earnings in the period of change together with the offsetting loss or gain on the hedged item. For a cash flow hedge, the effective portion of the derivative's gain or loss is initially reported as a component of other comprehensive income and subsequently reclassified into earnings when the forecasted transaction affects earnings. For a foreign currency hedge, the gain or loss is reported in other comprehensive income as part of the cumulative translation adjustment. For all other items not designated as hedging instruments, the gain or loss is recognized in earnings in the period of change.


     In March 1998, the Accounting Standards Executive Committee ("ASEC") for the American Institute of Certified Public Accountants released Statement of Position ("SOP") 98-1, "Accounting for the Costs of Computer Software Developed for Internal Use." SOP 98-1 requires the capitalization of certain expenditures for software that is purchased or internally developed once certain criteria are met. Currently, Delphi generally expenses the costs of developing or obtaining internal use software as incurred. Delphi adopted SOP 98-1 on January 1, 1999, as required. Delphi expects that about $30 to $40 million of spending that would have otherwise been expensed as incurred will be capitalized in 1999 in accordance with the provisions of SOP 98-1.



     In April 1998, the ASEC released SOP 98-5, "Reporting on the Costs of Start-Up Activities." SOP 98-5 generally requires costs of start-up activities to be expensed instead of being capitalized and amortized. Delphi was required to adopt the pronouncement on January 1, 1999. Delphi management has not concluded at this time on the applicability or impact of this SOP on Delphi's consolidated financial statements.


3. COMPETITIVENESS INITIATIVES

     The global automotive parts industry has become increasingly competitive and is currently undergoing significant restructuring and consolidation activities. All of the major industry competitors are continuing to increase their focus on efficiency and cost improvements, while facing continuing price pressures. As a result, Delphi initiated a study in 1997 to evaluate the long-term competitiveness of all facets of its business ("Competitiveness Study"). This study was performed in conjunction with the business planning cycle and was substantially completed in December 1997.

     Based on the results of the Competitiveness Study, Delphi recorded a charge of approximately $1.4 billion ($870 million after-tax) during the fourth quarter of 1997. This charge was comprised of the following:

  PRE-TAX      AFTER-TAX
  -------      ---------
$791 million  $506 million  Underperforming assets
 $55 million   $34 million  Capacity reductions
$516 million  $330 million  Assets held for disposal

     Overall, these charges had the effect of increasing cost of sales and depreciation and amortization by $262 million and $1.1 billion, respectively.

     The amount included for underperforming assets represents charges pursuant to Delphi's policy for the valuation of long-lived assets. Delphi re-evaluated the carrying value of its long-lived assets as events and circumstances of the industry changed. The re-evaluation was performed using product specific cash flow

                     DELPHI AUTOMOTIVE SYSTEMS CORPORATION
information refined in connection with the separation of Delphi from GM's North American Automotive Operations and the transfer of Delco Electronics to Delphi in December 1997. As a result, the carrying values of certain long-lived assets were determined to be impaired as the separately identifiable, undiscounted future cash flows from such assets were less than their respective carrying values. The resulting impairment charge represented the amount by which the carrying value of such assets exceeded their estimated fair market value.

     The amount included for capacity reductions represents postemployment benefits payable to employees pursuant to contractual agreements.

     Assets held for disposal primarily relate to Delphi's seating, lighting and coil spring businesses, which were announced for sale during 1997, and certain other losses on assets subject to disposal. The related pre-tax charges represented the amount by which the carrying value of such assets exceeded the estimated fair value, net of related costs to dispose of the assets.

     Separately, during 1997 Delphi recognized a charge to cost of sales of $80 million ($50 million after-tax) to provide for postemployment benefits and other site-related closure costs in connection with the decision to cease production at its Trenton, New Jersey, plant. In 1996, Delphi sold four facilities located in Flint and Livonia, Michigan and Oshawa and Windsor, Ontario, which resulted in a loss of $247 million ($153 million after-tax). The loss had the effect of increasing cost of sales and depreciation and amortization by $167 million and $80 million, respectively.

4. INVENTORIES, NET

     Inventories, net consisted of the following:

                                                                   DECEMBER 31,
                                                                -------------------
                                                                 1996         1997
                                                                 ----         ----
                                                                   (IN MILLIONS)
Productive material, work-in-process and supplies...........    $2,274       $2,035
Finished goods..............................................       243          264
                                                                ------       ------
     Total inventories at FIFO..............................     2,517        2,299
Less allowance to adjust the carrying value of certain
  inventories to LIFO.......................................      (504)        (431)
                                                                ------       ------
     Total inventories, net.................................    $2,013       $1,868
                                                                ======       ======

5. INCOME TAXES

     Income before income taxes for U.S. and foreign operations was as follows:

                                                            YEAR ENDED DECEMBER 31,
                                                         ------------------------------
                                                          1995         1996        1997
                                                          ----         ----        ----
                                                                 (IN MILLIONS)
U.S. income (loss)...................................    $1,293       $  584       $(99)
Foreign income.......................................       653          528        358
                                                         ------       ------       ----
     Total...........................................    $1,946       $1,112       $259
                                                         ======       ======       ====

                     DELPHI AUTOMOTIVE SYSTEMS CORPORATION

     The provision for income taxes was as follows:

                                                              YEAR ENDED DECEMBER 31,
                                                           -----------------------------
                                                           1995       1996        1997
                                                           ----       ----        ----
                                                                   (IN MILLIONS)
Income taxes estimated to be payable (refundable):
  U.S. federal.......................................      $ 54       $(107)     $   849
  Foreign............................................       191         108          203
  U.S. state and local...............................        (8)         50           32
                                                           ----       -----      -------
     Total payable currently.........................       237          51        1,084
Deferred income tax expense (benefit), net
  U.S. federal.......................................       346         244         (915)
  Foreign............................................        (3)         (3)         (47)
  U.S. state and local...............................        66         (26)         (71)
                                                           ----       -----      -------
     Total deferred..................................       409         215       (1,033)
Investment tax credits...............................        (7)         (7)          (7)
                                                           ----       -----      -------
     Total income tax provision......................      $639       $ 259      $    44
                                                           ====       =====      =======

     A reconciliation of the provision for income taxes compared with the amounts at the U.S. federal statutory rate was as follows:

                                                             YEAR ENDED DECEMBER 31,
                                                           ----------------------------
                                                           1995         1996       1997
                                                           ----         ----       ----
                                                                  (IN MILLIONS)
Tax at U.S. federal statutory income tax rate........      $681         $389       $ 91
U.S. state and local income taxes....................        58           25        (39)
Foreign rates other than 35%.........................       (41)         (80)        31
Research and experimentation credits.................        --          (49)       (50)
Other adjustments....................................       (59)         (26)        11
                                                           ----         ----       ----
     Total income tax provision......................      $639         $259       $ 44
                                                           ====         ====       ====

     Deferred income tax assets and liabilities for 1996 and 1997 reflect the impact of temporary differences between amounts of assets and liabilities for financial reporting purposes and the bases of such assets and liabilities as measured by tax laws. Such deferred tax balances are based on the assets and liabilities transferred to Delphi pursuant to the Separation Agreement.

                     DELPHI AUTOMOTIVE SYSTEMS CORPORATION

     Temporary differences that gave rise to deferred tax assets and liabilities included the following:

                                                       YEAR ENDED DECEMBER 31,
                                          --------------------------------------------------
                                                   1996                       1997
                                          -----------------------    -----------------------
                                          DEFERRED     DEFERRED      DEFERRED     DEFERRED
                                            TAX           TAX          TAX           TAX
                                           ASSETS     LIABILITIES     ASSETS     LIABILITIES
                                          --------    -----------    --------    -----------
                                                            (IN MILLIONS)
Postretirement benefits other than
  pensions............................     $1,626       $ --         $1,677         $ --
Postemployment benefits...............        175         --            170           --
Depreciation..........................         --        289             54           83
Employee benefits.....................        701         29            886           --
Tax on unremitted profits.............         --        165             --           36
U.S. state and local taxes............        176         --            134           --
Other U.S. ...........................         82         99            247           57
Other foreign.........................         --         90             45           85
                                           ------       ----         ------         ----
     Total............................      2,760        672          3,213          261
Valuation allowances..................        (25)        --            (23)          --
                                           ------       ----         ------         ----
     Total deferred taxes.............     $2,735       $672         $3,190         $261
                                           ======       ====         ======         ====

     Realization of the net deferred tax assets is dependent on future reversals of existing taxable temporary differences and adequate future taxable income, exclusive of reversing temporary differences and carryforwards. Although realization is not assured, management believes that it is more likely than not that the net deferred tax assets will be realized.

     Annual tax provisions include amounts considered sufficient to pay assessments that may result from examination of prior year tax returns; however, income tax accruals in the consolidated balance sheets reflect that, as part of the Separation Agreement, GM agreed to indemnify Delphi, excluding Delco Electronics, for prior year tax issues in the United States.

     Provisions are made for estimated U.S. and foreign income taxes, less available tax credits and deductions, which may be incurred on the remittance of Delphi's share of subsidiaries' undistributed earnings not deemed to be permanently reinvested. Taxes have not been provided on foreign subsidiaries' earnings, which are deemed permanently reinvested, of approximately $30 million at December 31, 1997. Quantification of the deferred tax liability, if any, associated with permanently reinvested earnings is not practicable.

                     DELPHI AUTOMOTIVE SYSTEMS CORPORATION

6. PROPERTY, NET

     Property, net consisted of the following:

                                                                        DECEMBER 31,
                                                 ESTIMATED USEFUL    ------------------
                                                  LIVES (YEARS)       1996       1997
                                                 ----------------     ----       ----
                                                                       (IN MILLIONS)
Land.........................................            --          $    69    $    66
Land and leasehold improvements..............          3-30              248        249
Buildings....................................         29-45            2,067      2,114
Machinery and equipment......................          3-30            9,754     10,159
Furniture and office equipment...............          3-20              149        153
Construction in progress.....................            --              705        762
                                                                     -------    -------
     Total...................................                         12,992     13,503
Less accumulated depreciation and
  amortization...............................                         (7,751)    (8,903)
                                                                     -------    -------
Total property, net..........................                        $ 5,241    $ 4,600
                                                                     =======    =======

7. ACCRUED LIABILITIES

     Accrued liabilities consisted of the following:

                                                                  DECEMBER 31,
                                                                -----------------
                                                                 1996       1997
                                                                 ----       ----
                                                                  (IN MILLIONS)
Payroll related obligations.................................    $  861     $  636
Income taxes payable........................................        --        671
Other.......................................................       543        357
                                                                ------     ------
     Total..................................................    $1,404     $1,664
                                                                ======     ======

8. INTRACOMPANY NOTE PAYABLE AND LONG-TERM DEBT


     Pursuant to a Cash and Debt Management Agreement, Delphi's financial statements reflect an outstanding intracompany note payable with the automotive and corporate sectors of GM of $3.1 billion at both December 31, 1996 and 1997. This intracompany note payable bears interest at variable interest rates established consistent with the overall credit risk of the Delphi business sector; such rates approximated 7.4%, 7.3% and 7.2% in 1995, 1996 and 1997, respectively. The intracompany note payable matures on January 1, 2000, and is not subject to any collateral or covenant requirements.


     Delphi has certain other long-term debt outstanding, principally at certain international subsidiaries. The amount of the intracompany note payable is increased or repaid pursuant to the Cash and Debt Management Agreement such that the total long-term debt outstanding at any period end is $3.5 billion. The repayment schedule of amounts due at December 31, 1997 was as follows:
1998--$159 million; 1999--$9 million; 2000--$3.3 billion; 2001--$1 million;
2002--$3 million; 2003 and thereafter--$55 million.


     In January 1999, Delphi entered into two financing agreements with a syndicate of lenders providing for an aggregate of $5 billion in revolving credit facilities. In general, borrowings of up to $5 billion are available under the facilities through January 3, 2000, after which $1.5 billion will be available through January 3, 2004. The amount Delphi may borrow under the facilities will be reduced to the extent the

                     DELPHI AUTOMOTIVE SYSTEMS CORPORATION
aggregate net cash proceeds from issuances of common stock by Delphi and its subsidiaries, excluding issuances under its regular employee, executive and director stock option plans, exceeds $1.5 billion. This includes the net cash proceeds from this offering. The amount Delphi may borrow will also be reduced to the extent of the net cash proceeds from public offerings and private placements of debt securities, excluding debt securities with a maturity of less than one year. The reduction arising from issuances of debt securities will not exceed $2.0 billion. Borrowings under these financing arrangements may be used for general corporate purposes. The credit facilities include certain customary affirmative and negative covenants.

     The credit facilities provide that the interest rate is to be based, at Delphi's option, on either an Alternate Base Rate (higher of prime, federal funds or certificate of deposit based rates) or a Eurodollar rate, plus a margin. Delphi also has the right under the credit facilities to request that lenders provide from time to time alternative rates on loans. The rates offered by the lenders on these loans will either be fixed rates or rates based on a Eurodollar rate, plus, at the discretion of the offering lender, a margin. In addition to interest payments, Delphi is obligated to pay certain facility fees throughout the term of the facilities.

9. PENSION BENEFITS

     During the periods presented, substantially all of Delphi's U.S. employees participated in GM's defined benefit pension plans. Plans covering U.S. represented employees generally provide benefits of negotiated, stated amounts for each year of service, as well as supplemental benefits for employees who retire with 30 years of service before normal retirement age. The benefits provided by the plans covering U.S. salaried employees are generally based on years of service and salary history. Certain Delphi employees also participate in GM's nonqualified pension plans covering executives, which are unfunded. Such plans are based on targeted wage replacement percentages, and are generally not significant to Delphi. GM's funding policy with respect to its qualified plans is to contribute annually, not less than the minimum required by applicable laws and regulations.

     Certain of Delphi's international subsidiaries sponsor defined benefit pension plans, which provide benefits based on negotiated amounts for each year of service. The unfunded plans have projected benefit obligations of approximately $80 million and $76 million at December 31, 1996 and 1997, respectively. The funded plans have assets in excess of projected benefit obligations of approximately $45 million and $25 million at December 31, 1996 and 1997, respectively.

     During the periods presented, Delphi participated in GM's U.S. defined benefit pension plans for hourly and salaried employees. GM charged Delphi approximately $421 million, $337 million and $433 million, in 1995, 1996 and 1997, respectively, related to Delphi hourly employees and retirees in the U.S., and approximately $33 million, $27 million and $(11) million in these respective years for U.S. salaried employees and retirees.

     The Separation Agreement provides generally that pension plan assets and liabilities related to Delphi's U.S. salaried active and inactive employees retiring after January 1, 1999 will be assumed by Delphi. Delphi will establish and administer defined benefit pension plans for its salaried employees under the same terms that existed for the GM plans at the time of separation, subject to all plan terms. The consolidated financial statements reflect the assets and liabilities related to U.S. salaried employees that Delphi will assume pursuant to the Separation Agreement, and exclude employee benefit obligations and assets related to employees retired as of January 1, 1999. Generally, Delphi's U.S. hourly employees will continue to participate in the defined benefit pension plan for hourly workers administered by GM until the Distribution. Delphi is responsible for assuming the unfunded hourly pension liability associated with Delphi hourly employees either through the transfer of specified obligations and plan assets to a Delphi plan at the date of the Distribution, or through an equivalent series of future payments to GM under certain circumstances. Delphi's obligation to GM related to

                     DELPHI AUTOMOTIVE SYSTEMS CORPORATION
the U.S. hourly pension plan is specified in the Separation Agreement to equal the projected benefit obligation related to Delphi U.S. hourly active and inactive employees, using applicable pension actuarial assumptions, less an amount equal to the level of plan assets that would be received by Delphi under applicable laws and regulations had the plan transfer occurred on January 1, 1999, adjusted for subsequent asset returns. Such obligation totaled $1.5 billion and $1.7 billion at December 31, 1996 and 1997, respectively. Delphi intends to work with GM to ensure that any plan transfers are accomplished in accordance with applicable law and regulations.

     The funded status related to the pension obligation for Delphi's salaried employees at December 31 is set forth below. The measurement date utilized for such disclosures is December 31.

                                                                DECEMBER 31,
                                                       ------------------------------
                                                           1996             1997
                                                          ASSETS           ASSETS
                                                          EXCEED           EXCEED
                                                        ACCUMULATED      ACCUMULATED
                                                         BENEFITS         BENEFITS
                                                        -----------      -----------
                                                               (IN MILLIONS)
Actuarial present value of:
  Vested benefits....................................     $1,388           $1,543
  Nonvested benefits.................................        345              384
                                                          ------           ------
Accumulated benefit obligation.......................      1,733            1,927
Effect of projected benefits.........................        412              459
                                                          ------           ------
Total projected benefit obligation (PBO).............      2,145            2,386
Plan assets at fair value............................      2,218            2,475
                                                          ------           ------
PBO less than plan assets............................         73               89
Unamortized net loss.................................        344              267
Unamortized prior service cost.......................        139              129
Unrecognized asset at date of adoption...............        (54)             (40)
                                                          ------           ------
Net pension asset....................................     $  502           $  445
                                                          ======           ======

     The following assumptions were used to determine the pension expense and the actuarial value of the PBO for the U.S. plans in which Delphi's salaried employees participate:

                                                                1996        1997
                                                                ----        ----
Weighted-average discount rate..............................     7.5%        7.0%
Rate of increase in future compensation levels..............     5.0%        5.0%
Expected long-term rate of return on plan assets............    10.0%       10.0%

10. POSTRETIREMENT BENEFITS OTHER THAN PENSIONS

     Substantially all of Delphi's U.S. employees participate in GM's various postretirement medical, dental, vision and life insurance plans. The cost of such benefits is recognized in the consolidated financial statements during the period employees provide service to Delphi. Certain of Delphi's non-U.S. subsidiaries have postretirement plans, although most participants are covered by government sponsored or administered programs. The cost of such programs generally is not significant to Delphi.

     Delphi's postretirement benefit costs were determined based on actuarial methods and include costs related to Delphi's salaried and hourly employees and retirees for all periods presented.

                     DELPHI AUTOMOTIVE SYSTEMS CORPORATION

     Postretirement benefit cost included the following components:

                                                          YEAR ENDED DECEMBER 31,
                                                      --------------------------------
                                                       1995         1996         1997
                                                       ----         ----         ----
                                                               (IN MILLIONS)
Service cost........................................  $  172       $  185       $  175
Interest cost.......................................     902          859          896
Net amortization....................................     (34)         (26)         (24)
Curtailments........................................     (10)          (3)          --
                                                      ------       ------       ------
     Total postretirement benefit cost..............  $1,030       $1,015       $1,047
                                                      ======       ======       ======

     The Separation Agreement provides, in general, that GM will assume responsibility for postretirement benefit costs related to U.S. salaried and U.S. hourly retired employees. The postretirement benefit obligation for Delphi based on such terms of the Separation Agreement is as follows:

                                                                   DECEMBER 31,
                                                                -------------------
                                                                 1996         1997
                                                                 ----         ----
                                                                   (IN MILLIONS)
Accumulated postretirement benefit obligation (APBO):
  Fully eligible active plan participants...................    $1,348       $1,373
  Other active plan participants............................     2,959        3,237
                                                                ------       ------
APBO........................................................     4,307        4,610
Unamortized prior service costs due to plan changes.........        79           64
Unamortized net amount resulting from changes in plan
  experience and actuarial assumptions......................       263          114
                                                                ------       ------
Net postretirement benefit obligation(1)....................    $4,649       $4,788
                                                                ======       ======

------------------
(1) During 1997, Delphi contributed $925 million to a Voluntary Employees' Beneficiary Association (VEBA) trust. The contribution was made in connection with GM's pre-funding of a portion of its other post-retirement benefit liability. In accordance with the terms of the Separation Agreement, GM will retain 100% of the pre-funding and accordingly, Delphi's other postretirement benefit liability does not reflect an allocation of the VEBA trust assets.

     The principal assumptions used were as follows:

                                                            1995       1996       1997
                                                            ----       ----       ----
Weighted-average discount rate..........................    7.5%       7.8%       7.2%
Weighted-average rate of increase in future compensation
  levels related to pay-related life insurance..........    4.3%       4.4%       4.4%
Base weighted-average health care cost trend rate(a)....    6.5%       6.5%       5.5%
Ultimate sustained weighted-average health care cost
  trend rate in 2004(b).................................    5.0%       5.0%       5.0%

------------------
(a) Current year trend rate assumed at beginning of year was adjusted to actual to determine year-end obligations.

(b) Rate increases to 6.0% in 1999 and then decreases on a linear basis through 2004, to the ultimate weighted-average trend rate of 5.0%.

                     DELPHI AUTOMOTIVE SYSTEMS CORPORATION

     A one percentage point increase in the assumed health care trend rate would have increased the aggregate service and interest cost components of non-pension postretirement benefit expense for 1997 by $139 million, and would have increased the APBO by $725 million as of and for the year ended December 31, 1997.

     Delphi has disclosed in the consolidated financial statements certain amounts associated with estimated future postretirement benefits other than pensions and characterized such amounts as "costs" or "obligations." Notwithstanding the recording of such amounts and the use of these terms, Delphi does not admit or otherwise acknowledge that such amounts or existing postretirement benefit plans of GM, other than pensions, represent legally enforceable liabilities of Delphi.

11. COMMITMENTS AND CONTINGENCIES

     Rental expense totaled $82 million, $98 million and $99 million for the years ended December 31, 1995, 1996 and 1997, respectively. Delphi had minimum lease commitments under noncancelable operating leases at December 31, 1997 totaling $329 million which become due as follows: 1998--$54 million; 1999--$54 million; 2000--$49 million; 2001--$45 million; 2002--$45 million and thereafter--$82 million.

     Delphi is from time to time subject to various legal actions and claims incidental to its business, including those arising out of alleged defects, product warranties, employment-related matters and environmental matters. Litigation is subject to many uncertainties, and the outcome of individual litigated matters is not predictable with assurance. After discussions with counsel, it is the opinion of management that the outcome of such matters will not have a material adverse impact on the consolidated financial position, results of operations or cash flows of Delphi.

12. OTHER COMPREHENSIVE INCOME (LOSS)

     The change in other comprehensive income (loss), net of related tax effect, is as follows at December 31, 1995, 1996 and 1997:

                                                 PRE-TAX       TAX EFFECT        NET
                                                 AMOUNT         (CREDIT)        AMOUNT
                                                 -------       ----------       ------
                                                             (IN MILLIONS)
Other comprehensive income (loss)--foreign
  currency translation adjustments:
  1995.......................................     $  42           $(16)          $ 26
  1996.......................................       (50)            19            (31)
  1997.......................................      (134)            51            (83)

                     DELPHI AUTOMOTIVE SYSTEMS CORPORATION

13. OTHER INCOME, NET

     Other income, net included the following:

                                                             YEAR ENDED DECEMBER 31,
                                                          ------------------------------
                                                          1995         1996         1997
                                                          ----         ----         ----
                                                                  (IN MILLIONS)
Claims and commissions................................    $ 53         $ 76         $ 80
Gain (loss) on disposition of assets, net.............      39          (44)          52
Interest income.......................................      53           49           57
Earnings of non-consolidated affiliates...............      47           57           27
Other expense.........................................     (91)         (23)         (22)
                                                          ----         ----         ----
Other income, net.....................................    $101         $115         $194
                                                          ====         ====         ====

14. STOCK INCENTIVE PLANS

     Certain eligible employees of Delphi are participants in the General Motors 1997 Stock Incentive Plan ("GMSIP"), formerly the General Motors Amended 1987 Stock Incentive Plan. Pursuant to the GMSIP, shares, rights, or options to acquire GM $1 2/3 common stock may be granted through May 31, 2002. The option price is equal to 100% of the fair market value of GM $1 2/3 common stock on the date the options are granted. These non-qualified options generally expire 10 years from the dates of grant and are subject to earlier termination under certain conditions. Upon completion of the Distribution, all outstanding options on GM $1 2/3 common stock previously granted to Delphi employees are likely to be converted to equivalent stock options on Delphi common stock subject to the terms of the Separation Agreement.

15. SEGMENT REPORTING

     SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information," established standards for reporting information about operating segments in annual financial statements and requires selected information about operating segments in interim financial reports issued to stockholders. It also established standards for related disclosures about products and services, geographic areas, and major customers. Operating segments are defined as components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker, or decision making group, in deciding how to allocate resources and in assessing performance. Delphi's chief operating decision making group is the Delphi Strategy Board, which is comprised of the Chief Executive Officer and 20 senior executives from the three operating segments and the world headquarters staff. Certain senior executives for each operating segment are also members of a Strategy Board or equivalent committee that manages the profitability and cash flow of each respective segment's various product lines and businesses. The three operating segments are managed separately because of differences in the nature of the respective products.

     Delphi's reportable operating segments ("product sectors") are Electronics & Mobile Communication; Safety, Thermal & Electrical Architecture; and Dynamics & Propulsion. The Electronics & Mobile Communication product sector supplies various electronic products, as well as audio and communication systems for vehicles. The Safety, Thermal & Electrical Architecture product sector offers a wide range of products relating to the vehicle interior and powertrain cooling systems and climate control systems. In addition, the segment produces wiring harnesses and connectors for electrical power and signal distribution. The Dynamics & Propulsion product sector offers a wide range of energy and engine management systems, chassis control systems and steering products.

                     DELPHI AUTOMOTIVE SYSTEMS CORPORATION

     The accounting policies of the product sectors are the same as those described in the summary of significant accounting policies except that the disaggregated financial results for the product sectors have been prepared using a management approach, which is consistent with the basis and manner in which management internally disaggregates financial information for the purposes of assisting in making internal operating decisions. Generally, Delphi evaluates performance based on stand-alone product sector net income and accounts for intersegment sales and transfers as if the sales or transfers were to third parties, that is, at current market prices. Net sales are attributed to geographic areas based on the location of the assets producing the revenues.

     Financial information segregated by reportable product sectors is as follows:

                                                   SAFETY,
                                 ELECTRONICS &     THERMAL
                                    MOBILE       & ELECTRICAL   DYNAMICS &
             1995                COMMUNICATION   ARCHITECTURE   PROPULSION   OTHER(A)    TOTAL
             ----                -------------   ------------   ----------   --------    -----
                                                         (IN MILLIONS)
Net sales to GM and
  affiliates...................     $4,714         $10,967       $10,975      $  --     $26,656
Net sales to other customers...        519           2,344         2,142         --       5,005
Inter-sector net sales.........        246             122            25       (393)         --
                                    ------         -------       -------      -----     -------
     Total net sales...........     $5,479         $13,433       $13,142      $(393)    $31,661
                                    ======         =======       =======      =====     =======
Depreciation and
  amortization.................     $  151         $   267       $   355      $  --     $   773
Interest expense...............         48             108           127         10         293
Income taxes (tax benefit).....        236             296           161        (54)        639
Net income (loss)(b)...........        482             605           330       (110)      1,307
Sector assets..................      2,556           5,734         6,761        584      15,635
Capital expenditures...........        265             355           532          3       1,155

                                                   SAFETY,
                                 ELECTRONICS &     THERMAL
                                    MOBILE       & ELECTRICAL   DYNAMICS &
             1996                COMMUNICATION   ARCHITECTURE   PROPULSION   OTHER(A)    TOTAL
             ----                -------------   ------------   ----------   --------    -----
                                                         (IN MILLIONS)
Net sales to GM and
  affiliates...................     $4,540         $10,009       $11,199      $  --     $25,748
Net sales to other customers...        490           2,733         2,061         --       5,284
Inter-sector net sales.........        285             200            33       (518)         --
                                    ------         -------       -------      -----     -------
     Total net sales...........     $5,315         $12,942       $13,293      $(518)    $31,032
                                    ======         =======       =======      =====     =======
Depreciation and
  amortization.................     $  196         $   325       $   322      $  --     $   843
Interest expense...............         47             102           115         12         276
Income taxes (tax benefit).....        106             166            67        (80)        259
Net income (loss)(b)...........        349             548           222       (266)        853
Sector assets..................      2,615           5,687         6,396        692      15,390
Capital expenditures...........        195             418           548         16       1,177

                     DELPHI AUTOMOTIVE SYSTEMS CORPORATION

                                                   SAFETY,
                                 ELECTRONICS &     THERMAL
                                    MOBILE       & ELECTRICAL   DYNAMICS &
             1997                COMMUNICATION   ARCHITECTURE   PROPULSION   OTHER(A)    TOTAL
             ----                -------------   ------------   ----------   --------    -----
                                                         (IN MILLIONS)
Net sales to GM and
  affiliates...................     $4,652         $ 9,756       $11,499      $  --     $25,907
Net sales to other customers...        539           2,776         2,225         --       5,540
Inter-sector net sales.........        348             196             9       (553)         --
                                    ------         -------       -------      -----     -------
     Total net sales...........     $5,539         $12,728       $13,733      $(553)    $31,447
                                    ======         =======       =======      =====     =======
Depreciation and
  amortization.................     $  481         $   539       $   950      $  --     $ 1,970
Interest expense...............         41             109           119         18         287
Income taxes (tax benefit).....         11              48             3        (18)         44
Net income (loss)(b)...........         53             234            15        (87)        215
Sector assets..................      2,063           5,749         6,328        886      15,026
Capital expenditures...........        122             464           778         19       1,383

------------------
(a) Other includes activity not allocated to the product sectors and the elimination of inter-sector transactions.

(b) Our operating results for the years ended December 31, 1996 and 1997 were impacted by a number of special items, including the Competitiveness Study, divestitures and plant closings (see Note 3), as well as work stoppages at certain GM and Delphi facilities (see Note 2). The net unfavorable impact on net income for each product sector was as follows:

                                                                 SAFETY,
                                               ELECTRONICS &    THERMAL &
                    YEAR ENDED                    MOBILE        ELECTRICAL    DYNAMICS &
                   DECEMBER 31,                COMMUNICATION   ARCHITECTURE   PROPULSION   TOTAL
                   ------------                -------------   ------------   ----------   -----
                                                      (IN MILLIONS, NET OF RELATED TAXES)
         1996.................................     $ 98            $282          $138      $518
         1997.................................     $239            $271          $442      $952

                     DELPHI AUTOMOTIVE SYSTEMS CORPORATION

     Information concerning principal geographic areas (net sales data for the year ended December 31; net property data as of December 31) is as follows:

                                  1995                   1996                   1997
                           -------------------    -------------------    -------------------
                             NET        NET         NET        NET         NET        NET
                            SALES     PROPERTY     SALES     PROPERTY     SALES     PROPERTY
                            -----     --------     -----     --------     -----     --------
                                                     (IN MILLIONS)
North America:
  United States..........  $23,387     $3,578     $22,139     $3,777     $21,925     $3,186
  Canada.................    1,211         88         719          9         806         14
  Mexico.................    2,272        266       2,714        264       3,448        263
                           -------     ------     -------     ------     -------     ------
     Total North
       America...........   26,870      3,932      25,572      4,050      26,179      3,463
Europe:
  France.................      661        254         713        284         645        267
  Germany................    1,297        197       1,502        211       1,365        181
  Spain..................      572        147         637        145         575        131
  United Kingdom.........      331         34         349         47         324          7
  Other..................    1,379        263       1,454        261       1,311        234
                           -------     ------     -------     ------     -------     ------
     Total Europe........    4,240        895       4,655        948       4,220        820
South America:
  Brazil.................      235         73         399         91         598         91
  Other..................        3          4          43         13          64         26
                           -------     ------     -------     ------     -------     ------
     Total South
       America...........      238         77         442        104         662        117
All Other................      313         98         363        139         386        200
                           -------     ------     -------     ------     -------     ------
     Total...............  $31,661     $5,002     $31,032     $5,241     $31,447     $4,600
                           =======     ======     =======     ======     =======     ======

     Historically, Delphi has relied on GM for a substantial portion of its total revenues. Delphi expects that a significant portion of its future revenues will continue to be generated by GM. Any substantial reduction in orders by GM could materially adversely affect Delphi's operating results.

16. FAIR VALUE OF FINANCIAL INSTRUMENTS

     The fair value of derivative financial instruments reflects the estimated amounts which Delphi would receive or pay to terminate contracts which it will assume under the Separation Agreement; such estimated amounts take into account the current unrealized gains or losses on open contracts that are deferred and recognized when the offsetting gains or losses are recognized on the related hedged items. The fair value of foreign exchange forward contracts is estimated based on foreign exchange rate quotes at the reporting date. At December 31, 1996 and 1997, the total estimated fair value of open contracts were generally not significant to Delphi. No amounts were recorded for such contracts on Delphi's consolidated balance sheets at these dates.

     For certain international long-term debt, which was recorded at $177 million and $230 million, at December 31, 1996 and 1997, respectively, the related fair value approximated $179 million and $232 million. For all other financial instruments recorded at December 31, 1996 and 1997, fair value approximates book value.

                     DELPHI AUTOMOTIVE SYSTEMS CORPORATION

17. DERIVATIVES INSTRUMENTS

     Delphi, through its relationship with GM, is a party to financial instruments with off-balance sheet risk, which are used in the normal course of business to manage exposure principally to foreign exchange rate fluctuations. The primary class of such derivatives used are foreign exchange forward contracts, which involve varying degrees of market risk, and elements of credit risk in the event of counterparty default. Derivative transactions are entered into in order to hedge underlying business exposures. The market risk in these instruments is offset by opposite movements in the underlying exposure. Cash receipts and payments on these contracts normally occur at maturity.

     Delphi is an international corporation with operations in 36 countries, and has foreign currency exposure related to buying and selling in currencies other than the local currencies. Delphi's most significant foreign exposures relate to Mexico, Germany, France, Spain and South Korea. The magnitude of these exposures varies over time, depending on the strength of local automotive markets.

     On Delphi's behalf, GM enters into agreements by which it seeks to manage certain of its foreign exchange exposures in accordance with established policy guidelines. These agreements primarily hedge cash flows such as debt, firm commitments and anticipated transactions involving components and fixed assets. As a general practice, GM has not hedged the foreign exchange exposure related to either the translation of overseas earnings into U.S. dollars, or the translation of overseas equity positions back to U.S. dollars. On Delphi's behalf, GM uses foreign exchange forward contracts as well as purchased and written foreign exchange options to manage such exposures. Foreign exchange forward contracts are legal agreements between two parties to purchase or to sell a foreign currency for a price specified at the contract date, with delivery and settlement in the future.

     At December 31, 1996 and 1997, GM held foreign exchange forward contracts related to Delphi totaling $11 million and $31 million, respectively. The foreign exchange options contracts related to Delphi were not significant at December 31, 1996 and 1997. Forward contracts and options related to Delphi's business at the time of the Separation will be assumed by Delphi pursuant to the Separation Agreement. Deferred hedging gains and losses on outstanding foreign exchange forward and options contracts were not significant at December 31, 1996 and 1997. Such deferred amounts will be included in the cost of such assets when purchased, and subsequently recognized in operations as part of the basis of these assets. In the event a contract is terminated early or the anticipated transaction is no longer considered likely to occur, the derivative is then marked to market. Foreign exchange forward contracts, which hedge foreign exchange exposures of anticipated inventory or fixed asset transactions, are marked to market and recognized with other gains or losses on foreign exchange transactions in the consolidated statement of income. Firm commitments typically extend for periods of up to three years.

     The foreign contracts or options previously discussed contain an element of risk that counterparties may be unable to meet the terms of the agreements. However, such risk is minimized by limiting the counterparties to major international banks or financial institutions that meet established credit guidelines, and by limiting the risk exposure to any one bank or financial institution. GM generally does not require or place collateral for these financial instruments. Management does not expect to incur any losses as a result of counterparty default.

     Delphi has business activities with customers and affiliates around the world. Although Delphi does have large volumes of its receivables from a limited number of vehicle manufacturer customers, particularly GM, such receivables are managed under standard commercial terms. Consequently, in management's opinion, any concentration of credit risk relating to these customers is appropriately managed.

                     DELPHI AUTOMOTIVE SYSTEMS CORPORATION

18. QUARTERLY DATA (UNAUDITED)

                                                 QUARTER ENDED
                              ---------------------------------------------------    YEAR ENDED
                              MARCH 31,   JUNE 30,   SEPTEMBER 30,   DECEMBER 31,   DECEMBER 31,
                              ---------   --------   -------------   ------------   ------------
                                                        (IN MILLIONS)
1996
Total net sales.............   $7,389      $8,773       $7,564          $7,306        $31,032
Cost of sales, excluding
  items listed below........    6,575       7,464        6,636           6,796         27,471
Selling, general and
  administrative............      303         357          359             426          1,445
Depreciation and
  amortization..............      194         190          243             216            843
                               ------      ------       ------          ------        -------
Operating income (loss).....      317         762          326            (132)         1,273
Interest expense............      (70)        (71)         (67)            (68)          (276)
Other income, net...........       27          41           46               1            115
                               ------      ------       ------          ------        -------
Income (loss) before income
  taxes.....................      274         732          305            (199)         1,112
Income taxes (benefit)......      102         258            5            (106)           259
                               ------      ------       ------          ------        -------
Net income (loss)...........   $  172      $  474       $  300          $  (93)       $   853
                               ======      ======       ======          ======        =======
1997
Total net sales.............   $7,995      $8,190       $7,183          $8,079        $31,447
Cost of sales, excluding
  items listed below........    6,957       7,061        6,489           7,203         27,710
Selling, general and
  administrative............      334         345          332             404          1,415
Depreciation and
  amortization..............      207         197          217           1,349          1,970
                               ------      ------       ------          ------        -------
Operating income (loss).....      497         587          145            (877)           352
Interest expense............      (80)        (57)         (69)            (81)          (287)
Other income, net...........        7          49            9             129            194
                               ------      ------       ------          ------        -------
Income (loss) before income
  taxes.....................      424         579           85            (829)           259
Income taxes (benefit)......      137         206            9            (308)            44
                               ------      ------       ------          ------        -------
Net income (loss)...........   $  287      $  373       $   76          $ (521)       $   215
                               ======      ======       ======          ======        =======

PROSPECTUS COVER GATEFOLD
INSIDE BACK

                      A LONG, PROUD HISTORY OF INNOVATION.

                       [VIEW OF VEHICLE INSTRUMENT PANEL]


                                   YESTERDAY:


Delphi Automotive Systems has been providing innovative technology to General Motors for almost a century. Some of our technologies include:

First electric self-starter
First in-dash radio
First turn signal
First catalytic converter
First airbag
First steering column
First independent front-
 wheel suspension
First energy-absorbing
 steering column
First electric power
 sliding door
First integrated child
 safety seat


                                     TODAY:

Because of Delphi's diverse technologies, we have the ability to integrate components into modules and systems. This allows us to provide comprehensive systems-based solutions for our customers.

                               [CAR IN LANDSCAPE]
                                   TOMORROW:

With its broad vehicle knowledge and system capabilities, Delphi is strategically positioned to develop automotive products for the 21st century. We call them our Next Century Winners and they include:

ADVANCED SAFETY INTERIOR - Our Occupant Protection Systems of tomorrow will tailor airbag deployment based on whether a seat is occupied, the size of the occupant, the distance an individual is from an air bag, whether a seat belt is being used and the severity of a collision.

                             [CRYSTAL BALL IN HAND]


MOBILE MULTI-MEDIA - Delphi's Network Vehicle received the "InfoVision Award" from the International Engineering Consortium. In the future we expect to bring satellite communications, E-mail, the World Wide Web, movies, games and more into the vehicle you drive.

                       [INTERIOR VIEW OF NETWORK VEHICLE]

PROSPECTUS COVER GATEFOLD
OUTSIDE BACK






                        [DELPHI AUTOMOTIVE SYSTEMS LOGO]

THE INFORMATION CONTAINED IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND WE ARE NOT SOLICITING OFFERS TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

PROSPECTUS (Subject to Completion)

Issued January 20, 1999


                               100,000,000 Shares

                                     [LOGO]
                     Delphi Automotive Systems Corporation

                                  COMMON STOCK

                            ------------------------

  DELPHI AUTOMOTIVE SYSTEMS CORPORATION IS OFFERING 100,000,000 SHARES OF ITS COMMON STOCK. THIS IS OUR INITIAL PUBLIC OFFERING AND NO PUBLIC MARKET EXISTS
   FOR OUR SHARES. WE ESTIMATE THAT THE INITIAL PUBLIC OFFERING PRICE WILL BE
                         BETWEEN $15 AND $18 PER SHARE.


                            ------------------------


 OUR COMMON STOCK HAS BEEN APPROVED FOR LISTING ON THE NEW YORK STOCK EXCHANGE


         UNDER THE TRADING SYMBOL "DPH," SUBJECT TO NOTICE OF ISSUANCE


                            ------------------------

                 INVESTING IN OUR COMMON STOCK INVOLVES RISKS.

                    SEE "RISK FACTORS" BEGINNING ON PAGE 13.


                            ------------------------

                            PRICE $         A SHARE

                            ------------------------

                                                                   UNDERWRITING
                                         PRICE TO                  DISCOUNTS AND                PROCEEDS TO
                                          PUBLIC                    COMMISSIONS                   DELPHI
                                         --------                  -------------                -----------
Per Share....................            $                         $                            $
Total........................            $                         $                            $


The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.



Delphi has granted the U.S. underwriters an option to purchase an additional 15,000,000 shares to cover over-allotments. Morgan Stanley & Co. Incorporated
expects to deliver the shares to purchasers on           , 1999.


                            ------------------------

                           MORGAN STANLEY DEAN WITTER

GOLDMAN SACHS INTERNATIONAL                          MERRILL LYNCH INTERNATIONAL

DONALDSON, LUFKIN & JENRETTE                                           SCHRODERS

            , 1999

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable in connection with the sale and distribution of the securities being registered. All amounts are estimated except the Securities and Exchange Commission registration fee and the NASD registration fee. GM has generally agreed to pay these costs and expenses. The underwriters have agreed to reimburse GM for certain of its expenses incurred in connection with the Offering.

ITEM                                                            AMOUNT
----                                                            ------
Securities and Exchange Commission registration fee.........  $   575,460
NASD registration fee.......................................       30,500
NYSE original and continued listing fees....................      962,135
Blue Sky qualification fees and expenses....................        5,000
Legal fees and expenses.....................................    1,650,000
Accounting fees and expenses................................    2,000,000
Transfer agent and registrar fees...........................       60,500
Printing and engraving expenses.............................    3,020,000
Miscellaneous expenses......................................    1,696,405
                                                              -----------
     Total..................................................  $10,000,000
                                                              ===========

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     GENERAL CORPORATION LAW

     Delphi is incorporated under the laws of the State of Delaware. Section 145 ("Section 145") of the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended (the "General Corporation Law"), inter alia, provides that a Delaware corporation may indemnify any persons who were, are or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was illegal. A Delaware corporation may indemnify any persons who are, were or threatened to be made, a party to any threatened, pending or completed action or suit by or in the right of the corporation by reasons of the fact that such person was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests, provided that no indemnification is permitted without judicial approval if the officer, director, employee or agent is adjudged to be liable to the corporation. Where an officer, director, employee or agent is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director has actually and reasonably incurred.

     Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145.

CERTIFICATE OF INCORPORATION


     Delphi's Restated Certificate of Incorporation and Bylaws provide for the indemnification of officers and directors to the fullest extent permitted by the General Corporation Law.


     All of Delphi's directors and officers will be covered by insurance policies maintained by Delphi against certain liabilities for actions taken in their capacities as such, including liabilities under the Securities Act of 1933, as amended.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES


     In connection with its incorporation and organization, on September 16, 1998, Delphi issued 10 shares of common stock to General Motors Corporation. Delphi believes that this issuance was exempt from registration under Section 4(2) of the Securities Act as a transaction not involving any public offering. In connection with this Offering, Delphi will declare a stock dividend pursuant to which an additional 464,999,990 shares of our common stock will be issued to General Motors.


ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     (a) Exhibits


EXHIBIT
NUMBER                            DESCRIPTION
-------                           -----------
 1.1      Form of Underwriting Agreement.*
 3.1      Form of Restated Certificate of Incorporation of Delphi.*
 3.2      Form of Bylaws of Delphi.*
 4.1      Form of Delphi's Common Stock certificate.**
 4.2      Form of Rights Agreement relating to Delphi's Stockholder
          Rights Plan.*
 5.1      Opinion of Kirkland & Ellis re: legality of shares being
          registered.*
10.1      Master Separation Agreement among General Motors, Delphi,
          Delphi Automotive Systems, LLC, Delphi Technologies, Inc.
          and Delphi Automotive Systems (Holding), Inc.*
10.2      Component Supply Agreement between Delphi and General
          Motors.**
10.3      Delphi/SPO Business Relationship Agreement.**
10.4      U.S. Employee Matters Agreement between Delphi and General
          Motors.**
10.5      Agreement for the Allocation of United States Federal, State
          and Local Income Taxes between General Motors and Delphi.**
10.6      Amended and Restated Agreement for the Allocation of United
          States Federal, State and Local Income Taxes between General
          Motors and Delphi.**
10.7      Form of IPO and Distribution Agreement between Delphi and
          General Motors.*
10.8      Form of Registration Rights Agreement between Delphi and
          General Motors.
10.9      Form of Change in Control Agreement between Delphi and
          certain of its officers and other executives.
10.10     Delphi Automotive Systems Corporation Stock Incentive
          Plan.**
10.11     Delphi Automotive Systems Corporation Performance
          Achievement Plan.**
10.12     Delphi Automotive Systems Corporation Annual Incentive
          Plan.**

EXHIBIT
NUMBER                            DESCRIPTION
-------                           -----------
10.13     Delphi Automotive Systems Corporation Deferred Compensation
          Plan for Non-Employee Directors.**
10.14     $3.5 Billion Competitive Advance and Revolving Credit
          Facility among Delphi and the lenders named therein.**
10.15     $1.5 Billion Competitive Advance and Revolving Credit
          Facility among Delphi and the lenders named therein.**
21.1      Subsidiaries of Delphi.**
23.1      Consent of Deloitte & Touche LLP.
23.2      Consent of Kirkland & Ellis (included in Exhibit 5.1).*
24.1      Power of Attorney.**
27.1      Financial Data Schedule (1995).**
27.2      Financial Data Schedule (1996).**
27.3      Financial Data Schedule (1997).**
27.4      Financial Data Schedule (September 30, 1997).**
27.5      Financial Data Schedule (September 30, 1998).**
99.1      Consent of Virgis W. Colbert to be named as a director
          nominee.**
99.2      Consent of Shoichiro Irimajiri to be named as a director
          nominee.**
99.3      Consent of Oscar De Paula Bernardes Neto to be named as a
          director nominee.**
99.4      Consent of John D. Opie to be named as a director nominee.**
99.5      Consent of Roger S. Penske to be named as a director
          nominee.**
99.6      Consent of Susan A. McLaughlin to be named as a director
          nominee.**


------------------
 *  To be filed by amendment.

**  Previously filed.

    (b) Financial Statement Schedules.

    Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the financial statements or notes thereto.

ITEM 17. UNDERTAKINGS


     The Registrant hereby undertakes to provide the Underwriters at the closing specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

     Insofar as the indemnification for liabilities arising under the Securities Act of 1933 may be permitted as to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 14, or otherwise, the Registrant has been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payments by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The undersigned Registrant hereby undertakes that:

     (1) for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective; and

     (2) for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Troy, State of Michigan, on January 20, 1999.


                                          DELPHI AUTOMOTIVE SYSTEMS CORPORATION

                                          By:    /s/ J.T. BATTENBERG III
                                            ------------------------------------
                                                    J.T. Battenberg III
                                             Chairman, Chief Executive Officer
                                                       and President


     Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons on January 20, 1999 in the capacities indicated.


                     SIGNATURE                                              TITLE
                     ---------                                              -----

              /s/ J.T. BATTENBERG III                Chairman of the Board, Chief Executive Officer and
---------------------------------------------------  President
                J.T. Battenberg III                  (Principal Executive Officer)

                         *                           Chief Financial Officer and Vice President
---------------------------------------------------  (Principal Financial Officer)
                   Alan S. Dawes

                         *                           Chief Accounting Officer and
---------------------------------------------------  Controller
                   Paul R. Free                      (Principal Accounting Officer)

                         *                           Director
---------------------------------------------------
                  Thomas H. Wyman

                         *                           Director
---------------------------------------------------
                John F. Smith, Jr.

                         *                           Director
---------------------------------------------------
                  Harry J. Pearce

                         *                           Director
---------------------------------------------------
                  J. Michael Losh

------------------
* The undersigned, by signing his name hereto, does hereby execute this amendment to the registration statement on behalf of the officers and directors of the registrant listed above pursuant to the Powers of Attorney previously filed with the Commission.

              /s/ J.T. BATTENBERG III
---------------------------------------------------
       J.T. Battenberg III, Attorney in Fact

                               INDEX OF EXHIBITS


EXHIBIT
NUMBER                             DESCRIPTION
-------                            -----------
 1.1       Form of Underwriting Agreement.*
 3.1       Form of Restated Certificate of Incorporation of Delphi.*
 3.2       Form of Bylaws of Delphi.*
 4.1       Form of Delphi's Common Stock certificate.**
 4.2       Form of Rights Agreement relating to Delphi's Stockholder
           Rights Plan.*
 5.1       Opinion of Kirkland & Ellis re: legality of shares being
           registered.*
10.1       Master Separation Agreement among General Motors, Delphi,
           Delphi Automotive Systems, LLC, Delphi Technologies, Inc.
           and Delphi Automotive Systems (Holding), Inc.*
10.2       Component Supply Agreement between Delphi and General
           Motors.**
10.3       Delphi/SPO Business Relationship Agreement.**
10.4       U.S. Employee Matters Agreement between Delphi and General
           Motors.**
10.5       Agreement for the Allocation of United States Federal, State
           and Local Income Taxes between General Motors and Delphi.**
10.6       Amended and Restated Agreement for the Allocation of United
           States Federal, State and Local Income Taxes between General
           Motors and Delphi.**
10.7       Form of IPO and Distribution Agreement between Delphi and
           General Motors.*
10.8       Form of Registration Rights Agreement between Delphi and
           General Motors.
10.9       Form of Change in Control Agreement between Delphi and
           certain of its officers and other executives.
10.10      Delphi Automotive Systems Corporation Stock Incentive
           Plan.**
10.11      Delphi Automotive Systems Corporation Performance
           Achievement Plan.**
10.12      Delphi Automotive Systems Corporation Annual Incentive
           Plan.**
10.13      Delphi Automotive Systems Corporation Deferred Compensation
           Plan for Non-Employee Directors.**
10.14      $3.5 Billion Competitive Advance and Revolving Credit
           Facility among Delphi and the lenders named therein.**
10.15      $1.5 Billion Competitive Advance and Revolving Credit
           Facility among Delphi and lenders named therein.**
21.1       Subsidiaries of Delphi.**
23.1       Consent of Deloitte & Touche LLP.
23.2       Consent of Kirkland & Ellis (included in Exhibit 5.1).*
24.1       Powers of Attorney.**
27.1       Financial Data Schedule (1995).**
27.2       Financial Data Schedule (1996).**
27.3       Financial Data Schedule (1997).**
27.4       Financial Data Schedule (September 30, 1997).**
27.5       Financial Data Schedule (September 30, 1998).**
99.1       Consent of Virgis W. Colbert to be named as a director
           nominee.**
99.2       Consent of Shoichiro Irimajiri to be named as a director
           nominee.**
99.3       Consent of Oscar De Paula Bernardes Neto to be named as a
           director nominee.**
99.4       Consent of John D. Opie to be named as a director nominee.**
99.5       Consent of Roger S. Penske to be named as a director
           nominee.**
99.6       Consent of Susan A. McLaughlin to be named as a director
           nominee.**


------------------
 *  To be filed by amendment.
**  Filed previously.